                                                    Filed pursuant to Rule 424B5
                                               Registration File No.: 333-104020

PROSPECTUS SUPPLEMENT (To Prospectus dated April 29, 2005)

                                              [OPTION ONE MORTGAGE LOGO OMITTED]

                          $1,166,400,000 (APPROXIMATE)

                      OPTION ONE MORTGAGE LOAN TRUST 2005-3
                    ASSET-BACKED CERTIFICATES, SERIES 2005-3

                   OPTION ONE MORTGAGE ACCEPTANCE CORPORATION
                                    Depositor

                         OPTION ONE MORTGAGE CORPORATION
                         Originator and Master Servicer

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Consider carefully the risk factors beginning on page S-11 in this prospectus supplement and on page 4 in the prospectus. The certificates represent obligations of the trust only and do not represent an interest in or obligation of Option One Mortgage Acceptance Corporation, Option One Mortgage Corporation
or any of their affiliates. This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------

Only the fifteen classes of certificates identified below are being offered by this prospectus supplement and the accompanying prospectus.

THE CLASS A AND MEZZANINE CERTIFICATES

o    Represent ownership interests in a trust consisting primarily of a pool of first lien adjustable-rate and first and second lien fixed-rate residential mortgage loans. The mortgage loans will be segregated into two groups, one consisting of mortgage loans with principal balances that conform to Fannie
     Mae and Freddie Mac principal balance guidelines and one consisting of mortgage loans with principal balances that may or may not conform to
     Fannie Mae and Freddie Mac principal balance guidelines.

o    Each of the classes of certificates listed below will accrue interest at a rate equal to one-month LIBOR plus a fixed margin, subject to certain limitations described in this prospectus supplement.

CREDIT ENHANCEMENT

o    Subordination as described in this prospectus supplement under "Description of the Certificates--Credit Enhancement."

o    Overcollateralization as described in this prospectus supplement under
     "Description of the Certificates--Overcollateralization Provisions."

o    Excess Interest as described in this prospectus supplement under
     "Description of the Certificates--Overcollateralization Provisions."

o    An interest rate swap agreement as described in this prospectus supplement under "Description of the Certificates--Interest Rate Swap Agreement, the
     Swap Provider and the Swap Account."



                         ORIGINAL
                       CERTIFICATE      PASS-THROUGH                     UNDERWRITING   PROCEEDS TO THE
      CLASS         PRINCIPAL BALANCE    RATE(1)(2)    PRICE TO PUBLIC     DISCOUNT       DEPOSITOR(3)
-----------------   -----------------   ------------   ---------------   ------------   ---------------

Class A-1A.......      $241,449,000       Variable         100.00%          0.2000%         99.8000%
Class A-1B.......      $ 60,363,000       Variable         100.00%          0.2000%         99.8000%
Class A-2........      $200,608,000       Variable         100.00%          0.2500%         99.7500%
Class A-3........      $171,223,000       Variable         100.00%          0.2500%         99.7500%
Class A-4........      $211,274,000       Variable         100.00%          0.2500%         99.7500%
Class A-5........      $ 81,083,000       Variable         100.00%          0.2500%         99.7500%
Class M-1........      $ 43,200,000       Variable         100.00%          0.2500%         99.7500%
Class M-2........      $ 37,800,000       Variable         100.00%          0.2500%         99.7500%
Class M-3........      $ 22,800,000       Variable         100.00%          0.2500%         99.7500%
Class M-4........      $ 21,600,000       Variable         100.00%          0.2500%         99.7500%
Class M-5........      $ 19,200,000       Variable         100.00%          0.2500%         99.7500%
Class M-6........      $ 18,000,000       Variable         100.00%          0.2500%         99.7500%
Class M-7........      $ 17,400,000       Variable         100.00%          0.2500%         99.7500%
Class M-8........      $ 13,200,000       Variable         100.00%          0.2500%         99.7500%
Class M-9........      $  7,200,000       Variable         100.00%          0.2500%         99.7500%


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(1)  Determined as provided herein.

(2)  Subject to increase after the optional termination date and subject to certain limitations described herein.

(3)  Before deducting expenses estimated to be $750,000.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE
SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS
ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Delivery of the Class A and Mezzanine Certificates will be made in book-entry form through the facilities of The Depository Trust Company and upon request, through Clearstream Banking Luxembourg and the Euroclear Bank SA/NV on or about
July 14, 2005.

BANC OF AMERICA SECURITIES LLC                             RBS GREENWICH CAPITAL
                  (Joint Lead Managers and Joint Book-Runners)

BNP PARIBAS                                                            CITIGROUP
JPMORGAN                                                         LEHMAN BROTHERS
                        H&R BLOCK FINANCIAL ADVISORS INC.
                                  (Co-Managers)

                                  July 13, 2005

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

ANNEX III..................................................................III-1

                                       S-2

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                                SUMMARY OF TERMS

o    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES
     NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR
     INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE CLASS A AND
     MEZZANINE CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE
     ACCOMPANYING PROSPECTUS.

o    THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW
     PRIORITIES AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED
     BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND
     OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
     PROSPECTUS. SOME OF THE INFORMATION CONSISTS OF FORWARD-LOOKING STATEMENTS
     RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL
     ITEMS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND
     UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE PROJECTED
     RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL
     ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE
     WITH GOVERNMENTAL REGULATIONS, AND VARIOUS OTHER MATTERS, ALL OF WHICH ARE
     BEYOND OUR CONTROL. ACCORDINGLY, WHAT ACTUALLY HAPPENS MAY BE VERY
     DIFFERENT FROM WHAT WE PREDICT IN OUR FORWARD-LOOKING STATEMENTS.

OFFERED CERTIFICATES

On the Closing Date, Option One Mortgage Loan Trust 2005-3 will issue twenty-one classes of certificates, fifteen of which are being offered by this prospectus supplement and the accompanying prospectus. The assets of the trust that will support the certificates will consist primarily of a pool of fixed-rate and adjustable-rate mortgage loans having the characteristics described in this prospectus supplement. The Class A-1A Certificates, the Class A-1B Certificates,
the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4
Certificates, the Class A-5 Certificates, the Class M-1 Certificates, the Class
M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the
Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates,
the Class M-8 Certificates and the Class M-9 Certificates Certificates are the
only classes of offered certificates.

The Class A and Mezzanine Certificates will be book-entry securities clearing through The Depository Trust Company (in the United States) or upon request, through Clearstream Banking Luxembourg and the Euroclear Bank SA/NV (in Europe)
in minimum denominations of $25,000.

OTHER CERTIFICATES

The trust will issue six additional classes of certificates. These certificates will be designated as the Class M-10 Certificates, the Class M-11 Certificates,
the Class C Certificates, the Class P Certificates, the Class R Certificates and
the Class R-X Certificates and are not being offered to the public by this prospectus supplement and the prospectus. Any information about the other certificates presented in this prospectus supplement is presented only to provide a better understanding of the Offered Certificates.

The Class C Certificates will have an initial certificate principal balance of approximately $15,583,371, which approximates the initial overcollateralization required by the pooling agreement. The Class C Certificates initially evidence an interest of approximately 1.30% in the trust. The Class C Certificates will be delivered to the Seller or its designee as partial consideration for the mortgage loans.

The Class P Certificates will have an original principal balance of $100 and will not be entitled to distributions in respect of interest. The Class P
Certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans. The Class P Certificates will be delivered to the
Seller or its designee as partial consideration for the mortgage loans.

The Class R Certificates and Class R-X Certificates will not have original principal balances and are the classes of certificates representing the residual interests in the related REMICS. The Class R Certificates and the Class R-X
Certificates will be delivered to the Seller or its designee as partial consideration for the mortgage loans.

We refer you to "Description of the Certificates-- General," "--Book-Entry
Certificates" and "The Mortgage Pool" in this prospectus supplement.

CLOSING DATE

On or about July 14, 2005.

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                                      S-3

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CUT-OFF DATE

July 1, 2005.

THE DEPOSITOR

Option One Mortgage Acceptance Corporation, a Delaware corporation and a wholly owned subsidiary of Option One Mortgage Corporation. We refer you to "The
Depositor" in the prospectus for additional information.

ORIGINATOR AND MASTER SERVICER

Option One Mortgage Corporation, a California corporation. We refer you to
"Option One Mortgage Corporation" in this prospectus supplement and "Servicing of the Mortgage Loans - The Master Servicer" in the prospectus for additional information.

SELLER

Any or all of: (i) Option One Mortgage Corporation, a California corporation or
(ii) Option One Owner Trust 2001-1A, Option One Owner Trust 2001-1B, Option One
Owner Trust 2001-2, Option One Owner Trust 2002-3, Option One Owner Trust 2003-4
and/or Option One Owner Trust 2003-5, each a Delaware statutory trust that previously acquired mortgage loans from the Originator. We refer you to "The
Seller" in this prospectus supplement for additional information.

TRUSTEE

Wells Fargo Bank, N.A., a national banking association. We refer you to "The
Pooling Agreement--The Trustee" in this prospectus supplement for additional information.

NIMS INSURER

One or more insurance companies (together, the "NIMS Insurer") may issue a financial guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate trust and secured by all or a portion of the Class C Certificates and the Class P Certificates. In such event, the NIMS Insurer will be able to exercise rights which could adversely impact the certificateholders.

We refer you to "Risk Factors--Rights of NIMS Insurer" in this prospectus supplement for additional information.

DESIGNATIONS

Each class of certificates will have different characteristics, some of which are reflected in the following general designations.

o    Offered Certificates

     Class A Certificates and Mezzanine Certificates (other than the Class M-10
     Certificates and the Class M-11 Certificates).

o    Non-Offered Certificates

     Class M-10 Certificates, Class M-11 Certificates, Class C Certificates,
     Class P Certificates, Class R Certificates and Class R-X Certificates.

o    Group I Certificates

     Class A-1A Certificates and Class A-1B Certificates. Except under the circumstances described under "Description of the Certificates--Allocation of Available Funds," the Group I Certificates receive their distributions from Loan Group I. The Group I Certificates are sometimes collectively referred to as Certificate Group I.

o    Group II Certificates

     Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and
     Class A-5 Certificates. Except under the circumstances described under
     "Description of the Certificates--Allocation of Available Funds", the Group
     II Certificates receive their distributions from Loan Group II. The Group
     II Certificates are sometimes collectively referred to as Certificate Group
     II.

o    Class A Certificates

     Class A-1A Certificates, Class A-1B Certificates, Class A-2 Certificates,
     Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates.

o    Mezzanine Certificates

     Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates,
     Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates,
     Class M-7 Certificates,

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                                      S-4

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     Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates and
     Class M-11 Certificates.

o    Subordinate Certificates

     Mezzanine Certificates and Class C Certificates.

o    Residual Certificates

     Class R Certificates and Class R-X Certificates.

MORTGAGE LOANS

On the Closing Date the trust will acquire a pool of first lien adjustable-rate and first and second lien fixed-rate mortgage loans that will be divided into two loan groups, Loan Group I and Loan Group II (each, a "Loan Group"). Loan
Group I will consist of approximately 2,567 fixed-rate and adjustable-rate mortgage loans with principal balances that conform to Fannie Mae and Freddie
Mac principal balance guidelines having an aggregate outstanding principal balance as of the Cut-off Date of approximately $374,916,267 (the "Group I
Mortgage Loans") and Loan Group II will consist of approximately 4,118 fixed-rate and adjustable-rate mortgage loans with principal balances that may or may not conform to Fannie Mae and Freddie Mac principal balance guidelines having an aggregate outstanding principal balance as of the Cut-off Date of approximately $825,067,204 (the "Group II Mortgage Loans").

The "Mortgage Loans" (as the term is used in this prospectus supplement) will consist of the Group I Mortgage Loans and the Group II Mortgage Loans.

The statistical information in this prospectus supplement reflects the characteristics of the Mortgage Loans included in the mortgage pool as of the
Cut-off Date. After the date of this prospectus supplement and on or prior to the Closing Date, additional mortgage loans may be added to the Mortgage Pool and some Mortgage Loans may be removed from the mortgage pool, as described under "The Mortgage Pool" in this prospectus supplement. The statistical information as of the Closing Date for the actual pool of Mortgage Loans may therefore vary somewhat from the statistical information for the Mortgage Loans presented in this prospectus supplement.

The Group I Mortgage Loans have the following characteristics (with all figures being approximate and all percentages and weighted averages being based on scheduled principal balances as of the Cut-off Date):

Mortgage Loans with Prepayment Charges:               69.48%

Fixed-Rate Mortgage Loans:                            15.70%

60 Month Interest Only Mortgage Loans:                8.63%

Second lien Mortgage Loans:                           0.00%

Range of Remaining Term to Stated Maturities:         176 months to 360 months

Weighted Average Remaining Term to Stated Maturity:   357 months

Range of Original Principal Balances:                 $50,000 to $511,000

Average Original Principal Balance:                   $146,164

Range of Outstanding Principal Balances:              $49,729 to $510,657

Average Outstanding Principal Balance:                $146,052

Range of Current Mortgage Rates:                      4.750% to 12.000%

Weighted Average Current Mortgage Rate:               7.455%

Weighted Average Gross Margin of the
   Adjustable-Rate Mortgage Loans:                    5.573%

Weighted Average Maximum Mortgage Rate of the
   Adjustable-Rate Mortgage Loans:                    13.530%

Weighted Average Minimum Mortgage Rate of the
   Adjustable-Rate Mortgage Loans:                    7.525%

Weighted Average Initial Rate Adjustment Cap of
   the Adjustable-Rate Mortgage Loans:                2.991%

Weighted Average Periodic Rate Adjustment Cap of
   the Adjustable-Rate Mortgage Loans:                1.000%

Weighted Average Time Until Next Adjustment Date of
   the Adjustable-Rate Mortgage Loans:                24 months

Geographic Concentrations in Excess of 5%:

California                                            12.88%
Florida                                               8.87%
Texas                                                 8.47%
Massachusetts                                         7.50%
New York                                              7.22%
Michigan                                              5.28%

The Group II Mortgage Loans have the following characteristics (with all figures being approximate and all percentages and weighted averages being based on scheduled principal balances as of the Cut-off Date):

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                                      S-5

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Mortgage Loans with Prepayment Charges:               71.26%

Fixed-Rate Mortgage Loans:                            15.24%

60 Month Interest Only Mortgage Loans:                28.73%

Second lien Mortgage Loans:                           1.43%

Range of Remaining Term to Stated Maturities:         116 months to 360 months

Weighted Average Remaining Term to Stated Maturity:   357 months

Range of Original Principal Balances:                 $50,000 to $1,300,000

Average Original Principal Balance:                   $200,492

Range of Outstanding Principal Balances:              $25,516 to $1,300,000

Average Outstanding Principal Balance:                $200,356

Range of Current Mortgage Rates:                      4.850% to 13.700%

Weighted Average Current Mortgage Rate:               7.446%

Weighted Average Gross Margin of the
Adjustable-Rate Mortgage Loans:                       5.430%

Weighted Average Maximum Mortgage Rate of the
Adjustable-Rate Mortgage Loans:                       13.396%

Weighted Average Minimum Mortgage Rate of the
Adjustable-Rate Mortgage Loans:                       7.394%

Weighted Average Initial Rate Adjustment Cap of the
Adjustable-Rate Mortgage Loans:                       2.997%

Weighted Average Periodic Rate Adjustment Cap of
the Adjustable-Rate Mortgage Loans:                   1.001%

Weighted Average Time Until Next Adjustment Date of
the Adjustable-Rate Mortgage Loans:                   24 months

Geographic Concentrations in Excess of 5%:

California                                            21.35%
Florida                                               11.90%
New York                                               8.30%
Massachusetts                                          7.76%
New Jersey                                             5.72%
Texas                                                  5.47%

DISTRIBUTION DATES

The Trustee will make distributions on the certificates on the 25th day of each calendar month beginning in August 2005 (each, a "Distribution Date") (i) to the holder of record of the certificates as of the business day preceding such date of distribution, in the case of the Class A and Mezzanine Certificates if held in book-entry form, or (ii) to the holder of record of the certificates as of the last business day of the month immediately preceding the month in which the distribution occurs, in the case of the Class A and Mezzanine Certificates if held in registered, certificated form. If the 25th day of a month is not a business day, then the distribution will be made on the next business day.

DISTRIBUTIONS ON THE CERTIFICATES

Interest Distributions

The pass-through rates for the Class A and Mezzanine Certificates will be calculated at the per annum rate of one-month LIBOR plus the related percentage as set forth below, subject to the limitations set forth in this prospectus supplement.

Class    (1)     (2)
-----   -----   -----
 A-1A   0.240%  0.480%
 A-1B   0.290%  0.580%
 A-2    0.100%  0.200%
 A-3    0.160%  0.320%
 A-4    0.250%  0.500%
 A-5    0.350%  0.700%
 M-1    0.470%  0.705%
 M-2    0.490%  0.735%
 M-3    0.510%  0.765%
 M-4    0.620%  0.930%
 M-5    0.670%  1.005%
 M-6    0.730%  1.095%
 M-7    1.280%  1.920%
 M-8    1.800%  2.700%
 M-9    1.900%  2.850%
 M-10   2.250%  3.375%
 M-11   2.250%  3.375%

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(1)  For each Distribution Date up to and including the Optional Termination
     Date, as defined in this prospectus supplement under "The Pooling
     Agreement--Termination."

(2)  On each Distribution Date after the Optional Termination Date.

We refer you to "Description of the Certificates--Pass-Through Rates" in this prospectus supplement for additional information.

Interest distributable on the certificates accrues during an accrual period. The accrual period for the Class A and Mezzanine Certificates for any Distribution
Date is the period from the previous Distribution Date (or, in the case of the first accrual period from the Closing Date) to the day prior to the current
Distribution Date. Interest will be calculated for the Class A and Mezzanine
Certificates on the basis of the actual number of days in the accrual period, based on a 360-day year.

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                                      S-6

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The Class A and Mezzanine Certificates will accrue interest on their certificate principal balance outstanding immediately prior to each Distribution Date.

The Class C Certificates will accrue interest as provided in the pooling agreement. The Class P Certificates and the Residual Certificates will not accrue interest.

We refer you to "Description of the Certificates" in this prospectus supplement for additional information.

Principal Distributions

Principal will be distributed to holders of the Class A and Mezzanine
Certificates on each Distribution Date in the amounts described herein under
"Description of the Certificates--Allocation of Available Funds."

Distribution Priorities

Group I Certificates

In general, on any Distribution Date, funds available for distribution from payments and other amounts received on the Group I Mortgage Loans will be distributed as follows:

Interest Distributions

to distribute interest on the Group I Certificates, on a pro rata basis based on the entitlement of each such class; and

Principal Distributions

to distribute principal on the Group I Certificates, but only in the amounts and to the extent described herein.

Group II Certificates

In general, on any Distribution Date, funds available for distribution from payments and other amounts received on the Group II Mortgage Loans will be distributed as follows:

Interest Distributions

to distribute interest on the Group II Certificates, on a pro rata basis based on the entitlement of each such class; and

Principal Distributions

to distribute principal on the Group II Certificates, but only in the amounts and to the extent described herein.

Mezzanine Certificates

In general, on any Distribution Date, funds available for distribution from payments and other amounts received on the Group I Mortgage Loans and the Group
II Mortgage Loans, after the distributions on the Group I and Group II
Certificates described above will be distributed as follows:

Interest Distributions

to distribute interest on the Mezzanine Certificates, but only in the order of priority, amounts and to the extent described herein; and

Principal Distributions

to distribute principal on the Mezzanine Certificates, but only in the order of priority, amounts and to the extent described herein.

We refer you to "Description of the Certificates" in this prospectus supplement for additional information.

LIMITED CROSSCOLLATERALIZATION

In certain circumstances, payments on the Group I Mortgage Loans may be used to make certain distributions to the holders of the Group II Certificates and payments on the Group II Mortgage Loans may be used to make certain distributions to the holders of the Group I Certificates.

ADVANCES

The Master Servicer will make cash advances to cover delinquent payments of principal and interest to the extent it reasonably believes that the cash advances are recoverable from future payments or recoveries on the Mortgage
Loans. Advances are intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

We refer you to "The Pooling Agreement--Advances" in this prospectus supplement and "Description of the Certificates--Advances" in the prospectus for additional information.

OPTIONAL TERMINATION

The Master Servicer may purchase all of the Mortgage Loans and any REO
Properties in both Loan Groups and retire the certificates when the current principal balance of the Mortgage Loans in both Loan Groups, in the aggregate, is equal to or less than 10% of the aggregate principal balance of the Mortgage
Loans as

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                                      S-7

of the Cut-off Date. If the Master Servicer elects not to exercise its option, the NIMS Insurer may exercise that option.

We refer you to "The Pooling Agreement-- Termination" and "Description of the
Certificates --Pass-Through Rates" in this prospectus supplement and "The
Pooling Agreement --Termination; Retirement of Certificates" in the prospectus for additional information.

CREDIT ENHANCEMENT

1. SUBORDINATION

The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Certificates.

The rights of the holders of Mezzanine Certificates with higher numerical class designations to receive distributions will be subordinated to the rights of the holders of the Mezzanine Certificates with lower numerical class designations.
The rights of the holders of the Class C Certificates to receive distributions will be subordinated to the rights of the holders of the Mezzanine Certificates, in each case to the extent described in this prospectus supplement.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest and principal and to afford such certificates protection against realized losses on the Mortgage Loans.

We refer you to "Description of the Certificates --Credit Enhancement" in this prospectus supplement for additional information.

2. EXCESS INTEREST

The Mortgage Loans bear interest each month that in the aggregate is expected to exceed the amount needed to distribute monthly interest on the Class A and
Mezzanine Certificates and to pay certain fees and expenses of the trust
(including the Net Swap Payment owed to the Swap Provider and any Swap
Termination Payment owed to the Swap Provider). The excess interest from the
Mortgage Loans each month will be available to absorb realized losses on the
Mortgage Loans and to maintain overcollateralization at required levels as described in the pooling agreement.

We refer you to "Description of the Certificates --Allocation of Available
Funds" and "--Overcollateralization Provisions" in this prospectus supplement for additional information.

3. OVERCOLLATERALIZATION

As of the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date will exceed the aggregate certificate principal balance of the Class A, Mezzanine and Class P Certificates on the Closing Date by
approximately $15,583,371 which is equal to the initial certificate principal balance of the Class C Certificates. Such amount represents approximately 1.30%
of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and is the initial amount of overcollateralization required to be provided under the pooling agreement. We cannot assure you that sufficient interest will be generated by the Mortgage Loans to maintain the required level of overcollateralization.

We refer you to "Description of the Certificates --Overcollateralization
Provisions" in this prospectus supplement for additional information.

4. ALLOCATION OF LOSSES

If, on any Distribution Date, there is not sufficient excess interest or overcollateralization to absorb realized losses on the Mortgage Loans as described under "Description of the Certificates-- Overcollateralization
Provisions" in this prospectus supplement, then realized losses on the Mortgage
Loans will be allocated, first, to reduce the certificate principal balance of each class of Mezzanine Certificates, in reverse numerical order until the certificate principal balance of each such class has been reduced to zero, second, with respect to any remaining realized losses on the Group I Mortgage
Loans, to the Class A-1B Certificates. The pooling agreement does not permit the allocation of realized losses on the Mortgage Loans to the Class A Certificates
(except for the Class A-1B Certificates as described above) or the Class P
Certificates; however investors in the Class A Certificates (except for the
Class A-1B Certificates as described above) should realize that under certain loss scenarios there may not be enough interest and principal on the Mortgage
Loans to distribute to the Class A-1A, Class A-2, Class A-3, Class A-4 and Class
A-5 Certificates all interest and principal amounts to which such certificates are then entitled.

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                                      S-8

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Once realized losses are allocated to the Mezzanine Certificates and the Class
A-1B Certificates, such realized losses will not be reinstated thereafter
(except to the extent of Subsequent Recoveries) and will not bear interest.
However, the amount of any realized losses allocated to the Mezzanine
Certificates and Class A-1B Certificates may be distributed to the holders of those certificates according to the priorities set forth under "Description of the Certificates--Overcollateralization Provisions" and "Description of the
Certificates--Interest Rate Swap Agreement, the Swap Provider and the Swap
Account" in this prospectus supplement.

We refer you to "Description of the Certificates --Allocation of Losses;
Subordination" in this prospectus supplement for additional information.

5. INTEREST RATE SWAP AGREEMENT

Wells Fargo Bank, N.A., in its capacity as swap administrator under a swap administration agreement dated as of the Closing Date, as more fully described in this prospectus supplement, will enter into an interest rate swap agreement
(the "Interest Rate Swap Agreement") with Barclays Bank PLC as swap provider
(the "Swap Provider"). Under the Interest Rate Swap Agreement, on each
Distribution Date, the Trust will be obligated to make fixed payments as specified in the Interest Rate Swap Agreement based on a schedule, a copy of which is attached hereto as Annex IV and the Swap Provider will be obligated to make floating payments equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the Notional
Amount for that Distribution Date multiplied by 250, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous
Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is
360. To the extent that the fixed payment exceeds the floating payment on any
Distribution Date, amounts otherwise available to Certificateholders will be applied to make a net payment to the Swap Provider, and to the extent that the floating payment exceeds the fixed payment on any Distribution Date, the Swap
Provider will make a net payment to the Swap Administrator (each, a "Net Swap
Payment") for deposit into a segregated trust account established on the Closing
Date (the "Swap Account") pursuant to the swap administration agreement.

Upon early termination of the Interest Rate Swap Agreement, the Trust or the
Swap Provider may be liable to make a termination payment (the "Swap Termination
Payment") (regardless of which party caused the termination). The Swap
Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, that payment will be paid on the related
Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to any distribution to Certificateholders. See "Description of the Certificates--The Interest Rate Swap Agreement" in this prospectus supplement.

Net Swap Payments and Swap Termination Payments payable by the Trust will be deducted from Available Funds before distributions to Certificateholders and will first be deposited into the Swap Account before payment to the Swap
Provider. Net Swap Payments received by the Trust may be used to restore overcollateralization or reimburse certain interest shortfalls and losses previously allocated to the certificates in the order described in this prospectus supplement.

We refer you to "Description of the Certificates--Interest Rate Swap Agreement,
the Swap Provider and the Swap Account" in this prospectus supplement for additional information.

RATINGS

It is a condition of the issuance of the Offered Certificates that they be assigned the following ratings by Moody's Investors Service, Inc. ("Moody's"),
Fitch Ratings ("Fitch") and Standard & Poor's, a division of The McGraw-Hill
Companies, Inc. ("S&P"):

                                 MOODY'S   FITCH    S&P
                                 -------   -----   ----
A-1A..........................      Aaa      AAA    AAA
A-1B..........................      Aaa      AAA    AAA
A-2...........................      Aaa      AAA    AAA
A-3...........................      Aaa      AAA    AAA
A-4...........................      Aaa      AAA    AAA
A-5...........................      Aaa      AAA    AAA
M-1...........................      Aa1      AA+    AA+
M-2...........................      Aa2      AA     AA
M-3...........................      Aa3      AA-    AA-
M-4...........................      A1       A+     A+
M-5...........................      A2        A      A
M-6...........................      A3       A-     A-
M-7...........................     Baa1     BBB+   BBB+
M-8...........................     Baa2      BBB   BBB-
M-9...........................     Baa3     BBB-   BBB-

--------------------------------------------------------------------------------

                                      S-9

--------------------------------------------------------------------------------

A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies.

We refer you to "Ratings" in this prospectus supplement and "Rating" in the prospectus for additional information.

TAX STATUS

One or more elections will be made to treat designated portions of the trust
(exclusive of the Interest Rate Swap Agreement, the Swap Account and the Net WAC
Rate Carryover Reserve Account, as described more fully herein) as real estate mortgage investment conduits for federal income tax purposes.

We refer you to "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus for additional information.

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

The Class A or Mezzanine Certificates will not be eligible for purchase by an employee benefit plan or other retirement arrangement subject to the Employee
Retirement Income Security Act of 1974 ("ERISA") or Section 4975 of the Internal
Revenue Code of 1986, as amended (the "Code"). Each certificate owner of a Class
A or Mezzanine Certificate or any interest therein will (i) be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that it is not a plan investor or (ii) provide the Trustee with an opinion of counsel on which the Depositor, the Trustee and the Master
Servicer may rely, that the purchase of a Class A or Mezzanine Certificate (a)
is permissible under applicable law, (b) will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and
(c) will not subject the Depositor, the Trustee or the Master Servicer to any
obligation or liability (including obligations or liabilities under ERISA or
Section 4975 of the Code) in addition to those undertaken in the Pooling and
Servicing Agreement, which opinion of counsel shall not be an expense of the
Depositor, the Trustee or the Master Servicer. A fiduciary of such a plan or arrangement also must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

We refer you to "Considerations for Benefit Plan Investors" in this prospectus supplement and in the prospectus for additional information.

LEGAL INVESTMENT

The Class A and Mezzanine Certificates will not be "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

We refer you to "Legal Investment Considerations" in this prospectus supplement and "Legal Investment Matters" in the prospectus for additional information.

--------------------------------------------------------------------------------

                                      S-10

                                  RISK FACTORS

     THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES
CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE CLASS A
AND MEZZANINE CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION
SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS.

UNPREDICTABILITY OF PREPAYMENTS AND EFFECT ON YIELDS

     Mortgagors may prepay their Mortgage Loans in whole or in part at any time.
We cannot predict the rate at which mortgagors will repay their Mortgage Loans.
A prepayment of a Mortgage Loan generally will result in a prepayment on the certificates.

     o    If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

     o    If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

     o    The rate of prepayments on the Mortgage Loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the mortgage rates on the fixed-rate
          Mortgage Loans, those Mortgage Loans are more likely to prepay than if prevailing rates remain above the mortgage rates on those Mortgage
          Loans. In addition, if interest rates decline, adjustable-rate mortgage loan prepayments may increase due to the availability of fixed-rate mortgage loans or other adjustable-rate mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on fixed-rate and adjustable-rate mortgage loans may decrease. Furthermore, adjustable-rate mortgage loans may prepay at different rates and in response to different factors than fixed-rate mortgage loans; the inclusion of both types of mortgage loans in the mortgage pool may increase the difficulty in analyzing possible prepayment rates.

     o    Approximately 69.48% of the Group I Mortgage Loans and approximately
          71.26% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related Loan Group as of the Cut-off Date)
          require the mortgagor to pay a charge in certain instances if the mortgagor prepays the Mortgage Loan during a stated period, which may be from one year to three years after the Mortgage Loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the Mortgage Loan during the applicable period.

     o    The Originator may be required to repurchase Mortgage Loans from the trust in the event certain breaches of representations and warranties occur and have not been cured. In addition, the NIMS Insurer, if any, or the Master Servicer, may purchase or repurchase Mortgage Loans that become 90 days or more delinquent, subject to certain limitations and conditions described in this prospectus supplement and the pooling agreement. These purchases will have the same effect on the holders of the Class A and Mezzanine Certificates as a prepayment of those
          Mortgage Loans.

     o    The Master Servicer (or if the Master Servicer elects not to exercise its option, the NIMS Insurer, if any) may purchase all of the Mortgage
          Loans when the aggregate principal balance of the Mortgage Loans in both Loan Groups is equal to or less than 10% of the sum of the aggregate principal balance of the Mortgage Loans in both Loan Groups as of the Cut-off Date.

     o    If the rate of default and the amount of losses on the Mortgage Loans is higher than you expect, then your yield may be lower than you expect.

     o    As a result of the absorption of realized losses on the Mortgage Loans by excess interest and overcollateralization as described herein, liquidations of defaulted Mortgage Loans, whether or not realized losses are allocated to the Mezzanine Certificates or the Class A-1B
          Certificates upon

                                      S-11

          such liquidations, will result in an earlier return of principal to the Class A and Mezzanine Certificates and will influence the yields on such certificates in a manner similar to the manner in which principal prepayments on the Mortgage Loans will influence the yields on those certificates.

     o    The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the Class A and Mezzanine Certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage pool falls below the required level. In addition, if the Group I and Group
          II Certificates are entitled to distributions of principal at any time that overcollateralization is required to be restored to the required level, then the amounts available for such purpose will be allocated between the Group I Certificates and the Group II Certificates on a
          pro rata basis based on the amount of principal actually received on the Mortgage Loans in the related Loan Group for the related
          Distribution Date. This, as well as the relative sizes of the Loan
          Groups, may magnify the prepayment effect on a Certificate Group caused by the relative rates of prepayments and defaults experienced by the Loan Groups.

     See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

RIGHTS OF THE NIMS INSURER

     Pursuant to the terms of the pooling agreement, unless there exists a continuance of any failure by the NIMS Insurer, if any, to make a required payment under the policy insuring the net interest margin securities (such event, a "NIMS Insurer Default"), such NIMS Insurer will be entitled to exercise, among others, the following rights of the holders of the Class A and
Mezzanine Certificates, without the consent of such holders, and the holders of the Class A and Mezzanine Certificates may exercise such rights only with the prior written consent of such NIMS Insurer: (i) the right to provide notices of
Master Servicer defaults and the right to direct the Trustee to terminate the rights and obligations of the Master Servicer under the pooling agreement in the event of a default by the Master Servicer; (ii) the right to remove the Trustee or any co-trustee or custodian pursuant to the pooling agreement; and (iii) the right to direct the Trustee to make investigations and take actions pursuant to the pooling agreement. In addition, unless a NIMS Insurer Default exists, such
NIMS Insurer's consent will be required prior to, among other things, (i) the removal or replacement of the Master Servicer, any successor servicer or the
Trustee, (ii) the appointment or termination of any subservicer or co-trustee or
(iii) any amendment to the pooling agreement.

INVESTORS IN THE CLASS A AND MEZZANINE CERTIFICATES SHOULD NOTE THAT:

     o    ANY INSURANCE POLICY ISSUED BY THE NIMS INSURER, IF ANY, WILL NOT
          COVER, AND WILL NOT BENEFIT IN ANY MANNER WHATSOEVER, THE CLASS A AND
          MEZZANINE CERTIFICATES;

     o    THE RIGHTS TO BE GRANTED TO THE NIMS INSURER, IF ANY, ARE EXTENSIVE;

     o    THE INTERESTS OF THE NIMS INSURER, IF ANY, MAY BE INCONSISTENT WITH,
          AND ADVERSE TO THE INTERESTS OF THE HOLDERS OF THE CLASS A AND
          MEZZANINE CERTIFICATES AND THE NIMS INSURER, IF ANY, HAS NO OBLIGATION
          OR DUTY TO CONSIDER THE INTERESTS OF THE CLASS A AND MEZZANINE
          CERTIFICATES IN CONNECTION WITH THE EXERCISE OR NONEXERCISE OF SUCH
          NIMS INSURER'S RIGHTS; AND

     o    SUCH NIMS INSURER'S EXERCISE OF THE RIGHTS AND CONSENTS SET FORTH
          ABOVE MAY NEGATIVELY AFFECT THE CLASS A AND MEZZANINE CERTIFICATES AND
          THE EXISTENCE OF SUCH NIMS INSURER'S RIGHTS, WHETHER OR NOT EXERCISED,
          MAY ADVERSELY AFFECT THE LIQUIDITY OF THE CLASS A AND MEZZANINE
          CERTIFICATES RELATIVE TO OTHER ASSET-BACKED CERTIFICATES BACKED BY
          COMPARABLE MORTGAGE LOANS AND WITH COMPARABLE PAYMENT PRIORITIES AND
          RATINGS.

     o    THERE MAY BE MORE THAN ONE SERIES OF NOTES INSURED BY THE NIMS INSURER
          AND THE NIMS INSURER WILL HAVE THE RIGHTS SET FORTH HEREIN SO LONG AS
          ANY SUCH SERIES OF NOTES REMAIN OUTSTANDING.

                                      S-12

CONFLICTS OF INTEREST BETWEEN THE MASTER SERVICER AND THE TRUST

     The Master Servicer will initially, directly or indirectly, own all or a portion of the Class C Certificates, the Class P Certificates and the Residual
Certificates. The timing of mortgage loan foreclosures and sales of the related mortgaged properties may affect the weighted average lives and yields of the
Class A and Mezzanine Certificates.

     Investors should consider that the timing of such foreclosures or sales may not be in the best interests of all certificateholders and that no formal policies or guidelines have been established to resolve or minimize such a conflict of interest.

TERRORIST ATTACKS AND MILITARY ACTION COULD ADVERSELY AFFECT THE YIELD ON THE
CERTIFICATES

     The terrorist attacks in the United States on September 11, 2001 suggest that there is an increased likelihood of future terrorist activity in the United
States. In addition, current political and military tensions in the Middle East have resulted in a significant deployment of United States military personnel in the region. Investors should consider the possible effects of past and possible future terrorist attacks and any resulting military response by the United
States on the delinquency, default and prepayment experience of the Mortgage
Loans. In accordance with the servicing standard set forth in the pooling agreement, the Master Servicer may defer, reduce or forgive payments and delay foreclosure proceedings in respect of Mortgage Loans to borrowers affected in some way by past and possible future events.

     In addition, the current deployment of United States military personnel in the Middle East and the activation of a substantial number of United States military reservists and members of the National Guard may significantly increase the proportion of Mortgage Loans whose mortgage rates are reduced by the application of the Servicemembers Civil Relief Act (the "Relief Act"). See
"Certain Legal Aspects of Mortgage Loans-- Servicemembers Civil Relief Act" in
the prospectus. Certain shortfalls in interest collection arising from the application of the Relief Act or any state law providing for similar relief will not be covered by the master servicer or any subservicer.

MOST OF THE MORTGAGE LOANS ARE NEWLY ORIGINATED AND HAVE LITTLE, IF ANY, PAYMENT
HISTORY

     Approximately 0.20% of the Group I Mortgage Loans and approximately 0.27%
of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related Loan Group as of the Cut-off Date) are 30-59 days delinquent in their monthly payments as of the Cut-off Date. Investors should note, however, that certain of the Mortgage Loans will have a first payment date occurring after the Cut-off Date and, therefore, such Mortgage Loans could not have been delinquent in any monthly payment as of the Cut-off Date.

SECOND LIEN LOAN RISK

     None of the Group I Mortgage Loans and approximately 1.43% of the Group II
Mortgage Loans (in each case, by aggregate principal balance of the related Loan
Group as of the Cut-off Date) are secured by second liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such Mortgage Loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs.
In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the Master Servicer may write off the entire balance of such Mortgage Loan as a bad debt. The foregoing considerations will be particularly applicable to Mortgage Loans secured by second liens that have high combined loan-to-value ratios because it is comparatively more likely that the
Master Servicer would determine foreclosure to be uneconomical in the case of such Mortgage Loans. The rate of default of second Mortgage Loans may be greater than that of Mortgage Loans secured by first liens on comparable properties. See
"Risk Factors" in the prospectus.

INTEREST ONLY MORTGAGE LOANS

     Approximately 8.63% of the Group I Mortgage Loans and approximately 28.73%
of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related Loan Group as of the Cut-off Date), require the

                                      S-13

borrowers to make monthly payments only of accrued interest for the first 60 months following origination. After such interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the Mortgage Loan will amortize fully prior to its final payment date. If the monthly payment increases, the related borrower may not be able to pay the increased amount and may default or may refinance the related Mortgage Loan to avoid the higher payment. Because no principal payments may be made on such
Mortgage Loans for 60 months following origination, the certificateholders will receive smaller principal distributions during such period than they would have received if the related borrowers were required to make monthly payments of interest and principal for the entire lives of such Mortgage Loans. This slower rate of principal distributions may reduce the return on an investment in the
Class A and Mezzanine Certificates that are purchased at a discount. Investors should consider the fact that interest-only mortgage loans reduce the monthly payment required by borrowers during the interest-only period and consequently the monthly housing expense used to qualify borrowers. As a result, the interest-only mortgage loans may allow some borrowers to qualify for a mortgage loan who would not otherwise qualify for a fully amortizing mortgage loan or may allow them to qualify for a larger mortgage loan than otherwise would be the case.

POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT FOR THE CLASS A AND MEZZANINE
CERTIFICATES

     The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of the Class A-1A, Class A-1B,
Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, and to a limited extent, the holders of the Mezzanine Certificates, will receive regular distributions of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to distribute to your certificates as a result of delinquencies or defaults on the Mortgage Loans. If delinquencies or defaults occur on the
Mortgage Loans, neither the Master Servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted
Mortgage Loans if such advances are not likely to be recovered.

     If substantial losses occur as a result of defaults and delinquent payments on the Mortgage Loans, you may suffer losses.

RISK RELATING TO DISTRIBUTION PRIORITY OF THE GROUP I CERTIFICATES

     With respect to the Group I Certificates, any principal distributions allocated to such certificates are allocated on a pro rata basis based on the certificate principal balance of each such class. However, principal distributions will not be allocated on such a pro rata basis, but instead will be distributed first, to the Class A-1A Certificates, until its certificate principal balance has been reduced to zero and then to the Class A-1B
Certificates, if on any Distribution Date a Sequential Trigger Event (as defined herein) is in effect on such Distribution Date. In that event, the weighted average life of the Class A-1B Certificates would be longer than would otherwise be the case if distributions of principal were to be allocated on a pro rata basis among the Group I Certificates. In addition, as a result of the allocation of principal in that event to the Class A-1A Certificates before the Class A-1B
Certificates, the holders of the Class A-1B Certificates would have a greater risk of losses on the Group I Mortgage Loans, adversely affecting the yield to maturity on such certificates. Since a Sequential Trigger Event may be in effect on one or more Distribution Dates but not on other Distribution Dates, the priority of principal distributions on the Group I Certificates may change from one Distribution Date to another.

RISK RELATING TO DISTRIBUTION PRIORITY OF THE GROUP II CERTIFICATES

     Principal distribution to the Group II Certificates will be made sequentially to the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates,
in that order. Although realized losses cannot be allocated to the Group II
Certificates, the sequential pay feature described above may result in holders of the Class A-5 Certificates, Class A-4 Certificates, Class A-3 Certificates
and possibly the Class A-2 Certificates suffering a loss on their investments.

INTEREST GENERATED BY THE MORTGAGE LOANS MAY BE INSUFFICIENT TO MAINTAIN
OVERCOLLATERALIZATION

     The weighted average of the mortgage rates on the Mortgage Loans is expected to be higher than the weighted average of the pass-through rates on the
Class A and Mezzanine Certificates. The Mortgage Loans are

                                      S-14

expected to generate more interest than is needed to distribute interest owed on the Class A and Mezzanine Certificates and to pay certain fees and expenses of the trust (including the Net Swap Payment, if any, or any Swap Termination
Payment owed to the Swap Provider). Any remaining interest generated by the
Mortgage Loans will then be used to absorb losses that occur on the Mortgage
Loans. After these financial obligations of the trust are covered, the available excess interest generated by the Mortgage Loans will be used to maintain overcollateralization. We cannot assure you, however, that enough excess interest will be generated to maintain the required level of overcollateralization. The factors described below will affect the amount of excess interest that the Mortgage Loans will generate:

     o    Every time a Mortgage Loan is prepaid in full or in part, liquidated or written off, excess interest may be reduced because the Mortgage
          Loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

     o    If the rates of delinquencies, defaults or losses on the Mortgage
          Loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the Class A and
          Mezzanine Certificates.

     o    The fixed-rate Mortgage Loans have mortgage rates that are fixed and will not adjust based on any index and the adjustable-rate Mortgage
          Loans have mortgage rates that adjust based on an index that is different from the index used to determine the pass-through rates on the Class A and Mezzanine Certificates. In addition, the first adjustment of the mortgage rates for approximately 94.10% of the adjustable-rate Group I Mortgage Loans and approximately 94.16% of the adjustable-rate Group II Mortgage Loans (in each case, by aggregate principal balance of the adjustable-rate Mortgage Loans in the related
          Loan Group as of the Cut-off Date) will occur two years after the date of origination; the first adjustment of the mortgage rates for approximately 5.57% of the adjustable-rate Group I Mortgage Loans and approximately 5.53% of the adjustable-rate Group II Mortgage Loans (in each case, by aggregate principal balance of the adjustable-rate
          Mortgage Loans in the related Loan Group as of the Cut-off Date) will occur three years after the date of origination and the first adjustment of the mortgage rates for approximately 0.05% of the adjustable-rate Group I Mortgage Loans and approximately 0.07% of the adjustable-rate Group II Mortgage Loans (in each case, by aggregate principal balance of the adjustable-rate Mortgage Loans in the related
          Loan Group as of the Cut-off Date) will occur five years after the date of origination. As a result, the pass-through rates on the Class
          A and Mezzanine Certificates may increase relative to the mortgage rates on the Mortgage Loans, or may remain constant as the mortgage rates on the adjustable-rate Mortgage Loans decline. In either case, this would require that more of the interest generated by the Mortgage
          Loans be applied to cover interest on the Class A and Mezzanine
          Certificates.

     o    If prepayments, defaults and liquidations occur more rapidly on the
          Mortgage Loans with relatively higher mortgage rates than on the
          Mortgage Loans with relatively lower mortgage rates, the amount of excess interest generated by the Mortgage Loans will be less than would otherwise be the case.

EFFECT OF MORTGAGE RATES ON THE PASS-THROUGH RATES

     The Class A and Mezzanine Certificates accrue interest at pass-through rates based on a one-month LIBOR index plus a specified margin, but such pass-through rates are subject to a limit. The limit on the pass-through rates on the Class A and Mezzanine Certificates is based on the weighted average of the mortgage rates on the Mortgage Loans net of certain fees and expenses of the trust (including the Net Swap Payment, if any, or any Swap Termination Payment
owed to the Swap Provider). As a result of the limit on the pass-through rates on the Class A and Mezzanine Certificates, such certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margin.

     The adjustable-rate Mortgage Loans have mortgage rates that adjust based on a six-month LIBOR index. The adjustable-rate Mortgage Loans have periodic and maximum limitations on adjustments to their mortgage rates,

                                      S-15

and will have the first adjustment to their mortgage rates generally two years, three years or five years after the origination thereof. The fixed-rate Mortgage
Loans have mortgage rates that will not adjust.

     A variety of factors could limit the pass-through rates and adversely affect the yields to maturity on the Class A and Mezzanine Certificates. Some of these factors are described below.

     o    The pass-through rates for the Class A and Mezzanine Certificates may adjust monthly while the mortgage rates on the adjustable-rate
          Mortgage Loans adjust less frequently and the mortgage rates on the fixed-rate Mortgage Loans do not adjust. Furthermore, the
          adjustable-rate Mortgage Loans will have the first adjustment to their mortgage rates generally two years, three years or five years following their origination. Consequently, the limit on the pass-through rates on the Class A and Mezzanine Certificates may prevent any increases in the pass-through rates on such certificates for extended periods in a rising interest rate environment.

     o    If prepayments, defaults and liquidations occur more rapidly on the
          Mortgage Loans with relatively higher mortgage rates than on the
          Mortgage Loans with relatively lower mortgage rates, the pass-through rates on the Class A and Mezzanine Certificates are more likely to be limited. Furthermore, any reductions of the mortgage rates on the Rate
          Reduction Mortgage Loans (as defined herein), will cause a reduction of the weighted average of the mortgage rates on the Mortgage Loans and could cause the pass-through rates on the Class A and Mezzanine
          Certificates to be limited.

     o    The index used to determine the mortgage rates on the adjustable-rate
          Mortgage Loans may respond to different economic and market factors than does one-month LIBOR. It is possible that the mortgage rates on certain of the adjustable-rate Mortgage Loans may decline while the pass-through rates on the Class A and Mezzanine Certificates are stable or rising. It is also possible that the mortgage rates on the adjustable-rate Mortgage Loans and the pass-through rates on the Class
          A and Mezzanine Certificates may both decline or increase during the same period, but that the pass-through rates on the Class A and
          Mezzanine Certificates may decline more slowly or increase more rapidly.

     If the pass-through rate on any class of Class A and Mezzanine Certificates is limited for any Distribution Date, the resulting basis risk shortfalls may be recovered by the holders of such class of certificates on such Distribution Date or future Distribution Dates, to the extent that on such Distribution Dates there are available funds remaining after certain other distributions on the
Class A and Mezzanine Certificates and the payment of certain fees and expenses of the trust (including the Net Swap Payment, if any, or any Swap Termination
Payment owed to the Swap Provider). The Pass-Through Rate for the Class M-9
Certificates, for the first Distribution Date, will be the related Net WAC Rate.

     Amounts used to pay such shortfalls on the Class A and Mezzanine
Certificates may be supplemented by the Interest Rate Swap Agreement to the extent the floating payment by the Swap Provider exceeds the fixed payment by the Trust on any Distribution Date and such amount is available in the priority described in this prospectus supplement. However, the amount received from the
Swap Provider under the Interest Rate Swap Agreement may be insufficient to pay the holders of the applicable certificates the full amount of interest which they would have received absent the limitations of the rate cap.

RISKS ASSOCIATED WITH THE MEZZANINE AND CLASS A-1B CERTIFICATES

     The weighted average lives of, and the yields to maturity on the Mezzanine
Certificates will be progressively more sensitive, in increasing order of their distribution priorities, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption.
The timing of losses on the Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In general, the earlier a

                                      S-16

loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the Mortgage Loans, to the extent they exceed the amount of overcollateralization following distributions of principal on the related
Distribution Date, will reduce the certificate principal balance of the class of
Mezzanine Certificates then outstanding with the highest numerical class designation. If the certificate principal balances of the Mezzanine Certificates are zero, then Realized Losses on the Group I Mortgage Loans will reduce the certificate principal balance of the Class A-1B Certificates. As a result of such reductions, less interest will accrue on such certificates than would otherwise be the case. Once a realized loss is allocated to a Mezzanine
Certificate or Class A-1B Certificate, no principal or interest will be distributable with respect to such written down amount. However, the amount of any realized losses allocated to the Mezzanine Certificates or the Class A-1B
Certificates may be distributed to the holders of such certificates according to the priorities set forth under "Description of the
Certificates--Overcollateralization Provisions" and "Description of the
Certificates--Interest Rate Swap Agreement, the Swap Provider and the Swap
Account" in this prospectus supplement.

     Unless the aggregate certificate principal balance of the Class A
Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until at least August 2008 or a later date as provided in this prospectus supplement or during any period in which delinquencies or realized losses on the Mortgage Loans exceed certain levels. As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments.
Furthermore, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage pool.

     In addition, the multiple class structure of the Mezzanine Certificates causes the yields of such classes to be particularly sensitive to changes in the rates of prepayment of the Mortgage Loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the Mortgage
Loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the
Mortgage Loans (and the timing thereof), to the extent such losses are not covered by excess interest, the Class C Certificates or a class of Mezzanine
Certificates with a higher numerical class designation. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Mezzanine Certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

PREPAYMENT INTEREST SHORTFALLS AND RELIEF ACT SHORTFALLS

     When a Mortgage Loan is prepaid, the mortgagor is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for distribution on the next Distribution Date. The Master Servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments, but only up to the amount of the Master Servicer's servicing fee and Prepayment Interest Excess (as defined in the pooling agreement) for the related period. The Master Servicer is not required to off-set prepayment interest shortfalls from any interest income or ancillary income otherwise payable to the Master Servicer. In addition, certain shortfalls in interest collections arising from the application of the Relief Act or any state law providing for similar relief will not be covered by the Master
Servicer.

     On any Distribution Date, any shortfalls resulting from the application of the Relief Act or any state law providing for similar relief and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the Master Servicer will be allocated, first, to the interest accrued on the
Class C Certificates, and thereafter, to the Monthly Interest Distributable
Amounts with respect to the Class A and Mezzanine Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such Distribution Date. The holders of the Class A and Mezzanine
Certificates will not be entitled to reimbursement for any such interest shortfalls. If these shortfalls are allocated to the Class A and Mezzanine
Certificates, the amount of interest paid to those certificates will be reduced, adversely affecting the yield on your investment.

                                      S-17

REIMBURSEMENT OF ADVANCES BY THE MASTER SERVICER COULD DELAY DISTRIBUTIONS ON
THE CERTIFICATES

     Under the pooling agreement, the Master Servicer will make cash advances to cover delinquent payments of principal and interest to the extent it reasonably believes that the cash advances are recoverable from future payments or recoveries on the Mortgage Loans. The Master Servicer may make such advances from amounts held for future distribution. In addition, the Master Servicer may withdraw from the collection account funds that were not included in available funds for the preceding Distribution Date to reimburse itself for advances previously made. Any such amounts withdrawn by the Master Servicer in reimbursement of advances previously made are generally required to be replaced by the Master Servicer on or before the next Distribution Date, subject to subsequent withdrawal. To the extent that the Master Servicer is unable to replace any amounts withdrawn in reimbursement of advances previously made, there could be a delay in distributions on the Class A and Mezzanine
Certificates. Furthermore, the Master Servicer's right to reimburse itself for advances previously made from funds held for future distribution could lead to amounts required to be restored to the collection account by the Master Servicer that are higher, and potentially substantially higher, than one month's advance obligation.

DELAY IN RECEIPT OF LIQUIDATION PROCEEDS; LIQUIDATION PROCEEDS MAY BE LESS THAN
PRINCIPAL BALANCE OF MORTGAGE LOANS

     Substantial delays could be encountered in connection with the liquidation of delinquent Mortgage Loans. Further, reimbursement of advances made on a
Mortgage Loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds distributable to you. If a mortgaged property fails to provide adequate security for the Mortgage Loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

HIGH LOAN-TO-VALUE RATIOS INCREASE RISK OF LOSS

     Mortgage Loans with higher loan-to-value ratios may present a greater risk of loss than Mortgage Loans with loan-to-value ratios of 80% or below.
Approximately 37.59% of the Group I Mortgage Loans and approximately 34.33% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related Loan Group as of the Cut-off Date) had loan-to-value ratios (or combined loan-to-value ratios, in the case of second lien Group II Mortgage Loans) in excess of 80.00%, but no more than 100.00%, at origination. Additionally, the
Master Servicer's determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the Mortgage Loans may differ from the appraised value of such mortgaged properties or the actual value of such mortgaged properties. See "The Mortgage Pool - General" and "Option One Mortgage
Corporation --Underwriting Standards" herein.

SIMULTANEOUS SECOND LIEN RISK

     With respect to approximately 21.40% of the Group I Mortgage Loans and approximately 18.23% of the Group II Mortgage Loans, at the time of origination of the first lien Mortgage Loan, the Originator also originated a second lien mortgage loan which may or may not be included in the Trust. The weighted average original loan-to-value ratio of such Mortgage Loans is approximately
80.13%, with respect to such Group I Mortgage Loans and approximately 80.05%
with respect to such Group II Mortgage Loans and the weighted average original combined loan-to-value ratio of such Mortgage Loans (including the second lien)
is approximately 99.72%, with respect to such Group I Mortgage Loans and approximately 99.49%, with respect to such Group II Mortgage Loans. With respect to Mortgage Loans that have second lien mortgage loans encumbering the same
Mortgaged Property, foreclosure frequency may be increased relative to Mortgage
Loans that do not have subordinate financing behind them since mortgagors have less equity in the mortgaged property. In addition, the Master Servicer may declare a default on the second lien loan even though the first lien loan is current which would constitute a default on the first lien loan. In addition to the Mortgage Loans discussed above that have simultaneous subordinate financing provided by the Originator, with respect to certain other Mortgage Loans, at the time of origination of the first lien Mortgage Loan, the related Mortgaged
Property was also encumbered by a second lien mortgage to a mortgagee other than the Originator. Investors should also note that any mortgagor may obtain subordinate financing at any time subsequent to the date of origination of their mortgage loan from the Originator or from any other lender.

                                      S-18

GEOGRAPHIC CONCENTRATION

     The charts presented under "Summary of Terms--Mortgage Loans" list the states with the highest concentrations of Mortgage Loans. Mortgaged properties in California may be particularly susceptible to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters for which there may or may not be insurance.

     In addition, the conditions below will have a disproportionate impact on the Mortgage Loans based on their location:

     o    Economic conditions in states with high concentrations of Mortgage
          Loans which may or may not affect real property values may affect the ability of mortgagors to repay their mortgage loans on time.

     o    Declines in the residential real estate markets in the states with high concentrations of Mortgage Loans may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios.

     o    Any increase in the market value of properties located in the states with high concentrations of Mortgage Loans would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the mortgagors at lower interest rates, which could result in an increased rate of prepayment of the Mortgage Loans.

VIOLATION OF VARIOUS FEDERAL AND STATE LAWS MAY RESULT IN LOSSES ON THE MORTGAGE
LOANS

     Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the Originator. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans.

     The Mortgage Loans are also subject to federal laws, including:

     o    the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

     o    the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer
          Credit Protection Act, in the extension of credit; and

     o    the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor's credit experience.

     Violations of certain provisions of these federal laws may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Mortgage Loans, could subject the trust to damages and administrative enforcement and could result in the borrowers rescinding such
Mortgage Loans against either the trust or subsequent holders of the Mortgage
Loans.

     The Originator will represent that as of the Closing Date, each Mortgage
Loan originated by it is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the Originator will be obligated to cure such breach or repurchase or replace the affected
Mortgage Loan in the manner described under "The Pooling Agreement--Assignment of the Mortgage Loans" in this prospectus supplement.

                                      S-19

High Cost Loans

     The Originator will represent that none of the Mortgage Loans are "High
Cost Loans" within the meaning of the federal Truth-in-Lending Act as amended by the Home Ownership and Equity Protection Act of 1994 (the "Homeownership Act")
or any state law, ordinance or regulation similar to the Homeownership Act. See
"Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and
Other Limitations on Lenders; Federal Laws Limiting Collections on Mortgage
Loans" in the prospectus.

     In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. The
Originator's failure to comply with these laws could subject the trust, and other assignees of the Mortgage Loans, to monetary penalties and could result in the borrowers rescinding such Mortgage Loans against either the trust or subsequent holders of the Mortgage Loans. Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

     Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the Originator reasonably believed that the test was satisfied. Any determination by a court that a Mortgage Loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the Seller will be required to purchase such Mortgage Loan from the
Trust.

     The Originator will represent that none of the Mortgage Loans originated in
Georgia are subject to the Georgia Fair Lending Act effective from October 1,
2002 to March 6, 2003.

THE CERTIFICATES ARE OBLIGATIONS OF THE TRUST ONLY

     The certificates will not represent an interest in or obligation of the
Depositor, the Master Servicer, the Originator, the Trustee or any of their respective affiliates. Neither the certificates nor the underlying Mortgage
Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer, the Trustee or any of
their respective affiliates. Proceeds of the assets included in the trust will be the sole source of distributions on the Class A and Mezzanine Certificates, and there will be no recourse to the Depositor, the Master Servicer, the
Originator, the Trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all distributions provided for under the Class A and Mezzanine Certificates.

THE INTEREST RATE SWAP AGREEMENT AND THE SWAP PROVIDER

     Any amounts received from the Swap Provider under the Interest Rate Swap
Agreement will be applied as described in this prospectus supplement to pay interest shortfalls and basis risk shortfalls, maintain overcollateralization and cover losses. However, no amounts will be payable by the Swap Provider unless the floating amount owed by the Swap Provider on a Distribution Date exceeds the fixed amount owed to the Swap Provider on such Distribution Date.
This will not occur except in periods when one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) exceeds 4.113%. No assurance can be made that any amounts will be received under the Interest Rate Swap
Agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover interest shortfalls, basis risk shortfalls and losses on the Mortgage Loans. Any net payment payable to the
Swap Provider under the terms of the Interest Rate Swap Agreement will reduce amounts available for distribution to Certificateholders, and may reduce the
Pass-Through Rates of the certificates. If the rate of prepayments on the
Mortgage Loans is faster than anticipated, the schedule on which payments due under the Interest Rate Swap Agreement are calculated may exceed the aggregate principal balance of the Mortgage Loans, thereby increasing the relative proportion of interest collections on the Mortgage Loans that

                                      S-20

must be applied to make net payments to the Swap Provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Class A and Mezzanine Certificates. In addition, any termination payment payable to the Swap Provider in the event of early termination of the Interest Rate Swap Agreement will reduce amounts available for distribution to Certificateholders.

     Upon early termination of the Interest Rate Swap Agreement, the Trust or
the Swap Provider may be liable to make a Swap Termination Payment (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap
Agreement. In the event that the Trust is required to make a Swap Termination
Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to Certificateholders. This feature may result in losses on the
Certificates. Due to the priority of the applications of the Available Funds, the Mezzanine Certificates will bear the effects of any shortfalls resulting from a Net Swap Payment or Swap Termination Payment by the Trust before such effects are borne by the Class A Certificates and one or more classes of
Mezzanine Certificates may suffer a loss as a result of such payment. Investors should note that the level of one-month LIBOR as of July 12, 2005 is approximately 3.380% which means the Trust will make a Net Swap Payment to the
Swap Provider unless and until one-month LIBOR equals approximately 4.113%.

     To the extent that distributions on the Class A and Mezzanine Certificates depend in part on payments to be received by the Trust under the Interest Rate
Swap Agreement, the ability of the Trustee to make such distributions on such certificates will be subject to the credit risk of the Swap Provider to the
Interest Rate Swap Agreement. The credit ratings of the Swap Provider as of the date of this prospectus supplement are lower than the ratings assigned to the
Class A Certificates. See "Description of the Certificates--The Swap Provider"
in this prospectus supplement.

LACK OF LIQUIDITY

     Each of Banc of America Securities LLC, Greenwich Capital Markets, Inc.,
BNP Paribas Securities Corp., Citigroup Global Markets Inc., J.P. Morgan
Securities Inc. and Lehman Brothers Inc., intends to make a secondary market in the classes of Offered Certificates actually purchased by it, but none of them has any obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. H&R Block Financial Advisors, Inc. does not intend to make a secondary market in any class of the Offered Certificates. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

     The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

NATURE OF THE MORTGAGE LOANS

     The Mortgage Loans in the trust were originated or acquired in accordance with the Option One Underwriting Guidelines described herein without regard to whether such Mortgage Loans would be acceptable for purchase by Fannie Mae or
Freddie Mac. As a result, delinquencies and liquidation proceedings are more likely with these Mortgage Loans than with mortgage loans that are originated in a more traditional manner. As a result of the use of such underwriting standards, in the event the Mortgage Loans do become delinquent or subject to liquidation, you may face delays in receiving payment and losses if the credit enhancements are insufficient to cover the delays and losses.

REDUCTION OR WITHDRAWAL OF RATINGS

     Each rating agency rating the Class A and Mezzanine Certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes

                                      S-21

of the Class A and Mezzanine Certificates, the liquidity and market value of the affected certificates is likely to be reduced.

SUITABILITY OF THE CLASS A AND MEZZANINE CERTIFICATES AS INVESTMENTS

     The Class A and Mezzanine Certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly distributions or distribution on any specific date. The Class A and Mezzanine
Certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

LITIGATION CONCERNING OPTION ONE MORTGAGE CORPORATION

     In July 2004, Option One Mortgage Corporation was named as defendant and served with a class action complaint filed by Larry and Brandi Freitag, as plaintiffs, in the Third Judicial Circuit Court in Madison County, Illinois. The
complaint alleges breach of contract, or in the alternative unjust enrichment, and violation of the Illinois Consumer Fraud and Deceptive Business Practices
Act. Specifically, the plaintiffs allege that Option One Mortgage Corporation improperly retained an extra day of per diem interest on residential mortgage loans by charging per diem interest up to and including the date of payoff. The class is defined as all persons in the United States who paid interest on or after the day of payoff and who did not receive a refund from Option One
Mortgage Corporation of the interest charged on or after the day of payoff. This action is one of several actions filed earlier against other lenders by the same attorneys on a similar basis in the same court. In one such action, the court granted the defendant's motion to dismiss the plaintiff's claims of defendant's violation of the Illinois Consumer Fraud and Deceptive Business Practices Act.
Plaintiffs have agreed to settle their individual claims; plaintiff's counsel have a motion pending to continue prosecution of the class action.

     In June 2004, Option One Mortgage Corporation was named as defendant and served with a class action complaint filed by Ruth McMillon, Steve Craig, and
Robin Weber, as plaintiffs, in the Superior Court of Alameda County, California.
The complaint alleges violations of California's Consumer Legal Remedies Act and its Unfair Competition Law. Specifically, the plaintiffs allege that Option One
Mortgage Corporation failed to disclose properly a borrower credit program under which Option One Mortgage Corporation pays certain closing costs in exchange for an adjustment to the borrower's interest rate. The class is defined as all persons in California, who had loans originated by Option One Mortgage
Corporation between June 25, 2000 and the present. On July 30, 2004, Option One
Mortgage Corporation filed a Notice of Removal to United States District Court for the Northern District of California on the basis of federal question jurisdiction. The Court remanded the case back to State court. Option One
Mortgage Corporation's appeal to the Ninth Circuit Court of Appeals for reconsideration of the decision to remand was denied. Option One Mortgage
Corporation has filed a demurrer to the complaint in the State court.

     On March 15, 2005, Option One Mortgage Corporation entered into an agreement with the United States Attorney's Office for the Eastern District of
Pennsylvania memorializing various revisions and enhancements to its fraud detection and prevention policies and procedures as a result of an investigation of allegations that independent mortgage brokers had committed fraud in loans submitted to Option One Mortgage Corporation. The United States Attorney's
Office made no finding that Option One Mortgage Corporation itself violated any law or regulation.

     In April 2005, Option One Mortgage Corporation was named as a defendant and served with a class action complaint filed by Carol Vines and Virginia Loucile
Henderson, as plaintiffs, in the United States District Court for the Eastern
District of Texas, Lufkin Division. The complaint alleges that the Texas
Constitution prohibits lenders from making variable rate home equity loans and seeks forfeiture of all Texas variable rate home equity loans made prior to
December 30, 2003 in which the monthly payment amount changed when the interest rate changed. Texas' state courts have dismissed two similar suits filed by plaintiffs' counsel.

                                      S-22

                                THE MORTGAGE POOL

     The information set forth in the following paragraphs has been provided by the Originator. None of the Depositor nor any other affiliate of the Originator, the Trustee, any of Banc of America Securities LLC, Greenwich Capital Markets,
Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., J.P. Morgan
Securities Inc., Lehman Brothers Inc. and H&R Block Financial Advisors, Inc.,
(collectively, the "Underwriters") or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

     The statistical information presented in this prospectus supplement relates to the Mortgage Loans and related mortgaged properties in each Loan Group as of the Cut-off Date, as adjusted for scheduled principal payments due on or before the Cut-off Date whether or not received. Prior to the issuance of the Class A and Mezzanine Certificates, Mortgage Loans may be removed from one or both Loan
Groups as a result of incomplete documentation or otherwise if the Depositor deems such removal necessary or desirable, and may be prepaid at any time. The
Depositor believes that the information set forth herein with respect to the
Mortgage Loans will be representative of the characteristics of the mortgage pool as it will be constituted at the time the Class A and Mezzanine
Certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the Mortgage Loans may vary.

     Unless otherwise noted, all statistical percentages or weighted averages set forth in this prospectus supplement are measured as a percentage of the aggregate principal balance of the Mortgage Loans in the related Loan Group as of the Cut-off Date (the "Cut-off Date Principal Balance"). The "Principal
Balance" of a Mortgage Loan as of any date is equal to the principal balance of such Mortgage Loan at its origination, less the sum of scheduled and unscheduled payments in respect of principal made on such Mortgage Loan. The "Pool Balance"
as of any date is equal to the aggregate of the Principal Balances of the
Mortgage Loans in both Loan Groups.

GENERAL

     Option One Mortgage Loan Trust 2005-3 (the "Trust") will consist of a pool of first lien adjustable-rate and first and second lien fixed-rate, fully-amortizing, residential mortgage loans (the "Mortgage Loans" or the
"Mortgage Pool") which will in turn consist of a group of first lien adjustable-rate and fixed-rate, fully-amortizing Mortgage Loans with principal balances that conform to Fannie Mae and Freddie Mac principal balance guidelines
(the "Group I Mortgage Loans") and a group of first lien adjustable-rate and first and second lien fixed-rate, fully-amortizing Mortgage Loans with principal balances that may or may not conform to Fannie Mae and Freddie Mac principal balance guidelines (the "Group II Mortgage Loans").

     The Group I Mortgage Loans have original terms to maturity ranging from 180 months to 360 months and a Cut-off Date Principal Balance of approximately
$374,916,267. The Group II Mortgage Loans have original terms to maturity ranging from 120 months to 360 months and a Cut-off Date Principal Balance of approximately $825,067,204.

     All of the adjustable-rate Mortgage Loans will be secured by first mortgages or deeds of trust or other similar security instruments (each, a
"Mortgage") and all of the fixed-rate Mortgage Loans will be secured by either first or second Mortgages. The Mortgages create first liens (in the case of the adjustable-rate Mortgage Loans) and first or second liens (in the case of the fixed-rate Mortgage Loans) on one- to four-family residential properties consisting of attached or detached one- to four-family dwelling units, individual condominium units, planned unit developments, cooperative and manufactured housing (each, a "Mortgaged Property"). The Group I Mortgage Loans consist of approximately 2,567 Mortgage Loans, of which approximately 100.00%
are secured by first Mortgages and none are secured by second Mortgages. The
Group II Mortgage Loans consist of approximately 4,118 Mortgage Loans, of which approximately 98.57% are secured by first Mortgages and approximately 1.43% are secured by second Mortgages.

     The Depositor will purchase the Group I Mortgage Loans and the Group II
Mortgage Loans (together, the "Mortgage Loans") from the Sellers pursuant to the
Mortgage Loan Purchase Agreement, dated as of the date of this prospectus supplement (the "Mortgage Loan Purchase Agreement") among the Originator, the
Sellers and the

                                      S-23

Depositor. Pursuant to the Pooling and Servicing Agreement, dated as of July 1,
2005 (the "Pooling Agreement"), among the Depositor, the Master Servicer and the
Trustee, the Depositor will cause the Mortgage Loans to be assigned to the
Trustee for the benefit of the Certificateholders. See "The Pooling Agreement"
herein.

     Under the Mortgage Loan Purchase Agreement, the Originator will make certain representations and warranties to the Depositor (which will be assigned to the Trustee) relating to, among other things, the due execution and enforceability of the Mortgage Loan Purchase Agreement and certain characteristics of the Mortgage Loans. Subject to certain limitations, the
Originator will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or an uncured breach of any such representation or warranty, if such breach of any such representation or warranty materially and adversely affects the
Certificateholders' interests in such Mortgage Loan. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or that are otherwise defective. The Sellers are selling the
Mortgage Loans without recourse and will have no obligations with respect to the
Certificates in their capacity as Sellers.

     The Mortgage Loans are subject to the "due-on-sale" provisions included therein and each adjustable-rate mortgage loan provides that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property.

     Each Mortgage Loan will accrue interest at the adjustable-rate or fixed-rate calculated as specified under the terms of the related mortgage note
(each such rate, a "Mortgage Rate"). Approximately 84.30% of the Group I
Mortgage Loans are adjustable-rate Mortgage Loans (the "Adjustable-Rate Group I
Mortgage Loans") and approximately 15.70% of the Group I Mortgage Loans are fixed-rate Mortgage Loans (the "Fixed-Rate Group I Mortgage Loans").
Approximately 84.76% of the Group II Mortgage Loans are adjustable-rate Mortgage
Loans (the "Adjustable-Rate Group II Mortgage Loans") and approximately 15.24%
of the Group II Mortgage Loans are fixed-rate Mortgage Loans (the "Fixed-Rate
Group II Mortgage Loans").

     Each of the fixed-rate Mortgage Loans has a Mortgage Rate that is fixed for the life of such Mortgage Loan.

     Each adjustable-rate Mortgage Loan accrues interest at a Mortgage Rate that is adjustable. Generally, the adjustable-rate Mortgage Loans provide for semi-annual adjustment to the Mortgage Rate thereon and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date");
provided, that the first adjustment for the adjustable-rate Group I Mortgage
Loans will occur after an initial period of two years, in the case of approximately 94.10% of the Adjustable-Rate Group I Mortgage Loans; three years, in the case of approximately 5.57% of the Adjustable-Rate Group I Mortgage
Loans; or five years, in the case of approximately 0.05% of the Adjustable-Rate
Group I Mortgage Loans and that the first adjustment for the adjustable-rate
Group II Mortgage Loans will occur after an initial period of two years, in the case of approximately 94.16% of the Adjustable-Rate Group II Mortgage Loans;
three years, in the case of approximately 5.53% of the Adjustable-Rate Group II
Mortgage Loans; or five years, in the case of approximately 0.07% of the
Adjustable-Rate Group II Mortgage Loans (any adjustable-rate Mortgage Loan having such a delayed first adjustment feature, a "Delayed First Adjustment
Mortgage Loan"). On each Adjustment Date for each adjustable-rate Mortgage Loan, the Mortgage Rate thereon will be adjusted to equal the sum, rounded to the nearest or next highest multiple of 0.125%, of Six-Month LIBOR (as defined below) and a fixed percentage amount (the "Gross Margin"). The Mortgage Rate on each Adjustable-Rate Mortgage Loan will not increase or decrease by more than a stated percentage (1.000% per annum to 3.000% per annum, as specified in the related mortgage note) on the first related Adjustment Date (the "Initial
Periodic Rate Cap") and will not increase or decrease by more than a stated
percentage (1.000% per annum to 2.000% per annum, as specified in the related mortgage note) on any Adjustment Date thereafter (the "Subsequent Periodic Rate
Cap"). The Adjustable-Rate Group I Mortgage Loans have a weighted average
Initial Periodic Rate Cap of approximately 2.991% per annum and a weighted average Subsequent Periodic Rate Cap of approximately 1.000% per annum, and the
Adjustable-Rate Group II Mortgage Loans have a weighted average Initial Periodic
Rate Cap of approximately 2.997% per annum and a weighted average Subsequent
Periodic Rate Cap of approximately 1.001% per annum. Each Mortgage Rate on each adjustable-rate Mortgage Loan will not exceed a specified maximum Mortgage Rate over the life of such Mortgage Loan (the "Maximum Mortgage Rate") or be less than a specified minimum Mortgage Rate over the

                                      S-24

life of such Mortgage Loan (the "Minimum Mortgage Rate"). Effective with the first monthly payment due on each adjustable-rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding Principal Balance of the related
Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum
Mortgage Rates, the Mortgage Rate on each such adjustable-rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described in this prospectus supplement.

     Approximately 8.63% of the Group I Mortgage Loans and approximately 28.73%
of the Group II Mortgage Loans (by aggregate principal balance of the Mortgage
Loans as of the Cut-off Date) (the "Interest Only Mortgage Loans") provide that for a period of 60 months after origination, the required monthly payments are limited to accrued interest (each, an "Interest Only Period"). At the end of the
Interest Only Period, the monthly payments on each such Mortgage Loan will be recalculated to provide for amortization of the Principal Balance by the maturity date and payment of interest at the then-current Mortgage Rate.

     Approximately 69.48% of the Group I Mortgage Loans and approximately 71.26%
of the Group II Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. Generally, each such Mortgage Loan having a prepayment charge provision will provide for payment of a prepayment charge on certain partial prepayments and all prepayments in full made within a stated number of months that is between 0 and
36 months from the date of origination of such Mortgage Loan. The amount of the prepayment charge is provided in the related mortgage note and is generally equal to six months' interest on the amount prepaid in excess of 20% of the original principal balance of the related Mortgage Loan in any twelve-month period. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and such amounts will not be available for distribution on the other classes of certificates. Under certain circumstances, as described in the Pooling Agreement, the Master Servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the Master Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. As of
July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the "Parity Act"),
which regulates the ability of the Originator to impose prepayment charges, was amended, and as a result, the Originator will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions after July 1, 2003. The Depositor makes no representations as to the effect that the prepayment charges, decisions by the Master Servicer with respect to the waiver thereof and the recent amendment of the Parity Act, may have on the prepayment performance of the Mortgage Loans. See "Certain Legal Aspects of
Mortgage Loans-Enforceability of Certain Provisions-Prepayment Penalties" in the
prospectus.

     With respect to approximately 0.13% of the Mortgage Loans (the "Rate
Reduction Mortgage Loans"), if the related borrower makes twenty-four consecutive on-time payments prior to the fourth annual anniversary of the first monthly payment due date and has not had more than one monthly payment that was not an on-time payment, the related Mortgage Rate will be reduced by 1.00%. An on-time payment is defined as one made before the next scheduled payment is due.
Any Mortgage Rate reduction earned will be maintained for the life of the loan.

     The Index. With respect to the adjustable-rate Mortgage Loans, the "Index"
is the average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related note as published in the Western
Edition of The Wall Street Journal ("Six-Month LIBOR"). If the Index becomes unpublished or is otherwise unavailable, the Master Servicer will select an alternative index which is based upon comparable information.

GROUP I MORTGAGE LOANS STATISTICS

     The following statistical information, unless otherwise specified, is based upon percentages of the Principal Balances of the Group I Mortgage Loans as of
the Cut-off Date.

     Approximately 37.59% of the Group I Mortgage Loans had loan-to-value ratios at origination in excess of 80.00%. Approximately 14.42% of the Group I Mortgage
Loans had a loan-to-value ratio at origination in excess of 90.00% and the weighted average loan-to-value ratio of the Group I Mortgage Loans at origination was

                                      S-25

approximately 79.58%. There can be no assurance that the loan-to-value ratio of any Mortgage Loan determined at any time after origination is less than or equal to its original loan-to-value ratio. Additionally, the Originator's determination of the value of a Mortgaged Property used in the calculation of the loan-to-value ratios of the Mortgage Loans may differ from the appraised value of such Mortgaged Property or the actual value of such Mortgaged Property.

     Except with respect to approximately 0.12% of the Group I Mortgage Loans, all of the Group I Mortgage Loans have a Due Date of the first day of the month
(the "Due Date").

     The weighted average remaining term to maturity of the Group I Mortgage
Loans is approximately 357 months as of the Cut-off Date. None of the Group I
Mortgage Loans had a first Due Date prior to July 2004 or after August 2005 or will have a remaining term to maturity of less than 176 months or greater than
360 months as of the Cut-off Date. The latest maturity date of any Group I
Mortgage Loan is July 2035.

     The average Principal Balance of the Group I Mortgage Loans at origination was approximately $146,164. The average Principal Balance of the Group I
Mortgage Loans as of the Cut-off Date was approximately $146,052. No Group I
Mortgage Loan had a Principal Balance as of the Cut-off Date of greater than approximately $510,657 or less than approximately $49,729.

     The Group I Mortgage Loans had Mortgage Rates as of the Cut-off Date of not
less than 4.750% per annum and not more than 12.000% per annum and the weighted average Mortgage Rate was approximately 7.455% per annum. As of the Cut-off
Date, the Adjustable-Rate Group I Mortgage Loans had Gross Margins ranging from
3.000% to 7.990%, Minimum Mortgage Rates ranging from 4.750% per annum to
11.850% per annum and Maximum Mortgage Rates ranging from 10.750% per annum to
17.850% per annum. As of the Cut-off Date, the Adjustable-Rate Group I Mortgage
Loans had a weighted average Gross Margin of approximately 5.573% per annum, a weighted average Minimum Mortgage Rate of approximately 7.525% per annum and a weighted average Maximum Mortgage Rate of approximately 13.530% per annum. The latest next Adjustment Date following the Cut-off Date on any Adjustable-Rate
Group I Mortgage Loan occurs in April 2010, and the weighted average next
Adjustment Date for the Adjustable-Rate Group I Mortgage Loans following the
Cut-off Date is June 2007.

     The Group I Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

                                      S-26

        CUT-OFF DATE PRINCIPAL BALANCES OF THE GROUP I MORTGAGE LOANS(1)



                                                    PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                    NUMBER OF     OUTSTANDING AS OF THE   BALANCE OUTSTANDING AS OF
     PRINCIPAL BALANCE ($)       MORTGAGE LOANS        CUT-OFF DATE            THE CUT-OFF DATE
------------------------------   --------------   ---------------------   -------------------------

Less than 50,000..............           18          $    899,053.32                 0.24%
 50,001 -  75,000.............          326            20,933,019.39                 5.58
 75,001 - 100,000.............          437            38,707,194.68                10.32
100,001 - 125,000.............          492            55,405,027.83                14.78
125,001 - 150,000.............          455            62,220,634.42                16.60
150,001 - 175,000.............          166            26,974,327.90                 7.19
175,001 - 200,000.............          155            29,123,107.62                 7.77
200,001 - 225,000.............          111            23,439,365.71                 6.25
225,001 - 250,000.............          121            28,745,074.05                 7.67
250,001 - 275,000.............           77            20,253,787.36                 5.40
275,001 - 300,000.............           71            20,403,808.51                 5.44
300,001 - 325,000.............           51            15,948,188.50                 4.25
325,001 - 350,000.............           49            16,567,508.50                 4.42
350,001 - 375,000.............           14             4,993,085.27                 1.33
375,001 - 400,000.............            8             3,122,790.04                 0.83
400,001 - 425,000.............            4             1,657,325.62                 0.44
425,001 - 450,000.............            8             3,509,074.40                 0.94
475,001 - 500,000.............            2               993,236.59                 0.26
500,001 - 525,000.............            2             1,020,657.13                 0.27
                                      -----          ---------------               ------
   Total......................        2,567          $374,916,266.84               100.00%
                                      =====          ===============               ======


----------
(1)  The average Cut-off Date Principal Balance of the Group I Mortgage Loans
     was approximately $146,052.

                 CREDIT SCORES FOR THE GROUP I MORTGAGE LOANS(1)



                                                    PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                    NUMBER OF     OUTSTANDING AS OF THE   BALANCE OUTSTANDING AS OF
         CREDIT SCORE            MORTGAGE LOANS        CUT-OFF DATE            THE CUT-OFF DATE
------------------------------   --------------   ---------------------   -------------------------

801 - 850.....................            1          $    428,572.12                 0.11%
751 - 800.....................           42             8,328,580.73                 2.22
701 - 750.....................          133            20,527,618.63                 5.48
651 - 700.....................          542            83,617,020.00                22.30
601 - 650.....................          786           112,655,858.35                30.05
551 - 600.....................          750           101,821,468.43                27.16
501 - 550.....................          262            41,680,635.23                11.12
451 - 500.....................            4               616,355.38                 0.16
N/A...........................           47             5,240,157.97                 1.40
                                      -----          ---------------               ------
   Total......................        2,567          $374,916,266.84               100.00%
                                      =====          ===============               ======


----------
(1)  The weighted average credit score of the Group I Mortgage Loans that had credit scores was approximately 621.

                                      S-27

                   CREDIT GRADE FOR THE GROUP I MORTGAGE LOANS



                                                    PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                    NUMBER OF     OUTSTANDING AS OF THE   BALANCE OUTSTANDING AS OF
         CREDIT GRADE            MORTGAGE LOANS        CUT-OFF DATE            THE CUT-OFF DATE
------------------------------   --------------   ---------------------   -------------------------

AA+...........................        1,998          $285,486,236.50                76.15%
AA............................          285            45,079,900.94                12.02
A.............................          130            19,294,950.62                 5.15
B.............................          113            17,718,494.04                 4.73
C.............................           31             5,453,900.02                 1.45
CC............................            9             1,789,735.93                 0.48
NG............................            1                93,048.79                 0.02
                                      -----          ---------------               ------
   Total......................        2,567          $374,916,266.84               100.00%
                                      =====          ===============               ======


           ORIGINAL TERMS TO MATURITY OF THE GROUP I MORTGAGE LOANS(1)



                                                    PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                    NUMBER OF     OUTSTANDING AS OF THE   BALANCE OUTSTANDING AS OF
    ORIGINAL TERM (MONTHS)       MORTGAGE LOANS        CUT-OFF DATE            THE CUT-OFF DATE
------------------------------   --------------   ---------------------   -------------------------

180...........................           28          $  3,466,048.89                 0.92%
240...........................            6               645,441.07                 0.17
360...........................        2,533           370,804,776.88                98.90
                                      -----          ---------------               ------
   Total......................        2,567          $374,916,266.84               100.00%
                                      =====          ===============               ======


----------
(1)  The weighted average original term to maturity of the Group I Mortgage
     Loans was approximately 358 months.

          REMAINING TERMS TO MATURITY OF THE GROUP I MORTGAGE LOANS(1)



                                                    PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                    NUMBER OF     OUTSTANDING AS OF THE   BALANCE OUTSTANDING AS OF
    REMAINING TERM (MONTHS)      MORTGAGE LOANS        CUT-OFF DATE            THE CUT-OFF DATE
------------------------------   --------------   ---------------------   -------------------------

176 - 180........................        28          $  3,466,048.89                 0.92%
236 - 240........................         6               645,441.07                 0.17
346 - 350........................         1               207,088.59                 0.06
351 - 355........................        32             5,115,774.64                 1.36
356 - 360........................     2,500           365,481,913.65                97.48
                                      -----          ---------------               ------
   Total.........................     2,567          $374,916,266.84               100.00%
                                      =====          ===============               ======


----------
(1)  The weighted average remaining term to maturity of the Group I Mortgage
     Loans was approximately 357 months.

                  PROPERTY TYPES OF THE GROUP I MORTGAGE LOANS



                                                    PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                    NUMBER OF     OUTSTANDING AS OF THE   BALANCE OUTSTANDING AS OF
         PROPERTY TYPE           MORTGAGE LOANS        CUT-OFF DATE            THE CUT-OFF DATE
------------------------------   --------------   ---------------------   -------------------------

Single Family.................        2,110          $295,070,443.93                78.70%
2-4 Family....................          155            35,739,436.63                 9.53
PUD(1)........................          179            27,132,369.41                 7.24
Low Rise Condominium..........          121            16,717,631.98                 4.46
High Rise Condominium.........            2               256,384.89                 0.07
                                      -----          ---------------               ------
   Total......................        2,567          $374,916,266.84               100.00%
                                      =====          ===============               ======


----------
(1)  PUD refers to a home or "unit" in a Planned Unit Development.

                                      S-28

                OCCUPANCY STATUS OF THE GROUP I MORTGAGE LOANS(1)



                                                    PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                    NUMBER OF     OUTSTANDING AS OF THE   BALANCE OUTSTANDING AS OF
       OCCUPANCY STATUS          MORTGAGE LOANS        CUT-OFF DATE            THE CUT-OFF DATE
------------------------------   --------------   ---------------------   -------------------------

Primary.......................        2,393          $349,040,935.66                93.10%
Non-owner.....................          157            22,849,565.99                 6.09
Second Home...................           17             3,025,765.19                 0.81
                                      -----          ---------------               ------
   Total......................        2,567          $374,916,266.84               100.00%
                                      =====          ===============               ======


----------
(1)  Occupancy as represented by the mortgagor at the time of origination.

                      PURPOSE OF THE GROUP I MORTGAGE LOANS



                                                    PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                    NUMBER OF     OUTSTANDING AS OF THE   BALANCE OUTSTANDING AS OF
            PURPOSE              MORTGAGE LOANS        CUT-OFF DATE            THE CUT-OFF DATE
------------------------------   --------------   ---------------------   -------------------------

Cash Out Refinance............        1,354          $239,027,953.53                63.76%
Purchase......................        1,039           105,737,702.00                28.20
Rate/Term Refinance...........          174            30,150,611.31                 8.04
                                      -----          ---------------               ------
   Total......................        2,567          $374,916,266.84               100.00%
                                      =====          ===============               ======


      ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP I MORTGAGE LOANS(1)(2) (3)



                                                    PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
    ORIGINAL LOAN-TO-VALUE          NUMBER OF     OUTSTANDING AS OF THE   BALANCE OUTSTANDING AS OF
           RATIO (%)             MORTGAGE LOANS        CUT-OFF DATE            THE CUT-OFF DATE
------------------------------   --------------   ---------------------   -------------------------

10.01 - 15.00.................            2          $    137,571.67                 0.04%
15.01 - 20.00.................            3               316,789.78                 0.08
20.01 - 25.00.................            6               532,117.19                 0.14
25.01 - 30.00.................            3               254,488.86                 0.07
30.01 - 35.00.................           12             1,750,576.88                 0.47
35.01 - 40.00.................           10             1,507,302.38                 0.40
40.01 - 45.00.................           14             1,981,111.96                 0.53
45.01 - 50.00.................           37             6,122,650.63                 1.63
50.01 - 55.00.................           45             8,152,259.83                 2.17
55.01 - 60.00.................           64            10,096,454.91                 2.69
60.01 - 65.00.................          105            17,977,395.85                 4.80
65.01 - 70.00.................          117            22,898,060.80                 6.11
70.01 - 75.00.................          116            22,098,214.36                 5.89
75.01 - 80.00.................        1,129           140,151,064.23                37.38
80.01 - 85.00.................          158            28,275,340.47                 7.54
85.01 - 90.00.................          362            58,585,556.18                15.63
90.01 - 95.00.................          362            50,788,485.77                13.55
95.01 - 100.00................           22             3,290,825.09                 0.88
                                      -----          ---------------               ------
   Total......................        2,567          $374,916,266.84               100.00%
                                      =====          ===============               ======


----------
(1)  The weighted average original loan-to-value ratio of the Group I Mortgage
     Loans as of the Cut-off Date was approximately 79.58%.

(2)  For a description of the determination of loan-to-value ratio by the Master
     Servicer see "Option One Mortgage Corporation--Underwriting Standards"
     herein.

(3)  References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

                                      S-29

         GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES RELATED TO
                         THE GROUP I MORTGAGE LOANS(1)



                                                    PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                    NUMBER OF     OUTSTANDING AS OF THE   BALANCE OUTSTANDING AS OF
           LOCATION              MORTGAGE LOANS        CUT-OFF DATE            THE CUT-OFF DATE
------------------------------   --------------   ---------------------   -------------------------

Alabama.......................           23          $  2,293,615.73                 0.61%
Alaska........................            1               175,854.30                 0.05
Arizona.......................           43             5,998,469.74                 1.60
Arkansas......................           11               963,122.81                 0.26
California....................          229            48,274,643.06                12.88
Colorado......................           49             6,666,619.88                 1.78
Connecticut...................           46             7,364,872.93                 1.96
Delaware......................            3               384,335.22                 0.10
District of Columbia..........            4               837,963.28                 0.22
Florida.......................          239            33,267,874.58                 8.87
Georgia.......................          110            14,189,128.62                 3.78
Hawaii........................            6             1,900,598.84                 0.51
Idaho.........................           14             1,439,342.69                 0.38
Illinois......................           94            13,990,917.24                 3.73
Indiana.......................           36             3,281,283.20                 0.88
Iowa..........................           11             1,004,340.03                 0.27
Kansas........................           10             1,023,387.64                 0.27
Kentucky......................           38             3,906,845.62                 1.04
Louisiana.....................           34             3,929,992.29                 1.05
Maine.........................           26             4,119,768.63                 1.10
Maryland......................           37             7,134,433.60                 1.90
Massachusetts.................          124            28,115,338.33                 7.50
Michigan......................          169            19,800,125.87                 5.28
Minnesota.....................           28             4,865,585.41                 1.30
Mississippi...................            5               591,210.63                 0.16
Missouri......................           42             4,455,762.60                 1.19
Montana.......................            4               401,897.60                 0.11
Nebraska......................            1                56,903.35                 0.02
Nevada........................           19             3,946,551.32                 1.05
New Hampshire.................           25             3,885,264.27                 1.04
New Jersey....................           76            15,877,352.30                 4.23
New York......................          128            27,051,594.85                 7.22
North Carolina................           43             4,321,551.72                 1.15
North Dakota..................            2               103,144.23                 0.03
Ohio..........................          112            12,822,392.12                 3.42
Oklahoma......................           24             2,241,528.57                 0.60
Oregon........................           15             1,915,701.67                 0.51
Pennsylvania..................          113            13,025,932.11                 3.47
Rhode Island..................           28             5,622,135.08                 1.50
South Carolina................           28             3,028,095.89                 0.81
South Dakota..................            2               182,274.39                 0.05
Tennessee.....................           44             4,090,471.34                 1.09
Texas.........................          293            31,740,296.29                 8.47
Utah..........................           17             2,014,207.85                 0.54
Vermont.......................           17             2,196,798.14                 0.59
Virginia......................           59             8,383,336.67                 2.24
Washington....................           36             4,840,020.60                 1.29
West Virginia.................            1               250,901.25                 0.07
Wisconsin.....................           40             6,031,168.93                 1.61
Wyoming.......................            8               911,313.53                 0.24
                                      -----          ---------------               ------
   Total......................        2,567          $374,916,266.84               100.00%
                                      =====          ===============               ======


----------
(1)  The greatest ZIP Code geographic concentration of Group I Mortgage Loans was approximately 0.38% in the 02149 Zip Code.

                                      S-30

              DOCUMENTATION LEVELS OF THE GROUP I MORTGAGE LOANS(1)



                                                    PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                    NUMBER OF     OUTSTANDING AS OF THE   BALANCE OUTSTANDING AS OF
      DOCUMENTATION LEVEL        MORTGAGE LOANS        CUT-OFF DATE            THE CUT-OFF DATE
------------------------------   --------------   ---------------------   -------------------------

Full Documentation............        1,639          $220,006,256.61                58.68%
Stated Income Documentation...          919           153,389,339.09                40.91
Business Bank Statements......            3               808,747.31                 0.22
Lite Documentation............            4               443,673.83                 0.12
No Documentation..............            2               268,250.00                 0.07
                                      -----          ---------------               ------
   Total......................        2,567          $374,916,266.84               100.00%
                                      =====          ===============               ======


----------
(1)  For a description of each Documentation Level, see "Option One Mortgage
     Corporation--Underwriting Standards" herein.

             CURRENT MORTGAGE RATES OF THE GROUP I MORTGAGE LOANS(1)



                                                    PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                    NUMBER OF     OUTSTANDING AS OF THE   BALANCE OUTSTANDING AS OF
   CURRENT MORTGAGE RATE (%)     MORTGAGE LOANS        CUT-OFF DATE            THE CUT-OFF DATE
------------------------------   --------------   ---------------------   -------------------------

4.001  - 5.000................            1          $    148,000.00                 0.04%
5.001  - 6.000................          162            31,134,383.93                 8.30
6.001  - 7.000................          740           125,518,879.66                33.48
7.001  - 8.000................          812           114,042,144.19                30.42
8.001  - 9.000................          568            72,015,022.23                19.21
9.001  - 10.000...............          239            27,824,714.92                 7.42
10.001 - 11.000...............           36             3,527,688.64                 0.94
11.001 - 12.000...............            9               705,433.27                 0.19
                                      -----          ---------------               ------
   Total......................        2,567          $374,916,266.84               100.00%
                                      =====          ===============               ======


----------
(1)  The weighted average current Mortgage Rate of the Group I Mortgage Loans as of the Cut-off Date was approximately 7.455% per annum.

         GROSS MARGINS OF THE ADJUSTABLE-RATE GROUP I MORTGAGE LOANS(1)



                                                    PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                    NUMBER OF     OUTSTANDING AS OF THE   BALANCE OUTSTANDING AS OF
       GROSS MARGIN (%)          MORTGAGE LOANS        CUT-OFF DATE            THE CUT-OFF DATE
------------------------------   --------------   ---------------------   -------------------------

2.001 - 3.000.................            2          $    227,300.00                 0.07%
3.001 - 4.000.................           79            13,785,986.03                 4.36
4.001 - 5.000.................          573            86,031,263.49                27.22
5.001 - 6.000.................          852           117,032,970.87                37.03
6.001 - 7.000.................          477            67,314,670.20                21.30
7.001 - 8.000.................          215            31,645,345.66                10.01
                                      -----          ---------------               ------
   Total......................        2,198          $316,037,536.25               100.00%
                                      =====          ===============               ======


----------
(1)  The weighted average Gross Margin of the Adjustable-Rate Group I Mortgage
     Loans as of the Cut-off Date was approximately 5.573% per annum.

                                      S-31

     NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE-RATE GROUP I MORTGAGE LOANS(1)



                                                    PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                    NUMBER OF     OUTSTANDING AS OF THE   BALANCE OUTSTANDING AS OF
     NEXT ADJUSTMENT DATE        MORTGAGE LOANS        CUT-OFF DATE            THE CUT-OFF DATE
------------------------------   --------------   ---------------------   -------------------------

December 1, 2005..............            5          $    816,178.80                 0.26%
January 1, 2006...............            1                78,300.00                 0.02
June 1, 2006..................            1               207,088.59                 0.07
October 1, 2006...............            1               163,741.87                 0.05
November 1, 2006..............            2               343,333.48                 0.11
December 1, 2006..............            6               867,373.31                 0.27
January 1, 2007...............            7             1,412,529.88                 0.45
February 1, 2007..............           10             1,400,986.37                 0.44
March 1, 2007.................           52             7,859,438.19                 2.49
April 1, 2007.................           80            11,607,668.79                 3.67
April 5, 2007.................            1               110,154.12                 0.03
May 1, 2007...................          151            17,078,223.27                 5.40
May 25, 2007..................            2               353,983.01                 0.11
June 1, 2007..................        1,262           177,240,890.40                56.08
July 1, 2007..................          505            78,739,280.00                24.91
February 1, 2008..............            1               135,476.17                 0.04
March 1, 2008.................            3               451,872.25                 0.14
April 1, 2008.................            4               730,138.24                 0.23
May 1, 2008...................            9               939,764.41                 0.30
June 1, 2008..................           71            11,011,103.48                 3.48
July 1, 2008..................           23             4,339,288.00                 1.37
April 1, 2010.................            1               150,723.62                 0.05
                                      -----          ---------------               ------
   Total......................        2,198          $316,037,536.25               100.00%
                                      =====          ===============               ======


----------
(1)  The weighted average time until the next Adjustment for the Adjustable-Rate
     Group I Mortgage Loans as of the Cut-off Date is approximately 24 months.

     MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE GROUP I MORTGAGE LOANS(1)



                                                    PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                    NUMBER OF     OUTSTANDING AS OF THE   BALANCE OUTSTANDING AS OF
   MAXIMUM MORTGAGE RATE (%)     MORTGAGE LOANS        CUT-OFF DATE            THE CUT-OFF DATE
------------------------------   --------------   ---------------------   -------------------------

10.001 - 11.000...............            1          $    148,000.00                 0.05%
11.001 - 12.000...............          127            24,139,449.87                 7.64
12.001 - 13.000...............          577            95,730,405.18                30.29
13.001 - 14.000...............          726           101,178,131.64                32.01
14.001 - 15.000...............          510            64,808,202.56                20.51
15.001 - 16.000...............          225            26,784,810.36                 8.48
16.001 - 17.000...............           27             2,763,658.37                 0.87
17.001 - 18.000...............            5               484,878.27                 0.15
                                      -----          ---------------               ------
   Total......................        2,198          $316,037,536.25               100.00%
                                      =====          ===============               ======


----------
(1)  The weighted average Maximum Mortgage Rate of the Adjustable-Rate Group I
     Mortgage Loans as of the Cut-off Date was approximately 13.530% per annum.

                                      S-32

     MINIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE GROUP I MORTGAGE LOANS(1)



                                                    PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                    NUMBER OF     OUTSTANDING AS OF THE   BALANCE OUTSTANDING AS OF
   MINIMUM MORTGAGE RATE (%)     MORTGAGE LOANS        CUT-OFF DATE            THE CUT-OFF DATE
------------------------------   --------------   ---------------------   -------------------------

 4.001 -  5.000...............            1          $    148,000.00                 0.05%
 5.001 -  6.000...............          128            24,462,515.09                 7.74
 6.001 -  7.000...............          579            95,992,187.17                30.37
 7.001 -  8.000...............          724           100,719,590.25                31.87
 8.001 -  9.000...............          510            65,013,551.43                20.57
 9.001 - 10.000...............          224            26,453,155.67                 8.37
10.001 - 11.000...............           27             2,763,658.37                 0.87
11.001 - 12.000...............            5               484,878.27                 0.15
                                      -----          ---------------               ------
   Total......................        2,198          $316,037,536.25               100.00%
                                      =====          ===============               ======


----------
(1)  The weighted average Minimum Mortgage Rate of the Adjustable-Rate Group I
     Mortgage Loans as of the Cut-off Date was approximately 7.525% per annum.

   INITIAL PERIODIC RATE CAPS OF THE ADJUSTABLE-RATE GROUP I MORTGAGE LOANS(1)



                                                    PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                    NUMBER OF     OUTSTANDING AS OF THE   BALANCE OUTSTANDING AS OF
 INITIAL PERIODIC RATE CAP (%)   MORTGAGE LOANS        CUT-OFF DATE            THE CUT-OFF DATE
------------------------------   --------------   ---------------------   -------------------------

1.000.........................            7          $  1,197,628.34                 0.38%
2.000.........................            1               331,654.69                 0.10
3.000.........................        2,190           314,508,253.22                99.52
                                      -----          ---------------               ------
   Total......................        2,198          $316,037,536.25               100.00%
                                      =====          ===============               ======


----------
(1)  Relates solely to initial rate adjustments.

 SUBSEQUENT PERIODIC RATE CAPS OF THE ADJUSTABLE-RATE GROUP I MORTGAGE LOANS(1)



                                                    PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
 SUBSEQUENT PERIODIC RATE CAP       NUMBER OF     OUTSTANDING AS OF THE   BALANCE OUTSTANDING AS OF
              (%)                MORTGAGE LOANS        CUT-OFF DATE            THE CUT-OFF DATE
------------------------------   --------------   ---------------------   -------------------------

1.000.........................        2,198          $316,037,536.25               100.00%
                                      -----          ---------------               ------
   Total......................        2,198          $316,037,536.25               100.00%
                                      =====          ===============               ======


----------
(1)  Relates to all rate adjustments subsequent to initial rate adjustments.

                                      S-33

GROUP II MORTGAGE LOANS STATISTICS

     The following statistical information, unless otherwise specified, is based upon percentages of the Principal Balances of the Group II Mortgage Loans as of
the Cut-off Date.

     Approximately 34.33% of the Group II Mortgage Loans had loan-to-value ratios at origination in excess of 80.00%. Approximately 11.62% of the Group II
Mortgage Loans had a loan-to-value ratio at origination in excess of 90.00% and the weighted average loan-to-value ratio of the Group II Mortgage Loans at origination was approximately 79.52%. There can be no assurance that the loan-to-value ratio of any Mortgage Loan determined at any time after origination is less than or equal to its original loan-to-value ratio.
Additionally, the Originator's determination of the value of a Mortgaged
Property used in the calculation of the loan-to-value ratios of the Mortgage
Loans may differ from the appraised value of such Mortgaged Property or the actual value of such Mortgaged Property. The loan-to-value ratio of any Group II
Mortgage Loan that is a second lien Mortgage Loan is calculated based on the aggregate principal balance of such second lien Mortgage Loan and any senior lien mortgage loan.

     Except with respect to 0.10% of the Group II Mortgage Loans, all of the
Group II Mortgage Loans have a Due Date of the first day of the month.

     The weighted average remaining term to maturity of the Group II Mortgage
Loans is approximately 357 months as of the Cut-off Date. None of the Group II
Mortgage Loans had a first Due Date prior to August 2004 or later than August
2005 or will have a remaining term to maturity of less than 116 months or greater than 360 months as of the Cut-off Date. The latest maturity date of any
Group II Mortgage Loan is July 2035.

     The average Principal Balance of the Group II Mortgage Loans at origination was approximately $200,492. The average Principal Balance of the Group II
Mortgage Loans as of the Cut-off Date was approximately $200,356. No Group II
Mortgage Loan had a Principal Balance as of the Cut-off Date of greater than approximately $1,300,000 or less than approximately $25,516.

     The Group II Mortgage Loans had Mortgage Rates as of the Cut-off Date of
not less than 4.850% per annum and not more than 13.700% per annum and the weighted average Mortgage Rate was approximately 7.446% per annum. As of the
Cut-off Date, the Adjustable-Rate Group II Mortgage Loans had Gross Margins
ranging from 3.000% to 10.340%, Minimum Mortgage Rates ranging from 4.750% per annum to 12.650% per annum and Maximum Mortgage Rates ranging from 9.800% per annum to 18.650% per annum. As of the Cut-off Date, the Adjustable-Rate Group II
Mortgage Loans had a weighted average Gross Margin of approximately 5.430% per annum, a weighted average Minimum Mortgage Rate of approximately 7.394% per annum and a weighted average Maximum Mortgage Rate of approximately 13.396% per annum. The latest next Adjustment Date following the Cut-off Date on any
Adjustable-Rate Group II Mortgage Loan occurs in June 2020, and the weighted average next Adjustment Date for the Adjustable-Rate Group II Mortgage Loans
following the Cut-off Date is June 2007.

     The Group II Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

                                      S-34

        CUT-OFF DATE PRINCIPAL BALANCES OF THE GROUP II MORTGAGE LOANS(1)



                                                    PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                    NUMBER OF     OUTSTANDING AS OF THE   BALANCE OUTSTANDING AS OF
     PRINCIPAL BALANCE ($)       MORTGAGE LOANS        CUT-OFF DATE            THE CUT-OFF DATE
------------------------------   --------------   ---------------------   -------------------------

Less than 50,000..............           64          $  3,163,111.13                 0.38%
 50,001 -  75,000.............          582            35,982,331.50                 4.36
 75,001 - 100,000.............          490            42,961,598.46                 5.21
100,001 - 125,000.............          415            46,374,412.61                 5.62
125,001 - 150,000.............          333            45,940,352.67                 5.57
150,001 - 175,000.............          410            66,252,686.29                 8.03
175,001 - 200,000.............          381            71,359,845.16                 8.65
200,001 - 225,000.............          248            52,771,952.35                 6.40
225,001 - 250,000.............          193            45,918,277.76                 5.57
250,001 - 275,000.............          162            42,449,996.89                 5.15
275,001 - 300,000.............          122            35,078,771.01                 4.25
300,001 - 325,000.............           94            29,373,409.66                 3.56
325,001 - 350,000.............           71            24,026,538.66                 2.91
350,001 - 375,000.............           65            23,643,784.63                 2.87
375,001 - 400,000.............           98            38,048,891.16                 4.61
400,001 - 425,000.............           48            19,811,485.37                 2.40
425,001 - 450,000.............           59            25,883,204.36                 3.14
450,001 - 475,000.............           39            18,088,039.49                 2.19
475,001 - 500,000.............           40            19,620,831.18                 2.38
500,001 - 525,000.............           27            13,904,904.06                 1.69
525,001 - 550,000.............           37            19,881,364.42                 2.41
550,001 - 575,000.............           12             6,758,751.05                 0.82
575,001 - 600,000.............           25            14,852,655.86                 1.80
600,001 or greater............          103            82,920,008.33                10.05
                                      -----           ---------------              ------
   Total......................        4,118          $825,067,204.06               100.00%
                                      =====          ===============               ======


----------
(1)  The average Cut-off Date Principal Balance of the Group II Mortgage Loans
     was approximately $200,356.

                CREDIT SCORES FOR THE GROUP II MORTGAGE LOANS(1)



                                                    PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                    NUMBER OF     OUTSTANDING AS OF THE   BALANCE OUTSTANDING AS OF
         CREDIT SCORE            MORTGAGE LOANS        CUT-OFF DATE            THE CUT-OFF DATE
------------------------------   --------------   ---------------------   -------------------------

801 - 850.....................            8          $  1,420,373.90                 0.17%
751 - 800.....................           71            19,018,640.72                 2.31
701 - 750.....................          245            63,300,542.62                 7.67
651 - 700.....................          678           158,515,972.74                19.21
601 - 650.....................        1,344           276,073,056.80                33.46
551 - 600.....................        1,002           183,216,224.41                22.21
501 - 550.....................          710           117,212,132.86                14.21
451 - 500.....................            6               472,242.53                 0.06
N/A...........................           54             5,838,017.48                 0.71
                                      ----           ---------------               ------
   Total......................        4,118          $825,067,204.06               100.00%
                                      =====          ===============               ======


----------
(1)  The weighted average credit score of the Group II Mortgage Loans that had credit scores was approximately 621.

                                      S-35

                  CREDIT GRADE FOR THE GROUP II MORTGAGE LOANS



                                                    PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                    NUMBER OF     OUTSTANDING AS OF THE   BALANCE OUTSTANDING AS OF
         CREDIT GRADE            MORTGAGE LOANS        CUT-OFF DATE            THE CUT-OFF DATE
------------------------------   --------------   ---------------------   -------------------------

AA+...........................        2,971          $616,222,108.38                74.69%
AA............................          452            96,080,651.42                11.65
A.............................          239            44,933,394.19                 5.45
B.............................          256            40,509,981.54                 4.91
C.............................          120            17,286,590.21                 2.10
CC............................           76             9,781,718.72                 1.19
NG............................            4               252,759.60                 0.03
                                      -----          ---------------               ------
   Total......................        4,118          $825,067,204.06               100.00%
                                      =====          ===============               ======


          ORIGINAL TERMS TO MATURITY OF THE GROUP II MORTGAGE LOANS(1)



                                                    PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                    NUMBER OF     OUTSTANDING AS OF THE   BALANCE OUTSTANDING AS OF
    ORIGINAL TERM (MONTHS)       MORTGAGE LOANS        CUT-OFF DATE            THE CUT-OFF DATE
------------------------------   --------------   ---------------------   -------------------------

120...........................            4          $    211,171.12                 0.03%
180...........................           58             5,401,959.01                 0.65
240...........................           24             2,503,836.01                 0.30
360...........................        4,032           816,950,237.92                99.02
                                      -----          ---------------               ------
   Total......................        4,118          $825,067,204.06               100.00%
                                      =====          ===============               ======


----------
(1)  The weighted average original term to maturity of the Group II Mortgage
     Loans was approximately 358 months.

          REMAINING TERMS TO MATURITY OF THE GROUP II MORTGAGE LOANS(1)



                                                    PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                    NUMBER OF     OUTSTANDING AS OF THE   BALANCE OUTSTANDING AS OF
    REMAINING TERM (MONTHS)      MORTGAGE LOANS        CUT-OFF DATE            THE CUT-OFF DATE
------------------------------   --------------   ---------------------   -------------------------

116 - 120.....................            4          $    211,171.12                 0.03%
171 - 175.....................            1                25,516.24                 0.00
176 - 180.....................           57             5,376,442.77                 0.65
231 - 235.....................            1                98,383.49                 0.01
236 - 240.....................           23             2,405,452.52                 0.29
346 - 350.....................            3               995,073.60                 0.12
351 - 355.....................           57            11,536,956.29                 1.40
356 - 360.....................        3,972           804,418,208.03                97.50
                                      -----          ---------------               ------
   Total......................        4,118          $825,067,204.06               100.00%
                                      =====          ===============               ======


----------
(1)  The weighted average remaining term to maturity of the Group II Mortgage
     Loans was approximately 357 months.

                                      S-36

                  PROPERTY TYPES OF THE GROUP II MORTGAGE LOANS



                                                    PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                    NUMBER OF     OUTSTANDING AS OF THE   BALANCE OUTSTANDING AS OF
         PROPERTY TYPE           MORTGAGE LOANS        CUT-OFF DATE            THE CUT-OFF DATE
------------------------------   --------------   ---------------------   -------------------------

Single Family.................        3,171          $610,714,809.14                74.02%
PUD(1)........................          361            85,880,714.80                10.41
2-4 Family....................          293            78,255,310.74                 9.48
Low Rise Condominium..........          187            35,829,643.29                 4.34
Manufactured Housing..........           95            11,724,039.27                 1.42
High Rise Condominium.........           11             2,662,686.82                 0.32
                                      -----          ---------------               ------
   Total......................        4,118          $825,067,204.06               100.00%
                                      =====          ===============               ======


----------
(1)  PUD refers to a home or "unit" in a Planned Unit Development.

               OCCUPANCY STATUS OF THE GROUP II MORTGAGE LOANS(1)



                                                    PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                    NUMBER OF     OUTSTANDING AS OF THE   BALANCE OUTSTANDING AS OF
       OCCUPANCY STATUS          MORTGAGE LOANS        CUT-OFF DATE            THE CUT-OFF DATE
------------------------------   --------------   ---------------------   -------------------------

Primary.......................        3,727          $755,232,854.58                91.54%
Non-owner.....................          325            54,015,158.47                 6.55
Second Home...................           66            15,819,191.01                 1.92
                                      -----          ---------------               ------
   Total......................        4,118          $825,067,204.06               100.00%
                                      =====          ===============               ======


----------
(1)  Occupancy as represented by the mortgagor at the time of origination.

                     PURPOSE OF THE GROUP II MORTGAGE LOANS



                                                    PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                    NUMBER OF     OUTSTANDING AS OF THE   BALANCE OUTSTANDING AS OF
           PURPOSE               MORTGAGE LOANS        CUT-OFF DATE            THE CUT-OFF DATE
------------------------------   --------------   ---------------------   -------------------------

Cash Out Refinance............        2,379          $479,582,060.44                58.13%
Purchase......................        1,528           306,915,839.38                37.20
Rate/Term Refinance...........          211            38,569,304.24                 4.67
                                      -----          ---------------               ------
   Total......................        4,118          $825,067,204.06               100.00%
                                      =====          ===============               ======


                                      S-37

      ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP II MORTGAGE LOANS(1)(2)(3)



                                                    PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
    ORIGINAL LOAN-TO-VALUE          NUMBER OF     OUTSTANDING AS OF THE   BALANCE OUTSTANDING AS OF
           RATIO (%)             MORTGAGE LOANS        CUT-OFF DATE            THE CUT-OFF DATE
------------------------------   --------------   ---------------------   -------------------------

10.01 -  15.00................            1          $     49,963.99                 0.01%
15.01 -  20.00................            2               124,956.32                 0.02
20.01 -  25.00................           12             1,761,695.14                 0.21
25.01 -  30.00................           17             2,136,175.53                 0.26
30.01 -  35.00................           14             1,720,642.39                 0.21
35.01 -  40.00................           27             4,167,226.30                 0.51
40.01 -  45.00................           34             4,355,898.27                 0.53
45.01 -  50.00................           40             5,498,145.66                 0.67
50.01 -  55.00................           55            11,613,209.67                 1.41
55.01 -  60.00................           91            17,796,455.90                 2.16
60.01 -  65.00................          190            33,301,433.68                 4.04
65.01 -  70.00................          254            52,552,137.32                 6.37
70.01 -  75.00................          388            82,359,143.00                 9.98
75.01 -  80.00................        1,628           324,389,131.68                39.32
80.01 -  85.00................          397            82,895,746.41                10.05
85.01 -  90.00................          434           104,439,383.77                12.66
90.01 -  95.00................          385            82,739,662.63                10.03
95.01 - 100.00................          149            13,166,196.40                 1.60
                                      -----          ---------------               ------
   Total......................        4,118          $825,067,204.06               100.00%
                                      =====          ===============               ======


----------
(1)  The weighted average original loan-to-value ratio of the Group II Mortgage
     Loans as of the Cut-off Date was approximately 79.52%.

(2)  For a description of the determination of loan-to-value ratio by the Master
     Servicer see "Option One Mortgage Corporation--Underwriting Standards"
     herein.

(3)  References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

                                      S-38

  GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES RELATED TO THE GROUP II
                               MORTGAGE LOANS(1)



                                                    PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                    NUMBER OF     OUTSTANDING AS OF THE   BALANCE OUTSTANDING AS OF
           LOCATION              MORTGAGE LOANS        CUT-OFF DATE            THE CUT-OFF DATE
------------------------------   --------------   ---------------------   -------------------------

Alabama.......................           26          $  2,080,163.62                 0.25%
Arizona.......................           87            15,034,298.05                 1.82
Arkansas......................           23             2,305,052.20                 0.28
California....................          527           176,180,725.01                21.35
Colorado......................           76            14,104,418.22                 1.71
Connecticut...................           88            17,299,510.21                 2.10
Delaware......................            6               998,338.59                 0.12
District of Columbia..........           10             2,979,791.73                 0.36
Florida.......................          538            98,199,274.39                11.90
Georgia.......................          124            17,919,531.12                 2.17
Hawaii........................           16             5,383,187.73                 0.65
Idaho.........................           18             2,674,662.35                 0.32
Illinois......................          131            21,394,954.72                 2.59
Indiana.......................           38             3,508,107.65                 0.43
Iowa..........................           15             1,342,535.48                 0.16
Kansas........................           12             1,268,093.06                 0.15
Kentucky......................           32             3,432,395.91                 0.42
Louisiana.....................           29             4,618,298.89                 0.56
Maine.........................           55             7,276,324.38                 0.88
Maryland......................           73            15,752,359.52                 1.91
Massachusetts.................          247            63,999,024.90                 7.76
Michigan......................          187            24,080,244.40                 2.92
Minnesota.....................           50             9,295,168.25                 1.13
Mississippi...................            8               650,305.67                 0.08
Missouri......................           49             5,734,359.68                 0.70
Montana.......................            6             1,383,993.96                 0.17
Nebraska......................            6               449,835.74                 0.05
Nevada........................           53            11,249,667.36                 1.36
New Hampshire.................           38             7,072,265.80                 0.86
New Jersey....................          175            47,230,747.28                 5.72
New York......................          242            68,458,081.97                 8.30
North Carolina................           80            10,257,156.58                 1.24
North Dakota..................            2               192,451.42                 0.02
Ohio..........................          114            13,179,102.03                 1.60
Oklahoma......................           21             2,379,573.24                 0.29
Oregon........................           26             4,137,636.14                 0.50
Pennsylvania..................          120            16,060,057.53                 1.95
Rhode Island..................           64            14,079,103.30                 1.71
South Carolina................           35             5,550,831.06                 0.67
Tennessee.....................           41             4,681,340.44                 0.57
Texas.........................          321            45,112,738.95                 5.47
Utah..........................           12             1,693,246.14                 0.21
Vermont.......................           19             2,848,092.35                 0.35
Virginia......................          152            29,812,315.09                 3.61
Washington....................           62            12,031,525.73                 1.46
Wisconsin.....................           50             7,546,949.82                 0.91
Wyoming.......................           14             2,149,366.40                 0.26
                                      -----          ---------------               ------
   Total......................        4,118          $825,067,204.06               100.00%
                                      =====          ===============               ======


----------
(1)  The greatest ZIP Code geographic concentration of Group II Mortgage Loans was approximately 0.26% in the 34953 Zip Code.

                                      S-39

             DOCUMENTATION LEVELS OF THE GROUP II MORTGAGE LOANS(1)



                                                    PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                    NUMBER OF     OUTSTANDING AS OF THE   BALANCE OUTSTANDING AS OF
      DOCUMENTATION LEVEL        MORTGAGE LOANS        CUT-OFF DATE            THE CUT-OFF DATE
------------------------------   --------------   ---------------------   -------------------------

Full Documentation............        2,752          $475,349,970.07                57.61%
Stated Income Documentation...        1,262           325,345,452.42                39.43
No Documentation..............           53            10,834,047.74                 1.31
Lite Documentation............           25             6,870,628.13                 0.83
Business Bank Statements......           26             6,667,105.70                 0.81
                                      -----          ---------------               ------
   Total......................        4,118          $825,067,204.06               100.00%
                                      =====          ===============               ======


----------
(1)  For a description of each Documentation Level, see "Option One Mortgage
     Corporation--Underwriting Standards" herein.

            CURRENT MORTGAGE RATES OF THE GROUP II MORTGAGE LOANS(1)



                                                    PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                    NUMBER OF     OUTSTANDING AS OF THE   BALANCE OUTSTANDING AS OF
   CURRENT MORTGAGE RATE (%)     MORTGAGE LOANS        CUT-OFF DATE            THE CUT-OFF DATE
------------------------------   --------------   ---------------------   -------------------------

 4.001 -  5.000...............            6          $  1,924,760.16                 0.23%
 5.001 -  6.000...............          238            77,990,746.68                 9.45
 6.001 -  7.000...............        1,051           276,169,734.61                33.47
 7.001 -  8.000...............        1,244           260,658,482.67                31.59
 8.001 -  9.000...............          815           126,150,767.89                15.29
 9.001 - 10.000...............          417            50,224,094.70                 6.09
10.001 - 11.000...............          230            22,756,529.86                 2.76
11.001 - 12.000...............          101             7,852,827.49                 0.95
12.001 - 13.000...............           15             1,289,260.00                 0.16
13.001 - 14.000...............            1                50,000.00                 0.01
                                      -----          ---------------               ------
   Total......................        4,118          $825,067,204.06               100.00%
                                      =====          ===============               ======


----------
(1)  The weighted average current Mortgage Rate of the Group II Mortgage Loans as of the Cut-off Date was approximately 7.446% per annum.

         GROSS MARGINS OF THE ADJUSTABLE-RATE GROUP II MORTGAGE LOANS(1)



                                                    PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                    NUMBER OF     OUTSTANDING AS OF THE   BALANCE OUTSTANDING AS OF
       GROSS MARGIN (%)          MORTGAGE LOANS        CUT-OFF DATE            THE CUT-OFF DATE
------------------------------   --------------   ---------------------   -------------------------

 2.001 -  3.000...............            5          $  1,521,941.01                 0.22%
 3.001 -  4.000...............          145            46,368,705.61                 6.63
 4.001 -  5.000...............          864           225,673,526.91                32.27
 5.001 -  6.000...............        1,167           253,681,686.70                36.27
 6.001 -  7.000...............          637           112,634,600.90                16.11
 7.001 -  8.000...............          334            47,454,189.19                 6.79
 8.001 -  9.000...............           88            11,046,739.60                 1.58
 9.001 - 10.000...............            5               844,051.43                 0.12
10.001 - 11.000...............            1               114,616.53                 0.02
                                      -----          ---------------               ------
   Total......................        3,246          $699,340,057.88               100.00%
                                      =====          ===============               ======


----------
(1)  The weighted average Gross Margin of the Adjustable-Rate Group II Mortgage
     Loans as of the Cut-off Date was approximately 5.430% per annum.

                                      S-40

     NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE-RATE GROUP II MORTGAGE LOANS(1)



                                                    PRINCIPAL BALANCE      % OF AGGREGATE PRINCIPAL
                                    NUMBER OF     OUTSTANDING AS OF THE   BALANCE OUTSTANDING AS OF
     NEXT ADJUSTMENT DATE        MORTGAGE LOANS        CUT-OFF DATE            THE CUT-OFF DATE
------------------------------   --------------   ---------------------   -------------------------

August 1, 2005................            1          $    634,206.96                 0.09%
September 1, 2005.............            1                75,870.38                 0.01
December 1, 2005..............            4               461,780.76                 0.07
January 1, 2006...............            1               173,200.00                 0.02
July 1, 2006..................            1               232,373.35                 0.03
August 1, 2006................            1               114,616.53                 0.02
September 1, 2006.............            1               648,083.72                 0.09
November 1, 2006..............            4               545,415.62                 0.08
December 1, 2006..............            4               673,644.29                 0.10
January 1, 2007...............           14             2,441,307.82                 0.35
February 1, 2007..............           18             4,753,060.18                 0.68
March 1, 2007.................           88            21,163,378.76                 3.03
March 11, 2007................            1                74,667.24                 0.01
March 14, 2007................            1                67,903.72                 0.01
April 1, 2007.................          131            28,433,518.34                 4.07
April 25, 2007................            1               202,813.80                 0.03
May 1, 2007...................          281            60,276,766.08                 8.62
May 10, 2007..................            1                59,959.50                 0.01
May 23, 2007..................            1               398,817.76                 0.06
June 1, 2007..................        1,881           407,630,718.10                58.29
July 1, 2007..................          639           130,793,505.90                18.70
January 1, 2008...............            1               224,972.41                 0.03
February 1, 2008..............            2               690,657.13                 0.10
March 1, 2008.................            2               202,643.15                 0.03
April 1, 2008.................           12             1,903,349.44                 0.27
May 1, 2008...................           19             3,692,558.47                 0.53
June 1, 2008..................          104            24,837,243.02                 3.55
July 1, 2008..................           27             7,094,159.00                 1.01
May 1, 2010...................            1               206,400.00                 0.03
June 1, 2010..................            1               261,000.00                 0.04
April 1, 2020.................            1               321,500.00                 0.05
June 1, 2020..................            1                49,966.45                 0.01
                                      -----          ---------------               ------
   Total......................        3,246          $699,340,057.88               100.00%
                                      =====          ===============               ======


----------
(1)  The weighted average time until the next Adjustment for the Adjustable-Rate
     Group II Mortgage Loans as of the Cut-off Date is approximately 24 months.

                                      S-41

    MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE GROUP II MORTGAGE LOANS(1)



                                                    PRINCIPAL BALANCE        % OF AGGREGATE PRINCIPAL
                                    NUMBER OF     OUTSTANDING AS OF THE   BALANCE OUTSTANDING AS OF THE
   MAXIMUM MORTGAGE RATE (%)     MORTGAGE LOANS        CUT-OFF DATE                CUT-OFF DATE
------------------------------   --------------   ---------------------   -----------------------------

 9.001 - 10.000 ..............            1          $    288,256.24                    0.04%
10.001 - 11.000 ..............            6             1,924,760.16                    0.28
11.001 - 12.000 ..............          215            69,034,979.62                    9.87
12.001 - 13.000 ..............          869           234,035,963.96                   33.47
13.001 - 14.000 ..............        1,043           229,057,666.77                   32.75
14.001 - 15.000 ..............          594           101,335,468.62                   14.49
15.001 - 16.000 ..............          303            41,130,870.81                    5.88
16.001 - 17.000 ..............          151            16,971,324.99                    2.43
17.001 - 18.000 ..............           54             4,480,028.97                    0.64
18.001 - 19.000 ..............           10             1,080,737.74                    0.15
                                      -----          ---------------                  ------
   Total .....................        3,246          $699,340,057.88                  100.00%
                                      =====          ===============                  ======


----------
(1)  The weighted average Maximum Mortgage Rate of the Adjustable-Rate Group II
     Mortgage Loans as of the Cut-off Date was approximately 13.396% per annum.

    MINIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE GROUP II MORTGAGE LOANS(1)



                                                    PRINCIPAL BALANCE        % OF AGGREGATE PRINCIPAL
                                    NUMBER OF     OUTSTANDING AS OF THE   BALANCE OUTSTANDING AS OF THE
   MINIMUM MORTGAGE RATE (%)     MORTGAGE LOANS        CUT-OFF DATE                CUT-OFF DATE
------------------------------   --------------   ---------------------   -----------------------------

 4.001 -  5.000 ..............            7          $  2,558,967.12                    0.37%
 5.001 -  6.000 ..............          215            68,624,902.05                    9.81
 6.001 -  7.000 ..............          872           234,991,071.93                   33.60
 7.001 -  8.000 ..............        1,042           228,508,483.13                   32.67
 8.001 -  9.000 ..............          594           101,335,468.62                   14.49
 9.001 - 10.000 ..............          301            40,789,073.33                    5.83
10.001 - 11.000 ..............          151            16,971,324.99                    2.43
11.001 - 12.000 ..............           55             4,654,863.27                    0.67
12.001 - 13.000 ..............            9               905,903.44                    0.13
                                      -----          ---------------                  ------
   Total .....................        3,246          $699,340,057.88                  100.00%
                                      =====          ===============                  ======


----------
(1)  The weighted average Minimum Mortgage Rate of the Adjustable-Rate Group II
     Mortgage Loans as of the Cut-off Date was approximately 7.394% per annum.

  INITIAL PERIODIC RATE CAPS OF THE ADJUSTABLE-RATE GROUP II MORTGAGE LOANS(1)



                                                    PRINCIPAL BALANCE        % OF AGGREGATE PRINCIPAL
                                    NUMBER OF     OUTSTANDING AS OF THE   BALANCE OUTSTANDING AS OF THE
 INITIAL PERIODIC RATE CAP (%)   MORTGAGE LOANS        CUT-OFF DATE                CUT-OFF DATE
------------------------------   --------------   ---------------------   -----------------------------

1.000 ........................            8          $  1,221,685.44                    0.17%
3.000 ........................        3,238           698,118,372.44                   99.83
                                      -----          ---------------                  ------
   Total .....................        3,246          $699,340,057.88                  100.00%
                                      =====          ===============                  ======


----------
(1)  Relates solely to initial rate adjustments.

                                      S-42

 SUBSEQUENT PERIODIC RATE CAPS OF THE ADJUSTABLE-RATE GROUP II MORTGAGE LOANS(1)



                                                    PRINCIPAL BALANCE        % OF AGGREGATE PRINCIPAL
     SUBSEQUENT PERIODIC            NUMBER OF     OUTSTANDING AS OF THE   BALANCE OUTSTANDING AS OF THE
         RATE CAP (%)            MORTGAGE LOANS        CUT-OFF DATE                CUT-OFF DATE
------------------------------   --------------   ---------------------   -----------------------------

1.000 ........................        3,242          $698,545,126.53                   99.89%
1.500 ........................            2               324,298.70                    0.05
2.000 ........................            2               470,632.65                    0.07
                                      -----          ---------------                  ------
   Total .....................        3,246          $699,340,057.88                  100.00%
                                      =====          ===============                  ======


----------
(1)  Relates to all rate adjustments subsequent to initial rate adjustments.

                         OPTION ONE MORTGAGE CORPORATION

GENERAL

     The information set forth in the following paragraphs has been provided by the Master Servicer (referred to in this section as "Option One"). None of the
Depositor or any other affiliate of Option One, the Underwriters, the Trustee or any of their affiliates has made or will make any representation as to the accuracy or completeness of such information.

     Option One, a California corporation headquartered in Irvine, California, will serve as the Master Servicer pursuant to the Pooling Agreement for the
Mortgage Loans.

     Option One was incorporated in 1992, commenced receiving applications for mortgage loans under its regular lending program in February 1993 and began funding such mortgage loans indirectly in the same month. The principal business of Option One is the origination, sale and servicing of non-conforming mortgage loans.

     Option One is a wholly-owned subsidiary of Block Financial, which is in turn a wholly-owned subsidiary of H&R Block, Inc. ("H&R Block").

     The following tables set forth, as of December 31, 2002, 2003, 2004 and
March 31, 2005 certain information relating to the delinquency experience
(including imminent foreclosures, foreclosures in progress and bankruptcies) of one- to four-family residential mortgage loans included in Option One's entire servicing portfolio (which portfolio includes mortgage loans originated under the Option One Guidelines and mortgage loans that are subserviced for others) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it has not been paid by the next scheduled due date for such mortgage loan.

                                      S-43

                        DELINQUENCIES AND FORECLOSURES(1)
                             (DOLLARS IN THOUSANDS)



                                         AT YEAR ENDED DECEMBER 31, 2002                  AT YEAR ENDED DECEMBER 31, 2003
                                 ----------------------------------------------   ----------------------------------------------
                                                          PERCENT    PERCENT BY                            PERCENT    PERCENT BY
                                  BY NO.     BY DOLLAR     BY NO.      DOLLAR      BY NO.     BY DOLLAR     BY NO.      DOLLAR
                                 OF LOANS      AMOUNT     OF LOANS     AMOUNT     OF LOANS      AMOUNT     OF LOANS     AMOUNT
                                 --------   -----------   --------   ----------   --------   -----------   --------   ----------

Total Portfolio ..............    226,286   $28,070,873      N/A         N/A       301,778   $41,364,855      N/A         N/A
Period of Delinquency
30-59 days ...................      4,536       494,896     2.00%       1.76%        5,207       604,945     1.73%       1.46%
60-89 ........................      2,345       249,011     1.04        0.89         2,564       293,412     0.85        0.71
90 days or more ..............     14,075     1,371,377     6.22        4.89        15,387     1,597,177     5.10        3.86
                                  -------   -----------     ----        ----       -------   -----------     ----        ----
Total Delinquent Loans(1) ....     20,956   $ 2,115,285     9.26%       7.54%       23,158   $ 2,495,534     7.68%       6.03%
Loans in Foreclosure(2) ......     10,491   $ 1,059,786     4.64%       3.78%       10,764   $ 1,161,361     3.57%       2.81%




                                         AT YEAR ENDED DECEMBER 31, 2004                  AT THREE MONTHS ENDED MARCH 31, 2005
                                 ----------------------------------------------   ----------------------------------------------
                                                          PERCENT    PERCENT BY                            PERCENT    PERCENT BY
                                  BY NO.     BY DOLLAR     BY NO.      DOLLAR      BY NO.     BY DOLLAR     BY NO.      DOLLAR
                                 OF LOANS      AMOUNT     OF LOANS     AMOUNT     OF LOANS      AMOUNT     OF LOANS     AMOUNT
                                 --------   -----------   --------   ----------   --------   -----------   --------   ----------

Total Portfolio ..............    386,770   $59,156,057      N/A         N/A      $410,569   $63,779,060      N/A         N/A
Period of Delinquency
30-59 days ...................      6,495       819,245     1.68%       1.38%        5,508       730,830     1.34%       1.15%
60-89 ........................      2,989       359,917     0.77        0.61         2,589       327,222     0.63        0.51
90 days or more ..............     15,940     1,722,996     4.12        2.91        15,789     1,730,305     3.85        2.71
                                  -------   -----------     ----        ----      --------   -----------     ----        ----
Total Delinquent Loans(1) ....     25,424   $ 2,902,158     6.57%       4.91%     $ 23,886   $ 2,788,357     5.82%       4.37%
Loans in Foreclosure(2) ......      9,361   $ 1,044,624     2.42%       1.77%     $  9,622   $ 1,069,305     2.34%       1.68%


----------
(1)  The sum in any column may not equal the total indicated due to rounding.

(2)  Loans in foreclosure are also included under the heading "Total Delinquent
     Loans."

                                REAL ESTATE OWNED
                             (DOLLARS IN THOUSANDS)



                                      AT YEAR ENDED            AT YEAR ENDED            AT YEAR ENDED        AT THREE MONTHS ENDED
                                    DECEMBER 31, 2002        DECEMBER 31, 2003        DECEMBER 31, 2004         MARCH 31, 2005
                                 ----------------------   ----------------------   ----------------------   ----------------------
                                  BY NO.     BY DOLLAR     BY NO.     BY DOLLAR     BY NO.     BY DOLLAR     BY NO.     BY DOLLAR
                                 OF LOANS      AMOUNT     OF LOANS      AMOUNT     OF LOANS      AMOUNT     OF LOANS      AMOUNT
                                 --------   -----------   --------   -----------   --------   -----------   --------   -----------

Total Portfolio ..............    226,286   $28,070,873    301,778   $41,364,855    386,770   $59,156,057    410,569   $63,779,060
Foreclosed Loans(1) ..........      3,461   $   282,689      3,361   $   293,629      2,536   $   225,362      2,885   $   254,460
Foreclosure Ratio(2) .........       1.53%         1.01%      1.11%         0.71%      0.66%         0.38%      0.70%         0.40%


----------
(1)  For the purpose of these tables, Foreclosed Loans means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Option One, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure.

(2)  The Foreclosure Ratio is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

                                      S-44

   LOAN LOSS EXPERIENCE ON OPTION ONE'S SERVICING PORTFOLIO OF MORTGAGE LOANS
                             (DOLLARS IN THOUSANDS)



                                    AT OR FOR YEAR ENDED DECEMBER 31,          AT OR FOR THREE
                                 ---------------------------------------   MONTHS ENDED MARCH 31,
                                     2002          2003          2004               2005
                                 -----------   -----------   -----------   ----------------------

Total Portfolio(1) ...........   $28,070,873   $41,364,855   $59,156,057        $63,779,060
Net losses(2)(3) .............   $   167,512   $   238,802   $   240,899        $    39,131
Net Losses as a Percentage
   of Total Portfolio(4) .....          0.60%         0.58%         0.41%              0.25%


----------
(1)  "Total Portfolio" on the date stated above is the aggregate of the principal balances of the mortgage loans outstanding on the last day of the period.

(2)  "Net Losses" means "Gross Losses" minus "Recoveries." "Gross Losses" are actual losses incurred on liquidated properties for each respective period.
     Losses are calculated after repayment of all principal, foreclosure costs, servicing fees and accrued interest to the date of liquidation.
     "Recoveries" are recoveries from liquidation proceeds, deficiency judgments and MI proceeds. The information in this table reflects costs and recoveries through March 31, 2005.

(3)  "Net Losses" are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods. The information in this table reflects costs and recoveries through March 31, 2005.

(4)  "For March 31, 2005, "Net Losses as a Percentage of Total Portfolio" was
     annualized by multiplying Net Losses by 4.0 before calculating the percentage of "Net Losses as a Percentage of Total Portfolio."

     It is unlikely that the delinquency experience of the Mortgage Loans included in the Mortgage Pool will correspond to the delinquency experience of
Option One's mortgage portfolio set forth in the foregoing tables. The statistics shown above represent the delinquency experience for Option One's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans included in the Mortgage
Pool will depend on the results obtained over the life of the Mortgage Pool. In particular, investors should note that newly originated mortgage loans will not be added to the Mortgage Pool after the Closing Date, and the Mortgage Pool will therefore consist of a static pool of Mortgage Loans, whereas new mortgage loans are continually being originated and added to the pool for which such statistics above are compiled. Accordingly, the actual loss and delinquency percentages with respect to the Mortgage Pool are likely to be substantially higher than those indicated in the tables above. In addition, if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Option One. Furthermore, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on such Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Pool.

UNDERWRITING STANDARDS

     The Mortgage Loans will have been originated generally in accordance with
Option One's Guidelines (the "Option One Underwriting Guidelines"). The Option
One Underwriting Guidelines are primarily intended to assess the value of the mortgaged property, to evaluate the adequacy of such property as collateral for the mortgage loan and to assess the applicant's ability to repay the mortgage loan. The Mortgage Loans were also generally underwritten with a view toward resale in the secondary market. The Mortgage Loans generally bear higher rates of interest than mortgage loans that are originated in accordance with customary
Fannie Mae and Freddie Mac standards.

     On a case-by-case basis, exceptions to the Option One Underwriting
Guidelines are made where compensating factors exist. Except as specifically stated herein, the Option One Underwriting Guidelines are the same for first lien mortgage loans and second lien mortgage loans.

                                      S-45

     Each mortgage loan applicant completes an application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The Option One Underwriting
Guidelines require a credit report and, if available, a credit score on each applicant from a credit-reporting agency. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. A credit score is a statistical ranking of likely future credit performance developed by Fair, Isaac and Co.,
Inc. and made available through the three national credit data repositories--Equifax, TransUnion and Experian.

     Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. Such appraisers inspect and appraise the subject property and verify that such property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac.

     The Option One Underwriting Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and require Option One's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal supports the loan balance. The maximum loan amount for mortgage loans originated under the origination programs varies by state and may be originated up to $1,200,000. Option One recognizes that an appraised value is an opinion and thus, allows for variances to the appraisal based on a review of such appraisal, the loan-to-value ratio ("LTV") and other risk factors. The maximum variance between the appraisal and a review of the appraisal is limited to (i)
10% for LTVs that are less than or equal to 85%, (ii) 5% for LTVs between 85.01%
and 95%, and (iii) 3% for LTVs over 95%. References to LTV's in this section are based on loan balance (including the principal balance of the senior lien when referring to a second lien mortgage loan) relative to (a) in the case of a purchase money mortgage loan, the lesser of the appraised value or the sales price of the related mortgaged property, (b) in the case of a refinance mortgage loan, the appraised value and (c) in the case of a purchase money mortgage loan used to acquire the related mortgaged property under a "lease option purchase,"
the lesser of the appraised value or, if the "lease option purchase price" was set less than 12 months prior to origination, the sale price of the related mortgaged property . There can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of such mortgaged property at the time of such appraisal or review. Furthermore, there can be no assurance that the actual value of a mortgaged property has not declined subsequent to the time of such appraisal or review.

     Option One Underwriting Guidelines require a reasonable determination of an applicant's ability to repay the loan. Such determination is based on a review of the applicant's source of income, calculation of a debt service-to-income ratio based on the amount of income from sources indicated on the loan application or similar documentation, a review of the applicant's credit history and the type and intended use of the property being financed.

     Except with respect to the No Documentation program that is described below, the Option One Underwriting Guidelines require verification or evaluation of the income of each applicant and, for purchase transactions, verification of the seasoning or source of funds (in excess of $2,500) required to be deposited by the applicant into escrow. The income verification required under Option
One's various mortgage loan programs is as follows:

     Full Documentation, the highest level of income documentation, generally requires applicants to submit one written form of verification from the employer of stable income for at least 12 months. A wage-earner may document income by a current pay stub reflecting year to date income and applicant's most recent W-2 or IRS Form 1040. A self-employed applicant may document income with either the most recent federal tax returns or personal bank statements.

     Lite Documentation is for applicants who otherwise cannot meet the requirements of the full documentation program and requires applicants to submit 3 months' bank statements or a paystub as verification of income.

                                      S-46

     Stated Income Documentation applicants are qualified based upon monthly income as stated on the mortgage loan application.

     No Documentation, which is only available under the AA+ credit grade, does not require any statement or proof of income, employment or assets. The credit decision is based on the borrower's credit score and credit trade lines.

     For wage earning borrowers, all documentation types require a verbal verification of employment to be conducted within 48 hours prior to funding.

     Latitude Advantage Program. The majority of Option One's loan originations are underwritten using its "Latitude Advantage" program guidelines. Under the
Latitude Advantage program, the maximum LTV is based on an applicant's credit score, risk grade, income documentation and use and type of property. Maximum
LTV for Full Documentation loans are generally higher than the maximum LTV for corresponding Lite Documentation or Stated Income loans. The maximum LTV for loans secured by owner-occupied properties are generally higher than for loans secured by properties that are not owner-occupied. The credit report of the applicant whose credit score is being used for qualifying purposes must reflect three or more tradelines. A minimum credit score of 500 is required, although a credit score greater than 580 is often required to qualify for the maximum LTV
(100%) under the program. The debt-to-income ratio is generally less than 55%.
Latitude Advantage guidelines require bankruptcies be discharged, dismissed or paid off at or prior to funding. Collections and judgments which are less than
12 months old and greater than $5,000 must be paid down or paid off at or prior to closing. Collections and judgments which are 12 or more months old are disregarded. Under the Latitude Advantage program, Option One has established six risk grades, "AA+" to "CC", based on the applicant's previous mortgage payment history. Under the AA+ risk category, the applicant must have no 30-day late mortgage payments within the last 12 months. Under the AA risk category, the applicant must have no more than one 30 day late mortgage payment within the past 12 months or no prior mortgage payment history. Under the A risk grade, the applicant must have no more than two 30-day late mortgage payments within the past 12 months. Under the B risk grade, the applicant must have no more than four 30-day late mortgage payments or two 30-day and one 60-day late mortgage payment within the past 12 months. Under the C risk grade, the applicant must have no more than six 30-day late mortgage payments, one 60-day late mortgage payment and one 90-day late mortgage payment within the past 12 months, or six
30-day late mortgage payments, two 60-day late mortgage payments and no 90-day late payments within the last 12 months. CC risk mortgage delinquencies are considered on a case-by-case basis.

     Within the Latitude Advantage program, the Score Advantage feature allows the use of the co-applicant's credit score for qualifying purposes; provided, however, to the extent the co-applicant's credit score exceeds the primary applicant's credit score by more than 100 points, then the qualifying credit score will be the primary applicant's credit score plus 100 points. Score
Advantage mortgage loans must be owner occupied, Full Documentation, and have a maximum LTV of 95%. Score Advantage requires the co-applicant's contribution to qualifying income to be equal to or greater than 30% of the total qualifying income. The maximum debt-to-income ratio for this program is 5% less than the maximum debt-to-income ratio allowed under the corresponding non-Score Advantage program.

     Legacy Program. In addition to its credit score based origination program,
Latitude Advantage, Option One offers the "Legacy" program. Under the Legacy program, LTV limitations are determined based on the applicant's risk grade, income documentation and use and type of property. In general, the maximum LTV increases with credit quality and are typically higher for Full Documentation loans and owner-occupied properties. The maximum debt-to-income ratio is generally less than 55% for AA, A, and B risk grades, and less than 60% for C and CC risk grades. If a credit score is available, the minimum credit score required is 500.

     Option One has established five credit grades under the Legacy program,
"AA" to "CC", and considers an applicant's prior mortgage payment history, if applicable, consumer credit payment history, bankruptcy and foreclosure history, and debt-to-income ratios when determining a loan's risk grade. The Legacy risk grades correspond directly with the Latitude Advantage risk grades with respect to previous mortgage payment history requirements. In addition, under the Legacy program no Chapter 7 or Chapter 11 bankruptcies and no foreclosures may have occurred during the preceding three years for AA credit grade, two years for A grade, 18 months for B grade, or one year for C grade applicants. If an applicant's Chapter 13 bankruptcy has been discharged and the

                                      S-47

applicant has a credit history otherwise complying with the credit parameters of a credit grade and the mortgage loan LTV is equal to or less than 80%, then the applicant may qualify for such credit grade.

     Exceptions. As described above, the foregoing risk categories and criteria are Underwriting Guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a debt-to-income ratio exception, a pricing exception, a loan-to-value exception, a credit score exception or an exception from certain requirements of a particular risk category. An upgrade will be granted if the application reflects certain compensating factors, among others:
a relatively lower LTV; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; stable employment or ownership of current residence of four or more years; or cash reserves equal to or in excess of three monthly payments of principal, interest, taxes and insurance. An upgrade or exception may also be allowed if the applicant places a down payment through escrow of at least 10% of the purchase price of the mortgaged property, or if the new loan reduces the applicant's monthly aggregate mortgage payment by 20%
or more. Accordingly, certain mortgagors may qualify for a more favorable risk category or for a higher maximum LTV that, in the absence of such compensating factors, would satisfy only the criteria of a less favorable risk category or maximum LTV.

                                   THE SELLER

     The Seller of the Mortgage Loans may be any or all of: (i) Option One
Mortgage Corporation, a California corporation, (ii) Option One Owner Trust
2001-1A, Option One Owner Trust 2001-1B and/or Option One Owner Trust 2001-2,
each a Delaware statutory trust formed pursuant to a related Trust Agreement dated as of April 1, 2001 between Option One Loan Warehouse Corporation and
Wilmington Trust Company as owner trustee or (iii) Option One Owner Trust
2002-3, a Delaware statutory trust formed pursuant to a related Trust Agreement dated as of July 2, 2002 between Option One Loan Warehouse Corporation and
Wilmington Trust Company as owner trustee or (iv) Option One Owner Trust 2003-4, a Delaware statutory trust formed pursuant to a related Trust Agreement dated as of August 8, 2003 between Option One Loan Warehouse Corporation and Wilmington
Trust Company as owner trustee or (v) Option One Owner Trust 2003-5, a Delaware statutory trust formed pursuant to a related Trust Agreement dated as of
November 1, 2003 between Option One Loan Warehouse Corporation and Wilmington
Trust Company as owner trustee. Each of the trusts previously acquired mortgage loans from the Originator and is beneficially owned by, but not controlled by, the Originator.

                              THE POOLING AGREEMENT

GENERAL

     The Certificates will be issued pursuant to the Pooling Agreement. The
Trust created under the Pooling Agreement will consist of (i) all of the
Depositor's right, title and interest in the Mortgage Loans, the related mortgage notes, Mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Pooling Agreement,
(v) the Net WAC Rate Carryover Reserve Account, (vi) the rights of the Depositor under the Mortgage Loan Purchase Agreement and (vii) the right to any Net Swap
Payment and any Swap Termination Payment made by the Swap Provider and deposited into the Swap Account.

     The NIMS Insurer, if any, will be a third party beneficiary of the Pooling
Agreement to the extent set forth in the Pooling Agreement. In addition, the
NIMS Insurer, if any, will have various rights under the Pooling Agreement including, but not limited to, the rights set forth under "Risk Factors--Rights of the NIMS Insurer" in this prospectus supplement.

ASSIGNMENT OF THE MORTGAGE LOANS

     On the Closing Date, the Depositor will transfer to the Trust all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, Mortgage, assignment of Mortgage in recordable form in blank or to the
Trustee and other related documents (collectively, the "Related Documents"), including all scheduled payments with

                                      S-48

respect to each such Mortgage Loan due after the Cut-off Date. The Trustee, concurrently with such transfer, will deliver the Certificates to the Depositor.
Each Mortgage Loan transferred to the Trust will be identified on a schedule
(the "Mortgage Loan Schedule") delivered to the Trustee pursuant to the Pooling
Agreement. The Mortgage Loan Schedule will include information such as the
Principal Balance of each Mortgage Loan as of the Cut-off Date, its Mortgage
Rate as well as other information with respect to each Mortgage Loan.

     The Pooling Agreement will require that, within the time period specified therein, the Depositor will deliver or cause to be delivered to the Trustee (or a custodian, as the Trustee's agent for such purpose) the mortgage notes endorsed to the Trustee on behalf of the Certificateholders and the Related
Documents. In lieu of delivery of original Mortgages or mortgage notes, if such original is not available or lost, the Depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit executed by the Originator. The assignments of
Mortgage will not be recorded by or on behalf of the Depositor in the appropriate offices for real property records; provided, however, upon the occurrence of certain events set forth in the Pooling Agreement, each such assignment of Mortgage will be recorded by the Seller as set forth in the
Pooling Agreement.

     Within 45 days of the Closing Date, the Trustee will review the Mortgage
Loans and the Related Documents pursuant to the Pooling Agreement and if any
Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 120 days (subject to the terms of the Pooling Agreement) following receipt of notification thereof to the
Originator from the Trustee, the Originator will be obligated to either (i)
substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan;
provided, however, such substitution is permitted only within two years of the
Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs (as defined in the Pooling Agreement) as a REMIC or result in a prohibited transaction tax or prohibited contributions tax under the Code or (ii) repurchase such Mortgage
Loan at a price (the "Purchase Price") equal to the outstanding Principal
Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed Advances and Servicing Advances (each as defined herein) made by the Master Servicer, plus any costs and damages incurred by the Trust in connection with any violation by such loan of any predatory or abusive-lending law. The Purchase Price will be required to be remitted to the Master Servicer for deposit in the Collection Account (as defined herein) on or prior to the next succeeding Determination Date (as defined herein) after such obligation arises. The obligation of the Originator to repurchase or substitute for a
Deleted Mortgage Loan (as defined herein) is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the Certificateholders.

     In connection with the substitution of a Qualified Substitute Mortgage
Loan, the Originator will be required to remit to the Master Servicer for deposit in the Collection Account on or prior to the next succeeding
Determination Date after such obligation arises an amount (the "Substitution
Adjustment") equal to the excess of the Principal Balance of the related Deleted
Mortgage Loan over the Principal Balance of such Qualified Substitute Mortgage
Loan.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan substituted by the Originator for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Mortgage Loan and not more than
1% in excess of the Mortgage Rate of such Deleted Mortgage Loan; (iii) if the
Qualified Substitute Mortgage Loan is an adjustable-rate Mortgage Loan, have a
Maximum Mortgage Rate and Minimum Mortgage Rate not less than the respective rate for the Deleted Mortgage Loan, have a Gross Margin equal to or greater than the Deleted Mortgage Loan and have the same Adjustment Date frequency as the
Deleted Mortgage Loan; (iv) have the same Due Date as the Deleted Mortgage Loan;
(v) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Mortgage Loan; (vi)
comply with each representation and warranty as to the Mortgage Loans set forth in the Mortgage Loan Purchase Agreement (deemed to be made as of the date of substitution); (vii) have been underwritten or re-underwritten by the Originator in accordance with the same underwriting criteria and guidelines as the Mortgage
Loans being replaced; (viii) be of the same or better credit quality as the
Mortgage Loan being replaced, (ix) have a prepayment charge provision at least equal to the

                                      S-49

prepayment charge provision contained in the Deleted Mortgage Loan, (x) be current and (xi) satisfy certain other conditions specified in the Pooling
Agreement.

     The Originator will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the
Trustee with respect to each Mortgage Loan (e.g., Principal Balance and the
Mortgage Rate). In addition, the Originator will represent and warrant, as of the Closing Date, that, among other things: (i) at the time of transfer to the
Seller, the Originator transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien and,
(ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders in the related Mortgage Loan and Related Documents, the Originator, subject to the terms of the Pooling Agreement, will have a period of 120 days after the earlier of discovery or receipt of written notice of the breach to effect a cure. If the breach cannot be cured within the 120-day period, the Originator will be obligated to (i) substitute for such Deleted Mortgage Loan a Qualified
Substitute Mortgage Loan or (ii) purchase such Deleted Mortgage Loan from the
Trust. The same procedure and limitations that are set forth above for the substitution or repurchase of Deleted Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or repurchase of a
Deleted Mortgage Loan as a result of a breach of a representation or warranty in the Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the Certificateholders.

     Mortgage Loans required to be transferred to the Originator as described in the preceding paragraphs are referred to as "Deleted Mortgage Loans."

     Pursuant to the Pooling Agreement, the Master Servicer will service and administer the Mortgage Loans as more fully set forth therein.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT AND DISTRIBUTION
ACCOUNT

     The Master Servicer will establish and maintain or cause to be maintained a separate trust account (the "Collection Account") for the benefit of the
Certificateholders. The Collection Account will be an Eligible Account (as defined in the Pooling Agreement). Upon receipt by the Master Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the
Servicing Fee or other servicing compensation, reimbursement for Advances and
Servicing Advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Master Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Permitted Investments (as defined in the Pooling Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account. The Trustee will establish an account (the "Distribution Account") into which will be deposited amounts withdrawn from the Collection Account for distribution to
Certificateholders on a Distribution Date and payment of certain fees and expenses of the Trust. The Distribution Account will be an Eligible Account.
Amounts on deposit therein may be invested in Permitted Investments maturing on or before the Business Day prior to the related Distribution Date unless such
Permitted Investments are invested in investments managed or advised by the
Trustee or an affiliate thereof, in which case such Permitted Investments may mature on the related Distribution Date.

ADVANCES

     Subject to the following limitations, the Master Servicer will be obligated to advance or cause to be advanced on or before each Distribution Date its own funds, or funds in the Collection Account that are not included in Available
Funds for such Distribution Date, or a combination of both, in an amount equal to the aggregate of all payments of principal and interest (net of Servicing
Fees) that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the
Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (any such advance, an "Advance" and together, the "Advances").

                                      S-50

     Advances are required to be made only to the extent they are deemed by the
Master Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds and liquidation proceeds. The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Master Servicer will not be required, however, to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act or any state laws providing for similar relief. Subject to the recoverability standard above, the Master
Servicer's obligation to make Advances as to any Mortgage Loan will continue until the Mortgage Loan is paid in full or until the recovery of all Liquidation
Proceeds thereon.

     All Advances will be reimbursable to the Master Servicer from late collections, insurance proceeds, condemnation proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made unless such amounts are deemed to be nonrecoverable by the Master Servicer from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to the Master Servicer from general funds in the Collection Account. The Master
Servicer may recover from amounts in the Collection Account the amount of any
Advance that remains unreimbursed to the Master Servicer from the related liquidation proceeds after the final liquidation of the related Mortgage Loan, and such reimbursement amount will not be available for remittance to the
Trustee for distribution on the Certificates. In addition, the Master Servicer may, to the extent provided in the Pooling Agreement, withdraw from the
Collection Account funds that were not included in Available Funds for the preceding Distribution Date to reimburse itself for Advances previously made. In the event the Master Servicer fails in its obligation to make any required
Advance, the Trustee, in its capacity as successor Master Servicer, will be obligated to make any such Advance, to the extent required in the Pooling
Agreement.

     In the course of performing its servicing obligations, the Master Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses
(including reasonable attorneys' fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the
Mortgaged Properties, (ii) environmental audit reports, (iii) any enforcement or judicial proceedings, including foreclosures, (iv) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage and (v) certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool and incurred by the Master Servicer in connection with its responsibilities under the Pooling Agreement. Each such expenditure will constitute a "Servicing Advance."

     The Master Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, condemnation proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts as may be collected by the Master Servicer from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the Master Servicer from the proceeds of the related Mortgage
Loan, in which event reimbursement will be made to the Master Servicer from general funds in the Collection Account.

     The Pooling Agreement provides that the Master Servicer or the Trustee, on behalf of the Trust and with the consent of the parties set forth in the Pooling
Agreement, may enter into a facility with any person which provides that such person (an "Advancing Person") may fund Advances and/or Servicing Advances, although no such facility shall reduce or otherwise affect the Master Servicer's obligation to fund such Advances and/or Servicing Advances. Any Advances and/or
Servicing Advances made by an Advancing Person will be reimbursed to the
Advancing Person in the same manner as reimbursements would be made to the
Master Servicer.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its servicing activities (the "Servicing Fee") for the Certificates will be at the "Servicing Fee Rate" of 0.30% per annum for the first 10 Due Periods, 0.40%
per annum for the 11th through 30th Due Periods and 0.65% per annum for all Due
Periods thereafter, in each case, on the Principal Balance of each Mortgage
Loan. As additional servicing compensation, the Master Servicer is entitled to retain all service-related fees, including assumption fees, modification fees, extension fees, non-sufficient fund fees, late payment charges and Prepayment
Interest Excess, and other ancillary fees (but not prepayment charges, which will be distributed to the holders of the Class P Certificates), to the extent collected

                                      S-51

from mortgagors, together with any interest or other income earned on funds held in the Collection Account and any servicing accounts. The Master Servicer is obligated to deposit into the Collection Account the amount of any Prepayment
Interest Shortfall (payments made by the Master Servicer in satisfaction of such obligation, "Compensating Interest") but only in an amount up to its Servicing
Fee and Prepayment Interest Excess for the related Distribution Date.

     With respect to any Determination Date and each Mortgage Loan as to which a principal prepayment was applied during the portion of the related Prepayment
Period occurring in the month preceding the month of such Determination Date, the "Prepayment Interest Shortfall" is an amount equal to one month's interest on the Mortgage Loan less any interest payments made by the Mortgagor (net of the Servicing Fee).

THE TRUSTEE

     Wells Fargo Bank, N.A., a national banking association organized and existing under the laws of the United States, will be named Trustee pursuant to the Pooling Agreement. The Trustee will provide a monthly statement to
Certificateholders containing information regarding the Certificates. The
Trustee may make such statement available each month, to any interested party, via the Trustee's website. See "Description of the Certificates--Reports to
Certificateholders."

     The principal compensation to be paid to the Trustee in respect of its obligations under the Pooling Agreement will be equal to certain investment earnings on the amounts on deposit in the Distribution Account and a fee (the
"Trustee Fee") accrued at the "Trustee Fee Rate" of 0.003% per annum on the
Principal Balance of the Mortgage Loans. The Pooling Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of the Pooling Agreement) incurred by the Trustee arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under the Pooling Agreement, (ii) resulting from a breach of the Master
Servicer's obligations and duties under the Pooling Agreement and the Mortgage
Loans for which the Trustee receives indemnification from the Master Servicer or
(iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Pooling Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Pooling Agreement. The Pooling Agreement will provide that the Trustee may withdraw amounts owing to it under the Pooling Agreement prior to distributions to Certificateholders. Reimbursements to the Trustee by the
Trust as described above are subject to annual limits set forth in the Pooling
Agreement, and the Trustee will not be responsible to the Certificateholders for any consequences resulting from any failure of the Trustee to incur any expenses, of the kind that would otherwise be by the Trust, in excess of such annual limits.

VOTING RIGHTS

     At all times 98% of all voting rights will be allocated among the holders of the Class A, Mezzanine Certificates and Class C Certificates in proportion to the then outstanding Certificate Principal Balances of their respective
Certificates. At all times 1% of all voting rights will be allocated to the holders of the Class P Certificates and 1% of all voting rights will be allocated to the holders of the Residual Certificates. The voting rights allocated to any class of Certificates will be allocated among all
Certificateholders of such class in proportion to the outstanding percentage interests of such holders in such class.

AMENDMENT

     The Pooling Agreement may be amended under the circumstances set forth under "The Pooling Agreement--Amendment" in the prospectus but only with the consent of the NIMS Insurer, if any.

                                      S-52

TERMINATION

     The Master Servicer (or if the Master Servicer elects not to exercise such option, the NIMS Insurer, if any) will have the right to repurchase all of the
Mortgage Loans and REO Properties in both Loan Groups and thereby effect the early retirement of the Certificates, on any Distribution Date on which the aggregate Principal Balance of such Mortgage Loans and REO Properties in the
Trust is equal to or less than 10% of the sum of the aggregate Principal Balance of the Mortgage Loans in both Loan Groups as of the Cut-off Date. The first
Distribution Date on which such option could be exercised is referred to herein as the "Optional Termination Date." In the event that the option is exercised, the repurchase will be made at a price (the "Termination Price") generally equal to the fair market value of the Mortgage Loans and REO Properties, in each case plus accrued and unpaid interest for each Mortgage Loan at the related Mortgage
Rate to but not including the first day of the month in which such repurchase price is paid plus unreimbursed Servicing Advances, Advances, any unpaid
Servicing Fees allocable to such Mortgage Loans and REO Properties and any accrued and unpaid Net WAC Rate Carryover Amounts. However, this option may only be exercised if (i) the fair market value of the Mortgage Loans and REO
Properties is at least equal to the aggregate Principal Balance of the Mortgage
Loans and the appraised value of the REO Properties and (ii) the Termination
Price is sufficient to pay all interest accrued on, as well as amounts necessary to retire the principal balance of, the notes guaranteed by the NIMS Insurer and any amounts owed to the NIMS Insurer at the time the option is exercised.
Notwithstanding the foregoing, if the condition set forth in clause (ii) above is satisfied but the condition set forth in clause (i) above is not satisfied, then the optional termination may nevertheless be exercised upon the payment of a higher Termination Price determined as provided in the Pooling Agreement provided that the payment of such higher Termination Price is not prohibited by any regulatory institution under whose supervision the party exercising the optional termination may be conducting its business at such time. In the event the Master Servicer or the NIMS Insurer, if any, exercises the optional termination, the portion of the purchase price allocable to the Class A and
Mezzanine Certificates will be, to the extent of available funds (distributable in accordance with the priorities described under "Description of the
Certificates--Allocation of Available Funds" and "--Overcollateralization
Provisions" in this prospectus supplement) equal to:

     (i)  100% of the then outstanding Certificate Principal Balance of the
          Class A and Mezzanine Certificates, plus

     (ii) interest for the final Accrual Period on the then outstanding
          Certificate Principal Balance of the Class A and Mezzanine
          Certificates at the then applicable Pass-Through Rate for the class, plus

     (iii) any previously accrued but unpaid interest thereon to which the holders of the Class A and Mezzanine Certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts
          (payable to and from the Net WAC Rate Carryover Reserve Account or the
          Swap Account), plus

     (iv) in the case of the Class A-1B and Mezzanine Certificates, any previously unpaid Allocated Realized Loss Amount.

     The holders of the Residual Certificates will pledge any amount received in a termination in excess of par to the holders of the Class C Certificates.

SERVICING OF DELINQUENT MORTGAGE LOANS

     The Master Servicer will be required to act with respect to delinquent
Mortgage Loans in accordance with procedures set forth in the Pooling Agreement.
These procedures, as followed with respect to any delinquent Mortgage Loan, may, among other things, result in (i) foreclosing on such Mortgage Loan, (ii)
accepting the deed to the related Mortgaged Property in lieu of foreclosure,
(iii) granting the borrower under such Mortgage Loan a modification or forbearance or (iv) accepting payment from the borrower under such Mortgage Loan of an amount less than the Principal Balance of such Mortgage Loan in final satisfaction of such Mortgage Loan. These procedures are intended to lead to the alternative that would result in the recovery by the Trust of the highest net present value of proceeds on such Mortgage Loan. However, there can be no assurance that following such procedures will have that result or that following such procedures will lead to the alternative that is in the best

                                      S-53

interests of the Certificateholders. If the Master Servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be affected.

OPTIONAL PURCHASE OF DEFAULTED LOANS

     As to any Mortgage Loan which is delinquent in payment by 90 days or more, the NIMS Insurer, if any, may, at its option and in accordance with the terms of the Pooling Agreement, purchase such Mortgage Loan from the Trust at the
Purchase Price for such Mortgage Loan. In addition, if delinquencies on the
Mortgage Loans exceed a specified level set forth in the Pooling Agreement, then the Master Servicer may purchase from the Trust, at the Purchase Price, Mortgage
Loans that are delinquent in payment 90 days or more, until such delinquency percentage is reduced to or below such specified level, subject to certain other conditions set forth in the Pooling Agreement, including but not limited to the condition that the Master Servicer must first purchase the Mortgage Loan that, as of the time of such purchase, has been delinquent for the greatest period before purchasing Mortgage Loans that have been delinquent for lesser periods.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the Pooling Agreement. Set forth below are summaries of the specific terms and provisions pursuant to which the Class A and Mezzanine Certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling Agreement. When particular provisions or terms used in the Pooling Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

     The Trust will issue (i) the Class A-1A Certificates, the Class A-1B
Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class
A-4 Certificates and the Class A-5 Certificates (collectively, the "Class A
Certificates"), (ii) the Class M-1 Certificates, the Class M-2 Certificates, the
Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates,
the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8
Certificates, the Class M-9 Certificates, the Class M-10 Certificates and the
Class M-11 Certificates (collectively, the "Mezzanine Certificates"), (iii) the
Class C Certificates (together with the Mezzanine Certificates, the "Subordinate
Certificates"), (iv) the Class P Certificates and (v) the Class R Certificates
and the Class R-X Certificates (together, the "Residual Certificates"). The
Class A Certificates, the Mezzanine Certificates, the Class C Certificates, the
Class P Certificates and the Residual Certificates are collectively referred to herein as the "Certificates." Only the Class A Certificates and the Mezzanine
Certificates (other than the Class M-10 and Class M-11 Certificates) are offered hereby (the "Offered Certificates").

     The Offered Certificates will have the Original Certificate Principal
Balances specified on the cover hereof, subject to a permitted variance of plus or minus five percent. The Class C Certificates will have an Original
Certificate Principal Balance equal to the excess of the aggregate Principal
Balance of the Mortgage Loans as of the Cut-off Date over the Original
Certificate Principal Balances of the Class A, Mezzanine and Class P
Certificates. The Class P Certificates will have an Original Certificate
Principal Balance of $100 and will not bear interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage
Loans and such amounts will not be available for distribution to the holders of the Class A and Mezzanine Certificates. The Residual Certificates will not have
Original Certificate Principal Balances and will not bear interest.

     The Class A and Mezzanine Certificates will be issued in book-entry form as described below. The Class A and Mezzanine Certificates (other than the Class
M-10 and Class M-11 Certificates) will be issued in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof. The assumed final maturity date (the "Assumed Final Distribution Date") for the Offered
Certificates is the Distribution Date in August 2035. See "Yield, Prepayment and
Maturity Considerations-Weighted Average Lives" in this prospectus supplement.

     Distributions on the Class A and Mezzanine Certificates will be made by the
Trustee on the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in August 2005 (each, a
"Distribution Date"), to the persons in whose names such Certificates are registered at the close of business

                                      S-54

on the Record Date. The "Record Date" for any Class A and Mezzanine Certificates
issued in book-entry form is the business day immediately preceding such
Distribution Date and the "Record Date" for any physical Certificate or any
Class A and Mezzanine Certificates that becomes a Definitive Certificate (as defined herein), will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

BOOK-ENTRY CERTIFICATES

     The Class A and Mezzanine Certificates will be book-entry Certificates (for so long as they are registered in the name of the applicable depository or its nominee, the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") will hold such
Certificates through The Depository Trust Company ("DTC") in the United States,
or upon request through Clearstream Banking Luxembourg, formerly known as
Cedelbank SA ("Clearstream"), or the Euroclear System ("Euroclear") (in Europe)
if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate
Principal Balance of such Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for
Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations of $25,000.
Except as described below, no Certificate Owner acquiring a Book-Entry
Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only
"Certificateholder" of the Class A and Mezzanine Certificates will be Cede &
Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling Agreement. Certificate Owners are only permitted to exercise their rights indirectly through DTC and participants of
DTC ("DTC Participants").

     The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the
Certificate Owner's account for such purpose. In turn, the Financial
Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial
Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on
the records of Clearstream or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal and interest on the Book-Entry Certificates from the Trustee through DTC and DTC
Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. DTC
Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the
Book-Entry Certificates, the Rules provide a mechanism by which Certificate
Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive
Certificates are issued, Certificate Owners who are not DTC Participants may transfer ownership of Book-Entry Certificates only through DTC Participants and indirect participants by instructing such DTC Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective DTC Participants. Under the
Rules and in accordance with DTC's normal procedures, transfers of ownership of
Book-Entry Certificates will be executed through DTC and the accounts of the respective DTC Participants at DTC

                                      S-55

will be debited and credited. Similarly, the DTC Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in
Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants (each as defined below) on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Federal Income Tax
Consequences--REMICS--Backup Withholding With Respect to REMIC Certificates" and
"--Foreign Investors in REMIC Certificates" in the prospectus and "Global
Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal
Income Tax Documentation Requirements" in Annex I hereto.

     Transfers between DTC Participants will occur in accordance with DTC rules.
Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream
Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the
Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to
DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC which is a New York-chartered limited purpose trust company, performs services for its DTC Participants, some of which (and/or their representatives)
own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

     Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, a
Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing, the shareholders of which comprise 93 of the world's major financial institutions.

     Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, "IML," the Luxembourg
Monetary Authority, which supervises Luxembourg banks.

     Clearstream holds securities for its customers ("Clearstream Participants")
and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships.
Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) in Brussels to facilitate settlement of trades between systems.
Clearstream currently accepts over 70,000 securities issues on its books.

     Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over

                                      S-56

60 countries, including all major European countries, Canada, and the United
States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of
Clearstream.

     Euroclear was created in 1968 to hold securities for its participants
("Euroclear Participants") and to clear and settle transactions between
Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is owned by Euroclear plc and operated through a license agreement by the Euroclear Bank SA/NV (the "Euroclear
Operator"), a bank incorporated under the laws of the Kingdom of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear
Operator. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the
related Operating Procedures of the Euroclear System and applicable Belgian law
(collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in
Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.
The Euroclear Operator acts under the Terms and Conditions only on behalf of
Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each
Distribution Date by the Trustee to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC
Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Certificate Owners of the Book-Entry Certificates that it represents and to each Financial
Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners of the Book-Entry
Certificates that it represents.

     Under a book-entry format, Certificate Owners of the Book-Entry
Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in
accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.
See "Federal Income Tax Consequences--REMICS--Backup Withholding With Respect to
REMIC Certificates" and "--Foreign Investors in REMIC Certificates" in the
prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Certificate Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

     DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the
Book-Entry Certificates under the Pooling Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-

                                      S-57

Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry
Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the
Pooling Agreement on behalf of a Clearstream Participant or Euroclear
Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC
Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

     Definitive Certificates will be issued to Certificate Owners of the
Book-Entry Certificates, or their nominees, rather than to DTC or its nominee, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the
Depositor or the Trustee is unable to locate a qualified successor or (b) after the occurrence of a Master Servicer Event of Termination (as defined in the
Pooling Agreement), Certificate Owners having percentage interests aggregating not less than 51% of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Certificate Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Certificate
Owners of the occurrence of such event and the availability through DTC of
Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as
Certificateholders under the Pooling Agreement.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among DTC
Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the Depositor, the Master Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by
Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ALLOCATION OF AVAILABLE FUNDS

     Distributions to holders of the Class A and Mezzanine Certificates will be made on each Distribution Date from Available Funds. With respect to any
Distribution Date, "Available Funds" will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable therefrom to the Master Servicer, the Trustee or the Swap Provider (including any Net Swap Payment owed to the Swap Provider or Swap Termination Payment owed to the Swap Provider): (i) the aggregate amount of monthly payments on the
Mortgage Loans due on the related Due Date and received by the Master Servicer by the Determination Date, after deduction of the Trustee Fee for such
Distribution Date, the Servicing Fee for such Distribution Date, any accrued and unpaid Servicing Fees and Trustee Fees in respect of any prior Distribution
Dates, for such Distribution Date, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments, Insurance Proceeds, Net
Liquidation Proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the related Prepayment
Period, excluding prepayment charges and (iii) payments from the Master Servicer in connection with Advances and Prepayment Interest Shortfalls for such
Distribution Date. The holders of the Class P Certificates will be entitled to all prepayment charges received on or with respect to the Mortgage Loans and such amounts will not be available for distribution to the holders of the Class
A and Mezzanine Certificates.

     The Class A-1A Certificates and the Class A-1B Certificates represent an interest primarily in the Group I Mortgage Loans and the Class A-2 Certificates,
the Class A-3 Certificates, the Class A-4 Certificates and the Class A-5
Certificates represent an interest primarily in the Group II Mortgage Loans.
Payments of interest and principal to the Group I Certificates will be made first from payments relating to the Group I Mortgage Loans. Payments of interest and principal to the Group II Certificates will be made first from payments relating to the Group II Mortgage Loans.

                                      S-58

     Interest Distributions

     I. On each Distribution Date, the Trustee will withdraw from the
Distribution Account that portion of Available Funds for such Distribution Date consisting of the Group I Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group I Interest Remittance
Amount available for such Distribution Date:

     (i) concurrently, to the holders of each class of Group I Certificates, on a pro rata basis based on the entitlement of each such class, the Monthly
Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any,
for each such class of Certificates; and

     (ii) concurrently, to the holders of each class of Group II Certificates, on a pro rata basis based on the entitlement of each such class, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause II(i) below for such Distribution Date over (y) the amount actually distributed pursuant to such clause from the Group II Interest Remittance
Amount.

     II. On each Distribution Date, the Trustee will withdraw from the
Distribution Account that portion of Available Funds for such Distribution Date consisting of the Group II Interest Remittance Amount for such Distribution
Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group II Interest
Remittance Amount available for such Distribution Date.

     (i) concurrently, to the holders of each class of Group II Certificates, on a pro rata basis based on the entitlement of each such class, the Monthly
Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any,
for each such class of Certificates; and

     (ii) concurrently, to the holders of each class of Group I Certificates, on a pro rata basis based on the entitlement of each such class, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause I(i) above for such Distribution Date over (y) the amount actually distributed pursuant to such clause from the Group I Interest Remittance Amount.

     III. On each Distribution Date, the sum of the Group I Interest Remittance
Amount and the Group II Interest Remittance Amount, remaining undistributed for such Distribution Date will be distributed, sequentially to the Class M-1, Class
M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class
M-9, Class M-10 and Class M-11 Certificates, in that order, in an amount equal to the Monthly Interest Distribution Amount for each such class.

     On any Distribution Date, any shortfalls resulting from the application of the Relief Act or any state law providing for similar relief and any Prepayment
Interest Shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer will be allocated, first, to the interest accrued on the
Class C Certificates, and thereafter, to the Monthly Interest Distributable
Amounts with respect to the Class A and Mezzanine Certificates on a pro rata basis based on the respective amounts of interest accrued on such Certificates for such Distribution Date. THE HOLDERS OF THE CLASS A AND MEZZANINE
CERTIFICATES WILL NOT BE ENTITLED TO REIMBURSEMENT FOR ANY SUCH INTEREST
SHORTFALLS.

     Principal Distributions

     I. On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount will be made in the following amounts and order of priority:

     (i) first, to the holders of each class of Group I Certificates (allocated as described below), until the Certificate Principal Balance thereof has been reduced to zero; and

                                      S-59

     (ii) second, after taking into account the amount distributed to the holders of each class of Group II Certificates pursuant to clause II(i) below on such Distribution Date, to the holders of the Group II Certificates (allocated as described below), until the Certificate Principal Balances thereof have been reduced to zero;

     II. On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be made in the following amounts and order of priority:

     (i) first, to the holders of each class of Group II Certificates (allocated as described below), until the Certificate Principal Balances thereof have been reduced to zero; and

     (ii) second, after taking into account the amount distributed to the holders of each class of Group I Certificates pursuant to clause I(i) above on such Distribution Date, to the holders of the Group I Certificates (allocated as described below), until the Certificate Principal Balances thereof have been reduced to zero.

     III. On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II
Principal Distribution Amount remaining undistributed for such Distribution Date will be made sequentially to the Class M-1, Class M-2, Class M-3, Class M-4,
Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11
Certificates, in that order, in each case, until the Certificate Principal
Balance of each such class has been reduced to zero.

     IV. On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount will be made in the following amounts and order of priority:

     (i) first, to the holders of each class of Group I Certificates (allocated as described below), the Group I Senior Principal Distribution Amount until the
Certificate Principal Balances thereof have been reduced to zero; and

     (ii) second, to the holders of each class of Group II Certificates
(allocated as described below), an amount equal to the excess, if any, of (x)
the amount required to be distributed pursuant to clause V(i) below for such
Distribution Date over (y) the amount actually distributed pursuant to clause
V(i) below from the Group II Principal Distribution Amount on such Distribution
Date.

     V. On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be made in the following amounts and order of priority:

     (i) first, to the holders of each class of Group II Certificates (allocated as described below), the Group II Senior Principal Distribution Amount until the
Certificate Principal Balance thereof has been reduced to zero; and

     (ii) second, to the holders of each class of Group I Certificates
(allocated as described below), an amount equal to the excess, if any, of (x)
the amount required to be distributed pursuant to clause IV(i) above for such
Distribution Date over (y) the amount actually distributed pursuant to clause
IV(i) above from the Group I Principal Distribution Amount on such Distribution
Date.

     VI. On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group
II Principal Distribution Amount remaining undistributed for such Distribution
Date will be made in the following amounts and order of priority:

     (i) first, to the holders of the Class M-1 Certificates, the Class M-1
Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                                      S-60

     (ii) second, to the holders of the Class M-2 Certificates, the Class M-2
Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

     (iii) third, to the holders of the Class M-3 Certificates, the Class M-3
Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

     (iv) fourth, to the holders of the Class M-4 Certificates, the Class M-4
Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

     (v) fifth, to the holders of the Class M-5 Certificates, the Class M-5
Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

     (vi) sixth, to the holders of the Class M-6 Certificates, the Class M-6
Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

     (vii) seventh, to the holders of the Class M-7 Certificates, the Class M-7
Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

     (viii) eighth, to the holders of the Class M-8 Certificates, the Class M-8
Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

     (ix) ninth, to the holders of the Class M-9 Certificates, the Class M-9
Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

     (x) tenth, to the holders of the Class M-10 Certificates, the Class M-10
Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero; and

     (xi) eleventh, to the holders of the Class M-11 Certificates, the Class
M-11 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero.

     With respect to the Group I Certificates, all principal distributions will be distributed on a pro rata basis based on the Certificate Principal Balance of each such class, with the exception that if a Sequential Trigger Event is in effect, principal distributions will be allocated sequentially, to the Class
A-1A Certificates and the Class A-1B Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero.

     With respect to the Group II Certificates, all principal distributions will be distributed sequentially to the Class A-2, Class A-3, Class A-4 and Class A-5
Certificates, in that order, until the Certificate Principal Balance of each such class of certificates has been reduced to zero.

     The allocation of distributions in respect of principal to the Class A
Certificates on each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of Realized
Losses, increasing the respective percentage interest in the aggregate principal balance of the Mortgage Loans evidenced by the Subordinate Certificates.
Increasing the respective percentage interest in the Trust of the Subordinate
Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Subordinate
Certificates.

CREDIT ENHANCEMENT

     The credit enhancement provided for the benefit of the holders of the Class
A Certificates consists of subordination, as described below, excess interest, overcollateralization and the Interest Rate Swap Agreement, as described under
"--Overcollateralization Provisions" herein.

     The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described herein, to the rights of the holders of the Class A Certificates. This subordination is intended to

                                      S-61

enhance the likelihood of regular receipt by the holders of the Class A
Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford such holders protection against Realized Losses.

     The protection afforded to the holders of the Class A Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the preferential right of the holders of the Class A Certificates to receive on any
Distribution Date, prior to distribution on the Subordinate Certificates, distributions in respect of interest and principal, subject to funds available for such distributions.

     In addition, the rights of the holders of Mezzanine Certificates with lower numerical class designations will be senior to the rights of holders of
Mezzanine Certificates with higher numerical class designations, and the rights of the holders of the Mezzanine Certificates to receive distributions in respect of the Mortgage Loans will be senior to the rights of the holders of the Class C
Certificates, in each case to the extent described herein. This subordination is intended to enhance the likelihood of regular receipt by the holders of more senior Certificates of distributions in respect of interest and principal and to afford such holders protection against Realized Losses.

OVERCOLLATERALIZATION PROVISIONS

     The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through
Rates on the Class A and Mezzanine Certificates. As a result, interest collections on the Mortgage Loans are expected to exceed the amount of interest payable to the holders of Class A and Mezzanine Certificates and the fees and expenses payable by the Trust. The Pooling Agreement requires that, on each
Distribution Date, the Net Monthly Excess Cashflow, if any, be applied on such
Distribution Date as an accelerated payment of principal on the class or classes of Class A and Mezzanine Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

     With respect to any Distribution Date, any Net Monthly Excess Cashflow will be paid as follows:

     (i) to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra
Principal Distribution Amount, distributable to such holders as part of the
Group I Principal Distribution Amount and/or the Group II Principal Distribution
Amount as described under "--Allocation of Available Funds--Principal
Distributions" above;

     (ii) sequentially, to the holders of the Class A-1B Certificates, with respect to Allocated Realized Loss Amounts only, and the Class M-1, Class M-2,
Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9,
Class M-10 and Class M-11 Certificates, in that order, in each case, first up to the Unpaid Interest Shortfall Amount for each such class and second up to the
Allocated Realized Loss Amount, for each such class;

     (iii) to the Net WAC Rate Carryover Reserve Account, the amount of any Net
WAC Rate Carryover Amounts on the Class A and Mezzanine Certificates for such
Distribution Date;

     (iv) to the holders of the Class C Certificates as provided in the Pooling
Agreement;

     (v) if such Distribution Date follows the Prepayment Period during which occurs the latest date on which a prepayment charge may be required to be paid in respect of any Mortgage Loan, to the holders of the Class P Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate
Principal Balance thereof is reduced to zero; and

     (vi) any remaining amounts to the holders of the Residual Certificates as provided in the Pooling Agreement.

     On each Distribution Date, after making the distributions of the Available
Funds as described above, the Trustee will withdraw from the Net WAC Rate
Carryover Reserve Account any amount deposited therein pursuant to subclause
(iii) above and will distribute these amounts to the holders of the Class A and
Mezzanine Certificates in the order and priority set forth under "--Pass-Through
Rates" herein.

                                      S-62

     On each Distribution Date, the Trustee will withdraw from the Distribution
Account all amounts representing prepayment charges in respect of the Mortgage
Loans received during the related Prepayment Period and will distribute these amounts to the holders of the Class P Certificates.

     In the event that the Overcollateralization Target Amount is permitted to step down on any Distribution Date, the Pooling Agreement provides that a portion of the principal which would otherwise be distributed to the holders of the Class A and Mezzanine Certificates on such Distribution Date will be distributed to the holders of the Class C Certificates pursuant to the priorities set forth above. This has the effect of decelerating the amortization of the Class A and Mezzanine Certificates relative to the amortization of the
Mortgage Loans, and of reducing the Overcollateralized Amount. However, if on any Distribution Date a Trigger Event is in effect, the Overcollateralization
Target Amount will not be permitted to step down on such Distribution Date.

ALLOCATION OF LOSSES; SUBORDINATION

     Any Realized Losses on the Mortgage Loans will be allocated on any
Distribution Date, first, to the interest accrued on the Class C Certificates, second, to the Class C Certificates, third, to the Class M-11 Certificates, fourth, to the Class M-10 Certificates, fifth, to the Class M-9 Certificates, sixth, to the Class M-8 Certificates, seventh, to the Class M-7 Certificates, eighth, to the Class M-6 Certificates, ninth, to the Class M-5 Certificates, tenth, to the Class M-4 Certificates, eleventh, to the Class M-3 Certificates, twelfth, to the Class M-2 Certificates, thirteenth, to the Class M-1
Certificates and fourteenth, in the case of any Realized Losses on the Group I
Mortgage Loans, to the Class A-1B Certificates, in each instance until their
Certificate Principal Balances are reduced to zero.

     The Pooling Agreement does not permit the allocation of Realized Losses to the Class A Certificates (except for the Class A-1B Certificates as described above) or the Class P Certificates. Investors in the Class A Certificates
(except for the Class A-1B Certificates as described above) should note that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough interest and principal on the Mortgage
Loans to distribute to the Class A-1A, Class A-2, Class A-3, Class A-4 and Class
A-5 Certificates all interest and principal amounts to which they are then entitled.

     Once Realized Losses have been allocated to the Class A-1B Certificates and the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest nor will such amounts be reinstated thereafter (except to the extent of Subsequent Recoveries as set forth in the Pooling Agreement).
However, Allocated Realized Loss Amounts may be paid to the holders of the Class
A-1B Certificates and the Mezzanine Certificates from Net Monthly Excess
Cashflow, according to the priorities set forth under "--Overcollateralization
Provisions" above or from the Swap Account, according to the priorities set forth under "--Interest Rate Swap Agreement, the Swap Provider and the Swap
Account" below.

     Any allocation of a Realized Loss to a Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the
Distribution Date in the month following the calendar month in which such
Realized Loss was incurred. Notwithstanding anything to the contrary described herein, in no event will the Certificate Principal Balance of any Certificate be reduced more than once in respect of any particular amount both (i) allocable to such Certificate in respect of Realized Losses and (ii) distributable as principal to the holder of such Certificate from Net Monthly Excess Cashflow.

DEFINITIONS

     Many of the defined terms listed below may apply to both Loan
Groups/Certificate Groups and are sometimes used in this prospectus supplement to refer to a particular Loan Group/Certificate Group by the use of the words
"Group I" and "Group II."

     The "Accrual Period" for the Class A and Mezzanine Certificates for a given
Distribution Date will be the actual number of days (based on a 360-day year)
included in the period commencing on the immediately preceding Distribution Date
(or, in the case of the first such Accrual Period, commencing on the Closing
Date) and ending on the day immediately preceding such Distribution Date.

                                      S-63

     An "Allocated Realized Loss Amount" with respect to any class of the
Mezzanine Certificates and Class A-1B Certificates and any Distribution Date is
an amount equal to the sum of any Realized Loss allocated to that class of
Certificates on the Distribution Date and any Allocated Realized Loss Amount for
that class remaining unpaid from the previous Distribution Date as reduced by an amount equal to the increase in the related Certificate Principal Balance due to the receipt of Subsequent Recoveries.

     The "Certificate Principal Balance" of any Class A, Mezzanine or Class P
Certificate immediately prior to any Distribution Date will be equal to the
Certificate Principal Balance thereof on the Closing Date (the "Original
Certificate Principal Balance") reduced by the sum of all amounts actually distributed in respect of principal of such class and Realized Losses allocated thereto on all prior Distribution Dates. The Certificate Principal Balance of
any class of Mezzanine Certificates and Class A-1B Certificates with respect to which there is an unpaid Allocated Realized Loss Amount may be increased by the amount of any Subsequent Recoveries as set forth in the Pooling Agreement. The
"Certificate Principal Balance" of the Class C Certificates as of any date of determination is equal to the excess, if any, of (a) the then aggregate
Principal Balance of the Mortgage Loans over (b) the then aggregate Certificate
Principal Balances of the Class A, Mezzanine and Class P Certificates.

     The "Class A Principal Distribution Amount" is an amount equal to the sum of (i) the Group I Senior Principal Distribution Amount and (ii) the Group II
Senior Principal Distribution Amount.

     The "Class M-1 Principal Distribution Amount" is an amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate
Principal Balance of the Class A (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date) and (ii)
the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i)
68.20% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
Period) and (B) the positive difference, if any, of the aggregate Principal
Balance of the Mortgage Loans as of the last day of the related Due Period
(after giving effect to scheduled payments of principal due during the related
Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately
$5,999,917.

     The "Class M-2 Principal Distribution Amount" is an amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate
Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates
(after taking into account the distribution of the Class M-1 Principal
Distribution Amount on such Distribution Date) and (iii) the Certificate
Principal Balance of the Class M-2 Certificates immediately prior to such
Distribution Date over (y) the lesser of (A) the product of (i) 74.50% and (ii)
the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
Period) and (B) the positive difference, if any, of the aggregate Principal
Balance of the Mortgage Loans as of the last day of the related Due Period
(after giving effect to scheduled payments of principal due during the related
Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately
$5,999,917.

     The "Class M-3 Principal Distribution Amount" is an amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate
Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates
(after taking into account the distribution of the Class M-1 Principal
Distribution Amount on such Distribution Date), (iii) the Certificate Principal
Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date) and (iv) the Certificate Principal Balance of the Class M-3 Certificates
immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 78.30% and (ii) the aggregate Principal Balance of the Mortgage
Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the

                                      S-64

related Prepayment Period) and (B) the positive difference, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
Period) minus approximately $5,999,917.

     The "Class M-4 Principal Distribution Amount" is an amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate
Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates
(after taking into account the distribution of the Class M-1 Principal
Distribution Amount on such Distribution Date), (iii) the Certificate Principal
Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates
(after taking into account the distribution of the Class M-3 Principal
Distribution Amount on such Distribution Date) and (v) the Certificate Principal
Balance of the Class M-4 Certificates immediately prior to such Distribution
Date over (y) the lesser of (A) the product of (i) 81.90% and (ii) the aggregate
Principal Balance of the Mortgage Loans as of the last day of the related Due
Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B)
the positive difference, if any, of the aggregate Principal Balance of the
Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $5,999,917.

     The "Class M-5 Principal Distribution Amount" is an amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate
Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates
(after taking into account the distribution of the Class M-1 Principal
Distribution Amount on such Distribution Date), (iii) the Certificate Principal
Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates
(after taking into account the distribution of the Class M-3 Principal
Distribution Amount on such Distribution Date), (v) the Certificate Principal
Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution
Date) and (vi) the Certificate Principal Balance of the Class M-5 Certificates
immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 85.10% and (ii) the aggregate Principal Balance of the Mortgage
Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the positive difference, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
Period) minus approximately $5,999,917.

     The "Class M-6 Principal Distribution Amount" is an amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate
Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates
(after taking into account the distribution of the Class M-1 Principal
Distribution Amount on such Distribution Date), (iii) the Certificate Principal
Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates
(after taking into account the distribution of the Class M-3 Principal
Distribution Amount on such Distribution Date), (v) the Certificate Principal
Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution
Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates
(after taking into account the distribution of the Class M-5 Principal
Distribution Amount on such Distribution Date) and (vii) the Certificate
Principal Balance of the Class M-6 Certificates immediately prior to such
Distribution Date over (y) the lesser of (A) the product of (i) 88.10% and (ii)
the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related

                                      S-65

Prepayment Period) and (B) the positive difference, if any, of the aggregate
Principal Balance of the Mortgage Loans as of the last day of the related Due
Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $5,999,917.

     The "Class M-7 Principal Distribution Amount" is an amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate
Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates
(after taking into account the distribution of the Class M-1 Principal
Distribution Amount on such Distribution Date), (iii) the Certificate Principal
Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates
(after taking into account the distribution of the Class M-3 Principal
Distribution Amount on such Distribution Date), (v) the Certificate Principal
Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution
Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates
(after taking into account the distribution of the Class M-5 Principal
Distribution Amount on such Distribution Date), (vii) the Certificate Principal
Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution
Date) and (viii) the Certificate Principal Balance of the Class M-7 Certificates
immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 91.00% and (ii) the aggregate Principal Balance of the Mortgage
Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the positive difference, if any, of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
Period) minus approximately $5,999,917.

     The "Class M-8 Principal Distribution Amount" is an amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate
Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates
(after taking into account the distribution of the Class M-1 Principal
Distribution Amount on such Distribution Date), (iii) the Certificate Principal
Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates
(after taking into account the distribution of the Class M-3 Principal
Distribution Amount on such Distribution Date), (v) the Certificate Principal
Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution
Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates
(after taking into account the distribution of the Class M-5 Principal
Distribution Amount on such Distribution Date), (vii) the Certificate Principal
Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution
Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates
(after taking into account the distribution of the Class M-7 Principal
Distribution Amount on such Distribution Date) and (ix) the Certificate
Principal Balance of the Class M-8 Certificates immediately prior to such
Distribution Date over (y) the lesser of (A) the product of (i) 93.20% and (ii)
the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
Period) and (B) the positive difference, if any, of the aggregate Principal
Balance of the Mortgage Loans as of the last day of the related Due Period
(after giving effect to scheduled payments of principal due during the related
Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately
$5,999,917.

     The "Class M-9 Principal Distribution Amount" is an amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate
Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates
(after taking into account the distribution of the Class M-1 Principal
Distribution Amount on such Distribution Date), (iii) the Certificate Principal
Balance of the Class M-2 Certificates

                                      S-66

(after taking into account the distribution of the Class M-2 Principal
Distribution Amount on such Distribution Date), (iv) the Certificate Principal
Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates
(after taking into account the distribution of the Class M-4 Principal
Distribution Amount on such Distribution Date), (vi) the Certificate Principal
Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates
(after taking into account the distribution of the Class M-6 Principal
Distribution Amount on such Distribution Date), (viii) the Certificate Principal
Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution
Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates
(after taking into account the distribution of the Class M-8 Principal
Distribution Amount on such Distribution Date) and (x) the Certificate Principal
Balance of the Class M-9 Certificates immediately prior to such Distribution
Date over (y) the lesser of (A) the product of (i) 94.40% and (ii) the aggregate
Principal Balance of the Mortgage Loans as of the last day of the related Due
Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B)
the positive difference, if any, of the aggregate Principal Balance of the
Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $5,999,917.

     The "Class M-10 Principal Distribution Amount" is an amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate
Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates
(after taking into account the distribution of the Class M-1 Principal
Distribution Amount on such Distribution Date), (iii) the Certificate Principal
Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates
(after taking into account the distribution of the Class M-3 Principal
Distribution Amount on such Distribution Date), (v) the Certificate Principal
Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution
Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates
(after taking into account the distribution of the Class M-5 Principal
Distribution Amount on such Distribution Date), (vii) the Certificate Principal
Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution
Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates
(after taking into account the distribution of the Class M-7 Principal
Distribution Amount on such Distribution Date), (ix) the Certificate Principal
Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution
Date), (x) the Certificate Principal Balance of the Class M-9 Certificates
(after taking into account the distribution of the Class M-9 Principal
Distribution Amount on such Distribution Date) and (xi) the Certificate
Principal Balance of the Class M-10 Certificates immediately prior to such
Distribution Date over (y) the lesser of (A) the product of (i) 95.40% and (ii)
the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
Period) and (B) the positive difference, if any, of the aggregate Principal
Balance of the Mortgage Loans as of the last day of the related Due Period
(after giving effect to scheduled payments of principal due during the related
Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately
$5,999,917.

     The "Class M-11 Principal Distribution Amount" is an amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate
Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates
(after taking into account the distribution of the Class M-1 Principal
Distribution Amount on such Distribution Date), (iii) the Certificate Principal
Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates
(after taking into account the distribution of the Class M-3 Principal
Distribution Amount on such Distribution Date), (v) the Certificate Principal
Balance of

                                      S-67

the Class M-4 Certificates (after taking into account the distribution of the
Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the
Certificate Principal Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such
Distribution Date), (vii) the Certificate Principal Balance of the Class M-6
Certificates (after taking into account the distribution of the Class M-6
Principal Distribution Amount on such Distribution Date), (viii) the Certificate
Principal Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution
Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates
(after taking into account the distribution of the Class M-8 Principal
Distribution Amount on such Distribution Date), (x) the Certificate Principal
Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such Distribution
Date), (xi) the Certificate Principal Balance of the Class M-10 Certificates
(after taking into account the distribution of the Class M-10 Principal
Distribution Amount on such Distribution Date) and (xii) the Certificate
Principal Balance of the Class M-11 Certificates immediately prior to such
Distribution Date over (y) the lesser of (A) the product of (i) 97.40% and (ii)
the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
Period) and (B) the positive difference, if any, of the aggregate Principal
Balance of the Mortgage Loans as of the last day of the related Due Period
(after giving effect to scheduled payments of principal due during the related
Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately
$5,999,917.

     The "Senior Credit Enhancement Percentage" for any Distribution Date is the
percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Subordinate Certificates by (y) the aggregate Principal Balance of the
Mortgage Loans, calculated prior to taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution
Amount to the Certificateholders then entitled to distributions of principal on such Distribution Date.

     A Mortgage Loan is "Delinquent" if any monthly payment due on a Due Date is not made by the close of business on the next scheduled Due Date for such
Mortgage Loan. A Mortgage Loan is "30 days Delinquent" if such monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such monthly payment was due or, if there was no such corresponding day (e.g., as when a 30-day month follows a
31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month; and similarly for "60 days
Delinquent" and "90 days Delinquent," etc.

     The "Determination Date" with respect to any Distribution Date will be the
15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such
15th day.

     A "Due Period" with respect to any Distribution Date is the period commencing on the second day of the month preceding the month in which such
Distribution Date occurs and ending on the first day of the month in which such
Distribution Date occurs.

     The "Extra Principal Distribution Amount" for any Distribution Date, is the
lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date and (y)
the Overcollateralization Deficiency Amount for such Distribution Date.

     The "Group I Allocation Percentage" for any Distribution Date is the
percentage equivalent of a fraction, the numerator of which is (i) the Group I
Principal Remittance Amount for such Distribution Date, and the denominator of which is (ii) the Principal Remittance Amount for such Distribution Date.

     The "Group I Basic Principal Distribution Amount" means with respect to any
Distribution Date the excess of (i) the Group I Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date multiplied by the Group I Allocation Percentage.

                                      S-68

     The "Group I Interest Remittance Amount" with respect to any Distribution
Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group I
Mortgage Loans.

     The "Group I Principal Distribution Amount" with respect to any
Distribution Date is the sum of (i) the Group I Basic Principal Distribution
Amount for such Distribution Date and (ii) the Extra Principal Distribution
Amount for such Distribution Date multiplied by the Group I Allocation
Percentage.

     The "Group I Principal Remittance Amount" means with respect to any
Distribution Date, the sum of (i) all scheduled payments of principal collected or advanced on the Group I Mortgage Loans by the Master Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Group I Mortgage Loans applied by the Master
Servicer during such Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds
received during such Prepayment Period with respect to the Group I Mortgage
Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group I Mortgage Loan, deposited to the Collection Account during such Prepayment Period, (v) the principal portion of any related Substitution
Adjustments deposited in the Collection Account during such Prepayment Period with respect to the Group I Mortgage Loans and (vi) on the Distribution Date on
which the Trust is to be terminated in accordance with the Pooling Agreement, that portion of the Termination Price, representing principal with respect to the Group I Mortgage Loans.

     The "Group I Senior Principal Distribution Amount" is an amount, not less than zero, equal to the excess of (x) the aggregate Certificate Principal
Balance of the Group I Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 61.00% and (ii) the aggregate
Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
Period) and (B) the positive difference, if any, of the aggregate Principal
Balance of the Group I Mortgage Loans as of the last day of the related Due
Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $1,874,581.

     The "Group II Allocation Percentage" for any Distribution Date is the
percentage equivalent of a fraction, the numerator of which is (i) the Group II
Principal Remittance Amount for such Distribution Date, and the denominator of which is (ii) the Principal Remittance Amount for such Distribution Date.

     The "Group II Basic Principal Distribution Amount" means with respect to any Distribution Date the excess of (i) the Group II Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date multiplied by the Group II Allocation
Percentage.

     The "Group II Interest Remittance Amount" with respect to any Distribution
Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group II
Mortgage Loans.

     The "Group II Principal Distribution Amount" with respect to any
Distribution Date is the sum of (i) the Group II Basic Principal Distribution
Amount for such Distribution Date and (ii) the Extra Principal Distribution
Amount for such Distribution Date multiplied by the Group II Allocation
Percentage.

     The "Group II Principal Remittance Amount" means with respect to any
Distribution Date, the sum of (i) all scheduled payments of principal collected or advanced on the Group II Mortgage Loans by the Master Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Group II Mortgage Loans applied by the Master
Servicer during such Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds
received during such Prepayment Period with respect to the Group II Mortgage
Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group II Mortgage Loan, deposited to the Collection Account during such Prepayment Period, (v) the principal portion of any related Substitution
Adjustments deposited in the Collection Account during such Prepayment Period with respect to the Group II Mortgage Loans and (vi) on the Distribution

                                      S-69

Date on which the Trust is to be terminated in accordance with the Pooling
Agreement, that portion of the Termination Price, representing principal with respect to the Group II Mortgage Loans.

     The "Group II Senior Principal Distribution Amount" is an amount, not less than zero, equal to the excess of (x) the aggregate Certificate Principal
Balance of the Group II Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 61.00% and (ii) the aggregate
Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
Period) and (B) the positive difference, if any, of the aggregate Principal
Balance of the Group II Mortgage Loans as of the last day of the related Due
Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $4,125,336.

     "Insurance Proceeds" means the proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the mortgagor in accordance with the procedures that the Master
Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related mortgage note and Mortgage.

     The "Monthly Interest Distributable Amount" for any Distribution Date and
any class of Class A and Mezzanine Certificates equals the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such class immediately prior to such
Distribution Date, reduced by any Prepayment Interest Shortfalls allocated to such class and shortfalls resulting from the application of the Relief Act or any state law providing for similar relief (allocated to each Certificate based on its respective entitlements to interest irrespective of any Prepayment
Interest Shortfalls or shortfalls resulting from the application of the Relief
Act for such Distribution Date).

     "Net Monthly Excess Cashflow" for any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the
Available Funds for such Distribution Date over (y) the sum for such
Distribution Date of (A) the Monthly Interest Distributable Amounts for the
Class A and Mezzanine Certificates, (B) the Unpaid Interest Shortfall Amounts
for the Class A Certificates and (C) the Principal Remittance Amount.

     An "Overcollateralization Deficiency Amount" with respect to any
Distribution Date equals the amount, if any, by which the Overcollateralization
Target Amount exceeds the Overcollateralized Amount on such Distribution Date
(after giving effect to distributions in respect of the Group I Basic Principal
Distribution Amount and the Group II Basic Principal Distribution Amount on such
Distribution Date).

     "Overcollateralization Release Amount" means, with respect to any
Distribution Date, the lesser of (x) the Principal Remittance Amount for such
Distribution Date and (y) the excess, if any, of (i) the Overcollateralized
Amount for such Distribution Date (assuming that 100% of the Principal
Remittance Amount is applied as a principal payment on such Distribution Date)
over (ii) the Overcollateralization Target Amount for such Distribution Date.

     The "Overcollateralization Target Amount" for any Distribution Date (x)
prior to the Stepdown Date will be approximately 1.30% of the aggregate
Principal Balance of the Mortgage Loans as of the Cut-off Date and (y) on or
after the Stepdown Date will be the lesser of the amounts set forth in clause
(x) and approximately 2.60% of the aggregate Principal Balance of the Mortgage
Loans for the related Distribution Date, subject to a floor equal to 0.50% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date;
provided however, if a Trigger Event is in effect on such Distribution Date, the
Overcollateralization Target Amount will be equal to the Overcollateralization
Target Amount for the previous Distribution Date.

     The "Overcollateralized Amount" for any Distribution Date is the amount, equal to (i) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled

                                      S-70

collections of principal received during the related Prepayment Period) minus
(ii) the sum of the aggregate Certificate Principal Balance of the Class A,
Mezzanine and Class P Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).

     The "Prepayment Period" for any Distribution Date is the period commencing on the day after the Determination Date in the month preceding the month in which such Distribution Date falls (or, in the case of the first Distribution
Date, from July 1, 2005) and ending on the Determination Date of the calendar month in which such Distribution Date falls.

     The "Principal Remittance Amount" for any Distribution Date is the sum of
the Group I Principal Remittance Amount and the Group II Principal Remittance
Amount.

     "Realized Loss" means, with respect to any defaulted Mortgage Loan that is finally liquidated (a "Liquidated Mortgage Loan"), the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all liquidation proceeds, insurance proceeds or condemnation proceeds net of amounts reimbursable to the Master Servicer for related Advances, Servicing
Advances and Servicing Fees (such amount, the "Net Liquidation Proceeds") in respect of such Mortgage Loan. If the Master Servicer receives Subsequent
Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be deemed reduced to the extent such recoveries are included in the Principal Remittance Amount on any Distribution
Date.

     A "Sequential Trigger Event" is in effect if (i) the aggregate amount of
Realized Losses incurred since the Cut-off Date through the last day of the related Due Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and principal prepayments received during the related Prepayment Period) divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds (x) on any Distribution Date before the 25th Distribution Date 1.25%, or (y) on any
Distribution Date from and including the 25th Distribution Date through and including the 36th Distribution Date, 1.25% for the first month plus an additional 1/12th of 1.75% for each month thereafter, or (ii) after the 36th
Distribution Date, a Trigger Event is in effect.

     The "Stepdown Date" means the earlier to occur of (i) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates
has been reduced to zero and (ii) the later to occur of (x) the Distribution
Date occurring in August 2008 and (y) the first Distribution Date on which the
Senior Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans and distribution of the Group I Principal Distribution Amount and the Group II
Principal Distribution Amount to the Certificateholders then entitled to distributions of principal on such Distribution Date) is greater than or equal to approximately 39.00%.

     "Subsequent Recoveries" are, in the case of any Distribution Date, unexpected amounts received by the Master Servicer (net of any related reimbursable expenses) specifically related to a Mortgage Loan as to which a
Realized Loss was incurred in connection with a final liquidation of such
Mortgage Loan occurring prior to the Prepayment Period for such Distribution
Date. It is not expected that there will be any material amount of Subsequent
Recoveries.

     A "Trigger Event" is in effect with respect to any Distribution Date on or after the Stepdown Date if:

     (a) the percentage obtained by dividing (x) the principal amount of
Mortgage Loans Delinquent 60 days or more by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds 41.25% of the Credit Enhancement Percentage; or

     (b) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period (after reduction for all
Subsequent Recoveries received from the Cut-off Date through the last day of the related Due Period) divided by the aggregate principal balance of the Mortgage
Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

                                      S-71



DISTRIBUTION DATE OCCURRING IN                          PERCENTAGE
------------------------------   -------------------------------------------------------

August 2007 through July 2008    1.25% for August 2007, plus an additional 1/12 of 1.75%
                                                for each month thereafter
August 2008 through July 2009    3.00% for August 2008, plus an additional 1/12 of 1.75%
                                                for each month thereafter
August 2009 through July 2010    4.75% for August 2009, plus an additional 1/12 of 1.00%
                                                for each month thereafter
August 2010 through July 2011    5.75% for August 2010, plus an additional 1/12 of 0.50%
                                                for each month thereafter
August 2011 and thereafter                                6.25%


     The "Unpaid Interest Shortfall Amount" means (i) for each class of Class A and Mezzanine Certificates and the first Distribution Date, zero, and (ii) with respect to each class of Class A and Mezzanine Certificates and any Distribution
Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such Class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest
Shortfall Amount, if any, for such class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (a) of this definition on such preceding
Distribution Date, plus interest on the amount of interest due but not paid on the Certificates of such class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such class for the related
Accrual Period.

PASS-THROUGH RATES

     The "Pass-Through Rate" on any Distribution Date with respect to the Class
A and Mezzanine Certificates will equal the lesser of (a) the related Formula
Rate and (b) the Net WAC Rate for such Distribution Date. With respect to the
Class A and Mezzanine Certificates, interest in respect of any Distribution Date will accrue during the related Accrual Period on the basis of a 360-day year and the actual number of days elapsed.

     The "Formula Rate" for the Class A and Mezzanine Certificates is the lesser of (a) the sum of the interbank offered rate for one-month United States dollar deposits in the London market (the "Certificate Index") as of the related LIBOR
Determination Date (as defined herein) plus a related margin (the "Certificate
Margin") and (b) the Maximum Cap Rate.

     The Certificate Margin with respect to each of the Class A and Mezzanine
Certificates will be the related percentage set forth below.

Class    (1)     (2)
-----   -----   -----
 A-1A   0.240%  0.480%
 A-1B   0.290%  0.580%
  A-2   0.100%  0.200%
  A-3   0.160%  0.320%
  A-4   0.250%  0.500%
  A-5   0.350%  0.700%
  M-1   0.470%  0.705%
  M-2   0.490%  0.735%
  M-3   0.510%  0.765%
  M-4   0.620%  0.930%
  M-5   0.670%  1.005%
  M-6   0.730%  1.095%
  M-7   1.280%  1.920%
  M-8   1.800%  2.700%
  M-9   1.900%  2.850%
 M-10   2.250%  3.375%
 M-11   2.250%  3.375%

----------
(1)  For the accrual period for each Distribution Date through and including the
     Optional Termination Date.

(2)  For each other accrual period.

                                      S-72

     The "Maximum Cap Rate" for any Distribution Date is a per annum rate
(subject to adjustment based on the actual number of days elapsed in the related
Accrual Period) equal to the weighted average of the Adjusted Net Maximum
Mortgage Rates of the Mortgage Loans, plus an amount, expressed as a per annum rate, equal to a fraction, the numerator of which is equal to the Net Swap
Payment made by the Swap Provider and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans.

     The "Adjusted Net Maximum Mortgage Rate" for any Mortgage Loan for any
Distribution Date will be a per annum rate equal to the applicable Maximum
Mortgage Rate for such Mortgage Loan (or the Mortgage Rate in the case of any fixed-rate Mortgage Loan) as of the first day of the month preceding the month in which the Distribution Date occurs (or the Cut-off Date with respect to the first Distribution Date) minus the sum of (i) the Trustee Fee Rate and (ii) the
Servicing Fee Rate.

     The "Net WAC Rate" for any Distribution Date will be a per annum rate
(subject to adjustment based on the actual number of days elapsed in the related
Interest Accrual Period) equal to the weighted average of the Adjusted Net
Mortgage Rates of the Mortgage Loans minus the sum of (i) an amount, expressed as a per annum rate, equal to the Net Swap Payment owed to the Swap Provider, if any, divided by the outstanding principal balance of the Mortgage Loans and (ii)
an amount, expressed as a per annum rate, equal to the Swap Termination Payment, if any, payable by the Trust divided by the outstanding principal balance of the
Mortgage Loans.

     The "Adjusted Net Mortgage Rate" for any Mortgage Loan for any Distribution
Date will be a per annum rate equal to the applicable Mortgage Rate for such
Mortgage Loan as of the first day of the month preceding the month in which such
Distribution Date occurs minus the sum of (i) the Trustee Fee Rate and (ii) the
Servicing Fee Rate.

     The "Net WAC Rate Carryover Amount" for any class of Class A and Mezzanine
Certificates and any Distribution Date is an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest such class of Certificates would have accrued for such Distribution Date had the applicable Pass-Through Rate been the related Formula Rate over (y) the amount of interest such class of
Certificates accrued for such Distribution Date at the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior
Distribution Date together with interest accrued on such unpaid portion for the most recently ended Accrual Period at the related Formula Rate. Any Net WAC Rate
Carryover Amount on the Class A and Mezzanine Certificates will be distributed on such Distribution Date or future Distribution Dates from and to the extent of funds available therefor in accordance with the priorities described above under
"--Overcollateralization Provisions" and "--Interest Rate Swap Agreement, the
Swap Provider and the Swap Account".

     On the Closing Date, the Trustee will establish an account (the "Net WAC
Rate Carryover Reserve Account") from which distributions in respect of Net WAC
Rate Carryover Amounts on the Class A and Mezzanine Certificates will be made.
The Net WAC Rate Carryover Reserve Account will be an asset of the Trust but not of any REMIC. On each Distribution Date, to the extent required following the distribution of Available Funds as described under "--Overcollateralization
Provisions" above, the Trustee will withdraw from amounts in the Net WAC Rate
Carryover Reserve Account to distribute to the Class A and Mezzanine
Certificates any Net WAC Rate Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the Net WAC Rate
Carryover Reserve Account:

     (i) concurrently, to each class of Class A Certificates, on a pro rata basis based on the related Net WAC Rate Carryover Amount for each such class;
and

     (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class
M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11
Certificates, in that order, the related Net WAC Rate Carryover Amount.

                                      S-73

INTEREST RATE SWAP AGREEMENT, THE SWAP PROVIDER AND THE SWAP ACCOUNT

The Interest Rate Swap Agreement

     On or before the Closing Date, Wells Fargo Bank, N.A., as Swap
Administrator, will enter into an interest rate swap agreement (the "Interest
Rate Swap Agreement") with Barclays Bank PLC (the "Swap Provider"). On each
Distribution Date, the Swap Administrator pursuant to a Swap Administration
Agreement (as further described below), will deposit into a segregated trust account (the "Swap Account") certain amounts, if any, received from the Swap
Provider from which distributions in respect of Unpaid Interest Shortfall
Amounts, Net WAC Rate Carryover Amounts, amounts necessary to maintain the applicable Overcollateralization Target Amount and Allocated Realized Loss
Amounts on the Mezzanine Certificates will be made. The Swap Account will be an asset of the Trust but not of any REMIC.

     Under the Interest Rate Swap Agreement, on each Distribution Date, the
Trust will be obligated to pay to the Swap Provider from amounts available therefor pursuant to the Pooling and Servicing Agreement, a fixed amount specified on Annex IV for that Distribution Date (the "Fixed Swap Payment"), and the Swap Provider will be obligated to pay to the Swap Administrator a floating amount equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the Notional Amount for that Distribution
Date multiplied by 250, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first
Distribution Date), and the denominator of which is 360. A net payment will be required to be made on each Distribution Date (each such net payment, a "Net
Swap Payment") (a) by the Trust, to the Swap Provider, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap
Provider to the Swap Administrator to the extent that the floating amount exceeds the corresponding fixed amount.

     The "Notional Amount" is set forth with respect to each Distribution Date on Annex IV (which will be substantially the same schedule attached to the
Interest Rate Swap Agreement). The initial Notional Amount will be approximately
$4,771,564. The Interest Rate Swap Agreement will terminate immediately following the Distribution Date in November 2009 unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional
Termination Event (each as defined below).

     The respective obligations of the Swap Provider and the Trust to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no "Early Termination Date"
(as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

     "Events of Default" under the Interest Rate Swap Agreement (each a "Swap
Default") include the following standard events of default under the ISDA Master
Agreement:

     o    "Failure to Pay or Deliver,"

     o    "Bankruptcy" (as amended in the Interest Rate Swap Agreement) and

     o    "Merger without Assumption" (but only with respect to the Swap
          Provider),

     as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA
Master Agreement.

     "Termination Events" under the Interest Rate Swap Agreement (each a
"Termination Event") consist of the following standard events under the ISDA
Master Agreement:

     o    "Illegality" (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the
          Interest Rate Swap Agreement),

                                      S-74

     o "Tax Event" (which generally relates to either party to the Interest Rate
Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

     o "Tax Event Upon Merger" (solely with respect to the Swap Provider as merging party) (which generally relates to the Swap Provider's receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger),

     as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master
Agreement. In addition, there are "Additional Termination Events" (as defined in the Interest Rate Swap Agreement) including if the Trust should terminate, if the Pooling and Servicing Agreement or other transaction documents are amended in a manner adverse to the Swap Provider without the prior written consent of the Swap Provider where written consent is required or if, pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer or the NIMs Insurer,
if any, exercise the option to purchase the Mortgage Loans. With respect to the
Swap Provider, an Additional Termination Event will occur if the Swap Provider fails to comply with the Downgrade Provisions (as defined below).

     Upon the occurrence of any Swap Default under the Interest Rate Swap
Agreement, the non-defaulting party will have the right to designate an Early
Termination Date. With respect to Termination Events (including Additional
Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the
Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a "Swap Early Termination."

     Upon any Swap Early Termination, the Trust or the Swap Provider may be
liable to make a termination payment (the "Swap Termination Payment")
(regardless, if applicable, of which of the parties has caused the termination).
The Swap Termination Payment will be based on the value of the Interest Rate
Swap Agreement computed in accordance with the procedures set forth in the
Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, that payment will be paid from the Trust on the related Distribution Date, and on any subsequent
Distribution Dates until paid in full, generally prior to distributions to
Certificateholders.

     Upon a Swap Early Termination, the Swap Administrator shall seek a replacement swap provider to enter into a replacement interest rate swap agreement or similar agreement. To the extent the Swap Administrator receives a
Swap Termination Payment from the Swap Provider, the Swap Administrator will apply, as set forth in the Swap Administration Agreement, all or such portion of such Swap Termination Payment as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement. Furthermore, to the extent the Trust is required to pay a
Swap Termination Payment to the Swap Provider, the Swap Administrator will apply all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement to the Swap Termination Payment amount owing to the Swap Provider.

     A Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a
Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate
Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate
Swap Agreement with respect to which the Swap Provider is the sole Affected
Party, shall be a "Swap Provider Trigger Event."

     If the Swap Provider's long-term credit ratings fall below the levels specified in the Interest Rate Swap Agreement, the Swap Provider will be required to (1) post collateral securing its obligations under the Interest Rate
Swap Agreement, (2) obtain a substitute Swap Provider acceptable to the Rating
Agencies and the NIMS Insurer that will assume the obligations of the Swap
Provider under the Interest Rate Swap Agreement, (3) obtain a guaranty of the
Swap Provider's obligations under the Interest Rate Swap Agreement or (4)
establish any other arrangement sufficient to restore the credit rating of the
Class A and Mezzanine Certificates and any notes insured by the NIMS

                                      S-75

Insurer, if applicable, all as provided in the Interest Rate Swap Agreement
(such provisions, the "Downgrade Provisions").

     Neither the Swap Administrator nor the Trust under the Interest Rate Swap
Agreement will be subject to any gross-up on its payments to the Swap Provider on account of any tax withholding.

The Swap Provider

     The short term unsecured obligations of Barclays Bank PLC are rated A-1+ by
S&P, P-1 by Moody's and F-1+ by Fitch Ratings Limited and the long-term obligations of Barclays Bank PLC are rated AA by S&P, Aa1 by Moody's and AA+ by
Fitch Ratings Limited.

The Swap Administration Agreement and Swap Account

     The Interest Rate Swap Agreement will be administered by Wells Fargo Bank,
N.A. as Swap Administrator pursuant to a swap administration agreement (the
"Swap Administration Agreement"). Any Net Swap Payments made by the Swap
Provider will be distributed in accordance with the Swap Administration
Agreement. On or prior to the Distribution Date in November 2009, the Swap
Administrator will be required to deposit into the Swap Account an amount equal to any remaining and unpaid Unpaid Interest Shortfall Amounts, Net WAC Rate
Carryover Amounts, Allocated Realized Loss Amounts and amounts necessary to maintain the Overcollateralization Target Amount on the Class A and Mezzanine
Certificates, up to the Net Swap Payment received by the Swap Administrator from the Swap Provider. Any excess amounts received by the Swap Administrator will be paid to Option One Mortgage Corporation or its designee.

     Net Swap Payments and Swap Termination Payments payable by the Trust will be deducted from Available Funds before distributions to Certificateholders and will first be deposited into the Swap Account before payment to the Swap
Provider.

     On each Distribution Date, to the extent required, following the distribution of the Net Monthly Excess Cashflow as described in
"--Overcollateralization Provisions" in this prospectus supplement and withdrawals from the Net WAC Rate Carryover Reserve Account as described in
"--Net WAC Rate Carryover Amounts", the Trustee will withdraw from amounts in the Swap Account to distribute to the Class A and Mezzanine Certificates in the following order of priority:

     first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;

     second, to the Swap Provider, any Swap Termination Payment owed to the Swap
Provider not due to a Swap Provider Trigger Event pursuant to the Swap
Agreement;

     third, concurrently, to each class of Class A Certificates, the related
Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount
remaining undistributed after the distributions of the Group I Interest
Remittance Amount and the Group II Interest Remittance Amount, on a pro rata basis based on such respective remaining Monthly Interest Distributable Amount,

     fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4,
Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11
Certificates, in that order, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount, to the extent remaining undistributed after the distributions of the Group I Interest Remittance Amount, the Group II
Interest Remittance Amount and the Net Monthly Excess Cashflow;

     fifth, concurrently, to each class of Class A Certificates, the related Net
WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC Rate Carryover Reserve Account, on a pro rata basis based on such respective Net WAC Rate Carryover Amounts remaining;

                                      S-76

     sixth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4,
Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11
Certificates, in that order, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Net WAC
Rate Carryover Reserve Account;

     seventh, to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain the Overcollateralization Target Amount after taking into account distributions made pursuant to clause first under
"--Overcollateralization Provisions;"

     eighth, sequentially to the Class A-1B, Class M-1, Class M-2, Class M-3,
Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and
Class M-11 Certificates, in that order, in each case up to the related Allocated
Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow;
and

     ninth, to the Swap Provider, any Swap Termination Payment owed to the Swap
Provider, triggered by a Swap Provider Trigger Event pursuant to the Interest
Rate Swap Agreement.

CALCULATION OF ONE-MONTH LIBOR

     On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period for the Class A and Mezzanine Certificates
(each such date, a "LIBOR Determination Date"), the Trustee will determine the
Certificate Index for such Accrual Period for the Class A and Mezzanine
Certificates on the basis of the London interbank offered rate for one-month
United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined herein) for one-month United States dollar deposits, as of 11:00 a.m. (London time) on such
LIBOR Determination Date. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such
LIBOR Determination Date two or more Reference Banks provide such offered quotations, the Certificate Index for the related Accrual Period will be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, the Certificate Index for the related Accrual Period will be the higher of (x) the Certificate Index as determined on the previous LIBOR Determination Date and (y) the Reserve
Interest Rate (as defined herein).

     As used in this section, "LIBOR Business Day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York
City; "Telerate Page 3750" means the display page currently so designated on the
Dow Jones Telerate Capital Markets Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Trustee and (iii) not controlling, controlled by or under common control with, the Depositor, the Master Servicer or any successor
Master Servicer or the Originator; and "Reserve Interest Rate" will be the rate per annum that the Trustee determines to be either (i) the arithmetic mean
(rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or (ii)
in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks.

     The establishment of the Certificate Index on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class A and Mezzanine Certificates for the related Accrual Period will
(in the absence of manifest error) be final and binding.

                                      S-77

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the Trustee will provide or make available to each holder of a Certificate, the NIMS Insurer, if any, and the Rating Agencies
a statement (based on information received from the Master Servicer) setting forth, among other things, the information set forth in the prospectus under
"Description of the Certificates--Reports to Certificateholders." The Trustee
will make the statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the
Trustee's internet website. The Trustee's internet website will initially be located at "www.ctslink.com". Assistance in using the website can be obtained by calling the Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee will have the right to change the way statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee will provide timely and adequate notification to all above parties regarding any such changes.

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to each holder of a
Certificate of record during the previous calendar year and the NIMS Insurer, if any, a statement containing information necessary to enable Certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

     The yields to maturity of the Class A and Mezzanine Certificates will be sensitive to defaults on the Mortgage Loans. If a purchaser of a Class A or
Mezzanine Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans.
Because the Mortgage Loans in the Trust were originated in accordance with the
Option One Underwriting Guidelines described herein without regard to whether such Mortgage Loans would be acceptable for purchase by Fannie Mae or Freddie
Mac, delinquencies and liquidation proceedings are more likely with these
Mortgage Loans than with mortgage loans that are originated in a more traditional manner.

     The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the Class A and Mezzanine Certificates will be affected by the rate and timing of payments of principal on the Mortgage Loans.
Furthermore, since mortgage loans secured by second liens are not generally viewed by mortgagors as permanent financing and generally carry a high rate of interest, certain of the Mortgage Loans may experience a higher rate of prepayment than traditional mortgage loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the
Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage
Loans due to defaults, casualties or condemnations and repurchases by the
Originator or Master Servicer). Because certain of the Mortgage Loans contain prepayment charges, the rate of principal payments may be less than the rate of principal payments for mortgage loans that did not have prepayment charges. The
Mortgage Loans are subject to the "due-on-sale" provisions included therein and each adjustable-rate mortgage loan provides that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property. See "The Mortgage
Pool" herein.

     Prepayments, liquidations and purchases of the Mortgage Loans (including any optional purchase) will result in distributions on the Class A and Mezzanine
Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments.
The extent to which the yield to maturity of a class of the Class A and
Mezzanine Certificates may vary from the anticipated yield will depend, in the case of the Class A and Mezzanine Certificates, upon the degree to which such class of Certificates is purchased at a discount or premium and in the case of the Class A and Mezzanine Certificates, upon the degree to which the amount or timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. Further, an investor should consider the risk that, in the case of any Class A or Mezzanine Certificates purchased at a discount, a slower than anticipated rate of

                                      S-78

principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Class A or Mezzanine Certificates purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

     The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors'
housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans, such Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on such
Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such Mortgage Loans would generally be expected to decrease. The Mortgage Loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with adjustable-rate Mortgage
Loans may be inclined to refinance their adjustable-rate Mortgage Loans with a fixed-rate loan to "lock in" a lower interest rate or to refinance their adjustable-rate Mortgage Loans with other more competitive adjustable-rate mortgage loans. The existence of the applicable Periodic Rate Cap and Maximum
Rate with respect to the adjustable-rate Mortgage Loans also may affect the likelihood of prepayments resulting from refinancings. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. In addition, the delinquency and loss experience of the fixed-rate Mortgage Loans may differ from that on the adjustable-rate
Mortgage Loans because the amount of the monthly payments on the adjustable-rate
Mortgage Loans are subject to adjustment on each Adjustment Date. In addition, the adjustable-rate Mortgage Loans generally will not have their initial
Adjustment Date for two, three or five years after the origination thereof. The adjustable-rate Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Mortgage Rates on the adjustable-rate
Mortgage Loans as mortgagors seek to avoid changes in their monthly payments.

     The interest-only feature of the Interest Only Mortgage Loans may reduce the perceived benefits of refinancing to take advantage of lower market interest rates or to avoid adjustments in the Mortgage Rates. However, as a Mortgage Loan
with such a feature nears the end of its interest-only period, the borrower may be more likely to refinance the Mortgage Loan, even if market interest rates are only slightly less than the Mortgage Rate in order to avoid the increase in the monthly payments to amortize the Mortgage Loan over its remaining life.

     Except in the circumstances described in this prospectus supplement, principal distributions on the Group I Certificates relate to principal payments on the Group I Mortgage Loans and principal distributions on the Group II
Certificates relate to principal payments on the Group II Mortgage Loans.

     Approximately 69.48% of the Group I Mortgage Loans and approximately 71.26%
of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related Loan Group as of the Cut-off Date) provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and such amounts will not be available for distribution on the other classes of Certificates. Under certain circumstances, as described in the Pooling Agreement, the Master Servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the Master Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The
Depositor makes no representations as to the effect that the prepayment charges, and decisions by the Master Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

     To the extent the Net WAC Rate is the Pass-Through Rate for any class of
Class A and Mezzanine Certificates, a shortfall in interest equal to the Net WAC
Rate Carryover Amount will occur. Such shortfall will only be distributable from
(i) the Net Monthly Excess Cashflow, but only to the extent that the
Overcollateralization Target Amount has been maintained or restored and certain other required distributions from the Net Monthly Excess cashflow have been made and (ii) payments received under the Interest Rate Swap Agreement.

                                      S-79

ADDITIONAL INFORMATION

     The Depositor has filed certain yield tables and other computational materials with respect to the Certificates with the Securities and Exchange
Commission (the "Commission") in a report on Form 8-K and may file certain additional yield tables and other computational materials with respect to the
Certificates with the Commission in a report on Form 8-K. Such tables and materials were prepared by one or more of the Underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring
Assumptions (as defined herein). Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

WEIGHTED AVERAGE LIVES

     The timing of changes in the rate of principal prepayments on the Mortgage
Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor's expectation. In general, the earlier a principal prepayment on the Mortgage
Loans occurs, the greater the effect of such principal prepayment on an investor's yield to maturity. The effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Class A and Mezzanine Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

     The weighted average life of a Class A or Mezzanine Certificate is the average amount of time that will elapse from the Closing Date, until each dollar of principal is repaid to the investors in such Certificate. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average lives of these Certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth herein under "The Mortgage Pool."

     The Assumed Final Distribution Date for the Class A and Mezzanine
Certificates is as set forth herein under "Description of the
Certificates--General" and was determined by taking the latest maturity date of the Mortgage Loans and adding one month. The weighted average lives of the Class
A and Mezzanine Certificates are likely to be shorter than would be the case if payments actually made on the Mortgage Loans conformed to the assumptions that were used to determine the Assumed Final Distribution Date, and the final
Distribution Date with respect to any class of the Class A and Mezzanine
Certificates could occur significantly earlier than the Assumed Final
Distribution Date because (i) prepayments are likely to occur, (ii) excess cashflow, if any, will be applied as principal of such Certificates as described herein and (iii) the Master Servicer or the NIMS Insurer, if any, may cause a termination of the Trust as provided herein.

     Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the
"Prepayment Assumption") assumes a prepayment rate for the fixed-rate Mortgage
Loans of 115% of the Fixed Rate Prepayment Vector and a prepayment rate for the adjustable-rate Mortgage Loans of 100% of the Adjustable Rate Prepayment Vector.
A "Fixed Rate Prepayment Vector" assumes a constant prepayment rate ("CPR") of
4% per annum of the then unpaid principal balance of such mortgage loans in the first month of the life of such mortgage loans and an additional approximately
1.4545% (precisely 16/11%) per annum in each month thereafter until the 12th month. Beginning in the 12th month and in each month thereafter during the life of such mortgage loans, such prepayment vector assumes a CPR of 20%. An
"Adjustable Rate Prepayment Vector" assumes a CPR of 4% per annum of the then unpaid principal balance of such mortgage loans in the first month of the life of such mortgage loans and an additional approximately 1.3478% (precisely
31/23%) per annum in each month until the 24th month. Beginning in the 24th month and in each month thereafter during the life of such mortgage loans, such prepayment vector assumes a CPR of 35%.

     CPR is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The model does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust.

                                      S-80

     Each of the Prepayment Scenarios in the table below assumes the respective percentages of the related Prepayment Vector described thereunder.

     The tables entitled "Percent of Original Certificate Principal Balance
Outstanding" were prepared on the basis of the assumptions in the following paragraph and the table set forth below. There are certain differences between the mortgage loan characteristics included in such assumptions and the characteristics of the actual Mortgage Loans. Any such discrepancy may have an effect upon the percentages of Original Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in those tables. In addition, since the actual Mortgage Loans in the Trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the Offered Certificates may be made earlier or later than indicated in the table.

     The percentages and weighted average lives in the tables entitled "Percent of Original Certificate Principal Balance Outstanding" were determined assuming that (the "Structuring Assumptions"): (i) the Mortgage Loans have the characteristics set forth in Annex II to this prospectus supplement, (ii) the closing date for the Class A and Mezzanine Certificates occurs on July 14, 2005 and the Class A and Mezzanine Certificates are sold to investors on such date,
(iii) distributions on the Class A and Mezzanine Certificates are made on the
25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in August 2005, in accordance with the allocation of
Available Funds set forth above under "Description of the
Certificates--Allocation of Available Funds," (iv) the prepayment rates are the percentages of the related Prepayment Vectors set forth in the "Prepayment
Scenarios" table below, (v) prepayments include thirty days' interest thereon,
(vi) the Originator is not required to substitute or repurchase any or all of the Mortgage Loans pursuant to the Pooling Agreement and no optional termination is exercised, except with respect to the entries identified by the row captioned
"Weighted Average Life (years) to Optional Termination" in the tables below,
(vii) the Overcollateralization Target Amount is as set forth herein, (viii)
scheduled payments for all Mortgage Loans are received on the first day of each month commencing in August 2005, the principal portion of such payments being computed prior to giving effect to prepayments received in the previous month and there are no losses or delinquencies with respect to such Mortgage Loans,
(ix) all related Mortgage Loans prepay at the same rate and all such payments are treated as prepayments in full of individual Mortgage Loans, with no shortfalls in collection of interest, (x) such prepayments are received on the last day of each month commencing in the month of the Closing Date, (xi) the
Certificate Index is at all times equal to 3.34%, (xii) the Pass-Through Rates for the Class A and Mezzanine Certificates are as set forth herein, (xiii) the
Mortgage Rate for each adjustable-rate Mortgage Loan is adjusted on its next
Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the Index and (b) the respective Gross Margin
(such sum being subject to the applicable Periodic Rate Caps, Minimum Mortgage
Rates and Maximum Mortgage Rates), (xiv) with respect to the adjustable-rate
Mortgage Loans, Six-Month LIBOR is equal to 3.71%, (xv) the Servicing Fee Rate is equal 0.30% per annum for the first 10 Due Periods, 0.40% per annum for the
11th through 30th Due Periods, 0.65% per annum for all Due Periods thereafter and the Trustee Fee Rate is equal to 0.003% per annum, (xvi) no Sequential
Trigger Event is in effect on any Distribution Date and (xvii) the Fixed Swap
Payment is as specified on Annex IV and no Swap Termination Payment is made.
Nothing contained in the foregoing assumptions should be construed as a representation that the Mortgage Loans will not experience delinquencies or losses.

                             PREPAYMENT SCENARIOS(1)



                             SCENARIO I   SCENARIO II   SCENARIO III   SCENARIO IV   SCENARIO V
                             ----------   -----------   ------------   -----------   ----------

Fixed-Rate Mortgage Loans:       85%          100%          115%           125%         145%
Adjustable Rate Mortgage
   Loans:                        70%           85%          100%           120%         140%


----------
(1)  Percentage of the Fixed Rate Prepayment Vector or the Adjustable Rate
     Prepayment Vector, as applicable.

                                      S-81

        PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)



                                                                  CLASS A-1A
                                                              PREPAYMENT SCENARIO
                                      ------------------------------------------------------------------
         DISTRIBUTION DATE            SCENARIO I   SCENARIO II   SCENARIO III   SCENARIO IV   SCENARIO V
-----------------------------------   ----------   -----------   ------------   -----------   ----------

Initial Percentage ................       100%         100%           100%          100%          100%
July 25, 2006 .....................        87           85             83            80            76
July 25, 2007 .....................        65           58             52            44            37
July 25, 2008 .....................        43           34             26            17             9
July 25, 2009 .....................        31           26             21            15             9
July 25, 2010 .....................        24           18             14            10             6
July 25, 2011 .....................        18           13              9             6             4
July 25, 2012 .....................        14            9              6             4             2
July 25, 2013 .....................        10            7              4             2             1
July 25, 2014 .....................         8            5              3             2             1
July 25, 2015 .....................         6            3              2             1             *
July 25, 2016 .....................         5            2              1             1             0
July 25, 2017 .....................         3            2              1             *             0
July 25, 2018 .....................         3            1              *             0             0
July 25, 2019 .....................         2            1              *             0             0
July 25, 2020 .....................         2            *              0             0             0
July 25, 2021 .....................         1            *              0             0             0
July 25, 2022 .....................         1            0              0             0             0
July 25, 2023 .....................         *            0              0             0             0
July 25, 2024 .....................         *            0              0             0             0
July 25, 2025 .....................         0            0              0             0             0
July 25, 2026 .....................         0            0              0             0             0
July 25, 2027 .....................         0            0              0             0             0
July 25, 2028 .....................         0            0              0             0             0
July 25, 2029 .....................         0            0              0             0             0
July 25, 2030 .....................         0            0              0             0             0
July 25, 2031 .....................         0            0              0             0             0
July 25, 2032 .....................         0            0              0             0             0
July 25, 2033 .....................         0            0              0             0             0
July 25, 2034 .....................         0            0              0             0             0
July 25, 2035 .....................         0            0              0             0             0
Weighted  Average  Life  (years)
   to Maturity(2) .................      3.80         3.24           2.81          2.40          2.03
Weighted  Average  Life  (years)
   to Optional Termination(2)(3) ..      3.55         3.02           2.63          2.24          1.90


----------
(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of any class of Certificates is determined by (i)
     multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution
     Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of
     Certificates.

(3)  Assumes an optional purchase of the Mortgage Loans on the earliest
     Distribution Date on which it is permitted.

*    If applicable, indicates a number that is greater than zero but less than
     0.5%.

                                      S-82

        PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)



                                                                  CLASS A-1B
                                                              PREPAYMENT SCENARIO
                                      ------------------------------------------------------------------
         DISTRIBUTION DATE            SCENARIO I   SCENARIO II   SCENARIO III   SCENARIO IV   SCENARIO V
-----------------------------------   ----------   -----------   ------------   -----------   ----------

Initial Percentage ................       100%         100%           100%          100%          100%
July 25, 2006 .....................        87           85             83            80            76
July 25, 2007 .....................        65           58             52            44            37
July 25, 2008 .....................        43           34             26            17             9
July 25, 2009 .....................        31           26             21            15             9
July 25, 2010 .....................        24           18             14            10             6
July 25, 2011 .....................        18           13              9             6             4
July 25, 2012 .....................        14            9              6             4             2
July 25, 2013 .....................        10            7              4             2             1
July 25, 2014 .....................         8            5              3             2             1
July 25, 2015 .....................         6            3              2             1             *
July 25, 2016 .....................         5            2              1             1             0
July 25, 2017 .....................         3            2              1             *             0
July 25, 2018 .....................         3            1              *             0             0
July 25, 2019 .....................         2            1              *             0             0
July 25, 2020 .....................         2            *              0             0             0
July 25, 2021 .....................         1            *              0             0             0
July 25, 2022 .....................         1            0              0             0             0
July 25, 2023 .....................         *            0              0             0             0
July 25, 2024 .....................         *            0              0             0             0
July 25, 2025 .....................         0            0              0             0             0
July 25, 2026 .....................         0            0              0             0             0
July 25, 2027 .....................         0            0              0             0             0
July 25, 2028 .....................         0            0              0             0             0
July 25, 2029 .....................         0            0              0             0             0
July 25, 2030 .....................         0            0              0             0             0
July 25, 2031 .....................         0            0              0             0             0
July 25, 2032 .....................         0            0              0             0             0
July 25, 2033 .....................         0            0              0             0             0
July 25, 2034 .....................         0            0              0             0             0
July 25, 2035 .....................         0            0              0             0             0
Weighted  Average  Life (years)
   to Maturity(2) .................      3.80         3.24           2.81          2.40          2.03
Weighted  Average  Life (years)
   to Optional Termination(2)(3) ..      3.55         3.02           2.63          2.24          1.90


----------
(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of any class of Certificates is determined by (i)
     multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution
     Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of
     Certificates.

(3)  Assumes an optional purchase of the Mortgage Loans on the earliest
     Distribution Date on which it is permitted.

*    If applicable, indicates a number that is greater than zero but less than
     0.5%.

                                      S-83

        PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)



                                                                   CLASS A-2
                                                              PREPAYMENT SCENARIO
                                      ------------------------------------------------------------------
         DISTRIBUTION DATE            SCENARIO I   SCENARIO II   SCENARIO III   SCENARIO IV   SCENARIO V
-----------------------------------   ----------   -----------   ------------   -----------   ----------

Initial Percentage ................       100%         100%           100%          100%          100%
July 25, 2006 .....................        59           51             43            33            22
July 25, 2007 .....................         0            0              0             0             0
July 25, 2008 .....................         0            0              0             0             0
July 25, 2009 .....................         0            0              0             0             0
July 25, 2010 .....................         0            0              0             0             0
July 25, 2011 .....................         0            0              0             0             0
July 25, 2012 .....................         0            0              0             0             0
July 25, 2013 .....................         0            0              0             0             0
July 25, 2014 .....................         0            0              0             0             0
July 25, 2015 .....................         0            0              0             0             0
July 25, 2016 .....................         0            0              0             0             0
July 25, 2017 .....................         0            0              0             0             0
July 25, 2018 .....................         0            0              0             0             0
July 25, 2019 .....................         0            0              0             0             0
July 25, 2020 .....................         0            0              0             0             0
July 25, 2021 .....................         0            0              0             0             0
July 25, 2022 .....................         0            0              0             0             0
July 25, 2023 .....................         0            0              0             0             0
July 25, 2024 .....................         0            0              0             0             0
July 25, 2025 .....................         0            0              0             0             0
July 25, 2026 .....................         0            0              0             0             0
July 25, 2027 .....................         0            0              0             0             0
July 25, 2028 .....................         0            0              0             0             0
July 25, 2029 .....................         0            0              0             0             0
July 25, 2030 .....................         0            0              0             0             0
July 25, 2031 .....................         0            0              0             0             0
July 25, 2032 .....................         0            0              0             0             0
July 25, 2033 .....................         0            0              0             0             0
July 25, 2034 .....................         0            0              0             0             0
July 25, 2035 .....................         0            0              0             0             0
Weighted  Average  Life (years)
   to Maturity(2) .................      1.15         1.03           0.94          0.85          0.78
Weighted  Average  Life (years)
   to Optional Termination(2)(3) ..      1.15         1.03           0.94          0.85          0.78


----------
(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of any class of Certificates is determined by (i)
     multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution
     Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of
     Certificates.

(3)  Assumes an optional purchase of the Mortgage Loans on the earliest
     Distribution Date on which it is permitted.

                                      S-84

        PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)



                                                                   CLASS A-3
                                                              PREPAYMENT SCENARIO
                                      ------------------------------------------------------------------
         DISTRIBUTION DATE            SCENARIO I   SCENARIO II   SCENARIO III   SCENARIO IV   SCENARIO V
-----------------------------------   ----------   -----------   ------------   -----------   ----------

Initial Percentage.................       100%         100%           100%          100%          100%
July 25, 2006......................       100          100            100           100           100
July 25, 2007......................        81           56             32             2             0
July 25, 2008......................         0            0              0             0             0
July 25, 2009......................         0            0              0             0             0
July 25, 2010......................         0            0              0             0             0
July 25, 2011......................         0            0              0             0             0
July 25, 2012......................         0            0              0             0             0
July 25, 2013......................         0            0              0             0             0
July 25, 2014......................         0            0              0             0             0
July 25, 2015......................         0            0              0             0             0
July 25, 2016......................         0            0              0             0             0
July 25, 2017......................         0            0              0             0             0
July 25, 2018......................         0            0              0             0             0
July 25, 2019......................         0            0              0             0             0
July 25, 2020......................         0            0              0             0             0
July 25, 2021......................         0            0              0             0             0
July 25, 2022......................         0            0              0             0             0
July 25, 2023......................         0            0              0             0             0
July 25, 2024......................         0            0              0             0             0
July 25, 2025......................         0            0              0             0             0
July 25, 2026......................         0            0              0             0             0
July 25, 2027......................         0            0              0             0             0
July 25, 2028......................         0            0              0             0             0
July 25, 2029......................         0            0              0             0             0
July 25, 2030......................         0            0              0             0             0
July 25, 2031......................         0            0              0             0             0
July 25, 2032......................         0            0              0             0             0
July 25, 2033......................         0            0              0             0             0
July 25, 2034......................         0            0              0             0             0
July 25, 2035......................         0            0              0             0             0
Weighted Average Life (years)
   to Maturity(2)..................      2.43         2.14           1.93          1.74          1.58
Weighted Average Life (years)
   to Optional Termination(2)(3)...      2.43         2.14           1.93          1.74          1.58


----------
(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of any class of Certificates is determined by (i)
     multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution
     Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of
     Certificates.

(3)  Assumes an optional purchase of the Mortgage Loans on the earliest
     Distribution Date on which it is permitted.

                                      S-85

        PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)



                                                                   CLASS A-4
                                                              PREPAYMENT SCENARIO
                                      ------------------------------------------------------------------
         DISTRIBUTION DATE            SCENARIO I   SCENARIO II   SCENARIO III   SCENARIO IV   SCENARIO V
-----------------------------------   ----------   -----------   ------------   -----------   ----------

Initial Percentage.................       100%         100%           100%          100%          100%
July 25, 2006......................       100          100            100           100           100
July 25, 2007......................       100          100            100           100            77
July 25, 2008......................        99           71             45            16             0
July 25, 2009......................        61           42             27            10             0
July 25, 2010......................        37           19              5             0             0
July 25, 2011......................        19            3              0             0             0
July 25, 2012......................         5            0              0             0             0
July 25, 2013......................         0            0              0             0             0
July 25, 2014......................         0            0              0             0             0
July 25, 2015......................         0            0              0             0             0
July 25, 2016......................         0            0              0             0             0
July 25, 2017......................         0            0              0             0             0
July 25, 2018......................         0            0              0             0             0
July 25, 2019......................         0            0              0             0             0
July 25, 2020......................         0            0              0             0             0
July 25, 2021......................         0            0              0             0             0
July 25, 2022......................         0            0              0             0             0
July 25, 2023......................         0            0              0             0             0
July 25, 2024......................         0            0              0             0             0
July 25, 2025......................         0            0              0             0             0
July 25, 2026......................         0            0              0             0             0
July 25, 2027......................         0            0              0             0             0
July 25, 2028......................         0            0              0             0             0
July 25, 2029......................         0            0              0             0             0
July 25, 2030......................         0            0              0             0             0
July 25, 2031......................         0            0              0             0             0
July 25, 2032......................         0            0              0             0             0
July 25, 2033......................         0            0              0             0             0
July 25, 2034......................         0            0              0             0             0
July 25, 2035......................         0            0              0             0             0
Weighted Average Life (years)
   to Maturity(2)..................      4.73         3.99           3.41          2.81          2.35
Weighted Average Life (years)
   to Optional Termination(2)(3)...      4.73         3.99           3.41          2.81          2.35


----------
(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of any class of Certificates is determined by (i)
     multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution
     Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of
     Certificates.

(3)  Assumes an optional purchase of the Mortgage Loans on the earliest
     Distribution Date on which it is permitted.

                                      S-86

        PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)



                                                                   CLASS A-5
                                                              PREPAYMENT SCENARIO
                                      ------------------------------------------------------------------
         DISTRIBUTION DATE            SCENARIO I   SCENARIO II   SCENARIO III   SCENARIO IV   SCENARIO V
-----------------------------------   ----------   -----------   ------------   -----------   ----------

Initial Percentage.................       100%         100%           100%          100%          100%
July 25, 2006......................       100          100            100           100           100
July 25, 2007......................       100          100            100           100           100
July 25, 2008......................       100          100            100           100            72
July 25, 2009......................       100          100            100           100            72
July 25, 2010......................       100          100            100            78            51
July 25, 2011......................       100          100             76            49            29
July 25, 2012......................       100           77             51            31            17
July 25, 2013......................        86           55             34            20            10
July 25, 2014......................        66           39             23            13             5
July 25, 2015......................        50           28             16             8             2
July 25, 2016......................        38           20             11             4             0
July 25, 2017......................        29           15              7             1             0
July 25, 2018......................        22           11              3             0             0
July 25, 2019......................        16            7              1             0             0
July 25, 2020......................        12            4              0             0             0
July 25, 2021......................         9            1              0             0             0
July 25, 2022......................         6            0              0             0             0
July 25, 2023......................         4            0              0             0             0
July 25, 2024......................         1            0              0             0             0
July 25, 2025......................         0            0              0             0             0
July 25, 2026......................         0            0              0             0             0
July 25, 2027......................         0            0              0             0             0
July 25, 2028......................         0            0              0             0             0
July 25, 2029......................         0            0              0             0             0
July 25, 2030......................         0            0              0             0             0
July 25, 2031......................         0            0              0             0             0
July 25, 2032......................         0            0              0             0             0
July 25, 2033......................         0            0              0             0             0
July 25, 2034......................         0            0              0             0             0
July 25, 2035......................         0            0              0             0             0
Weighted Average Life (years)
   to Maturity(2)..................     10.98         9.15           7.80          6.63          5.29
Weighted Average Life (years)
   to Optional Termination(2)(3)...      8.92         7.41           6.30          5.34          4.21


----------
(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of any class of Certificates is determined by (i)
     multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution
     Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of
     Certificates.

(3)  Assumes an optional purchase of the Mortgage Loans on the earliest
     Distribution Date on which it is permitted.

                                      S-87

        PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)



                                                                   CLASS M-1
                                                              PREPAYMENT SCENARIO
                                      ------------------------------------------------------------------
         DISTRIBUTION DATE            SCENARIO I   SCENARIO II   SCENARIO III   SCENARIO IV   SCENARIO V
-----------------------------------   ----------   -----------   ------------   -----------   ----------

Initial Percentage ................       100%         100%           100%          100%          100%
July 25, 2006 .....................       100          100            100           100           100
July 25, 2007 .....................       100          100            100           100           100
July 25, 2008 .....................       100          100            100           100           100
July 25, 2009 .....................        83           68             54            41            81
July 25, 2010 .....................        63           48             36            25            16
July 25, 2011 .....................        48           35             24            16             9
July 25, 2012 .....................        37           25             16            10             6
July 25, 2013 .....................        28           18             11             6             3
July 25, 2014 .....................        21           13              8             4             0
July 25, 2015 .....................        16            9              5             1             0
July 25, 2016 .....................        12            7              3             0             0
July 25, 2017 .....................         9            5              0             0             0
July 25, 2018 .....................         7            3              0             0             0
July 25, 2019 .....................         5            0              0             0             0
July 25, 2020 .....................         4            0              0             0             0
July 25, 2021 .....................         2            0              0             0             0
July 25, 2022 .....................         0            0              0             0             0
July 25, 2023 .....................         0            0              0             0             0
July 25, 2024 .....................         0            0              0             0             0
July 25, 2025 .....................         0            0              0             0             0
July 25, 2026 .....................         0            0              0             0             0
July 25, 2027 .....................         0            0              0             0             0
July 25, 2028 .....................         0            0              0             0             0
July 25, 2029 .....................         0            0              0             0             0
July 25, 2030 .....................         0            0              0             0             0
July 25, 2031 .....................         0            0              0             0             0
July 25, 2032 .....................         0            0              0             0             0
July 25, 2033 .....................         0            0              0             0             0
July 25, 2034 .....................         0            0              0             0             0
July 25, 2035 .....................         0            0              0             0             0
Weighted Average Life (years)
   to Maturity(2) .................      6.94         5.82           5.12          4.69          4.63
Weighted Average Life (years)
   to Optional Termination(2)(3) ..      6.32         5.30           4.67          4.30          4.31


----------
(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of any class of Certificates is determined by (i)
     multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution
     Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of
     Certificates.

(3)  Assumes an optional purchase of the Mortgage Loans on the earliest
     Distribution Date on which it is permitted.

                                      S-88

        PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)



                                                                   CLASS M-2
                                                              PREPAYMENT SCENARIO
                                      ------------------------------------------------------------------
         DISTRIBUTION DATE            SCENARIO I   SCENARIO II   SCENARIO III   SCENARIO IV   SCENARIO V
-----------------------------------   ----------   -----------   ------------   -----------   ----------

Initial Percentage ................       100%         100%           100%          100%          100%
July 25, 2006 .....................       100          100            100           100           100
July 25, 2007 .....................       100          100            100           100           100
July 25, 2008 .....................       100          100            100           100           100
July 25, 2009 .....................        83           68             54            41            29
July 25, 2010 .....................        63           48             36            25            16
July 25, 2011 .....................        48           35             24            16             9
July 25, 2012 .....................        37           25             16            10             6
July 25, 2013 .....................        28           18             11             6             1
July 25, 2014 .....................        21           13              8             4             0
July 25, 2015 .....................        16            9              5             0             0
July 25, 2016 .....................        12            7              2             0             0
July 25, 2017 .....................         9            5              0             0             0
July 25, 2018 .....................         7            1              0             0             0
July 25, 2019 .....................         5            0              0             0             0
July 25, 2020 .....................         4            0              0             0             0
July 25, 2021 .....................         0            0              0             0             0
July 25, 2022 .....................         0            0              0             0             0
July 25, 2023 .....................         0            0              0             0             0
July 25, 2024 .....................         0            0              0             0             0
July 25, 2025 .....................         0            0              0             0             0
July 25, 2026 .....................         0            0              0             0             0
July 25, 2027 .....................         0            0              0             0             0
July 25, 2028 .....................         0            0              0             0             0
July 25, 2029 .....................         0            0              0             0             0
July 25, 2030 .....................         0            0              0             0             0
July 25, 2031 .....................         0            0              0             0             0
July 25, 2032 .....................         0            0              0             0             0
July 25, 2033 .....................         0            0              0             0             0
July 25, 2034 .....................         0            0              0             0             0
July 25, 2035 .....................         0            0              0             0             0
Weighted Average Life (years)
   to Maturity(2) .................      6.91         5.80           5.07          4.57          4.35
Weighted Average Life (years)
   to Optional Termination(2)(3) ..      6.32         5.30           4.64          4.21          4.04


----------
(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of any class of Certificates is determined by (i)
     multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution
     Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of
     Certificates.

(3)  Assumes an optional purchase of the Mortgage Loans on the earliest
     Distribution Date on which it is permitted.

                                      S-89

        PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)



                                                                   CLASS M-3
                                                              PREPAYMENT SCENARIO
                                      ------------------------------------------------------------------
         DISTRIBUTION DATE            SCENARIO I   SCENARIO II   SCENARIO III   SCENARIO IV   SCENARIO V
-----------------------------------   ----------   -----------   ------------   -----------   ----------

Initial Percentage ................       100%         100%           100%          100%          100%
July 25, 2006 .....................       100          100            100           100           100
July 25, 2007 .....................       100          100            100           100           100
July 25, 2008 .....................       100          100            100           100           100
July 25, 2009 .....................        83           68             54            41            29
July 25, 2010 .....................        63           48             36            25            16
July 25, 2011 .....................        48           35             24            16             9
July 25, 2012 .....................        37           25             16            10             6
July 25, 2013 .....................        28           18             11             6             0
July 25, 2014 .....................        21           13              8             1             0
July 25, 2015 .....................        16            9              5             0             0
July 25, 2016 .....................        12            7              0             0             0
July 25, 2017 .....................         9            5              0             0             0
July 25, 2018 .....................         7            0              0             0             0
July 25, 2019 .....................         5            0              0             0             0
July 25, 2020 .....................         *            0              0             0             0
July 25, 2021 .....................         0            0              0             0             0
July 25, 2022 .....................         0            0              0             0             0
July 25, 2023 .....................         0            0              0             0             0
July 25, 2024 .....................         0            0              0             0             0
July 25, 2025 .....................         0            0              0             0             0
July 25, 2026 .....................         0            0              0             0             0
July 25, 2027 .....................         0            0              0             0             0
July 25, 2028 .....................         0            0              0             0             0
July 25, 2029 .....................         0            0              0             0             0
July 25, 2030 .....................         0            0              0             0             0
July 25, 2031 .....................         0            0              0             0             0
July 25, 2032 .....................         0            0              0             0             0
July 25, 2033 .....................         0            0              0             0             0
July 25, 2034 .....................         0            0              0             0             0
July 25, 2035 .....................         0            0              0             0             0
Weighted Average Life (years)
   to Maturity(2) .................      6.89         5.77           5.04          4.51          4.21
Weighted Average Life (years)
   to Optional Termination(2)(3) ..      6.32         5.30           4.63          4.16          3.91


----------
(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of any class of Certificates is determined by (i)
     multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution
     Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of
     Certificates.

(3)  Assumes an optional purchase of the Mortgage Loans on the earliest
     Distribution Date on which it is permitted.

*    If applicable, indicates a number that is greater than zero but less than
     0.5%.

                                      S-90

        PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)



                                                                   CLASS M-4
                                                              PREPAYMENT SCENARIO
                                      ------------------------------------------------------------------
         DISTRIBUTION DATE            SCENARIO I   SCENARIO II   SCENARIO III   SCENARIO IV   SCENARIO V
-----------------------------------   ----------   -----------   ------------   -----------   ----------

Initial Percentage.................       100%         100%           100%          100%          100%
July 25, 2006......................       100          100            100           100           100
July 25, 2007......................       100          100            100           100           100
July 25, 2008......................       100          100            100           100           100
July 25, 2009......................        83           68             54            41            29
July 25, 2010......................        63           48             36            25            16
July 25, 2011......................        48           35             24            16             9
July 25, 2012......................        37           25             16            10             6
July 25, 2013......................        28           18             11             6             0
July 25, 2014......................        21           13              8             0             0
July 25, 2015......................        16            9              3             0             0
July 25, 2016......................        12            7              0             0             0
July 25, 2017......................         9            1              0             0             0
July 25, 2018......................         7            0              0             0             0
July 25, 2019......................         4            0              0             0             0
July 25, 2020......................         0            0              0             0             0
July 25, 2021......................         0            0              0             0             0
July 25, 2022......................         0            0              0             0             0
July 25, 2023......................         0            0              0             0             0
July 25, 2024......................         0            0              0             0             0
July 25, 2025......................         0            0              0             0             0
July 25, 2026......................         0            0              0             0             0
July 25, 2027......................         0            0              0             0             0
July 25, 2028......................         0            0              0             0             0
July 25, 2029......................         0            0              0             0             0
July 25, 2030......................         0            0              0             0             0
July 25, 2031......................         0            0              0             0             0
July 25, 2032......................         0            0              0             0             0
July 25, 2033......................         0            0              0             0             0
July 25, 2034......................         0            0              0             0             0
July 25, 2035......................         0            0              0             0             0
Weighted Average Life (years)
   to Maturity(2)..................      6.86         5.75           5.01          4.46          4.12
Weighted Average Life (years)
   to Optional Termination(2)(3)...      6.32         5.30           4.62          4.13          3.84


----------
(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of any class of Certificates is determined by (i)
     multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution
     Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of
     Certificates.

(3)  Assumes an optional purchase of the Mortgage Loans on the earliest
     Distribution Date on which it is permitted.

                                      S-91

        PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)



                                                                   CLASS M-5
                                                              PREPAYMENT SCENARIO
                                      ------------------------------------------------------------------
         DISTRIBUTION DATE            SCENARIO I   SCENARIO II   SCENARIO III   SCENARIO IV   SCENARIO V
-----------------------------------   ----------   -----------   ------------   -----------   ----------

Initial Percentage.................       100%         100%           100%          100%          100%
July 25, 2006......................       100          100            100           100           100
July 25, 2007......................       100          100            100           100           100
July 25, 2008......................       100          100            100           100           100
July 25, 2009......................        83           68             54            41            29
July 25, 2010......................        63           48             36            25            16
July 25, 2011......................        48           35             24            16             9
July 25, 2012......................        37           25             16            10             *
July 25, 2013......................        28           18             11             5             0
July 25, 2014......................        21           13              8             0             0
July 25, 2015......................        16            9              0             0             0
July 25, 2016......................        12            6              0             0             0
July 25, 2017......................         9            0              0             0             0
July 25, 2018......................         7            0              0             0             0
July 25, 2019......................         0            0              0             0             0
July 25, 2020......................         0            0              0             0             0
July 25, 2021......................         0            0              0             0             0
July 25, 2022......................         0            0              0             0             0
July 25, 2023......................         0            0              0             0             0
July 25, 2024......................         0            0              0             0             0
July 25, 2025......................         0            0              0             0             0
July 25, 2026......................         0            0              0             0             0
July 25, 2027......................         0            0              0             0             0
July 25, 2028......................         0            0              0             0             0
July 25, 2029......................         0            0              0             0             0
July 25, 2030......................         0            0              0             0             0
July 25, 2031......................         0            0              0             0             0
July 25, 2032......................         0            0              0             0             0
July 25, 2033......................         0            0              0             0             0
July 25, 2034......................         0            0              0             0             0
July 25, 2035......................         0            0              0             0             0
Weighted Average Life (years)
   to Maturity(2)..................      6.82         5.72           4.98          4.41          4.05
Weighted Average Life (years)
   to Optional Termination(2)(3)...      6.32         5.30           4.62          4.10          3.79


----------
(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of any class of Certificates is determined by (i)
     multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution
     Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of
     Certificates.

(3)  Assumes an optional purchase of the Mortgage Loans on the earliest
     Distribution Date on which it is permitted.

*    If applicable, indicates a number that is greater than zero but less than
     0.5%.

                                      S-92

        PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)



                                                                   CLASS M-6
                                                              PREPAYMENT SCENARIO
                                      ------------------------------------------------------------------
         DISTRIBUTION DATE            SCENARIO I   SCENARIO II   SCENARIO III   SCENARIO IV   SCENARIO V
-----------------------------------   ----------   -----------   ------------   -----------   ----------

Initial Percentage.................       100%         100%           100%          100%          100%
July 25, 2006......................       100          100            100           100           100
July 25, 2007......................       100          100            100           100           100
July 25, 2008......................       100          100            100           100           100
July 25, 2009......................        83           68             54            41            29
July 25, 2010......................        63           48             36            25            16
July 25, 2011......................        48           35             24            16             9
July 25, 2012......................        37           25             16            10             0
July 25, 2013......................        28           18             11             0             0
July 25, 2014......................        21           13              4             0             0
July 25, 2015......................        16            9              0             0             0
July 25, 2016......................        12            0              0             0             0
July 25, 2017......................         9            0              0             0             0
July 25, 2018......................         1            0              0             0             0
July 25, 2019......................         0            0              0             0             0
July 25, 2020......................         0            0              0             0             0
July 25, 2021......................         0            0              0             0             0
July 25, 2022......................         0            0              0             0             0
July 25, 2023......................         0            0              0             0             0
July 25, 2024......................         0            0              0             0             0
July 25, 2025......................         0            0              0             0             0
July 25, 2026......................         0            0              0             0             0
July 25, 2027......................         0            0              0             0             0
July 25, 2028......................         0            0              0             0             0
July 25, 2029......................         0            0              0             0             0
July 25, 2030......................         0            0              0             0             0
July 25, 2031......................         0            0              0             0             0
July 25, 2032......................         0            0              0             0             0
July 25, 2033......................         0            0              0             0             0
July 25, 2034......................         0            0              0             0             0
July 25, 2035......................         0            0              0             0             0
Weighted Average Life (years)
   to Maturity(2)..................      6.77         5.68           4.94          4.36          3.98
Weighted Average Life (years)
   to Optional Termination(2)(3)...      6.32         5.30           4.61          4.08          3.75


----------
(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of any class of Certificates is determined by (i)
     multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution
     Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of
     Certificates.

(3)  Assumes an optional purchase of the Mortgage Loans on the earliest
     Distribution Date on which it is permitted.

                                      S-93

        PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)



                                                                   CLASS M-7
                                                              PREPAYMENT SCENARIO
                                      ------------------------------------------------------------------
         DISTRIBUTION DATE            SCENARIO I   SCENARIO II   SCENARIO III   SCENARIO IV   SCENARIO V
-----------------------------------   ----------   -----------   ------------   -----------   ----------

Initial Percentage ................       100%         100%           100%          100%          100%
July 25, 2006 .....................       100          100            100           100           100
July 25, 2007 .....................       100          100            100           100           100
July 25, 2008 .....................       100          100            100           100           100
July 25, 2009 .....................        83           68             54            41            29
July 25, 2010 .....................        63           48             36            25            16
July 25, 2011 .....................        48           35             24            16             4
July 25, 2012 .....................        37           25             16             6             0
July 25, 2013 .....................        28           18             11             0             0
July 25, 2014 .....................        21           13              0             0             0
July 25, 2015 .....................        16            3              0             0             0
July 25, 2016 .....................        12            0              0             0             0
July 25, 2017 .....................         3            0              0             0             0
July 25, 2018 .....................         0            0              0             0             0
July 25, 2019 .....................         0            0              0             0             0
July 25, 2020 .....................         0            0              0             0             0
July 25, 2021 .....................         0            0              0             0             0
July 25, 2022 .....................         0            0              0             0             0
July 25, 2023 .....................         0            0              0             0             0
July 25, 2024 .....................         0            0              0             0             0
July 25, 2025 .....................         0            0              0             0             0
July 25, 2026 .....................         0            0              0             0             0
July 25, 2027 .....................         0            0              0             0             0
July 25, 2028 .....................         0            0              0             0             0
July 25, 2029 .....................         0            0              0             0             0
July 25, 2030 .....................         0            0              0             0             0
July 25, 2031 .....................         0            0              0             0             0
July 25, 2032 .....................         0            0              0             0             0
July 25, 2033 .....................         0            0              0             0             0
July 25, 2034 .....................         0            0              0             0             0
July 25, 2035 .....................         0            0              0             0             0
Weighted  Average  Life (years)
   to Maturity(2) .................      6.69         5.61           4.87          4.30          3.91
Weighted  Average  Life (years)
   to Optional Termination(2)(3) ..      6.32         5.30           4.60          4.07          3.72


----------
(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of any class of Certificates is determined by (i)
     multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution
     Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of
     Certificates.

(3)  Assumes an optional purchase of the Mortgage Loans on the earliest
     Distribution Date on which it is permitted.

                                      S-94

        PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)



                                                                   CLASS M-8
                                                              PREPAYMENT SCENARIO
                                      ------------------------------------------------------------------
         DISTRIBUTION DATE            SCENARIO I   SCENARIO II   SCENARIO III   SCENARIO IV   SCENARIO V
-----------------------------------   ----------   -----------   ------------   -----------   ----------

Initial Percentage ................       100%         100%           100%          100%          100%
July 25, 2006 .....................       100          100            100           100           100
July 25, 2007 .....................       100          100            100           100           100
July 25, 2008 .....................       100          100            100           100           100
July 25, 2009 .....................        83           68             54            41            29
July 25, 2010 .....................        63           48             36            25            16
July 25, 2011 .....................        48           35             24            16             0
July 25, 2012 .....................        37           25             16             0             0
July 25, 2013 .....................        28           18              0             0             0
July 25, 2014 .....................        21            6              0             0             0
July 25, 2015 .....................        16            0              0             0             0
July 25, 2016 .....................         4            0              0             0             0
July 25, 2017 .....................         0            0              0             0             0
July 25, 2018 .....................         0            0              0             0             0
July 25, 2019 .....................         0            0              0             0             0
July 25, 2020 .....................         0            0              0             0             0
July 25, 2021 .....................         0            0              0             0             0
July 25, 2022 .....................         0            0              0             0             0
July 25, 2023 .....................         0            0              0             0             0
July 25, 2024 .....................         0            0              0             0             0
July 25, 2025 .....................         0            0              0             0             0
July 25, 2026 .....................         0            0              0             0             0
July 25, 2027 .....................         0            0              0             0             0
July 25, 2028 .....................         0            0              0             0             0
July 25, 2029 .....................         0            0              0             0             0
July 25, 2030 .....................         0            0              0             0             0
July 25, 2031 .....................         0            0              0             0             0
July 25, 2032 .....................         0            0              0             0             0
July 25, 2033 .....................         0            0              0             0             0
July 25, 2034 .....................         0            0              0             0             0
July 25, 2035 .....................         0            0              0             0             0
Weighted  Average  Life (years)
   to Maturity(2) .................      6.58         5.52           4.79          4.22          3.82
Weighted  Average  Life (years)
   to Optional Termination(2)(3) ..      6.32         5.30           4.60          4.06          3.69


----------
(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of any class of Certificates is determined by (i)
     multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution
     Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of
     Certificates.

(3)  Assumes an optional purchase of the Mortgage Loans on the earliest
     Distribution Date on which it is permitted.

                                      S-95

        PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)



                                                                   CLASS M-9
                                                              PREPAYMENT SCENARIO
                                      ------------------------------------------------------------------
         DISTRIBUTION DATE            SCENARIO I   SCENARIO II   SCENARIO III   SCENARIO IV   SCENARIO V
-----------------------------------   ----------   -----------   ------------   -----------   ----------

Initial Percentage ................       100%         100%           100%          100%          100%
July 25, 2006 .....................       100          100            100           100           100
July 25, 2007 .....................       100          100            100           100           100
July 25, 2008 .....................       100          100            100           100           100
July 25, 2009 .....................        83           68             54            41            29
July 25, 2010 .....................        63           48             36            25            10
July 25, 2011 .....................        48           35             24             6             0
July 25, 2012 .....................        37           25             10             0             0
July 25, 2013 .....................        28           17              0             0             0
July 25, 2014 .....................        21            0              0             0             0
July 25, 2015 .....................         7            0              0             0             0
July 25, 2016 .....................         0            0              0             0             0
July 25, 2017 .....................         0            0              0             0             0
July 25, 2018 .....................         0            0              0             0             0
July 25, 2019 .....................         0            0              0             0             0
July 25, 2020 .....................         0            0              0             0             0
July 25, 2021 .....................         0            0              0             0             0
July 25, 2022 .....................         0            0              0             0             0
July 25, 2023 .....................         0            0              0             0             0
July 25, 2024 .....................         0            0              0             0             0
July 25, 2025 .....................         0            0              0             0             0
July 25, 2026 .....................         0            0              0             0             0
July 25, 2027 .....................         0            0              0             0             0
July 25, 2028 .....................         0            0              0             0             0
July 25, 2029 .....................         0            0              0             0             0
July 25, 2030 .....................         0            0              0             0             0
July 25, 2031 .....................         0            0              0             0             0
July 25, 2032 .....................         0            0              0             0             0
July 25, 2033 .....................         0            0              0             0             0
July 25, 2034 .....................         0            0              0             0             0
July 25, 2035 .....................         0            0              0             0             0
Weighted  Average  Life (years)
   to Maturity(2) .................      6.46         5.41           4.71          4.13          3.76
Weighted  Average  Life (years)
   to Optional Termination(2)(3) ..      6.32         5.30           4.60          4.04          3.69


----------
(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of any class of Certificates is determined by (i)
     multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution
     Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of
     Certificates.

(3)  Assumes an optional purchase of the Mortgage Loans on the earliest
     Distribution Date on which it is permitted.

                                      S-96

YIELD SENSITIVITY OF THE MEZZANINE CERTIFICATES

     If the Certificate Principal Balances of the Class C Certificates and each class of Mezzanine Certificates with a lower payment priority have been reduced to zero, the yield to maturity on the remaining class of Mezzanine Certificates with the lowest payment priority will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by
Net Monthly Excess Cashflow), will be allocated to those Certificates. The initial undivided interests in the Trust evidenced by the Class M-1
Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class
M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the
Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates,
the Class M-10 Certificates, the Class M-11 Certificates and the Class C
Certificates are approximately 3.60%, approximately 3.15%, approximately 1.90%, approximately 1.80%, approximately 1.60%, approximately 1.50%, approximately
1.45%, approximately 1.10%, approximately 0.60%, approximately 0.50%, approximately 1.00% and approximately 1.30%, respectively. Investors in the
Mezzanine Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of such investors to fully recover their investments. In addition, once Realized Losses have been allocated to a class of Mezzanine Certificates, such amounts with respect to such
Certificates will no longer accrue interest and will not be reinstated
thereafter (except to the extent of Subsequent Recoveries as set forth in the
Pooling Agreement) and no amounts in respect thereof will be distributable to the Holders of those Certificates. However, Allocated Realized Loss Amounts may
be paid to the holders of the applicable Mezzanine Certificates from Net Monthly
Excess Cashflow in the priorities set forth under "Description of the
Certificates--Overcollateralization Provisions" in this prospectus supplement.

     The Mezzanine Certificates will not be entitled to any principal distributions until the Stepdown Date or during any period in which a Trigger
Event is in effect, unless the Certificate Principal Balances of the Class A
Certificates have been reduced to zero . As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among the Class A
Certificates and the Mezzanine Certificates. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such Certificates have a greater risk of suffering a loss on their investments. Further, because a
Trigger Event may be based on delinquencies, it is possible for the Mezzanine
Certificates to receive no principal distributions (unless the Certificate
Principal Balance of the Class A Certificates has been reduced to zero) on and after the Stepdown Date even if no losses have occurred on the Mortgage Pool.
For additional considerations relating to the yield on the Mezzanine
Certificates, see "Yield Considerations" and "Maturity and Prepayment
Considerations" in the prospectus.

                                 USE OF PROCEEDS

     The Depositor will apply the net proceeds of the sale of the Offered
Certificates to the purchase of the Mortgage Loans transferred to the Trust.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     One or more elections will be made to treat designated portions of the
Trust (exclusive of the Net WAC Rate Carryover Reserve Account, the Swap Account
and the Interest Rate Swap Agreement) as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. Upon the issuance of the
Class A and Mezzanine Certificates, Thacher Proffitt & Wood LLP, counsel to the
Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling Agreement, for federal income tax purposes, each REMIC elected by the Trust will qualify as a REMIC under Sections
860A through 860G of the Internal Revenue Code of 1986 (the "Code").

     For federal income tax purposes, (i) the Residual Certificates will consist of components, each of which will represent the sole class of "residual interests" in each REMIC elected by the Trust and (ii) the Class A and Mezzanine
Certificates (exclusive of any right of the holders of such Certificates to receive distributions from the Net WAC Rate Carryover Reserve Account or the
Swap Account in respect of the Net WAC Rate Carryover

                                      S-97

Amount or the obligation to make payments to the Swap Account) will represent the "regular interests" in, and which generally will be treated as debt instruments of, a REMIC. See "Federal Income Tax Consequences--REMIC
--Classification of REMICs" in the prospectus.

     Each class of Class A and Mezzanine Certificates will also represent the rights to receive payments in respect of the Net WAC Rate Carryover Amount, which amounts will not be an entitlement from any REMIC but from the Net WAC
Rate Carryover Reserve Account.

     Each holder of a Class A or Mezzanine Certificates is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and the right to receive payments from the Net WAC Rate Carryover Reserve
Account or the Swap Account in respect of the Net WAC Rate Carryover Amount or the obligation to make payments to the Swap Account. The Net WAC Rate Carryover
Reserve Account, the Swap Agreement and the Swap Account are not assets of any
REMIC. The REMIC regular interest corresponding to a Class A or Mezzanine
Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net WAC Pass-Through Rate computed for this purpose by limiting the Notional Amount of the Interest Rate Swap Agreement to the
aggregate principal balance of the Mortgage Loans and (ii) any Swap Termination
Payment will be treated as being payable solely from Net Monthly Excess
Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to a Class A or Mezzanine Certificate may exceed the actual amount of distributions on the Class A or Mezzanine Certificate.

     The treatment of amounts received by a holder of a Class A or Mezzanine
Certificates under such Certificateholder's right to receive the Net WAC Rate
Carryover Amount will depend on the portion, if any, of such Certificateholder's purchase price allocable thereto. Under the REMIC Regulations, each holder of a
Class A or Mezzanine Certificate must allocate its purchase price for such
Certificate among its undivided interest in the regular interest of the related
REMIC and the right to receive payments from the Net WAC Rate Carryover Reserve
Account and the Swap Account in respect of the Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right.

     Each holder will treat distributions made to the holders of the Class A and
Mezzanine Certificates with respect to the Net WAC Rate Carryover Amount, as includible in income based on the regulations relating to notional principal contracts (the "Notional Principal Contract Regulations"). The OID Regulations
provide that the Trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust's allocation. For tax reporting purposes, the Trustee may treat the right to receive payments from the Net WAC Rate Carryover Reserve
Account and the Swap Account in respect of Net WAC Rate Carryover Amounts as having more than a de minimis value. Following its receipt of all information necessary to calculate such amounts from an Underwriter, such amounts may be obtained from the Trustee upon request. Under the REMIC Regulations, the Trustee is required to account for the REMIC regular interest, the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in
respect of the Net WAC Rate Carryover Amount as discrete property rights.

     Holders of the Class A or Mezzanine Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument.
However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Class A or
Mezzanine Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates. In the event that the right to receive Net WAC Rate Carryover Amounts, is characterized as a "notional principal contract" for federal income tax purposes, holders of the Class A or
Mezzanine Certificates will be entitled to amortize, the separate price paid for the right to receive the Net WAC Rate Carryover Amount under the notional principal contract regulations.

     Any payments made to a beneficial owner of a Class A or Mezzanine
Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received as a payment on a

                                      S-98

notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of any Net WAC Rate Carryover
Amounts, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Class A or Mezzanine Certificate to which it relates will be treated as having been received by the beneficial owners of such
Certificates and then paid by such owners to the Swap Account pursuant to the
Swap Administration Agreement, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to any Net WAC
Rate Carryover Amounts for such taxable year. Although not clear, net income or a net deduction with respect to the Net WAC Rate Carryover Amount should be treated as ordinary income or as an ordinary deduction. Holders of the Class A and Mezzanine Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a Swap
Termination Payment.

     Because a beneficial owner of any Net WAC Rate Carryover Amounts will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of a
Class A or Mezzanine Certificate may have income that exceeds cash distributions on the Class A or Mezzanine Certificate, in any period and over the term of the
Class A or Mezzanine Certificate. As a result, the Class A or Mezzanine
Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Net WAC Rate Carryover Amounts would be subject to the limitations described above.

     Upon the sale of a Class A or Mezzanine Certificates, the amount of the sale allocated to the selling Certificateholder's right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount would be considered a "termination payment"
under the Notional Principal Contract Regulations allocable to the related
Certificate, as the case may be. A holder of a Class A or Mezzanine Certificates will have gain or loss from such a termination of the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount, equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the Certificateholder upon entering into or acquiring its interest in the right to receive payments from the Net WAC Rate
Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate
Carryover Amount. Gain or loss realized upon the termination of the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap
Account in respect of the Net WAC Rate Carryover Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

     It is possible that the right to receive payments in respect of the Net WAC
Rate Carryover Amounts, could be treated as a partnership among the holders of all of the Certificates, in which case holders of the Class A or Mezzanine
Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Net WAC Rate Carryover Amount. Holders of the Class A or
Mezzanine Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

     For federal income tax reporting purposes, the Offered Certificates may be issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for the Adjustable-Rate Mortgage Loans for federal income tax purposes will be 4% CPR in the first month, increasing 1.348% each month to 35% CPR in month 24 and remain at 35% CPR for any month thereafter and for the Fixed-Rate Mortgage Loans for federal income tax purposes will be 4% CPR in the first month, increasing 1.455% each month to 20% CPR in month 12 and remain at 20% CPR for any month thereafter. No representation is made that the
Mortgage Loans will prepay at such rate or at any other rate. See "Federal
Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" in the prospectus.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID
Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount.

                                      S-99

Purchasers of the Class A and Mezzanine Certificates should be aware that the
OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Class A and Mezzanine
Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate such as the Class A and Mezzanine
Certificates. Because of the uncertainty concerning the application of Section
1272(a)(6) of the Code to such Certificates and because the rules of the OID
Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the
IRS could assert that such Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Class A and Mezzanine Certificates are advised to consult their tax advisors concerning the tax treatment of such
Certificates.

     It appears that a reasonable method of reporting original issue discount with respect to the Class A or Mezzanine Certificates, if such Certificates are required to be treated as issued with original issue discount, generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original
Issue Discount" in the prospectus.

     Certain of the Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a Certificate will be treated as holding such Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such
Certificateholder. Holders of such Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences-- REMICs--Taxation of Owners of
REMIC Regular Certificates--Premium" in the prospectus.

     The REMIC regular interest component of each Class A and Mezzanine
Certificate will be treated as assets described in Section 7701(a)(19)(C) of the
Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Class A and Mezzanine
Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Notional Principal Contract component of each Regular Certificate will not qualify, however, as an asset described in
Section 7701(a)(19)(C) of the Code, as a real estate asset under Section
856(c)(5)(B) of the Code or as a "qualified mortgage" within the meaning of
Section 860G(a)(3) of the Code. As a result, the Regular Certificates generally may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code. See
"Federal Income Tax Consequences--REMICs-- Characterization of Investments in
REMIC Certificates" in the prospectus.

     The holders of the Class A and Mezzanine Certificates will be required to include in income interest on such Certificates in accordance with the accrual method of accounting. As noted above, each holder of a Class A or Mezzanine
Certificates will be required to allocate a portion of the purchase price paid for the Certificates to the right to receive payments from the Net WAC Rate
Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate
Carryover Amount. The value of the right to receive any such Net WAC Rate
Carryover Amount is a question of fact which could be subject to differing interpretations. Because the Net WAC Rate Carryover Amount is treated as a separate right of Class A and Mezzanine Certificates not distributable by any
REMIC elected by the Trust, such right will not be treated as a qualifying asset for any Certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received from the Net WAC Rate Carryover
Reserve Account and the Swap Account will not be qualifying real estate income for real estate investment trusts.

                                      S-100

     It is not anticipated that any REMIC elected by the Trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in
Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any REMIC elected by the Trust, such tax will be borne (i) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Pooling Agreement, (ii) by the Master Servicer, if the
Master Servicer has breached its obligations with respect to REMIC compliance under the Pooling Agreement and (iii) otherwise by the Trust, with a resulting reduction in amounts otherwise distributable to the holders of the Certificates, including the Class A and Mezzanine Certificates. See "Description of the
Securities--General" and "Federal Income Tax Consequences--REMICs--Prohibited
Transactions and Other Possible REMIC Taxes" in the prospectus.

     The responsibility for filing annual federal information returns and other reports will be borne by the Trustee or the Master Servicer. See "Federal Income
Tax Consequences--REMICs--Reporting and Other Administrative Matters" in the
prospectus.

     For further information regarding the federal income tax consequences of investing in the Class A and Mezzanine Certificates, see "Federal Income Tax
Consequences--REMICs" in the prospectus.

                    CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

     A fiduciary of any ERISA plan, IRA, Keogh plan or government plan, collectively referred to here as "benefit plans," or any insurance company, whether through its general or separate accounts, or any other person investing benefit plan assets of any benefit plan, should carefully review with its legal advisors whether the purchase or holding of a Class A or Mezzanine Certificate could give rise to a transaction prohibited or not otherwise permissible under
ERISA or Section 4975 of the Code. Each certificate owner of a Class A or
Mezzanine Certificate or any interest therein will (i) be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that it is not a plan investor or (ii) provide the Trustee with an Opinion of Counsel on which the Depositor, the Trustee and the Master
Servicer may rely, that the purchase of a Class A or Mezzanine Certificate (a)
is permissible under applicable law, (b) will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and
(c) will not subject the Depositor, the Trustee or the Master Servicer to any
obligation or liability (including obligations or liabilities under ERISA or
Section 4975 of the Code) in addition to those undertaken in the Pooling and
Servicing Agreement, which Opinion of Counsel shall not be an expense of the
Depositor, the Trustee or the Master Servicer.

     If any Class A or Mezzanine Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted certificate owner will be treated as the certificate owner of that Class A or Mezzanine Certificate, retroactive to the date of transfer to the purported certificate owner. Any purported certificate owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in the preceding paragraph will indemnify and hold harmless the Depositor, the Trustee, the Master
Servicer, any subservicer, and the Trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

     Any benefit plan fiduciary that proposes to cause a benefit plan to purchase a Certificate should consult with its counsel with respect to the potential applicability to such investment of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the proposed investment. For further information regarding the ERISA considerations of investing in the Certificates, see "ERISA Considerations" in the prospectus.

                         LEGAL INVESTMENT CONSIDERATIONS

     The Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

     The Depositor makes no representations as to the proper characterization of any class of Class A or Mezzanine Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of
Class A or Mezzanine Certificates under applicable legal investment restrictions. These uncertainties

                                      S-101

may adversely affect the liquidity of any class of Class A and Mezzanine
Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Class A or
Mezzanine Certificates constitutes a legal investment or is subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement, dated July 13, 2005 (the "Underwriting Agreement"), among the
Underwriters named below, the Originator and the Depositor, the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally agreed to purchase from the Depositor, the principal amount of the Offered Certificates
(the "Underwritten Certificates") set forth opposite their respective names.



                                          ORIGINAL       ORIGINAL       ORIGINAL       ORIGINAL       ORIGINAL       ORIGINAL
                                         CERTIFICATE    CERTIFICATE    CERTIFICATE    CERTIFICATE    CERTIFICATE    CERTIFICATE
                                          PRINCIPAL      PRINCIPAL      PRINCIPAL      PRINCIPAL      PRINCIPAL      PRINCIPAL
                                         BALANCE OF     BALANCE OF     BALANCE OF     BALANCE OF     BALANCE OF     BALANCE OF
                                          THE CLASS      THE CLASS      THE CLASS      THE CLASS      THE CLASS      THE CLASS
                                            A-1A           A-1B            A-2            A-3            A-4            A-5
             UNDERWRITERS               CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES
-------------------------------------   ------------   ------------   ------------   ------------   ------------   ------------

Banc of America Securities LLC. .....    $96,079,600    $24,145,200    $80,243,200    $68,489,200    $84,509,600    $32,433,200
Greenwich Capital Markets, Inc. .....    $96,079,600    $24,145,200    $80,243,200    $68,489,200    $84,509,600    $32,433,200
BNP Paribas Securities Corp. ........    $12,072,450    $ 3,018,150    $10,030,400    $ 8,561,150    $10,563,700    $ 4,054,150
Citigroup Global Markets Inc. .......    $12,072,450    $ 3,018,150    $10,030,400    $ 8,561,150    $10,563,700    $ 4,054,150
J.P. Morgan Securities Inc. .........    $12,072,450    $ 3,018,150    $10,030,400    $ 8,561,150    $10,563,700    $ 4,054,150
Lehman Brothers Inc. ................    $12,072,450    $ 3,018,150    $10,030,400    $ 8,561,150    $10,563,700    $ 4,054,150
H&R Block Financial Advisors Inc. ...    $ 1,000,000    $         0    $         0    $         0    $         0    $         0




                                          ORIGINAL       ORIGINAL       ORIGINAL       ORIGINAL       ORIGINAL       ORIGINAL
                                         CERTIFICATE    CERTIFICATE    CERTIFICATE    CERTIFICATE    CERTIFICATE    CERTIFICATE
                                          PRINCIPAL      PRINCIPAL      PRINCIPAL      PRINCIPAL      PRINCIPAL      PRINCIPAL
                                         BALANCE OF     BALANCE OF     BALANCE OF     BALANCE OF     BALANCE OF     BALANCE OF
                                          THE CLASS      THE CLASS      THE CLASS      THE CLASS      THE CLASS      THE CLASS
                                             M-1            M-2            M-3            M-4            M-5            M-6
             UNDERWRITERS               CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES
-------------------------------------   ------------   ------------   ------------   ------------   ------------   ------------

Banc of America Securities LLC. .....    $17,280,000    $15,120,000    $9,120,000     $8,640,000     $7,680,000     $7,200,000
Greenwich Capital Markets, Inc. .....    $17,280,000    $15,120,000    $9,120,000     $8,640,000     $7,680,000     $7,200,000
BNP Paribas Securities Corp. ........    $ 2,160,000    $ 1,890,000    $1,140,000     $1,080,000     $  960,000     $  900,000
Citigroup Global Markets Inc. .......    $ 2,160,000    $ 1,890,000    $1,140,000     $1,080,000     $  960,000     $  900,000
J.P. Morgan Securities Inc. .........    $ 2,160,000    $ 1,890,000    $1,140,000     $1,080,000     $  960,000     $  900,000
Lehman Brothers Inc. ................    $ 2,160,000    $ 1,890,000    $1,140,000     $1,080,000     $  960,000     $  900,000
H&R Block Financial Advisors Inc. ...    $         0    $         0    $        0     $        0     $        0     $        0




                                          ORIGINAL       ORIGINAL       ORIGINAL
                                         CERTIFICATE    CERTIFICATE    CERTIFICATE
                                          PRINCIPAL      PRINCIPAL      PRINCIPAL
                                         BALANCE OF     BALANCE OF     BALANCE OF
                                          THE CLASS      THE CLASS      THE CLASS
                                             M-7            M-8            M-9
             UNDERWRITERS               CERTIFICATES   CERTIFICATES   CERTIFICATES
-------------------------------------   ------------   ------------   ------------

Banc of America Securities LLC. .....    $6,960,000     $5,280,000     $2,880,000
Greenwich Capital Markets, Inc. .....    $6,960,000     $5,280,000     $2,880,000
BNP Paribas Securities Corp. ........    $  870,000     $  660,000     $  360,000
Citigroup Global Markets Inc. .......    $  870,000     $  660,000     $  360,000
J.P. Morgan Securities Inc. .........    $  870,000     $  660,000     $  360,000
Lehman Brothers Inc. ................    $  870,000     $  660,000     $  360,000
H&R Block Financial Advisors Inc. ...    $        0     $        0     $        0


     The Depositor has been advised by the Underwriters that they propose initially to offer the Underwritten Certificates of each class to the public in
Europe and the United States at the offering price set forth herein and to certain dealers at such price less a selling concession, not in excess of the percentage set forth in the table below of the Certificate Principal Balance of the related class of Underwritten Certificates. The Underwriters may allow and

                                      S-102

such dealers may reallow a reallowance discount, not in excess of the percentage set forth in the table below of the Certificate Principal Balance of the related class of Underwritten Certificates, to certain other dealers. After the initial public offering, the public offering price, such concessions and such discounts may be changed.

     CLASS OF CERTIFICATES       SELLING CONCESSION   REALLOWANCE DISCOUNT
------------------------------   ------------------   --------------------
Class A-1A....................         0.1200%               0.0800%
Class A-1B....................         0.1200%               0.0800%
Class A-2.....................         0.1500%               0.1000%
Class A-3.....................         0.1500%               0.1000%
Class A-4.....................         0.1500%               0.1000%
Class A-5.....................         0.1500%               0.1000%
Class M-1.....................         0.1500%               0.1000%
Class M-2.....................         0.1500%               0.1000%
Class M-3.....................         0.1500%               0.1000%
Class M-4.....................         0.1500%               0.1000%
Class M-5.....................         0.1500%               0.1000%
Class M-6.....................         0.1500%               0.1000%
Class M-7.....................         0.1500%               0.1000%
Class M-8.....................         0.1500%               0.1000%
Class M-9.....................         0.1500%               0.1000%

     Until the distribution of the Underwritten Certificates is completed, rules of the SEC may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Underwritten Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Underwritten Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Underwritten Certificates.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the Depositor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Underwritten
Certificates. In addition, neither the Depositor nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The Depositor has been advised by each Underwriter, other than H&R Block
Financial Advisors Inc., that such Underwriter intends to make a market in the
Underwritten Certificates purchased by it, but no Underwriter has any obligation to do so. There can be no assurance that a secondary market for any of the
Underwritten Certificates will develop or, if it does develop, that it will continue. H&R Block Financial Advisors Inc. does not intend to make a secondary market in any class of the Offered Certificates.

     The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Act.

     The Underwriters or their affiliates have ongoing banking relationships with affiliates of the Depositor and a portion of the proceeds received from the sale of the Offered Certificate will be used by the Depositor to satisfy obligations under financing facilities in place with affiliates of the
Underwriters with respect to some of the Mortgage Loans.

                                  LEGAL MATTERS

     Certain legal matters with respect to the Class A and Mezzanine
Certificates will be passed upon for the Seller, Master Servicer and the
Depositor by Thacher Proffitt & Wood LLP, New York, New York. Certain legal matters will be passed upon for the Underwriters by McKee Nelson LLP.

                                      S-103

                                     RATINGS

     It is a condition to the issuance of the Certificates that the Offered
Certificates receive the following ratings from Moody's Investor Service, Inc
("Moody's"), Fitch Ratings ("Fitch") and Standard & Poor's Ratings Services, a
division of the McGraw-Hill Companies, Inc. ("S & P"; and together with Fitch and Moody's, the "Rating Agencies"):

   OFFERED
CERTIFICATES   MOODY'S   FITCH    S&P
------------   -------   -----   ----
    A-1A         Aaa      AAA     AAA
    A-1B         Aaa      AAA     AAA
    A-2          Aaa      AAA     AAA
    A-3          Aaa      AAA     AAA
    A-4          Aaa      AAA     AAA
    A-5          Aaa      AAA     AAA
    M-1          Aa1      AA+     AA+
    M-2          Aa2       AA     AA
    M-3          Aa3      AA-     AA-
    M-4           A1       A+     A+
    M-5           A2       A       A
    M-6           A3       A-     A-
    M-7          Baa1     BBB+   BBB+
    M-8          Baa2     BBB    BBB-
    M-9          Baa3     BBB-   BBB-

     A securities rating addresses the likelihood of the receipt by a
Certificateholder of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the certificates. The ratings on the
Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of the
Net WAC Rate Carryover Amount to the Offered Certificates or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield.

     The Depositor has not engaged any rating agency other than the Rating
Agencies to provide ratings on the Offered Certificates. However, there can be no assurance as to whether any other rating agency will rate the Offered
Certificates, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered
Certificates by the Rating Agencies.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

                                      S-104

                             INDEX OF DEFINED TERMS

Accrual Period................................................................63
Adjustable Rate Prepayment Vector.............................................80
Adjustable-Rate Group I Mortgage Loans........................................24
Adjustable-Rate Group II Mortgage Loans.......................................24
Adjusted Net Maximum Mortgage Rate............................................73
Adjusted Net Mortgage Rate....................................................73
Adjustment Date...............................................................24
Advance.......................................................................50
Advances......................................................................50
Advancing Person..............................................................51
Allocated Realized Loss Amount................................................64
Assumed Final Distribution Date...............................................54
Available Funds...............................................................58
Book-Entry Certificates.......................................................55
Certificate Index.............................................................72
Certificate Margin............................................................72
Certificate Owners............................................................55
Certificate Principal Balance.................................................64
Certificateholder.............................................................55
Certificates..................................................................54
Class A Certificates..........................................................54
Class A Principal Distribution Amount.........................................64
Class M-1 Principal Distribution Amount.......................................64
Class M-10 Principal Distribution Amount......................................67
Class M-11 Principal Distribution Amount......................................67
Class M-2 Principal Distribution Amount.......................................64
Class M-3 Principal Distribution Amount.......................................64
Class M-4 Principal Distribution Amount.......................................65
Class M-5 Principal Distribution Amount.......................................65
Class M-6 Principal Distribution Amount.......................................65
Class M-7 Principal Distribution Amount.......................................66
Class M-8 Principal Distribution Amount.......................................66
Class M-9 Principal Distribution Amount.......................................66
Clearstream Participants......................................................56
Clearstream...................................................................55
Code..........................................................................97
Collection Account............................................................50
Commission....................................................................80
Compensating Interest.........................................................52
CPR...........................................................................80
Credit Enhancement Percentage.................................................68
Cut-off Date Principal Balance................................................23
Definitive Certificate........................................................55
Delayed First Adjustment Mortgage Loan........................................24
Deleted Mortgage Loans........................................................50
Delinquent....................................................................68
Determination Date............................................................68
Distribution Account..........................................................50
Distribution Date..........................................................6, 54
DTC Participants..............................................................55
DTC...........................................................................55
Due Date......................................................................26

                                      S-105

Due Period....................................................................68
Euroclear Operator............................................................57
Euroclear Participants........................................................57
Euroclear.....................................................................55
European Depositaries.........................................................55
Extra Principal Distribution Amount...........................................68
Financial Intermediary........................................................55
Fitch..........................................................................9
Fixed Rate Prepayment Vector..................................................80
Fixed-Rate Group I Mortgage Loans.............................................24
Fixed-Rate Group II Mortgage Loans............................................24
Formula Rate..................................................................72
Global Securities..............................................................1
Gross Losses..................................................................45
Gross Margin..................................................................24
Group I Allocation Percentage.................................................68
Group I Basic Principal Distribution Amount...................................68
Group I Interest Remittance Amount............................................69
Group I Mortgage Loans.....................................................5, 23
Group I Principal Distribution Amount.........................................69
Group I Principal Remittance Amount...........................................69
Group I Senior Principal Distribution Amount..................................69
Group II Allocation Percentage................................................69
Group II Basic Principal Distribution Amount..................................69
Group II Interest Remittance Amount...........................................69
Group II Mortgage Loans....................................................5, 23
Group II Principal Distribution Amount........................................69
Group II Principal Remittance Amount..........................................69
Group II Senior Principal Distribution Amount.................................70
H&R Block.....................................................................43
High Cost Loans...............................................................20
Homeownership Act.............................................................20
IML...........................................................................56
Index.........................................................................25
Initial Periodic Rate Cap.....................................................24
Insurance Proceeds............................................................70
Interest Only Mortgage Loans..................................................25
Interest Only Period..........................................................25
IRS...........................................................................99
LIBOR Business Day............................................................77
LIBOR Determination Date......................................................77
Liquidated Mortgage Loan......................................................71
Loan Group.....................................................................5
Maximum Cap Rate..............................................................73
Maximum Mortgage Rate.........................................................24
Mezzanine Certificates........................................................54
Minimum Mortgage Rate.........................................................25
Monthly Interest Distributable Amount.........................................70
Moody's........................................................................9
Mortgage Loan Purchase Agreement..............................................23
Mortgage Loan Schedule........................................................49
Mortgage Loans................................................................23
Mortgage Pool.................................................................23
Mortgage Rate.................................................................24
Mortgage......................................................................23

                                      S-106

Mortgaged Property............................................................23
Net Liquidation Proceeds......................................................71
Net Losses....................................................................45
Net Monthly Excess Cashflow...................................................70
Net WAC Rate..................................................................73
Net WAC Rate Carryover Amount.................................................73
Net WAC Rate Carryover Reserve Account........................................73
NIMS Insurer Default..........................................................12
NIMS Insurer...................................................................4
Notional Principal Contract Regulations.......................................98
Offered Certificates..........................................................54
OID Regulations...............................................................99
Option One....................................................................43
Optional Termination Date.....................................................53
Original Certificate Principal Balance........................................64
Overcollateralization Deficiency Amount.......................................70
Overcollateralization Release Amount..........................................70
Overcollateralization Target Amount...........................................70
Overcollateralized Amount.....................................................70
Pass-Through Rate.............................................................72
Pool Balance..................................................................23
Pooling Agreement.............................................................24
Prepayment Assumption.........................................................80
Prepayment Interest Shortfall.................................................52
Prepayment Period.............................................................71
Principal Balance.............................................................23
Principal Remittance Amount...................................................71
Purchase Price................................................................49
Qualified Substitute Mortgage Loan............................................49
Rate Reduction Mortgage Loans.................................................25
Realized Loss.................................................................71
Record Date...................................................................55
Recoveries....................................................................45
Reference Banks...............................................................77
Related Documents.............................................................48
Relevant Depositary...........................................................55
REMIC.........................................................................97
Reserve Interest Rate.........................................................77
Residual Certificates.........................................................54
Rules.........................................................................55
S&P............................................................................9
Sequential Trigger Event......................................................71
Servicing Advance.............................................................51
Servicing Fee Rate............................................................51
Servicing Fee.................................................................51
Six-Month LIBOR...............................................................25
SMMEA....................................................................10, 101
Stepdown Date.................................................................71
Structuring Assumptions.......................................................81
Subordinate Certificates......................................................54
Subsequent Periodic Rate Cap..................................................24
Subsequent Recoveries.........................................................71
Substitution Adjustment.......................................................49
Telerate Page 3750............................................................77
Termination Price.............................................................53

                                      S-107

Terms and Conditions..........................................................57
Trigger Event.................................................................71
Trust.........................................................................23
Trustee Fee Rate..............................................................52
Trustee Fee...................................................................52
U.S. Person....................................................................3
Underwriting Agreement.......................................................102
Underwritten Certificates....................................................102
Unpaid Interest Shortfall Amount..............................................72

                                      S-108

                                     ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the Offered Certificates will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold such Global
Securities through DTC, or upon request through Clearstream or Euroclear. The
Global Securities will be tradable as home market instruments in both the
European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream or Euroclear and DTC
Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of
Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective
Depositaries, which in turn will hold such positions in accounts as DTC
Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period.
Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream or
Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC
Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

                                       I-1

     Trading between DTC seller and Clearstream or Euroclear purchaser. When
Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the
purchaser will send instructions to Clearstream or Euroclear through a
Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.
Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear
Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC
Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, Clearstream Participants and Euroclear
Participants may employ their customary procedures for transactions in which
Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or
Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the
Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's
account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date
(i.e., the trade fails), receipt of the cash proceeds in the Clearstream
Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

                                       I-2

     Finally, day traders that use Clearstream or Euroclear and that purchase
Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem

     (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or
Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through
Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the
U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global
Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of
Beneficial Owner for United States Tax Withholding). If the information shown on
Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S.
branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for
Exemption from Withholding on Income Effectively Connected with the Conduct of a
Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries
(Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN
(Certificate of Foreign Status of Beneficial Owner for United States Tax
Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for
Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a
Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

     The term "U.S. Person" means (i) a citizen or resident of the United
States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of
Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United

                                       I-3

States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global
Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                       I-4

                                    ANNEX II
                      Assumed Mortgage Loan Characteristics



                                 ORIGINAL  REMAINING
          AGGREGATE      GROSS    TERM TO   TERM TO    GROSS   MAXIMUM   MINIMUM   MONTHS UNTIL     INITIAL    PERIODIC     IO
          PRINCIPAL    MORTGAGE  MATURITY   MATURITY  MARGIN  MORTGAGE  MORTGAGE  MORTGAGE RATE    PERIODIC    RATE CAP  MORTGAGE
GROUP    BALANCE ($)   RATE (%)  (MONTHS)   (MONTHS)    (%)   RATE (%)  RATE (%)      RESET      RATE CAP (%)     (%)      LOAN
-----  --------------  --------  --------  ---------  ------  --------  --------  -------------  ------------  --------  --------

GROUP I MORTGAGE LOANS
  1        743,395.11   6.9993      180       179       N/A      N/A       N/A         N/A            N/A         N/A        N
  1        250,000.00   6.9900      180       180       N/A      N/A       N/A         N/A            N/A         N/A        N
  1      1,601,310.59   6.8387      180       179       N/A      N/A       N/A         N/A            N/A         N/A        N
  1        143,741.54   7.5500      240       239       N/A      N/A       N/A         N/A            N/A         N/A        N
  1        501,699.53   6.9149      240       239       N/A      N/A       N/A         N/A            N/A         N/A        N
  1     13,613,768.36   6.9861      360       359       N/A      N/A       N/A         N/A            N/A         N/A        N
  1      8,919,693.19   6.9112      360       359       N/A      N/A       N/A         N/A            N/A         N/A        N
  1        507,015.42   7.7892      360       359       N/A      N/A       N/A         N/A            N/A         N/A        N
  1        180,000.00   6.7500      360       360       N/A      N/A       N/A         N/A            N/A         N/A        N
  1     32,076,315.49   7.1240      360       359       N/A      N/A       N/A         N/A            N/A         N/A        N
  1        341,791.36   7.5670      360       358       N/A      N/A       N/A         N/A            N/A         N/A        N
  1        268,792.19   7.6522      180       179     5.9583   13.6522   7.6522         23          3.0000      1.0000       N
  1        602,551.00   8.2456      180       179     6.2004   14.2456   8.2456         23          3.0000      1.0000       N
  1     88,107,286.88   7.6582      360       359     5.7781   13.6582   7.6472         23          3.0000      1.0000       N
  1     11,409,007.05   7.5055      360       359     5.7799   13.5055   7.5055         23          3.0000      1.0000       N
  1    166,852,298.73   7.6661      360       359     5.6398   13.6681   7.6660         23          2.9944      1.0000       N
  1        907,693.88   8.5246      360       359     6.4481   14.5246   8.5246         23          3.0000      1.0000       N
  1      5,191,148.34   6.6761      360       359     4.9836   12.6761   6.6761         23          3.0000      1.0000       Y
  1      2,580,900.00   6.5910      360       359     4.8646   12.5910   6.5910         23          3.0000      1.0000       Y
  1     21,465,013.21   6.4123      360       359     4.4517   12.4123   6.4123         23          3.0000      1.0000       Y
  1      4,701,152.13   7.4025      360       359     5.4616   13.4025   7.4025         35          3.0000      1.0000       N
  1        915,747.56   7.8753      360       360     5.8352   13.8753   7.8753         36          3.0000      1.0000       N
  1        135,476.17   7.3750      360       355     6.5000   13.3750   6.5000         31          3.0000      1.0000       N
  1      8,745,977.86   7.4332      360       359     5.6081   13.4332   7.4332         35          3.0000      1.0000       N
  1        607,681.40   6.9868      360       359     4.7174   12.9868   6.9868         35          3.0000      1.0000       Y
  1      2,501,607.43   5.9954      360       359     4.0816   11.9954   5.9954         35          3.0000      1.0000       Y
  1        150,723.62   8.5000      360       357     6.2500   14.5000   8.5000         57          3.0000      1.0000       N
  1        894,478.80   8.1567      360       359     5.7691   14.1567   8.1567          5          1.0000      1.0000       N

GROUP II MORTGAGE LOANS
  2        160,171.12   9.1988      120       118       N/A       N/A      N/A         N/A            N/A         N/A        N
  2         51,000.00   8.3000      120       120       N/A       N/A      N/A         N/A            N/A         N/A        N
  2      1,385,769.59   8.2849      180       178       N/A       N/A      N/A         N/A            N/A         N/A        N
  2        410,632.84   8.7734      180       180       N/A       N/A      N/A         N/A            N/A         N/A        N
  2      2,851,760.91   7.7752      180       179       N/A       N/A      N/A         N/A            N/A         N/A        N
  2        560,847.06   7.9128      240       239       N/A       N/A      N/A         N/A            N/A         N/A        N
  2        137,508.23   8.4122      240       239       N/A       N/A      N/A         N/A            N/A         N/A        N
  2        247,242.42   7.7780      240       239       N/A       N/A      N/A         N/A            N/A         N/A        N
  2      1,558,238.30   8.0249      240       239       N/A       N/A      N/A         N/A            N/A         N/A        N
  2     29,613,189.52   7.9978      360       359       N/A       N/A      N/A         N/A            N/A         N/A        N
  2     15,110,612.00   7.1837      360       359       N/A       N/A      N/A         N/A            N/A         N/A        N
  2      7,100,844.52   9.2100      360       358       N/A       N/A      N/A         N/A            N/A         N/A        N
  2        536,745.75   8.0422      360       359       N/A       N/A      N/A         N/A            N/A         N/A        N
  2     57,425,985.18   7.5590      360       359       N/A       N/A      N/A         N/A            N/A         N/A        N
  2        296,250.00   7.6081      360       359       N/A       N/A      N/A         N/A            N/A         N/A        Y
  2        546,440.00   7.5191      360       358       N/A       N/A      N/A         N/A            N/A         N/A        Y
  2        250,000.00   6.5500      360       359       N/A       N/A      N/A         N/A            N/A         N/A        Y
  2      6,323,071.22   6.7360      360       359       N/A       N/A      N/A         N/A            N/A         N/A        Y
  2        251,596.85   9.7608      360       359       N/A       N/A      N/A         N/A            N/A         N/A        N
  2        909,240.67   9.9473      360       359       N/A       N/A      N/A         N/A            N/A         N/A        N
  2         49,966.45   8.0000      360       359     5.5000   14.0000   8.0000        179          3.0000      1.0000       N
  2        321,500.00   5.7250      360       357     4.3500   11.7250   5.7250        177          3.0000      1.0000       Y
  2        494,331.43   7.7514      180       179     5.6902   13.7514   7.7514         23          3.0000      1.0000       N
  2        259,464.24   8.9371      180       179     6.8098   14.9371   8.9371         23          3.0000      1.0000       N
  2    153,962,415.43   7.8964      360       359     5.8948   13.8960   7.8931         23          3.0000      1.0005       N
  2     34,918,462.51   7.3919      360       359     5.5555   13.3919   7.3919         23          3.0000      1.0000       N
  2    254,153,567.03   7.7268      360       359     5.6932   13.7239   7.7243         23          2.9986      1.0003       N
  2      2,316,376.88   7.4331      360       359     5.4446   13.4331   7.3567         23          3.0000      1.0000       N
  2     41,235,672.91   6.9880      360       359     5.1258   12.9880   6.9880         23          3.0000      1.0000       Y
  2     14,265,647.46   6.9087      360       359     4.9097   12.9087   6.9087         23          3.0000      1.0000       Y
  2    156,491,362.82   6.6490      360       359     4.7328   12.6527   6.6490         23          2.9957      1.0000       Y
  2        413,250.00   6.9000      360       359     5.7500   12.9000   6.9000         23          3.0000      1.0000       Y
  2      4,171,134.60   7.4744      360       359     5.4866   13.4744   7.4744         35          3.0000      1.0000       N
  2      4,413,980.03   6.9840      360       360     5.4511   12.9840   6.9840         36          3.0000      1.0000       N
  2        504,972.40   8.3922      360       355     6.7467   14.3922   8.3922         31          3.0000      1.0000       N
  2        316,971.57   7.6500      360       359     5.3250   13.6500   7.6500         35          3.0000      1.0000       N
  2     12,804,419.76   7.0862      360       359     5.1815   13.0862   7.0862         35          3.0000      1.0192       N
  2      3,367,143.91   6.8601      360       359     5.1275   12.8601   6.8601         35          3.0000      1.0000       Y
  2      1,640,888.72   6.3449      360       359     4.7278   12.3449   6.3449         35          3.0000      1.0000       Y
  2      1,027,500.00   6.2493      360       359     4.4936   12.2493   6.2493         35          3.0000      1.0000       Y
  2        386,836.00   7.2997      360       359     4.7606   13.2997   7.2997         35          3.0000      1.0000       Y
  2     10,011,735.63   6.4405      360       359     4.5171   12.4405   6.4405         35          3.0000      1.0225       Y
  2        206,400.00   5.6000      360       358     4.8900   11.6000   5.6000         58          3.0000      1.0000       Y
  2        261,000.00   7.3000      360       359     5.5500   13.3000   7.3000         59          3.0000      1.0000       Y
  2      1,007,462.71   7.2738      360       356     5.8638   13.2738   6.4932          2          2.2590      1.0000       N
  2         88,446.38   8.5000      360       359     7.0000   14.5000   8.5000          5          1.0000      1.0000       N
  2        249,149.01   6.7139      360       360     4.9493   12.7139   6.7139          6          1.0000      1.0000       N


                                      II-1

                                    ANNEX III
                           INTEREST RATE SWAP SCHEDULE

-------------------------------------------
Distribution Date:   Notional Amount (USD):
-------------------------------------------
September 2005              4,771,564
October 2005                4,734,345
November 2005               4,688,347
December 2005               4,633,622
January 2006                4,570,267
February 2006               4,498,430
March 2006                  4,418,307
April 2006                  4,330,146
May 2006                    4,234,240
June 2006                   4,130,935
July 2006                   4,020,622
August 2006                 3,904,130
September 2006              3,783,319
October 2006                3,658,568
November 2006               3,530,286
December 2006               3,398,910
January 2007                3,264,903
February 2007               3,128,746
March 2007                  2,990,941
April 2007                  2,852,002
May 2007                    2,712,453
June 2007                   2,572,834
July 2007                   2,433,675
August 2007                 2,295,506
September 2007              2,165,668
October 2007                2,043,358
November 2007               1,928,133
December 2007               1,819,576
January 2008                1,717,295
February 2008               1,620,921
March 2008                  1,530,105
April 2008                  1,444,523
May 2008                    1,363,867
June 2008                   1,287,847
July 2008                   1,216,192
August 2008                 1,148,647
September 2008              1,084,979
October 2008                1,024,953
November 2008                 968,355
December 2008                 914,987
January 2009                  864,660
February 2009                 817,195
March 2009                    772,428
April 2009                    730,200
May 2009                      690,365
June 2009                     652,784
July 2009                     617,324
August 2009                   583,865
September 2009                552,290
October 2009                  522,490
November 2009                 494,362
-------------------------------------------

                                     III-1

PROSPECTUS

Mortgage Pass-Through Certificates
(ISSUABLE IN SERIES)

OPTION ONE MORTGAGE ACCEPTANCE CORPORATION
(DEPOSITOR)

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 4 OF THIS
PROSPECTUS.

The certificates will represent obligations only of a trust fund and will not represent ownership interests in or obligations of any other entity.

This prospectus may be used to offer and sell the certificates only if accompanied by a prospectus supplement.
--------------------------------------------------------------------------------

THE CERTIFICATES:

Option One Mortgage Acceptance Corporation, as depositor, will issue the certificates. Each issue of certificates will have its own series designation and will evidence ownership interests in certain trust fund assets.

     o    certificates = ownership interests in trust fund assets

Each series of certificates will include one or more classes. Each class of certificates of any series will represent the right, which may be senior to the rights of one or more of the other classes of the certificates, to receive a specified portion of future payments of principal and interest on the assets in the related trust fund. A series may include one or more classes of certificates entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of certificates that differ as to the timing, sequential order or amount of distributions of principal or interest or both. The related prospectus supplement will specify each of these features.

THE TRUST FUND AND ITS ASSETS:

As specified in the related prospectus supplement, the assets of a trust fund consist primarily of a segregated pool of one- to four-family residential first lien and/or junior lien mortgage loans or manufactured housing conditional sales contracts and installment loan agreements.

     o    TRUST FUND ASSETS = RESIDENTIAL MORTGAGE LOANS

The depositor will acquire the mortgage loans from its corporate parent Option
One Mortgage Corporation or from another affiliate and will deposit the mortgage loans into the trust fund. The assets of a trust fund may also include reinvestment income, reserve funds, cash accounts and various forms of credit enhancement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS
ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Offers of the certificates may be made through one or more different methods, including through underwriters as we describe in "Methods of Distribution" in the related prospectus supplement.

                 The date of this prospectus is April 29, 2005.

   Foreclosure on Mortgaged Properties Located in the Commonwealth of

   Anti-deficiency Legislation and Other Limitations on Lenders;

              IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                   AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of certificates is contained in two separate documents:

     o    this prospectus, which provides general information, some of which may not apply to a particular series; and

     o    the accompanying prospectus supplement for a particular series, which describes the specific terms of the certificates of that series. If the prospectus supplement contains information about a particular series that differs from the information contained in this prospectus, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

Beginning with the section titled "The Mortgage Pools", certain capitalized terms are used in this prospectus to assist you in understanding the terms of the certificates. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 100 in this prospectus.

If you require additional information, the mailing address of our principal executive offices is 3 Ada, Irvine, California 92618 and the telephone number is
(949) 790-8300. For other means of acquiring additional information about us or a series of certificates, see "Incorporation of Certain Information by
Reference" beginning on page 89 of this prospectus.

                                  RISK FACTORS

     The certificates are not suitable investments for all investors. In particular, you should not purchase the certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with such certificates.

     The certificates will have limited liquidity.

     There can be no assurance that a resale market for the certificates of any series will develop following the issuance and sale of any series of certificates. Even if a resale market does develop, it may not provide certificateholders with liquidity of investment or continue for the life of the certificates of any series. The prospectus supplement for any series of certificates may indicate that an underwriter specified therein intends to establish a secondary market in such certificates. However, no underwriter will be obligated to do so. As a result, any resale prices that may be available for any certificate in any market that may develop may be at a discount from the initial offering price or the fair market value of such certificate. The certificates will not be listed on any securities exchange.

     THE CERTIFICATES WILL BE LIMITED OBLIGATIONS OF THE RELATED TRUST FUND ANY
NOT OF ANY OTHER PARTY.

     Unless the applicable prospectus supplement provides otherwise, the certificates of each series will be payable solely from the assets of the related trust fund, including any applicable credit support, and will not have any claims against the assets of any other trust fund or recourse to any other party. The certificates will not represent an interest in or obligation of the depositor, the master servicer or any of their respective affiliates. Unless the applicable prospectus supplement provides otherwise, the only obligations of the foregoing entities with respect to the certificates, any mortgage loan or any other trust fund asset will be the repurchase or substitution obligations (if any) of the depositor or the seller pursuant to certain limited representations and warranties made with respect to the mortgage loans or other trust fund assets and the master servicer's servicing obligations under the related pooling agreement (including, if and to the extent described in the related prospectus supplement, its limited obligation to make certain advances in the event of delinquencies on the mortgage loans).

     Unless otherwise specified in the related prospectus supplement, neither the certificates nor the underlying mortgage loans or other trust fund assets will be guaranteed or insured by any governmental agency or instrumentality, by the depositor, the master servicer or any of their respective affiliates or by any other person.

     CREDIT ENHANCEMENT WILL BE LIMITED, AND THE FAILURE OF CREDIT ENHANCEMENT
TO COVER LOSSES ON THE MORTGAGE LOANS MAY RESULT IN LOSSES BEING ALLOCATED TO
THE CERTIFICATES.

     Credit enhancement is intended to reduce the effect of delinquent payments or losses on the underlying mortgage loans on those classes of certificates that have the benefit of the credit enhancement. With respect to each series of certificates, credit enhancement will be provided in limited amounts, in one or more of the forms referred to herein. Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancement may provide only very limited coverage as to certain types of losses or risks, and may provide no coverage as to certain other types of losses or risks. In the event losses exceed the amount of coverage provided by any credit support or losses of a type not covered by any credit support occur, such losses will be borne by the holders of the related certificates (or certain classes thereof). See "Description of Credit
Enhancement".

     THE PAYMENT PERFORMANCE OF THE CERTIFICATES WILL BE RELATED TO THE PAYMENT
PERFORMANCE OF THE MORTGAGE LOANS IN THE RELATED TRUST FUNDS; GREATER RISK OF
LOSS IS ASSOCIATED WITH CERTAIN MORTGAGE LOANS.

     The certificates will be backed by mortgage loans. Certain mortgage loans may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof. Defaults and losses on the mortgage loans may affect the yield to maturity of the related certificates. In addition, in the event that the mortgaged properties fail to provide adequate security for the mortgage loans included in a trust fund, any resulting defaults or losses, to the extent not covered by credit enhancement, will be allocated to the related certificates in the manner described in the related prospectus supplement, negatively affecting the yield of the certificates bearing such losses and possibly negatively affecting the yield of other classes of certificates as well. You should consider the following risks associated with mortgage loans having the characteristics described below, because mortgage loans having some or all of such characteristics may be included in the trust fund relating to your certificates:

          Non-conforming mortgage loans. Non-conforming mortgage loans are mortgage loans that do not qualify for purchase by government sponsored agencies such as Fannie Mae and Freddie Mac due to credit characteristics that to not satisfy Fannie Mae and Freddie Mac guidelines, including loans to mortgagors whose creditworthiness and repayment ability do not satisfy
     Fannie Mae and Freddie Mac underwriting guidelines and loans to mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other derogatory credit items. Accordingly, non-conforming mortgage loans are likely to experience rates of delinquency, foreclosure and loss that are higher, and that may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. The principal differences between conforming mortgage loans and non-conforming mortgage loans include the applicable loan-to-value ratios, the credit and income histories of the related mortgagors, the documentation required for approval of the related mortgage loans, the types of properties securing the mortgage loans, the loan sizes and the mortgagors' occupancy status with respect to the mortgaged properties. As a result of these and other factors, the interest rates charged on non-conforming mortgage loans are often higher than those charged for conforming mortgage loans. The combination of different underwriting criteria and higher rates of interest may also lead to higher delinquency, foreclosure and losses on non-conforming mortgage loans as compared to conforming mortgage loans.

          Junior lien mortgage loans. In the case of mortgage loans secured by junior lien mortgages on the related mortgaged properties, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such mortgage loans only to the extent that the claims of senior lien mortgages have been satisfied in full, including any related foreclosure costs. In addition, the holder of a mortgage loan secured by a junior mortgage may not foreclose on the mortgaged property unless it forecloses subject to the senior mortgages, in which case such holder must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. A trust fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees, although the master servicer may, at its option, advance such amounts to the extent deemed recoverable and prudent. The rate of default of junior lien mortgage loans may be greater than the rate of default of mortgage loans secured by first liens on comparable properties.
     In addition, various factors may affect the prepayment rate of junior lien mortgage loans. These factors include the principal balances of, and interest on, the related senior mortgage loans and the relatively more likely use of junior lien mortgage loans as shorter-term financing for a variety of purposes, such as home improvement, educational expenses and purchases of consumer durables such as automobiles, rather than as longer-term financing of home ownership. Accordingly, junior lien mortgage loans may experience a higher rate of prepayments than traditional senior lien mortgage loans. In addition, any future additional limitations on the rights of borrowers to deduct interest payments on junior lien mortgage loans for federal income tax purposes may further increase the rate of prepayments on junior lien mortgage loans.

          Mortgage loans that are geographically concentrated. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. A region's economic condition and housing market may be directly or indirectly adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. If the mortgage loans in a trust fund are geographically concentrated, such concentration may present risks to holders of the certificates in addition to those that would generally be present for similar mortgage-backed securities without such geographic concentration.

          Negatively amortizing mortgage loans. In the case of mortgage loans that are subject to negative amortization, the principal balances of such mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of defaults and losses on such mortgage loans.

          Buydown mortgage loans and variable payment mortgage loans. Buydown mortgage loans are subject to temporary buydown plans pursuant to which the monthly payments made by the mortgagor during the early years of such mortgage loan will be less than the scheduled monthly payments needed to amortize the mortgage loan, the resulting difference to be made up from (i)
     an amount contributed by the borrower, the seller of the mortgaged property or another source and placed in a custodial account, (ii) investment earnings on the amount, if any, contributed by the borrower, or (iii)
     additional buydown funds to be contributed over time by the mortgagor's employer or another source. Generally, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment.
     Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger monthly payments after the buydown funds have been depleted and, for certain buydown mortgage loans, during the initial buydown period. The inability of a mortgagor to make such larger monthly payments could lead to defaults and losses on such mortgage loans.

          Certain mortgage loans may provide for escalating or variable payments by the related mortgagor. Generally, the mortgagor under such a mortgage loan will be qualified at the applicable initial monthly payment amount. In some instances, mortgagors may not be able to make their monthly payments as such payments increase, and thus the likelihood of default will increase.

          Balloon mortgage loans. Certain of the mortgage loans included in a trust fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial payments of principal and interest (that is, balloon payments) at their stated
     maturity. mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, prevailing general economic conditions and the availability of credit for loans secured by comparable real properties.

          Mortgage loans with limited recourse. Some or all of the mortgage loans in a trust fund may be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value

     of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may affect the yield to maturity of the certificates.

     THE RISK OF LOSSES ON THE MORTGAGE LOANS DEPENDS IN PART ON THE VALUES OF
THE MORTGAGED PROPERTIES.

     An investment in securities such as the certificates which represent interests in mortgage loans or manufactured housing conditional sales contracts and installment loan agreements may be affected by a decline in real estate values or changes in the borrowers' financial condition. The depositor cannot assure you that values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular trust fund become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.
Mortgaged properties with high loan-to-value ratios are at greater risk since such properties initially have less equity than mortgaged properties with low loan-to-value ratios, and therefore a decline in property values could dissipate equity more quickly. Delinquencies, foreclosures and losses due to declining values of mortgaged properties, especially those with high loan-to-value ratios, would cause losses to the trust fund, and such losses may negatively affect your yield on the certificates.

     VARYING UNDERWRITING STANDARDS OF UNAFFILIATED MORTGAGE LOAN SELLERS MAY
PRESENT A GREATER RISK OF LOSS.

     Mortgage loans to be included in a trust fund will have been purchased by the depositor, either directly or indirectly from mortgage loan sellers. Such mortgage loans will generally have been originated in accordance with underwriting standards acceptable to the depositor and generally described herein under "Mortgage Loan Program--Underwriting Standards", as more particularly described in the underwriting criteria included in the related prospectus supplement. Nevertheless, in some cases, particularly those involving unaffiliated mortgage loan sellers, the depositor may not be able to establish the underwriting standards used in the origination of the related mortgage loans. In those cases, the related prospectus supplement will include a statement to such effect and will reflect what, if any, re-underwriting of the related mortgage loans was completed by the depositor or any of its affiliates.
To the extent the mortgage loans cannot be re-underwritten or the underwriting criteria cannot be verified, the mortgage loans might suffer losses greater than they would had they been directly underwritten by the depositor or its affiliates. Such losses may negatively affect your yield on the certificates.

     VIOLATIONS OF LAWS OR REGULATIONS MAY RESULT IN LOSSES ON THE MORTGAGE
LOANS.

     Applicable federal and state laws generally regulate interest rates and other charges, require certain disclosures, prohibit unfair and deceptive practices, regulate debt collection, and require licensing of the originators of the mortgage loans. Depending on the provisions of the applicable law and the specified facts and circumstances involved, violations of those laws, policies and principles may limit the ability to collect all or part of the principal of or interest on the mortgage loans and may entitle the borrower to a refund of amounts previously paid. See "Certain Legal Aspects of Mortgage Loans" herein.
To the extent such laws and regulations result in payment interruptions or losses on the mortgage loans, your yield on the certificates may be negatively affected.

     YOUR YIELD ON THE CERTIFICATES WILL DEPEND ON A VARIETY OF FACTORS
INCLUDING PREPAYMENTS OF THE MORTGAGE LOANS.

     The rate and timing of principal payments on the certificates of a series will be affected by the rate and timing of principal payments on the mortgage loans in the related trust fund, which in turn will be affected by a number of factors, including the following:

     o    the amount and timing of prepayments on the mortgage loans in the trust fund;

     o    how payments of principal are allocated among the classes of certificates as specified in the related prospectus supplement;

     o    whether any party who has an option to terminate the trust fund early actually exercises such option;

     o    the amount and timing of defaults, liquidations and losses on the mortgage loans in the trust fund; and

     o    repurchases of mortgage loans in the trust fund that may occur as a result of material breaches of representations and warranties made by the depositor, the master servicer or mortgage loan seller, or as a result of other repurchase rights or obligations of such parties as specified in the related prospectus supplement.

     The rate and timing of principal payments on the certificates of a series will also be affected by the allocation of any interest on the mortgage loans to pay principal on the certificates, if so specified in the related prospectus supplement.

     Prepayments on mortgage loans are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility.

     In general, if you purchase a class of offered certificates at a price higher than its outstanding principal balance and principal distributions on such class occur faster than you anticipate at the time of purchase, the yield will be lower than you anticipate. Conversely, if you purchase a class of offered certificates at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than you anticipate at the time of purchase, the yield will be lower than you anticipate.

     The yield to maturity on certain types of classes of certificates may be relatively more sensitive to the rate and timing of prepayment on the related mortgage loans than other types. Certificates that are relatively more sensitive to prepayments include strip certificates, accrual certificates, certificates with pass-through rates that fluctuate inversely with an index and certain certificates in a series that includes more than one class of certificates.
These types of classes of certificates are described herein.

     To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the certificates may receive an early payment of principal.

     See "Yield Considerations" and "Maturity and Prepayment Considerations"
herein.

     MORTGAGED PROPERTIES ARE SUBJECT TO ENVIRONMENTAL RISKS, AND THE COST OF
ENVIRONMENTAL CLEAN-UP MAY INCREASE LOSSES ON THE RELATED MORTGAGE LOANS.

     To the extent the master servicer acquires title to any mortgaged property contaminated with or affected by hazardous wastes or hazardous substances, the trust fund may incur losses or expenses. Such losses or expenses, to the extent not covered by credit enhancement, may negatively affect your yield on the certificates. See "Servicing of Mortgage Loans--Realization Upon or Sale of
Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage
Loans--Environmental Legislation" herein.

     ERISA CONSIDERATIONS MAY PERTAIN TO AN INVESTMENT IN THE CERTIFICATES.

     If you are buying the offered certificates on behalf of an employee benefit plan or other arrangement subject to the Employment Retirement Income Security
Act of 1974, as amended ("ERISA"), then special rules may apply to you. Due to the complexity of regulations that govern such plans and arrangements, if you are such a plan or arrangement or if you are using the assets of such a plan or arrangement to make an investment in the offered certificates, then you should consult your own counsel regarding any consequences under ERISA of your acquisition, ownership and disposition of the offered certificates. See "ERISA
Considerations" herein.

     IF YOU BECOME AN OWNER OF REMIC RESIDUAL CERTIFICATES (WHICH WE DEFINE
LATER IN THIS PROSPECTUS), THERE ARE SOME FEDERAL TAX CONSIDERATIONS THAT APPLY
TO YOU THAT ARE DIFFERENT FROM THE FEDERAL TAX CONSIDERATIONS THAT APPLY TO
OTHER KINDS OF CERTIFICATES.

     Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC (which term is defined herein and refers to an election which may be made relating to the federal tax treatment of a trust fund or portion of a trust fund). Holders of REMIC Residual Certificates will be required to report this ordinary income regardless of the amount or timing of their receipt of cash payments, as we describe under "Federal Income Tax
Consequences--REMICs" herein. Accordingly, under certain circumstances, holders of offered certificates that are REMIC Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of
REMIC Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the certificate principal balances of all classes of certificates of the related series have been reduced to zero, even though holders of REMIC Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of the such a holder's share of the REMIC taxable income may be treated as
"excess inclusion" income to such holder which (i) generally will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of REMIC
Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC Residual Certificates, the taxable income arising in a given year on a REMIC Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

     THE RATINGS OF THE CERTIFICATES ARE LIMITED IN WHAT THEY ADDRESS. A
DOWNGRADING OF THE RATING OF ANY THE CERTIFICATES MAY ADVERSELY AFFECT THE
LIQUIDITY OR MARKET VALUE OF SUCH CERTIFICATES.

     It is a condition to the issuance of the certificates that each class of offered certificates be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any security, and accordingly, you cannot be assured that the ratings assigned to any certificate on the date on which such certificates is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. A rating of any certificate by any rating agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by such rating agency at the time of its initial rating analysis. Unless specified in the related prospectus supplement, no person will have any obligation to replace or supplement any credit support following any downgrading of the obligations of any credit support provider. In the event any rating is revised or withdrawn, the liquidity or the market value of the affected certificates may suffer. See "Rating"
herein.

     FORECLOSURES OF MORTGAGE LOANS MAY RESULT IN LIMITATIONS OR DELAYS IN
COLLECTIONS ON SUCH MORTGAGE LOANS.

     Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays can be encountered in connection with the liquidation of defaulted mortgage loans, and corresponding delays in the receipt of related proceeds by the holders of the certificates could occur. Statutory and judicial limitations on foreclosure procedures may delay recovery in respect of the mortgaged property and, in some instances, limit the amount that may be recovered by the foreclosing lender. Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a non-judicial sale of a mortgaged property. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. In the event of a default by a mortgagor, these restrictions, among other things, may impede the ability of the master servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan.

     The master servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on the related liquidated mortgage loan and not yet repaid, including payments to prior lienholders, accrued servicing fees, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer takes the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized after expenses of liquidation would be less as a percentage of the outstanding principal balance of the smaller principal balance mortgage loan than would be the case with a larger principal balance loan.

     The effect of such statutes, judicial principles, delays and expenses may be to delay and/or reduce distributions on the certificates. See "Certain Legal
Aspects of Mortgage Loans--Foreclosure on Mortgage Loans."

     ADDITIONAL RISK FACTORS WILL BE SET FORTH IN THE PROSPECTUS SUPPLEMENT
RELATED TO A SERIES OF CERTIFICATES.

     The prospectus supplement relating to a series of offered certificates will set forth additional risk factors pertaining to the characteristics or behavior of the mortgage loans to be included in a particular trust fund and, if applicable, certain legal aspects of such mortgage loans as well as any risk factors pertaining to the investment in a particular class of offered certificates.

                                       10

                               THE MORTGAGE POOLS

GENERAL

     Each series of Mortgage Pass-Through Certificates will represent in the aggregate the entire beneficial ownership interest in a related trust fund (the
"Trust Fund" or "Trust Fund Assets") consisting primarily of a segregated pool
(a "Mortgage Pool") of mortgage loans and/or manufactured housing conditional sales contracts and installment loan agreements (collectively, the "Mortgage
Loans"), exclusive of any portion of interest payments (the "Spread") or any other interest retained by the Option One Mortgage Acceptance Corporation (the
"Depositor") or any affiliate of the Depositor. The Mortgage Loans may consist of Single Family Loans and Contracts, each as described below.

     The Mortgage Loans (other than the Contracts) will be evidenced by promissory notes ("Mortgage Notes") and secured by mortgages, deeds of trust or other similar security instruments ("Mortgages") that, in each case, create a first or junior lien on the related Mortgagor's fee or leasehold interest in the related Mortgaged Property. The Mortgaged Properties for such loans may consist of attached or detached one-family dwelling units, two- to four-family dwelling units, condominiums, townhouses, row houses, individual units in planned-unit developments and certain other individual dwelling units (a "Single Family
Property" and the related loans, "Single Family Loans"), which in each case may be owner-occupied or may be a vacation, second or non-owner-occupied home.

     The "Contracts" will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home.
The "Manufactured Homes" securing the Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban
Development and complies with the standards established under this chapter."

     Mortgaged Properties may be located in any one of the 50 states, the
District of Columbia or the Commonwealth of Puerto Rico.

     The Mortgage Loans will not be guaranteed or insured by the Depositor, any of its affiliates or, except as set forth in the related Prospectus Supplement, by any governmental agency or instrumentality or other person. However, if so specified in the related Prospectus Supplement, the Mortgage Loans may be insured by the Federal Housing Administration (the "FHA" and such loans, "FHA
Loans"). See "Description of Primary Insurance Policies--FHA Insurance."

     A Mortgage Pool may include Mortgage Loans that are delinquent or non-performing as of the date the related series of Certificates is issued. In that case, the related Prospectus Supplement will set forth, as to each such
Mortgage Loan, available information as to the period of such delinquency or non-performance and any other information relevant for a prospective purchaser to make an investment decision.

     Each Mortgage Loan will be selected by the Depositor for inclusion in a
Mortgage Pool from among those purchased by the Depositor, either directly or through its affiliates, from banks, savings and loan associations, mortgage bankers, investment banking firms, the Resolution Trust Corporation (the "RTC"), the Federal Deposit Insurance Corporation (the "FDIC") and other mortgage loan originators or sellers not affiliated with the Depositor ("Unaffiliated
Sellers") or from Option One Mortgage Corporation ("OOMC"), the parent of the
Depositor, and its affiliates ("Affiliated Sellers"; Unaffiliated Sellers and
Affiliated Sellers are collectively referred to herein as

                                       11

"Sellers"). If a Mortgage Pool is composed of Mortgage Loans acquired by the
Depositor directly from Unaffiliated Sellers, the related Prospectus Supplement will specify the extent of Mortgage Loans so acquired. The characteristics of the Mortgage Loans are as described in the related Prospectus Supplement. Other mortgage loans available for purchase by the Depositor may have characteristics which would make them eligible for inclusion in a Mortgage Pool but were not selected for inclusion in such Mortgage Pool.

     Under certain circumstances, the Mortgage Loans to be included in a
Mortgage Pool will be delivered either directly or indirectly to the Depositor by one or more Sellers identified in the related Prospectus Supplement, concurrently with the issuance of the related series of Certificates (a
"Designated Seller Transaction"). Such Certificates may be sold in whole or in part to any such Seller in exchange for the related Mortgage Loans, or may be offered under any of the other methods described herein under "Methods of
Distribution." The related Prospectus Supplement for a Mortgage Pool composed of
Mortgage Loans acquired by the Depositor pursuant to a Designated Seller
Transaction will generally include information, provided by the related Seller, about the Seller, the Mortgage Loans and the underwriting standards applicable to the Mortgage Loans. None of the Depositor or, unless it is the Seller, OOMC or any of their affiliates will make any representation or warranty with respect to such Mortgage Loans, or any representation as to the accuracy or completeness of such information provided by the Seller.

THE MORTGAGE LOANS

     Each of the Mortgage Loans will be a type of mortgage loan described or referred to in paragraphs numbered (1) through (7) below, with any variations described in the Prospectus Supplement:

          (1) Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

          (2) Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 25 or 30 years;

          (3) Fully-amortizing adjustable-rate mortgage loans ("ARM Loans")
     having an original or modified term to maturity of not more than approximately 25 or 30 years with a related interest rate (a "Mortgage
     Rate") which generally adjusts initially either three months, six months or one, three, five or seven years subsequent to the initial payment date, and thereafter at either three-month, six-month, one-year or other intervals
     (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of a fixed percentage set forth in the related Mortgage Note (the "Note Margin") and an index(1). The related Prospectus Supplement will set forth the relevant index and the highest, lowest and weighted average Note Margin with respect to the ARM
     Loans in the related Mortgage Pool. The related Prospectus Supplement will also indicate any periodic or lifetime limitations on changes in any per annum Mortgage Rate at the time of any adjustment. If specified in the related Prospectus Supplement, an ARM Loan may include a provision that allows the Mortgagor to convert the adjustable

----------
(1) The index (the "Index") for a particular Mortgage Pool will be specified in the related Prospectus Supplement and may include one of the following indexes:
(i) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (ii) the weekly auction average investment yield of U.S. Treasury bills of six months, (iii) the daily Bank
Prime Loan rate made available by the Federal Reserve Board, (iv) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco,
(v) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related Prospectus Supplement or (vi) any other index described in the related Prospectus Supplement.

                                       12

     Mortgage Rate to a fixed rate at some point during the term of such ARM
     Loan generally not later than six to ten years subsequent to the initial payment date;

          (4) Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 25 or 30 years with Mortgage
     Rates which generally adjust initially on the payment date referred to in the related Prospectus Supplement, and on each of certain periodic payment dates thereafter, to equal the sum of the Note Margin and the index. The scheduled monthly payment will be adjusted as and when described in the related Prospectus Supplement to an amount that would fully amortize the
     Mortgage Loan over its remaining term on a level debt service basis;
     provided that increases in the scheduled monthly payment may be subject to certain limitations as specified in the related Prospectus Supplement. If an adjustment to the Mortgage Rate on a Mortgage Loan causes the amount of interest accrued thereon in any month to exceed the scheduled monthly payment on such mortgage loan, the resulting amount of interest that has accrued but is not then payable ("Deferred Interest") will be added to the principal balance of such Mortgage Loan;

          (5) Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the Mortgage
     Rate on such mortgage loan. Such monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term. Deferred Interest, if any, will be added to the principal balance of such mortgage loans;

          (6) Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 25 or 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the Mortgage
     Rate. Such monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan within its approximately 25- or 30-year term. Deferred Interest, if any, will be added to the principal balance of such mortgage loan; or

          (7) Mortgage loans ("Balloon Loans") having payment terms similar to those described in one of the preceding paragraphs numbered (1) through
     (6), calculated on the basis of an assumed amortization term, but providing for a payment (a "Balloon Payment") of all outstanding principal and interest to be made at the end of a specified term that is shorter than such assumed amortization term.

     If provided in the related Prospectus Supplement, certain of the Mortgage
Pools may contain Single Family Loans secured by junior liens, and the related senior liens ("Senior Liens") may not be included in the Mortgage Pool. The primary risk to holders of such Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgaged Property, if such proceeds are sufficient, before the
Trust Fund as holder of the junior lien receives any payments in respect of the
Mortgage Loan. If the Master Servicer were to foreclose on any such Mortgage
Loan, it would do so subject to any related Senior Liens. In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the Senior Liens or purchase the Mortgaged Property subject to the Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien,

                                       13

and, accordingly, holders of one or more classes of the Certificates of the related series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse.
In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

     If so specified in the related Prospectus Supplement, a Mortgage Loan may contain a prohibition on prepayment (the period of such prohibition, a "Lock-out
Period" and its date of expiration, a "Lock-out Expiration Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Penalty").

     Certain information, including information regarding loan-to-value ratios
(each, a "Loan-to-Value Ratio") at origination of the Mortgage Loans underlying each series of Certificates, will be supplied in the related Prospectus
Supplement. In the case of most Mortgage Loans, the "Loan-to-Value Ratio" at origination is defined generally as the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination (or, if appropriate, at the time of an appraisal subsequent to origination), plus, in the case of a Mortgage
Loan secured by a junior lien, the outstanding principal balance of the related
Senior Liens, to the Value of the related Mortgaged Property. The "Value" of a
Mortgaged Property securing a Single Family Loan will generally be equal to the lesser of (x) the appraised value determined in an appraisal obtained at origination of such Mortgage Loan, if any, or, if the related Mortgaged Property has been appraised subsequent to origination, the value determined in such subsequent appraisal and (y) the sales price for the related Mortgaged Property
(except in certain circumstances in which there has been a subsequent appraisal). In the case of certain refinanced, modified or converted Single
Family Loans, the "Value" of the related Mortgaged Property will be equal to the lesser of (x) the appraised value of the related Mortgaged Property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related Mortgage
Property or, if the Mortgage Loan is not a rate and term refinance Mortgage Loan and if the Mortgaged Property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related Mortgaged Property plus the added value of any improvements. Certain
Mortgage Loans which are subject to negative amortization will have
Loan-to-Value Ratios which will increase after origination as a result of such negative amortization. For purposes of calculating the Loan-to-Value Ratio of a
Contract relating to a new Manufactured Home, the "Value" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including
"accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used Manufactured Home, the "Value" is the least of the sale price, the appraised value, and the National Automobile Dealer's
Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. Manufactured Homes are less likely than other types of housing to experience appreciation in value and more likely to experience depreciation in value over time.

     The Mortgage Loans may be "equity refinance" Mortgage Loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the Mortgagor or used for purposes unrelated to the Mortgaged Property. Alternatively, the Mortgage Loans may be
"rate and term refinance" Mortgage Loans, as to which substantially all of the proceeds (net of related costs incurred by the Mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The Mortgage Loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a Mortgaged Property may be subject to secondary financing at the time of origination of the Mortgage Loan or thereafter.

                                       14

     If provided for in the related Prospectus Supplement, a Mortgage Pool may contain ARM Loans which allow the Mortgagors to convert the adjustable rates on such Mortgage Loans to a fixed rate at some point during the life of such
Mortgage Loans (each such Mortgage Loan, a "Convertible Mortgage Loan"), generally not later than six to ten years subsequent to the date of origination, depending upon the length of the initial adjustment period. If specified in the related Prospectus Supplement, upon any conversion, the Depositor, the related
Master Servicer, the applicable Seller or a third party will purchase the converted Mortgage Loan as and to the extent set forth in the related Prospectus
Supplement. Alternatively, if specified in the related Prospectus Supplement, the Depositor or the related Master Servicer (or another party specified therein) may agree to act as remarketing agent with respect to such converted
Mortgage Loans and, in such capacity, to use its best efforts to arrange for the sale of converted Mortgage Loans under specified conditions. Upon the failure of any party so obligated to purchase any such converted Mortgage Loan, the inability of any remarketing agent to arrange for the sale of the converted
Mortgage Loan and the unwillingness of such remarketing agent to exercise any election to purchase the converted Mortgage Loan for its own account, the related Mortgage Pool will thereafter include both fixed rate and adjustable rate Mortgage Loans.

     If provided for in the related Prospectus Supplement, certain of the
Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage
Loans") pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan (the "Buydown Period") will be less than the scheduled monthly payments on the Mortgage Loan, the resulting difference to be made up from (i) an amount (such amount, exclusive of investment earnings thereon, being hereinafter referred to as "Buydown Funds") contributed by the seller of the Mortgaged Property or another source and placed in a custodial account (the "Buydown Account"), (ii) if the Buydown Funds are contributed on a present value basis, investment earnings on such Buydown Funds or (iii)
additional buydown funds to be contributed over time by the Mortgagor's employer or another source. See "Description of the Certificates--Payments on Mortgage
Loans; Deposits to Certificate Account." Generally, the Mortgagor under each
Buydown Mortgage Loan will be qualified at the applicable lower monthly payment.
Accordingly, the repayment of a Buydown Mortgage Loan is dependent on the ability of the Mortgagor to make larger level monthly payments after the Buydown
Funds have been depleted and, for certain Buydown Mortgage Loans, during the
Buydown Period.

     The Prospectus Supplement for each series of Certificates will contain information as to the type of Mortgage Loans that will be included in the related Mortgage Pool. Each Prospectus Supplement applicable to a series of
Certificates will include certain information, generally as of the close of business on the first day of the month of formation of the related Trust Fund
(the "Cut-off Date") and to the extent then available to the Depositor, on an approximate basis, as to (i) the aggregate principal balance of the Mortgage
Loans, (ii) the type of property securing the Mortgage Loans, (iii) the original or modified terms to maturity of the Mortgage Loans, (iv) the range of principal balances of the Mortgage Loans at origination or modification, (v) the earliest origination or modification date and latest maturity date of the Mortgage Loans,
(vi) the Loan-to-Value Ratios of the Mortgage Loans, (vii) the Mortgage Rate or
range of Mortgage Rates borne by the Mortgage Loans, (viii) if any of the
Mortgage Loans are ARM Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin, (ix) the geographical distribution of the
Mortgage Loans, (x) the number of Buydown Mortgage Loans, if applicable, and
(xi) the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable. A Current Report on Form 8-K will be available upon request to holders of the related series of Certificates and will be filed, together with the related Pooling Agreement, with the Securities and Exchange
Commission within fifteen days after the initial issuance of such Certificates.
In the event that Mortgage Loans are added to or deleted from the Trust Fund after the date of the related Prospectus Supplement, such addition or deletion will be noted in the Current Report on Form 8-K.

     The Depositor will cause the Mortgage Loans constituting each Mortgage Pool to be assigned, without recourse, to the trustee named in the related Prospectus
Supplement (the "Trustee"), for the benefit of the holders of all of the
Certificates of a series. Except to the extent that servicing of any Mortgage
Loan is to be transferred to a Special Servicer, the Master Servicer named in the related Prospectus Supplement will service the Mortgage Loans, directly or through other mortgage servicing institutions ("Subservicers"), pursuant to a
Pooling Agreement and will

                                       15

receive a fee for such services. See "Servicing of Mortgage Loans," "Description of the Certificates" and "The Pooling Agreement." With respect to those Mortgage
Loans serviced by the Master Servicer through a Subservicer, the Master Servicer will remain liable for its servicing obligations under the related Pooling
Agreement as if the Master Servicer alone were servicing such Mortgage Loans.
The Master Servicer's obligations with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related
Pooling Agreement (including its obligation to enforce certain purchase and other obligations of Subservicers and Sellers, as more fully described herein under "--Representations by Sellers" below, "Servicing of Mortgage
Loans--Subservicers," and "Description of the Certificates--Assignment of Trust
Fund Assets," and, if and to the extent set forth in the related Prospectus
Supplement, its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans as described herein under "Description of the Certificates--Advances").

UNDERWRITING STANDARDS

     Mortgage Loans to be included in a Mortgage Pool will have been purchased by the Depositor, either directly or indirectly from Sellers. Such Mortgage
Loans will generally have been originated in accordance with underwriting standards acceptable to the Depositor and generally described below. Any
Mortgage Loan not directly underwritten by the Depositor or its affiliates will be reunderwritten by the Depositor or its affiliates. The reunderwriting standards for such Mortgage Loans generally will be in accordance with the same standards as those for Mortgage Loans directly underwritten, with any variations described in the related Prospectus Supplement.

     The underwriting standards to be used in originating the Mortgage Loans are primarily intended to assess the creditworthiness of the Mortgagor, the value of the Mortgaged Property and the adequacy of such property as collateral for the
Mortgage Loan.

     The primary considerations in underwriting a Single Family Loan or Contract are the Mortgagor's employment stability and whether the Mortgagor has sufficient monthly income available (i) to meet the Mortgagor's monthly obligations on the proposed Mortgage Loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the Loan-to-Value Ratio of the Mortgage Loan is another critical factor. In addition, a Mortgagor's credit history and repayment ability, as well as the type and use of the Mortgaged Property, are also considerations.

     It is expected that each prospective Mortgagor will complete a mortgage loan application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies will generally be required. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments.

     Mortgaged Properties will be appraised by licensed appraisers. The appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of Single Family
Properties, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. An appraisal employing the income approach to value analyzes a property's projected net cash flow, capitalization and other operational information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance. All appraisals are required to conform to the
Uniform Standards of Professional Appraisal Practice and the Financial
Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") and must be on forms acceptable to the

                                       16

Federal National Mortgage Association ("FNMA") and/or the Federal Home Loan
Mortgage Corporation ("FHLMC").

     Notwithstanding the foregoing, Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of
Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the
Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market.

     With respect to any FHA Loan the Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA. See
"Description of Primary Insurance Policies--FHA Insurance".

QUALIFICATIONS OF ORIGINATORS AND SELLERS

     Each Mortgage Loan will generally be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act of 1934, as amended (the
"Housing Act"). Except with respect to Designated Seller Transactions, each
Seller must satisfy certain criteria as to financial stability evaluated on a case-by-case basis by the Depositor.

REPRESENTATIONS BY SELLERS

     Each Seller will have made representations and warranties in respect of the
Mortgage Loans sold by such Seller and evidenced by a series of Certificates. In the case of Mortgage Loans, such representations and warranties will generally include, among other things, that as to each such Mortgage Loan: (i) any required hazard and primary mortgage insurance policies were effective at the origination of such Mortgage Loan, and each such policy remained in effect on the date of purchase of such Mortgage Loan from the Seller by or on behalf of the Depositor; (ii) with respect to each Mortgage Loan other than a Contract, either (A) a title insurance policy insuring (subject only to permissible title insurance exceptions) the lien status of the Mortgage was effective at the origination of such Mortgage Loan and such policy remained in effect on the date of purchase of the Mortgage Loan from the Seller by or on behalf of the
Depositor or (B) if the Mortgaged Property securing such Mortgage Loan is located in an area where such policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating (subject to such permissible exceptions set forth therein) the first lien status of the mortgage; (iii) the Seller has good title to such Mortgage Loan and such
Mortgage Loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a Buydown Mortgage Loan; (iv) there are no mechanics' liens or claims for work, labor or material affecting the related Mortgaged Property which are, or may be a lien prior to, or equal with, the lien of the related
Mortgage (subject only to permissible title insurance exceptions); (v) the related Mortgaged Property is free from damage and in good repair; (vi) there are no delinquent tax or assessment liens against the related Mortgaged
Property; (vii) such Mortgage Loan is not more than 60 days' delinquent as to any scheduled payment of principal and/or interest; and (vii) such Mortgage Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws in all material respects. In the event of a breach of a
Seller's representation or warranty that materially adversely affects the interests of the Certificateholders in a Mortgage Loan, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace such
Mortgage Loan as described below. However, there can be no assurance that a
Seller will honor its obligation to repurchase or, if permitted, replace any
Mortgage Loan as to which such a breach of a representation or warranty arises.

     All of the representations and warranties of a Seller in respect of a
Mortgage Loan will have been made as of the date on which such Mortgage Loan was purchased from the Seller by or on behalf of the Depositor; the date as of which such representations and warranties were made will be a date prior to the date of initial issuance of the related series of Certificates or, in the case of a
Designated Seller Transaction, will be the date of closing of the

                                       17

related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of
Certificates. Accordingly, the Seller's purchase obligation (or, if specified in the related Prospectus Supplement, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a
Mortgage Loan by the Seller, an event occurs that would have given rise to such an obligation had the event occurred prior to sale of the affected Mortgage
Loan. The only representations and warranties to be made for the benefit of holders of Certificates in respect of any related Mortgage Loan relating to the period commencing on the date of sale of such Mortgage Loan by the Seller to or on behalf of the Depositor will be certain limited representations of the
Depositor and the Master Servicer described under "Description of the
Certificates--Assignment of Trust Fund Assets" below.

     The Depositor will assign to the Trustee for the benefit of the holders of the related series of Certificates all of its right, title and interest in each agreement by which it purchased a Mortgage Loan from a Seller insofar as such agreement relates to the representations and warranties made by such Seller in respect of such Mortgage Loan and any remedies provided for with respect to any breach of such representations and warranties. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a Mortgage Loan which materially and adversely affects the interests of the Certificateholders therein within a specified period after having discovered or received notice of such breach, then, such Seller will be obligated to purchase such Mortgage Loan at a price (the "Purchase Price") set forth in the related Pooling Agreement which
Purchase Price will generally be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest through or about the date of purchase at the related Mortgage Rate or pass-through rate, as applicable
(net of any portion of such interest payable to such Seller in respect of master servicing compensation, special servicing compensation or subservicing compensation, as applicable, and the Spread, if any).

     As to any Mortgage Loan required to be purchased by an Affiliated Seller as provided above, rather than repurchase the Mortgage Loan, the Seller will be entitled, at its sole option, to remove such Mortgage Loan (a "Deleted Mortgage
Loan") from the Trust Fund and substitute in its place another Mortgage Loan of like kind (a "Qualified Substitute Mortgage Loan"); however, such substitution must be effected within 120 days of the date of the initial issuance of the related series of Certificates with respect to a Trust Fund for which no REMIC election is to be made. With respect to a Trust Fund for which a REMIC election is to be made, except as otherwise provided in the related Prospectus
Supplement, such substitution of a defective Mortgage Loan must be effected within two years of the date of the initial issuance of the related series of
Certificates, and may not be made if such substitution would cause the Trust
Fund, or any portion thereof, to fail to qualify as a REMIC or result in a prohibited transaction tax under the Code. Except as otherwise provided in the related Prospectus Supplement, any Qualified Substitute Mortgage Loan generally will, on the date of substitution, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the
Deleted Mortgage Loan (the amount of any shortfall to be deposited in the
Certificate Account by the Master Servicer in the month of substitution for distribution to the Certificateholders), (ii) have a Mortgage Rate and a Net
Mortgage Rate not less than (and not more than one percentage point greater than) the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted
Mortgage Loan as of the date of substitution, (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, and (v) comply with all of the representations and warranties made by such
Affiliated Seller as of the date of substitution. The related purchase agreement may include additional requirements relating to ARM Loans or other specific types of Mortgage Loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. An Unaffiliated Seller will have no option to substitute for a Mortgage Loan that it is obligated to repurchase in connection with a breach of a representation and warranty.

     The Master Servicer will be required under the applicable Pooling Agreement to use reasonable efforts to enforce this purchase or substitution obligation for the benefit of the Trustee and the Certificateholders, following such practices it would employ in its good faith business judgment and which are normal and usual in its general

                                       18

mortgage servicing activities; provided, however, that this purchase or substitution obligation will not become an obligation of the Master Servicer in the event the applicable Seller fails to honor such obligation. In instances where a Seller is unable, or disputes its obligation, to purchase affected
Mortgage Loans, the Master Servicer, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with such Seller that could provide for, among other things, the purchase of only a portion of the affected Mortgage Loans. Any such settlement could lead to losses on the Mortgage Loans which would be borne by the related
Certificates. In accordance with the above described practices, the Master
Servicer will not be required to enforce any purchase obligation of a Seller arising from any misrepresentation by the Seller, if the Master Servicer determines in the reasonable exercise of its business judgment that the matters related to such misrepresentation did not directly cause or are not likely to directly cause a loss on the related Mortgage Loan. If the Seller fails to repurchase and no breach of any other party's representations has occurred, the
Seller's purchase obligation will not become an obligation of the Depositor or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a Mortgage Loan and neither the Depositor nor any other entity has assumed the representations and warranties, such repurchase obligation of the Seller will not become an obligation of the Depositor or any other party. The foregoing obligations will constitute the sole remedies available to Certificateholders or the Trustee for a breach of any representation by a Seller or for any other event giving rise to such obligations as described above.

     Neither the Depositor nor the Master Servicer will be obligated to purchase a Mortgage Loan if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carry out such purchase obligations. Such a default by a Seller is not a default by the Depositor or by the Master Servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by the Depositor or the Master Servicer, as described below under "Description of the Certificates--Assignment of Trust Fund Assets," the Depositor or the Master
Servicer may have a purchase or substitution obligation. Any Mortgage Loan not so purchased or substituted for shall remain in the related Trust Fund and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of Certificates.

     If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this "--Representations by Sellers"
section, or a person other than a Seller is responsible for repurchasing or replacing any Mortgage Loan in connection with a breach of such representations and warranties, the identity of such person will be specified in the related
Prospectus Supplement.

                           SERVICING OF MORTGAGE LOANS

GENERAL

     The Mortgage Loans included in each Mortgage Pool will be serviced and administered pursuant to a Pooling Agreement. Forms of Pooling Agreements have been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the related Mortgage Pool. The following summaries describe certain material servicing-related provisions that may appear in a Pooling
Agreement for a Mortgage Pool. The related Prospectus Supplement will describe any servicing-related provision of such a Pooling Agreement that materially differs from the description thereof contained in this Prospectus.

THE MASTER SERVICER

     The master servicer (the "Master Servicer"), if any, for a series of
Certificates will be named in the related Prospectus Supplement and may be OOMC or another affiliate of the Depositor. The Master Servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under a Pooling Agreement.

                                       19

COLLECTION AND OTHER SERVICING PROCEDURES; MORTGAGE LOAN MODIFICATIONS

     The Master Servicer for any Mortgage Pool, directly or through
Subservicers, will be obligated under the Pooling Agreement to service and administer the Mortgage Loans in such Mortgage Pool for the benefit of the related Certificateholders, in accordance with applicable law and the terms of such Pooling Agreement, such Mortgage Loans and any instrument of credit enhancement included in the related Trust Fund, and, to the extent consistent with the foregoing, in the same manner as would prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related Mortgaged Properties are located. Subject to the foregoing, the Master Servicer will have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, a Master Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided such procedures are consistent with the terms of the related Pooling
Agreement, including the servicing standard specified therein and generally described in the preceding paragraph (as such may be more particularly described in the related Prospectus Supplement, the "Servicing Standard"), and do not
impair recovery under any instrument of credit enhancement included in the related Trust Fund. Consistent with the foregoing, the Master Servicer will be permitted, in its discretion, to waive any Prepayment Premium, late payment charge or other charge in connection with any Mortgage Loan.

     Under a Pooling Agreement, a Master Servicer acting in accordance with procedures specified therein may extend relief to Mortgagors whose payments become delinquent. In the case of Single Family Loans and Contracts, a Master
Servicer may, among other things, grant a period of temporary indulgence
(generally up to four months) to a Mortgagor or may enter into a liquidating plan providing for repayment by such Mortgagor of delinquent amounts within a specified period (generally up to one year) from the date of execution of the plan. However, the Master Servicer, among other things, must first determine that any such waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for such Mortgage
Loan.

     In certain instances in which a Mortgage Loan is in default (or if default is reasonably foreseeable), the Master Servicing may, acting in accordance with procedures specified in the applicable Pooling Agreement, permit certain modifications of the Mortgage Loan rather than proceeding with foreclosure. Such modifications may have the effect of reducing the Mortgage Rate, forgiving the payment of principal or interest or extending the final maturity date of the
Mortgage Loan. Any such modified Mortgage Loan may remain in the related Trust
Fund, and the reduction in collections resulting from such modification may result in reduced distributions of interest (or other amounts) on, or may extend the final maturity of, one or more classes of the related Certificates. If no satisfactory arrangement can be made for the collection of such delinquent payments, the Master Servicer will continue to follow procedures specified in the applicable Pooling Agreement. These procedures could result, among other possible outcomes, in the sale of any such delinquent Mortgage Loan by the
Master Servicer on behalf of the related Trust Fund.

     Certain of the Mortgage Loans in a Mortgage Pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. In any case in which property subject to a Single Family Loan or Contract is being conveyed by the Mortgagor, unless the related Prospectus
Supplement provides otherwise, the Master Servicer will in general be obligated, to the extent it has knowledge of such conveyance, to exercise its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any primary mortgage insurance policy relating to such
Mortgage Loan or any applicable credit enhancement arrangements. If the Master
Servicer is prevented from enforcing such due-on-sale clause under applicable law or if the Master Servicer determines that it is reasonably likely that a legal action would be instituted by the related Mortgagor to avoid enforcement of such due-on-sale clause, the Master Servicer will enter into an assumption
and

                                       20

modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the
Mortgage Loan subject to certain specified conditions. The original Mortgagor may be released from liability on a Single Family Loan or Contract if the Master
Servicer shall have determined in good faith that such release will not adversely affect the collectability of the Mortgage Loan. The Master Servicer will generally be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property.
See "Certain Legal Aspects of Mortgage Loans--Enforceability of Certain
Provisions." FHA Loans contain no such clause and may be assumed by the purchaser of the mortgaged property.

     Mortgagors may, from time to time, request partial releases of the
Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. The Master Servicer may approve such a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that such approval will not adversely affect the security for, or the timely and full collectability of, the related Mortgage Loan. Any fee collected by the Master Servicer for processing such request will be retained by the Master Servicer as additional servicing compensation.

     In the case of Single Family Loans secured by junior liens on the related
Mortgaged Properties, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption.
The Master Servicer also will be required to notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the Mortgagor or the Mortgaged
Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then the Master Servicer will be required to take, on behalf of the related Trust Fund, whatever actions are necessary to protect the interests of the related Certificateholders, and/or to preserve the security of the related
Mortgage Loan, subject to the application of the REMIC Provisions. The Master
Servicer will be required to advance the necessary funds to cure the default or reinstate the superior lien, if such advance is in the best interests of the related Certificateholders and the Master Servicer determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.

     The Master Servicer for any Mortgage Pool will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items;
adjusting Mortgage Rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing Mortgage Properties acquired through or in lieu of foreclosure (each, an "REO Property"); and maintaining servicing records relating to the Mortgage Loans in such Mortgage Pool. The
Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of credit enhancement.
See "Description of Credit Enhancement."

SUBSERVICERS

     A Master Servicer may delegate its servicing obligations in respect of the
Mortgage Loans serviced by it to one or more third-party servicers (each, a
"Subservicer"), but the Master Servicer will remain liable for such obligations under the related Pooling Agreement. The Master Servicer will be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Master
Servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay such fees. Each Subservicer will be entitled to reimbursement for certain expenditures which it makes, generally to the same extent as would the Master
Servicer for making the same expenditures. See "--Servicing and Other
Compensation and Payment of Expenses; Spread" below and "Description of the
Certificates--The Certificate Account."

                                       21

SPECIAL SERVICERS

     If and to the extent specified in the related Prospectus Supplement, a special servicer (a "Special Servicer") may be a party to the related Pooling
Agreement or may be appointed by the Master Servicer or another specified party to perform certain specified duties in respect of servicing the related Mortgage
Loans that would otherwise be performed by the Master Servicer (for example, the workout and/or foreclosure of defaulted Mortgage Loans). The rights and obligations of any Special Servicer will be specified in the related Prospectus
Supplement, and the Master Servicer will be liable for the performance of a
Special Servicer only if, and to the extent, set forth in such Prospectus
Supplement.

REALIZATION UPON OR SALE OF DEFAULTED MORTGAGE LOANS

     Except as described below or in the related Prospectus Supplement, the
Master Servicer will be required, in a manner consistent with the Servicing
Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans in the related Mortgage Pool as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection therewith, the
Master Servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged
Property, by operation of law or otherwise, if such action is consistent with the Servicing Standard. The Master Servicer's actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related Trust Fund. In addition, the
Master Servicer will not be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (i) such foreclosure and/or restoration will increase the proceeds of liquidation of the Mortgage Loan to the related Certificateholders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Certificate Account in accordance with the Pooling Agreement).

     Notwithstanding the foregoing, the Master Servicer will not be obligated to foreclose upon or otherwise convert the ownership of any Single Family Property securing a Mortgage Loan if it has received notice or has actual knowledge that such property may be contaminated with or affected by hazardous wastes or hazardous substances; however, no environmental testing will generally be required. The Master Servicer will not be liable to the Certificateholders of the related series if, based on its belief that no such contamination or effect exists, the Master Servicer forecloses on a Mortgaged Property and takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

     With respect to a Mortgage Loan in default, the Master Servicer may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, the Master Servicer is not required to continue to pursue both such remedies if it determines that one such remedy is more likely to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) and a repurchase or substitution pursuant to a breach of a representation and warranty, such
Mortgage Loan will be removed from the related Trust Fund if it has not been removed previously. The Master Servicer may elect to treat a defaulted Mortgage
Loan as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. Any additional liquidation expenses relating to such Mortgage Loan thereafter incurred will be reimbursable to the Master Servicer (or any Subservicer) from any amounts otherwise distributable to holders of Certificates of the related series, or may be offset by any subsequent recovery related to such Mortgage Loan.
Alternatively, for purposes of determining the amount of related Liquidation
Proceeds to be distributed to Certificateholders, the amount of any Realized
Loss or the amount required to be drawn under any applicable form of credit support, the Master Servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with such defaulted Mortgage
Loan. With respect to certain series of Certificates, if so provided in the related Prospectus Supplement, the applicable form of credit enhancement may provide, to the extent of coverage

                                       22

thereunder, that a defaulted Mortgage Loan will be removed from the Trust Fund prior to the final liquidation thereof. In addition, a Pooling Agreement may grant to the Master Servicer, a Special Servicer, a provider of credit enhancement and/or the holder or holders of certain classes of Certificates of the related series a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Certificateholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. Furthermore, a Pooling
Agreement may authorize the Master Servicer to sell any defaulted Mortgage Loan if after following procedures specified in the applicable Pooling Agreement, such sale would be the action, among the available alternatives, that would be most likely to produce a greater recovery to Certificateholders on a net present value basis.

     The procedures set forth in the applicable Pooling Agreement which are required to be followed by the Master Servicer with respect to the realization upon delinquent Mortgage Loans are intended to result in the maximization of the net present value of the proceeds of each delinquent Mortgage Loan. There can be no assurance, however, that following such procedures will have that result.

     In the event that title to any Mortgaged Property is acquired in foreclosure, deed in lieu of foreclosure or otherwise, the deed or certificate of sale will be issued to the Trustee or to its nominee on behalf of
Certificateholders of the related series. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan (an
"REO Mortgage Loan") will be considered for most purposes to be an outstanding
Mortgage Loan held in the Trust Fund until such time as the Mortgaged Property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to such defaulted Mortgage Loan (a "Liquidated
Mortgage Loan"). For purposes of calculations of amounts distributable to
Certificateholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any such acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect
(and, in the case of an ARM Loan, such amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as such REO Mortgage Loan is considered to remain in the Trust Fund. The applicable Pooling Agreement will require the
Master Servicer to manage, conserve, protect and operate each Mortgaged Property acquired by the Trust Fund solely for the purpose of its prompt disposition and sale, subject to the tax-related constraints described below.

     If title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust
Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for more than two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related constraints, the Master Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes
"foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the
Trust Fund of any income from non-permitted assets as described in Code Section
860F(a)(2)(B), and that the Trust Fund does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property.

     If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Master Servicer with respect to such Mortgage Loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to reimburse itself from the
Liquidation

                                       23

Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. If so provided in the related Prospectus Supplement, the applicable form of credit enhancement may provide for reinstatement subject to certain conditions in the event that, following the final liquidation of a Mortgage Loan and a draw under such credit enhancement, subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted Mortgage Loan or an REO
Mortgage Loan which is not required by law to be remitted to the related
Mortgagor, the Master Servicer will be entitled to retain such gain as additional servicing compensation unless the related Prospectus Supplement provides otherwise. For a description of the Master Servicer's (or other specified person's) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the Mortgage Loans, see
"Description of Credit Enhancement" and "Primary Mortgage Insurance, Hazard
Insurance; Claims Thereunder."

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES; SPREAD

     The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for a series of Certificates will be equal to the percentage per annum described in the related Prospectus Supplement
(which may vary under certain circumstances) of the outstanding principal balance of each Mortgage Loan, and such compensation will be retained by it on a monthly or other periodic basis from collections of interest on such Mortgage
Loan in the related Trust Fund at the time such collections are deposited into the applicable Certificate Account. This portion of the servicing fee will be calculated with respect to each Mortgage Loan by multiplying such fee by the principal balance of such Mortgage Loan. In addition, the Master Servicer will retain all Prepayment Premiums, assumption fees and late payment charges, to the extent collected from Mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Certificate Account. Any additional servicing compensation will be described in the related Prospectus Supplement.
Any Subservicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any Subservicer, the Master Servicer will pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the Pooling
Agreement, including, if so specified in the related Prospectus Supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee and the Certificate Registrar, and payment of expenses incurred in enforcing the obligations of Subservicers and
Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Subservicers and Sellers under certain limited circumstances. In addition, the Master Servicer will be entitled to reimbursements for certain expenses incurred by it in connection with Liquidated
Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related Liquidation Proceeds or Insurance Proceeds. If and to the
extent so provided in the related Prospectus Supplement, the Master Servicer will be entitled to receive interest on amounts advanced to cover such reimbursable expenses for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and the Master Servicer will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to
Certificateholders or as otherwise provided in the related Pooling Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for a series of Certificates will specify whether there will be any Spread retained. Any such Spread will be a specified portion of the interest payable on each Mortgage Loan in a Mortgage Pool and will not be part of the related Trust Fund. Any such Spread will be established on a loan-by-loan basis and the amount thereof with respect to each Mortgage Loan in a Mortgage Pool will be specified on an exhibit to the related Pooling
Agreement. Any partial recovery of interest in respect of a Mortgage Loan will be allocated between the owners of any Spread and the holders of classes of
Certificates entitled to payments of interest as provided in the related
Prospectus Supplement and the applicable Pooling Agreement.

                                       24

     If and to the extent provided in the related Prospectus Supplement, the
Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any Prepayment Interest
Shortfalls resulting from Mortgagor prepayments during such period. See "Yield
Considerations."

EVIDENCE AS TO COMPLIANCE

     Each Pooling Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, a firm of independent public accountants will furnish a statement to the Depositor and the Trustee to the effect that, on the basis of an examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program
for Mortgages serviced for FHLMC, the servicing of mortgage loans under agreements (including the related Pooling Agreement) substantially similar to each other was conducted in compliance with such agreements except for such significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program
for Mortgages serviced for FHLMC requires it to report. In rendering its statement such firm may rely, as to the matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation
Program for Mortgage Bankers or the Audit Program for Mortgages serviced for
FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to those Subservicers which also have been the subject of such an examination.

     Each Pooling Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by one or more officers of the Master Servicer to the effect that, to the best knowledge of each such officer, the Master Servicer has fulfilled in all material respects its obligations under the Pooling Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Pooling Agreement.

     Copies of the annual accountants' statement and the annual statement of officers of a Master Servicer may be obtained by Certificateholders without charge upon written request to the Master Servicer or Trustee.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued in series. Each series of Certificates (or, in certain instances, two or more series of Certificates) will be issued pursuant to a Pooling Agreement, similar to one of the forms filed as an exhibit to the Registration Statement of which this Prospectus is a part. Each Pooling
Agreement will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K. The following summaries (together with additional summaries under "The Pooling Agreement" below) describe certain material provisions relating to the Certificates common to each Pooling
Agreement. Wherever particular sections or defined terms of the Pooling
Agreement are referred to herein, such sections or defined terms are thereby incorporated herein by reference.

     Certificates of each series covered by a particular Pooling Agreement will evidence specified beneficial ownership interests in a separate Trust Fund created pursuant to such Pooling Agreement. A Trust Fund will consist of, to the extent provided in the Pooling Agreement: (i) such Mortgage Loans (and the related mortgage documents) or interests therein underlying a particular series of Certificates as from time to time are subject to the Pooling Agreement, exclusive of, if specified in the related Prospectus Supplement, any Spread or other interest retained by the Depositor or any of its affiliates with respect to each such Mortgage Loan; (ii) such assets including, without limitation, all payments and collections in respect of the Mortgage Loans due after the related
Cut-off Date, as from time to time are identified as deposited in respect thereof in the related Certificate Account as described below; (iii) any property acquired in respect of Mortgage Loans in the Trust Fund, whether through foreclosure of such

                                       25

Mortgage Loans or by deed in lieu of foreclosure or otherwise; (iv) hazard insurance policies, primary mortgage insurance policies and FHA insurance policies, if any, maintained in respect of Mortgage Loans in the Trust Fund and certain proceeds of such policies; (v) certain rights of the Depositor under any
Mortgage Loan Purchase Agreement, including in respect of any representations and warranties therein; and (vi) any combination, as and to the extent specified in the related Prospectus Supplement, of a Financial Guaranty Insurance Policy,
Mortgage Pool Insurance Policy, Letter of Credit, Purchase Obligation, Special
Hazard Insurance Policy or Bankruptcy Bond as described under "Description of
Credit Enhancement." To the extent that any Trust Fund includes certificates of interest or participations in Mortgage Loans, the related Prospectus Supplement will describe the material terms and conditions of such certificates or participations.

     Each series of Certificates may consist of any one or a combination of the following: (i) a single class of Certificates; (ii) two or more classes of
Certificates, one or more classes of which will be senior ("Senior
Certificates") in right of payment to one or more of the other classes
("Subordinate Certificates"), and as to which certain classes of Senior (or
Subordinate) Certificates may be senior to other classes of Senior (or
Subordinate) Certificates, as described in the respective Prospectus Supplement
(any such series, a "Senior/Subordinate Series"); (iii) two or more classes of
Certificates, one or more classes ("Strip Certificates") of which will be entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions; (iv) two or more classes of Certificates which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any such class may be made upon the occurrence of specified events, in accordance with a schedule or formula (including "planned amortization classes" and "targeted amortization classes"), or on the basis of collections from designated portions of the
Mortgage Pool, and which classes may include one or more classes of Certificates with respect to which certain accrued interest will not be distributed but rather will be added to the principal balance thereof on each Distribution Date for the period described in the related Prospectus Supplement; or (v) other types of classes of Certificates, as described in the related Prospectus
Supplement. As to each series, all Certificates offered hereby (the "Offered
Certificates") will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating agencies (each, a "Rating
Agency"). Credit support for the Offered Certificates of each series may be provided by a Financial Guaranty Insurance Policy, Mortgage Pool Insurance
Policy, Letter of Credit, Special Hazard Insurance Policy, Bankruptcy Bond,
Purchase Obligation, Reserve Fund or Overcollateralization, as described under
"Description of Credit Enhancement," by the subordination of one or more other classes of Certificates as described under "Subordination" or by any combination of the foregoing.

     If so specified in the Prospectus Supplement relating to a series of
Certificates, one or more elections may be made to treat the related Trust Fund, or a designated portion thereof, as a REMIC. If such an election is made with respect to a series of Certificates, one of the classes of Certificates in such series will be designated as evidencing the sole class of "residual interests"
in each related REMIC, as defined in the Code; alternatively, a separate class of ownership interests will evidence such residual interests. All other classes of Certificates in such series will constitute "regular interests" in the related REMIC, as defined in the Code and will be designated as such. As to each series of Certificates as to which a REMIC election is to be made, the Master
Servicer, Trustee or other specified person will be obligated to take certain specified actions required in order to comply with applicable laws and regulations.

FORM OF CERTIFICATES

     Except as described below, the Offered Certificates of each series will be issued as physical certificates in fully registered form only in the denominations specified in the related Prospectus Supplement, and will be transferrable and exchangeable at the corporate trust office of the registrar
(the "Certificate Registrar") named in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of
Offered Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term "Certificateholder" or
"Holder" as used herein refers to the entity whose name appears on the

                                       26

records of the Certificate Registrar (consisting of or including the
"Certificate Register") as the registered holder of a Certificate, except as otherwise indicated in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, specified classes of a series of Certificates will be initially issued through the book-entry facilities of The Depository Trust Company ("DTC"). As to any such class of
Certificates ("DTC Registered Certificates"), the record Holder of such
Certificates will be DTC's nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in the accounts of Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Other institutions that are not Participants but clear through or maintain a custodial relationship with Participants (such institutions, "Intermediaries") have indirect access to
DTC's clearance system.

     No person acquiring an interest in any DTC Registered Certificates (each such person, a "Beneficial Owner") will be entitled to receive a Certificate representing such interest in registered, certificated form, unless either (i)
DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (ii) the Depositor elects in its sole discretion to discontinue the registration of such Certificates through DTC. Prior to any such event,
Beneficial Owners will not be recognized by the Trustee or the Master Servicer as Holders of the related Certificates for purposes of the related Pooling
Agreement, and Beneficial Owners will be able to exercise their rights as owners of such Certificates only indirectly through DTC, Participants and
Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Certificates may do so only through DTC, either directly if such Beneficial Owner is a Participant or indirectly through
Participants and, if applicable, Intermediaries. Pursuant to the procedures of
DTC, transfers of the beneficial ownership of any DTC Registered Certificates will be required to be made in minimum denominations specified in the related
Prospectus Supplement. The ability of a Beneficial Owner to pledge DTC
Registered Certificates to persons or entities that are not Participants in the
DTC system, or to otherwise act with respect to such Certificates, may be limited because of the lack of physical certificates evidencing such
Certificates and because DTC may act only on behalf of Participants.

     Distributions in respect of the DTC Registered Certificates will be forwarded by the Trustee or other specified person to DTC, and DTC will be responsible for forwarding such payments to Participants, each of which will be responsible for disbursing such payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may
experience delays in the receipt of payments in respect of their Certificates.
Under DTC's procedures, DTC will take actions permitted to be taken by Holders of any class of DTC Registered Certificates under the Pooling Agreement only at the direction of one or more Participants to whose account the DTC Registered
Certificates are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor.
DTC may take conflicting actions with respect to any action of Holders of
Certificates of any Class to the extent that Participants authorize such actions. None of the Master Servicer, the Depositor, the Trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the
DTC Registered Certificates, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ASSIGNMENT OF TRUST FUND ASSETS

     At the time of issuance of a series of Certificates, the Depositor will assign, or cause to be assigned, to the related Trustee (or its nominee), without recourse, the Mortgage Loans being included in the related Trust Fund, together with all principal and interest received on or with respect to such
Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. If specified in the related Prospectus Supplement, the Depositor or any of its affiliates may retain the Spread, if any, for itself or transfer the same to others. The Trustee will, concurrently with such assignment, deliver the Certificates of such series to or at the direction of the Depositor in exchange for the Mortgage Loans in the related Trust Fund. Each
Mortgage Loan will be identified in a

                                       27

schedule appearing as an exhibit to the related Pooling Agreement. Such schedule will include, among other things, information as to the principal balance of each Mortgage Loan in the related Trust Fund as of the Cut-off Date, as well as information respecting the Mortgage Rate, the currently scheduled monthly payment of principal and interest, the maturity of the Mortgage Note and the
Loan-to-Value Ratio at origination or modification (without regard to any secondary financing).

     In addition, the Depositor will, as to each Mortgage Loan (other than
Contracts), deliver, or cause to be delivered, to the related Trustee (or to the custodian described below) the Mortgage Note endorsed, without recourse, either in blank or to the order of such Trustee (or its nominee), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in blank or to the Trustee (or its nominee) in recordable form, together with any intervening assignments of the Mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related
Pooling Agreement. Such assignments may be blanket assignments covering
Mortgages on Mortgaged Properties located in the same county, if permitted by law. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the
Depositor delivers, or causes to be delivered, to the related Trustee (or the custodian) a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because of a delay caused by the public recording office, the Depositor will deliver, or cause to be delivered, to the related Trustee (or the custodian) a true and correct photocopy of such Mortgage or assignment as submitted for recording. The Depositor will deliver, or cause to be delivered, to the related
Trustee (or the custodian) such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the Depositor cannot deliver, with respect to any Mortgage Loan, the
Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because such Mortgage or assignment has been lost, the Depositor will deliver, or cause to be delivered, to the related Trustee (or the custodian) a true and correct photocopy of such Mortgage or assignment with evidence of recording thereon. Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the
Depositor or the originator of such Mortgage Loan, or except as otherwise specified in the related Prospectus Supplement as to any series of Certificates.
In addition, unless specified in the related Prospectus Supplement, the
Depositor will, as to each Contract, deliver, or cause to be delivered, the original Contract endorsed, without recourse, to the order of the Trustee and copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, together with a blanket assignment to the Trustee of all Contracts in the related Trust Fund and such documents and instruments. In order to give notice of the right, title and interest of the Certificateholders to the Contracts, the Depositor will cause to be executed and delivered to the Trustee a UCC-1 financing statement identifying the Trustee as the secured party and identifying all Contracts as collateral.

     With respect to any Mortgage Loan secured by a Mortgaged Property located in Puerto Rico (a "Puerto Rico Mortgage Loan"), the Mortgages with respect to such Mortgage Loans either (i) secure a specific obligation for the benefit of a specified person (a "Direct Puerto Rico Mortgage") or (ii) secure an instrument transferable by endorsement (an "Endorsable Puerto Rico Mortgage"). Endorsable
Puerto Rico Mortgages do not require an assignment to transfer the related lien.
Rather, transfer of such mortgages follows an effective endorsement of the related Mortgage Note and, therefore, delivery of the assignment referred to in the preceding paragraph would be inapplicable. Direct Puerto Rico Mortgages, however, require an assignment to be recorded with respect to any transfer of the related lien and such assignment would be delivered to the Trustee.

     The Trustee (or the custodian hereinafter referred to) will hold such documents in trust for the benefit of the related Certificateholders, and generally will review such documents within 90 days after receipt thereof in the case

                                       28

of documents delivered concurrently with the execution and delivery of the related Pooling Agreement, and within the time period specified in the related
Pooling Agreement in the case of all other documents delivered. If any such document is found to be missing or defective in any material respect, the
Trustee (or such custodian) will be required to promptly so notify the Master
Servicer, the Depositor, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the Trustee, and such omission or defect materially and adversely affects the interests of Certificateholders in the affected Mortgage Loan, then the related Seller will be obligated to purchase such Mortgage Loan from the
Trustee at its Purchase Price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under "The Mortgage Pools--Representations of Sellers," to substitute for such
Mortgage Loan). The Trustee will be obligated to enforce this obligation of the
Seller to the extent described above under "The Mortgage Pools--Representations by Sellers," but there can be no assurance that the applicable Seller will fulfill its obligation to purchase (or substitute for) the affected Mortgage
Loan as described above. The Depositor will not be obligated to purchase or substitute for such Mortgage Loan if the Seller defaults on its obligation to do
so. This purchase or substitution obligation constitutes the sole remedy available to the related Certificateholders and the related Trustee for omission of, or a material defect in, a constituent document. Any affected Mortgage Loan not so purchased or substituted for shall remain in the related Trust Fund.

     The Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the Mortgage Loans in any Mortgage Pool, and to maintain possession of and, if applicable, to review, the documents relating to such Mortgage Loans, as the agent of the
Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Certificates will be set forth in the related Prospectus
Supplement. Any such custodian may be an affiliate of the Depositor or the
Master Servicer.

     With respect to the Mortgage Loans in a Mortgage Pool, except in the case of a Designated Seller Transaction, the Depositor will make certain representations and warranties as to the types and geographical concentrations of such Mortgage Loans and as to the accuracy, in all material respects, of certain identifying information furnished to the related Trustee in respect of each such Mortgage Loan (E.G., original Loan-to-Value Ratio, principal balance as of the Cut-off Date, Mortgage Rate and maturity). Upon a breach of any such representation which materially and adversely affects the interests of the
Certificateholders in a Mortgage Loan, the Depositor will be obligated to cure the breach in all material respects, to purchase the Mortgage Loan at its
Purchase Price or to substitute for such Mortgage Loan a Qualified Substitute
Mortgage Loan in accordance with the provisions for such substitution by
Affiliated Sellers as described above under "The Mortgage Pools--Representations by Sellers." However, the Depositor will not be required to repurchase or substitute for any Mortgage Loan in connection with a breach of a representation and warranty if the substance of any such breach also constitutes fraud in the origination of the related Mortgage Loan. This purchase or substitution obligation constitutes the sole remedy available to Certificateholders or the
Trustee for such a breach of representation by the Depositor. Any Mortgage Loan not so purchased or substituted for shall remain in the related Trust Fund.

     Pursuant to the related Pooling Agreement, the Master Servicer for any
Mortgage Pool, either directly or through Subservicers, will service and administer the Mortgage Loans included in such Mortgage Pool and assigned to the related Trustee as more fully set forth under "Servicing of Mortgage Loans." The
Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the
Pooling Agreement.

CERTIFICATE ACCOUNT

     General. The Master Servicer and/or the Trustee will, as to each Trust
Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Mortgage
Loans constituting such Trust Fund (collectively, the "Certificate Account"), which will be established so as to comply with the standards of each Rating
Agency that has rated any one or more classes of Certificates of the related series. A Certificate Account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in United States government securities and other

                                       29

investment grade obligations specified in the related Pooling Agreement
("Permitted Investments"). Any Permitted Investments will not cause the
Depositor to register under the Investment Company Act of 1940. Any interest or other income earned on funds in the Certificate Account will be paid to the related Master Servicer or Trustee as additional compensation. If permitted by such Rating Agency or Agencies and so specified in the related Prospectus
Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or serviced by it on behalf of others.

     Deposits. Except as set forth in the related Pooling Agreement and described in the related Prospectus Supplement, the related Master Servicer,
Trustee or Special Servicer will be required to deposit or cause to be deposited in the Certificate Account for each Trust Fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the Master Servicer, the Trustee or any Special Servicer subsequent to the Cut-off Date with respect to the Mortgage
Loans in such Trust Fund (other than payments due on or before the Cut-off
Date):

          (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

          (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer, any Special Servicer or
     Sub-Servicer as its servicing compensation or as compensation to the
     Trustee, and further net of any Spread;

          (iii) all proceeds received under any hazard, title, primary mortgage,
     FHA or other insurance policy that provides coverage with respect to a particular Mortgaged Property or the related Mortgage Loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or, if applicable, a Special Servicer) and/or the terms and conditions of the related Mortgage (collectively, "Insurance
     Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

          (iv) any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of Certificates as described under "Description of Credit Enhancement";

          (v) any advances made as described under "--Advances" below;

          (vi) any Buydown Funds (and, if applicable, investment earnings thereon) required to be paid to Certificateholders, as described below;

          (vii) all proceeds of any Mortgage Loan purchased (or, in the case of a substitution, certain amounts representing a principal adjustment) by the
     Master Servicer, the Depositor, a Seller or any other person pursuant to the terms of the related Pooling Agreement as described under "The Mortgage
     Pools--Representations by Sellers," "Servicing of Mortgage
     Loans--Realization Upon and Sale of Defaulted Mortgage Loans,"
     "--Assignment of Trust Fund Assets" above, "The Pooling
     Agreement--Termination" and "Purchase Obligations" (all of the foregoing, also "Liquidation Proceeds");

          (viii) any amounts paid by the Master Servicer to cover Prepayment
     Interest Shortfalls arising out of the prepayment of Mortgage Loans as described under "Servicing of Mortgage Loans--Servicing and Other
     Compensation and Payment of Expenses; Spread";

                                       30

          (ix) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or a Special Servicer, any
     payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Mortgage Loans;

          (x) any amount required to be deposited by the Master Servicer or the
     Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

          (xi) any other amounts required to be deposited in the Certificate
     Account as provided in the related Pooling Agreement and described herein or in the related Prospectus Supplement.

     With respect to each Buydown Mortgage Loan, the Master Servicer will be required to deposit the related Buydown Funds provided to it in a Buydown
Account which will comply with the requirements set forth herein with respect to the Certificate Account. The terms of all Buydown Mortgage Loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (i) the total payments to be made from such funds pursuant to the related buydown plan or (ii) if such Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings thereon at a rate as will support the scheduled level of payments due under the Buydown
Mortgage Loan. Neither the Master Servicer nor the Depositor will be obligated to add to any such discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any such insufficiency is not recoverable from the
Mortgagor or, in an appropriate case, from the Seller, distributions to
Certificateholders may be affected. With respect to each Buydown Mortgage Loan, the Master Servicer will be required monthly to withdraw from the Buydown
Account and deposit in the Certificate Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings thereon) for each Buydown Mortgage Loan that, when added to the amount due from the Mortgagor on such Buydown Mortgage Loan, equals the full monthly payment which would be due on the Buydown Mortgage Loan if it were not subject to the buydown plan. The
Buydown Funds will in no event be a part of the related Trust Fund.

     If the Mortgagor on a Buydown Mortgage Loan prepays such Mortgage Loan in its entirety during the Buydown Period, the Master Servicer will be required to withdraw from the Buydown Account and remit to the Mortgagor or such other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a Mortgagor during the
Buydown Period together with Buydown Funds will result in full prepayment of a
Buydown Mortgage Loan, the Master Servicer will generally be required to withdraw from the Buydown Account and deposit in the Certificate Account the
Buydown Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under certain Mortgage Loan programs. Any
Buydown Funds so remitted to the Master Servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the Mortgagor to repay fully the related
Mortgage Loan if the Mortgage Loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related Mortgagor or such other designated party pursuant to the agreement relating to each Buydown
Mortgage Loan (the "Buydown Agreement"). If the Mortgagor defaults during the
Buydown Period with respect to a Buydown Mortgage Loan and the property securing such Buydown Mortgage Loan is sold in liquidation (either by the Master
Servicer, the insurer under the Mortgage Pool Insurance Policy (the "Pool
Insurer") or any other insurer), the Master Servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings thereon, if any, and either deposit the same in the Certificate Account or, alternatively, pay the same to the Pool Insurer or other insurer, as the case may be, if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default.

     Withdrawals. Except as set forth in the related Pooling Agreement and described in the related Prospectus Supplement, a Master Servicer, Trustee or
Special Servicer may make withdrawals from the Certificate Account for each
Trust Fund for any of the following purposes:

                                       31

          (i) to make distributions to the related Certificateholders on each
     Distribution Date;

          (ii) to reimburse the Master Servicer or any other specified person for unreimbursed amounts advanced by it as described under "--Advances"
     below in respect of Mortgage Loans in the Trust Fund, such reimbursement to be made out of amounts received which were identified and applied by the
     Master Servicer as late collections of interest (net of related servicing fees) on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to such Mortgage Loans;

          (iii) to reimburse the Master Servicer or a Special Servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to such Mortgage Loans and properties;

          (iv) to reimburse the Master Servicer or any other specified person for any advances described in clause (ii) above made by it and any servicing expenses referred to in clause (iii) above incurred by it which, in the good faith judgment of the Master Servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and
     (iii), respectively, such reimbursement to be made from amounts collected on other Mortgage Loans in the Trust Fund or, if and to the extent so provided by the related Pooling Agreement and described in the related
     Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

          (v) if and to the extent described in the related Prospectus
     Supplement, to pay the Master Servicer, a Special Servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

          (vi) to reimburse the Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "The Pooling Agreement--Certain Matters Regarding the Master Servicer and the Depositor";

          (vii) if and to the extent described in the related Prospectus
     Supplement, to pay the fees of the Trustee;

          (viii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "The
     Pooling Agreement--Certain Matters Regarding the Trustee";

          (ix) to pay the Master Servicer or the Trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

          (x) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged
     Property acquired by the Trust Fund by foreclosure or otherwise;

                                       32

          (xi) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Federal Income Tax
     Consequences--REMICS--Prohibited Transactions and Other Possible REMIC
     Taxes";

          (xii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

          (xiii) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of the related
     Certificateholders;

          (xiv) to pay to itself, the Depositor, a Seller or any other appropriate person all amounts received with respect to each Mortgage Loan purchased, repurchased or removed from the Trust Fund pursuant to the terms of the related Pooling Agreement and not required to be distributed as of the date on which the related Purchase Price is determined;

          (xv) to make any other withdrawals permitted by the related Pooling
     Agreement and described in the related Prospectus Supplement; and

          (xvi) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

DISTRIBUTIONS

     Distributions on the Certificates of each series will be made by or on behalf of the related Trustee or Master Servicer on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution
Amount for such series and such Distribution Date. "Distribution Date" refers to the day of each month specified in the related Prospectus Supplement upon which distributions are made on the Certificates. The "Available Distribution Amount"
for any series of Certificates and any Distribution Date will generally refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Loans and any other assets included in the related Trust Fund that are available for distribution to the Certificateholders of such series on such date. The particular components of the Available
Distribution Amount for any series on each Distribution Date will be more specifically described in the related Prospectus Supplement.

     Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable
Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the
"Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution
Date will be allocated pro rata among the outstanding Certificates in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the
Trustee or other person required to make such payments with wiring instructions no later than five business days prior to the related Record Date or such other date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register;
provided, however, that the final distribution in retirement of any class of
Certificates will be made only upon presentation and surrender of such
Certificates at the location specified in the notice to Certificateholders of such final distribution. Payments will be made to each Certificateholder in accordance with such holder's Percentage Interest in a particular class. The
("Percentage Interest") represented by a Certificate of a particular class will be equal to the percentage obtained by

                                       33

dividing the initial principal balance or notional amount of such Certificate by the aggregate initial amount or notional balance of all the Certificates of such class.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL ON THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of
Strip Certificates and certain REMIC Residual Certificates that have no
Pass-Through Rate) may have a different Pass-Through Rate, which may be fixed, variable or adjustable, or any combination of two or more such rates. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the
Pass-Through Rate, for each class. "Pass-Through Rate" refers to the specified interest rate or rates upon which distributions of interest on an interest-bearing class of Certificates is based.

     Distributions of interest in respect of the Certificates of any class
(other than any class of Certificates that will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement ("Accrual
Certificates"), and other than any class of Strip Certificates or REMIC Residual
Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution
Date. Prior to the time interest is distributable on any class of Accrual
Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the principal balance thereof on each
Distribution Date. With respect to each class of Certificates (other than certain classes of Strip Certificates and REMIC Residual Certificates), "Accrued
Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to such
Distribution Date. Accrued Certificate Interest for each Distribution Date on
Strip Certificates entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is either (i)
based on the principal balances of some or all of the Mortgage Loans in the related Trust Fund or (ii) equal to the principal balances of one or more other classes of Certificates of the same series. Reference to such a notional amount with respect to a class of Strip Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distribution of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on
(or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) one or more classes of the Certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield Considerations", exceed the amount of any sums (including, if and to the extent specified in the related Prospectus Supplement, the Master
Servicer's servicing compensation) that are applied to offset such shortfalls.
The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related Mortgage Loans or application of the Relief Act with respect to such Mortgage Loans. Any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any
Deferred Interest on or in respect of the related Mortgage Loans will result in a corresponding increase in the principal balance of such class.

     As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the principal balance(s) of such
Certificates have been reduced to zero. In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of Senior Certificates or Subordinate Certificates), shall be as set forth in the related Prospectus
Supplement. Distributions of principal with respect to one or more classes of
Certificates may be made at a rate that is faster (and, in some cases,

                                       34

substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Loans in the related Trust Fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such Mortgage
Loans. In addition, distributions of principal with respect to one or more classes of Certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of
Certificates, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the Mortgage Loans in the related Trust Fund are received.

PRE-FUNDING ACCOUNT

     If so specified in the related Prospectus Supplement, the Pooling Agreement or other agreement may provide for the transfer by the Sellers of additional
Mortgage Loans to the related Trust after the Closing Date. Such additional
Mortgage Loans will be required to conform to the requirements set forth in the related Agreement or other agreement providing for such transfer, and will be underwritten to the same standards as the Mortgage Loans initially included in the Trust Fund. As specified in the related Prospectus Supplement, such transfer may be funded by the establishment of a Pre-Funding Account (a "Pre-Funding
Account"). If a Pre-Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of Certificates of the related series will be deposited in such account to be released as additional Mortgage
Loans are transferred. A Pre-Funding Account will be required to be maintained as an Eligible Account, all amounts therein will be required to be invested in
Permitted Investments and the amount held therein shall at no time exceed 50% of the aggregate outstanding principal balance of the Certificates. The related
Agreement or other agreement providing for the transfer of additional Mortgage
Loans will generally provide that all such transfers must be made within 3 months after the Closing Date, and that amounts set aside to fund such transfers
(whether in a Pre-Funding Account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in such Prospectus Supplement.

     The Depositor will be required to provide data regarding the additional
Mortgage Loans to the Rating Agencies and the Insurer, if any, sufficiently in advance of the scheduled transfer to permit review by such parties. Transfer of the additional Mortgage Loans will be further conditioned upon confirmation by the Rating Agencies that the addition of such Mortgage Loans to the Trust Fund will not result in the downgrading of the Certificates or, in the case of a series guaranteed or supported by an Insurer, will not adversely affect the capital requirements of such Insurer. Finally, a legal opinion to the effect that the conditions to the transfer of the additional Mortgage Loans have been satisfied.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS

     If so provided in the related Prospectus Supplement, Prepayment Premiums received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of
Certificates of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the Mortgage Loans in any Trust Fund (to the extent not covered or offset by credit enhancement)
will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus
Supplement, such allocations may result in reductions in the entitlements to interest and/or principal balances of one or more such classes of Certificates, or may be effected simply by a prioritization of payments among such classes of
Certificates.

                                       35

ADVANCES

     If and to the extent provided in the related Prospectus Supplement, and subject to any limitations specified therein, the related Master Servicer may be obligated to advance, or have the option of advancing, on or before each
Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution
Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any Balloon Payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date. No notice will be given to the
Certificateholders of such advances. A "Due Period" is the period between
Distribution Dates, and scheduled payments on the Mortgage Loans in any Trust
Fund that became due during a given Due Period will, to the extent received by the related Determination Date or advanced by the related Master Servicer or other specified person, be distributed on the Distribution Date next succeeding such Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the Master Servicer's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts received under any fund or instrument constituting credit enhancement) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including amounts which would otherwise be payable as principal to the Offered
Certificates. No advance will be required to be made by the Master Servicer if, in the good faith judgment of the Master Servicer, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master
Servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

     If advances have been made from excess funds in a Certificate Account, the
Master Servicer that advanced such funds will be required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds then in the Certificate Account are insufficient to permit full distributions to Certificateholders on such date. If so specified in the related
Prospectus Supplement, the obligation of a Master Servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus
Supplement.

     If any person other than the Master Servicer has any obligation to make advances as described above, the related Prospectus Supplement will identify such person. In addition, if so specified in the Pooling Agreement, the Master
Servicer may finance amounts necessary to make advances and pledge the right to reimbrusement in respect thereof.

     If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest thereon for the period that such advances are outstanding at the rate specified in such
Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to Certificateholders or as otherwise provided in the related Pooling Agreement and described in such Prospectus
Supplement. In addition, if so specified in the Pooling Agreement, the Master
Servicer may finance amounts necessary to make advances and pledge the right to reimbursement in respect thereof.

REPORTS TO CERTIFICATEHOLDERS

     With each distribution to Certificateholders of a particular class of
Offered Certificates, the related Master Servicer or Trustee will forward or cause to be forwarded to each holder of record of such class of Certificates a statement or statements with respect to the related Trust Fund setting forth the information specifically described in

                                       36

the related Pooling Agreement, which generally will include the following as applicable except as otherwise provided therein:

          (i) the amount, if any, of such distribution allocable to principal;

          (ii) the amount, if any, of such distribution allocable to interest;

          (iii) the amount, if any, of such distribution allocable to Prepayment
     Premiums;

          (iv) with respect to a series consisting of two or more classes, the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on such Distribution Date;

          (v) the amount of servicing compensation received by the related
     Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer);

          (vi) the aggregate amount of advances included in the distributions on such Distribution Date, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

          (vii) the aggregate principal balance of the Mortgage Loans in the related Mortgage Pool on, or as of a specified date shortly prior to, such
     Distribution Date;

          (viii) the number and aggregate principal balance of any Mortgage
     Loans in the related Mortgage Pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

          (ix) the book value of any real estate acquired by such Trust Fund through foreclosure or grant of a deed in lieu of foreclosure;

          (x) the balance of the Reserve Fund, if any, at the close of business on such Distribution Date;

          (xi) the amount of coverage under any Financial Guaranty Insurance
     Policy, Mortgage Pool Insurance Policy or Letter of Credit covering default risk as of the close of business on the applicable Determination Date and a description of any credit enhancement substituted therefor;

          (xii) the Special Hazard Amount, Fraud Loss Amount and Bankruptcy
     Amount as of the close of business on the applicable Distribution Date and a description of any change in the calculation of such amounts; and

          (xiii) in the case of Certificates benefitting from alternative credit enhancement arrangements described in a Prospectus Supplement, the amount of coverage under such alternative arrangements as of the close of business on the applicable Determination Date.

     In the case of information furnished pursuant to subclauses (i)-(iii)
above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Offered Certificates or per a specified portion of such minimum denomination. In addition to the information described above, reports to
Certificateholders will contain such other information as is set forth in the applicable Pooling Agreement, which may include, without limitation, prepayments, reimbursements to Subservicers and the Master Servicer and losses borne by the related Trust Fund.

                                       37

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or Trustee will furnish a report to each holder of record of a class of Offered Certificates at any time during such calendar year which, among other things, will include information as to the aggregate of amounts reported pursuant to subclauses (i)-(iii) above for such calendar year or, in the event such person was a holder of record of a class of
Certificates during a portion of such calendar year, for the applicable portion of such a year.

                        DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

     Credit support with respect to the Offered Certificates of each series may be comprised of one or more of the following components. Each component will have limitations and will provide coverage with respect to certain losses on the related Mortgage Loans (as more particularly described in the related Prospectus
Supplement, "Realized Losses") that are (i) attributable to the Mortgagor's failure to make any payment of principal or interest as required under the
Mortgage Note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a Mortgaged Property, Bankruptcy Losses or
Fraud Losses (any such loss, a "Defaulted Mortgage Loss"); (ii) of a type generally covered by a Special Hazard Insurance Policy (as defined below) (any such loss, a "Special Hazard Loss"); (iii) attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the Mortgage
Rate on a Mortgage Loan or an extension of its maturity (any such loss, a
"Bankruptcy Loss"); and (iv) incurred on defaulted Mortgage Loans as to which there was fraud in the origination of such Mortgage Loans (any such loss, a
"Fraud Loss"). Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy
Losses and Fraud Losses in excess of the amount of coverage provided therefor and losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ("Extraordinary Losses") will not be covered. To the extent that the credit support for the Offered Certificates of any series is exhausted, the holders thereof will bear all further risks of loss not otherwise insured against.

     As set forth below and in the applicable Prospectus Supplement, (i)
coverage with respect to Defaulted Mortgage Losses may be provided by one or more of a Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy or
a Letter of Credit, (ii) coverage with respect to Special Hazard Losses may be provided by one or more of a Financial Guaranty Insurance Policy, Letter of
Credit or a Special Hazard Insurance Policy (any instrument, to the extent providing such coverage, a "Special Hazard Instrument"), (iii) coverage with respect to Bankruptcy Losses may be provided by one or more of a Financial
Guaranty Insurance Policy, Letter of Credit or a Bankruptcy Bond and (iv)
coverage with respect to Fraud Losses may be provided by one or more of a
Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Letter of
Credit or mortgage repurchase bond. In addition, if provided in the applicable
Prospectus Supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a Reserve Fund to cover such losses, in the form of subordination of one or more classes of Subordinate
Certificates to provide credit support to one or more classes of Senior
Certificates, or in the form of Overcollateralization, or in the form of a specified entity's agreement to repurchase certain Mortgage Loans or fund certain losses pursuant to a Purchase Obligation, which obligations may be supported by a Letter of Credit, surety bonds or other types of insurance policies, certain other secured or unsecured corporate guarantees or in such other form as may be described in the related Prospectus Supplement, or in the form of a combination of two or more of the foregoing. The credit support may be provided by an assignment of the right to receive certain cash amounts, a deposit of cash into a Reserve Fund or other pledged assets, or by banks, insurance companies, guarantees or any combination thereof identified in the applicable Prospectus Supplement.

     The amounts and type of credit enhancement arrangement as well as the provider thereof, if applicable, with respect to the Offered Certificates of each series will be set forth in the related Prospectus Supplement. To the extent provided in the applicable Prospectus Supplement and the Pooling
Agreement, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the Mortgage Loans covered thereby. See "Description of Credit
Enhancement--Reduction or

                                       38

Substitution of Credit Enhancement." If specified in the applicable Prospectus
Supplement, credit support for the Offered Certificates of one series may cover the Offered Certificates of one or more other series.

SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of
Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus
Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus
Supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.
The Offered Certificates of any series may include one or more classes of
Subordinate Certificates.

     If the Mortgage Loans in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of the related series, credit enhancement may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Loans prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Loans within the Trust
Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

OVERCOLLATERALIZATION

     If so specified in the related Prospectus Supplement, interest collections on the Mortgage Loans may exceed interest payments on the Certificates for the related Payment Date (such excess referred to as "Excess Interest"). Such Excess
Interest may be deposited into a Reserve Fund or applied as a payment of principal on the Certificates. To the extent Excess Interest is applied as principal payments on the Certificates, the effect will be to reduce the principal balance of the Certificates relative to the outstanding balance of the
Mortgage Loans, thereby creating "Overcollateralization" and additional protection to the Certificateholders, as specified in the related Prospectus
Supplement. If so provided in the related Prospectus Supplement,
Overcollateralization may also be provided as to any series of Certificates by the issuance of Certificates in an initial aggregate principal amount which is less than the aggregate principal amount of the related Mortgage Loans.

FINANCIAL GUARANTY INSURANCE POLICY

     If so specified in the related Prospectus Supplement, a financial guaranty insurance policy or surety bond (a "Financial Guaranty Insurance Policy") may be obtained and maintained for a class or series of Certificates. The issuer of the
Financial Guaranty Insurance Policy (the "Insurer") will be described in the related Prospectus Supplement and a copy of the form of Financial Guaranty
Insurance Policy will be filed with the related Current Report on Form 8-K.

     A Financial Guaranty Insurance Policy will be unconditional and irrevocable and will guarantee to holders of the applicable Certificates that an amount equal to the full amount of payments due to such holders will be received by the
Trustee or its agent on behalf of such holders for payment on each Payment Date.
The specific terms of any Financial Guaranty Insurance Policy will be set forth in the related Prospectus Supplement. A Financial Guaranty Insurance Policy may
have limitations and generally will not insure the obligation of the Sellers or the Master Servicer to purchase or substitute for a defective Mortgage Loan and will not guarantee any specific rate of principal prepayments. The Insurer will be subrogated to the rights of each holder to the extent the Insurer makes payments under the Financial Guaranty Insurance Policy.

                                       39

MORTGAGE POOL INSURANCE POLICIES

     Any Mortgage Pool Insurance Policy obtained by the Depositor for each Trust
Fund will be issued by the Pool Insurer named in the applicable Prospectus
Supplement. Each Mortgage Pool Insurance Policy will, subject to the limitations described below, cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable Prospectus Supplement of the aggregate principal balance of the Mortgage Loans on the Cut-off Date. As set forth under
"Maintenance of Credit Enhancement," the Master Servicer will use reasonable efforts to maintain the Mortgage Pool Insurance Policy and to present claims thereunder to the Pool Insurer on behalf of itself, the related Trustee and the related Certificateholders. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Unless specified in the related
Prospectus Supplement, the Mortgage Pool Insurance Policies may not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor.

     Each Mortgage Pool Insurance Policy will generally provide that no claims may be validly presented thereunder unless, among other things, (i) any required primary mortgage insurance policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled, (ii) hazard insurance on the property securing such Mortgage Loan has been kept in force and real estate taxes and other protection and preservation expenses have been paid by the
Master Servicer, (iii) if there has been physical loss or damage to the
Mortgaged Property, it has been restored to its condition (reasonable wear and tear excepted) at the Cut-off Date and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool
Insurer will have the option either (a) to purchase the property securing the defaulted Mortgage Loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the applicable Mortgage Rate to the date of purchase and certain expenses incurred by the Master Servicer, Special Servicer or Subservicer on behalf of the related Trustee and Certificateholders, or (b)
to pay the amount by which the sum of the principal balance of the defaulted
Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under any related primary mortgage insurance policy. Certificateholders will experience a shortfall in the amount of interest payable on the related Certificates in connection with the payment of claims under a Mortgage Pool Insurance Policy because the Pool
Insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which such claim is paid. In addition, the Certificateholders will also experience losses with respect to the related Certificates in connection with payments made under a Mortgage Pool
Insurance Policy to the extent that the Master Servicer expends funds to cover unpaid real estate taxes or to repair the related Mortgaged Property in order to make a claim under a Mortgage Pool Insurance Policy, as those amounts will not be covered by payments under such policy and will be reimbursable to the Master
Servicer from funds otherwise payable to the Certificateholders. If any
Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any (see "Special Hazard Insurance Policies" below for risks which are not covered by such policies), from the related hazard insurance policy or applicable Special Hazard Instrument are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Mortgage Pool
Insurance Policy, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (x) that such restoration will increase the proceeds to one or more classes of Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (y) that such expenses will be recoverable by it through
Liquidation Proceeds or Insurance Proceeds.

     A Mortgage Pool Insurance Policy (and certain Primary Insurance Policies)
will likely not insure against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the
Seller or other persons involved in the origination thereof, or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications.
Depending upon the nature of the event, a breach of representation made by a
Seller may also have occurred. Such a breach, if it materially and adversely affects the interests of Certificateholders and cannot be cured, would give rise

                                       40

to a purchase obligation on the part of the Seller, as more fully described under "The Mortgage Pools--Representations by Sellers." However, such an event would not give rise to a breach of a representation and warranty or a purchase obligation on the part of the Depositor or Master Servicer.

     The original amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the related series of Certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid includes certain expenses incurred by the Master Servicer,
Special Servicer or Subservicer as well as accrued interest on delinquent
Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by holders of the related series of Certificates. In addition, unless the Master Servicer could determine that an advance in respect of a delinquent Mortgage Loan would be recoverable to it from the proceeds of the liquidation of such Mortgage Loan or otherwise, the Master
Servicer would not be obligated to make an advance respecting any such delinquency since the advance would not be ultimately recoverable to it from either the Mortgage Pool Insurance Policy or from any other related source. See
"Description of the Certificates--Advances."

     Since each Mortgage Pool Insurance Policy will require that the property subject to a defaulted Mortgage Loan be restored to its original condition prior to claiming against the Pool Insurer, such policy will not provide coverage against hazard losses. As set forth under "Primary Mortgage Insurance, Hazard
Insurance; Claims Thereunder," the hazard policies covering the Mortgage Loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of such losses. Further, no coverage in respect of Special Hazard Losses, Fraud Losses or Bankruptcy Losses
will cover all risks, and the amount of any such coverage will be limited. See
"Special Hazard Insurance Policies" below. As a result, certain hazard risks will not be insured against and will therefore be borne by the related
Certificateholders.

LETTER OF CREDIT

     If any component of credit enhancement as to the Offered Certificates of any series is to be provided by a letter of credit (the "Letter of Credit"), a bank (the "Letter of Credit Bank") will deliver to the related Trustee an irrevocable Letter of Credit. The Letter of Credit may provide direct coverage with respect to the Mortgage Loans or, if specified in the related Prospectus
Supplement, support an entity's obligation pursuant to a Purchase Obligation to make certain payments to the related Trustee with respect to one or more components of credit enhancement. The Letter of Credit Bank, as well as the amount available under the Letter of Credit with respect to each component of credit enhancement, will be specified in the applicable Prospectus Supplement.
If so specified in the related Prospectus Supplement, the Letter of Credit may permit draws only in the event of certain types of losses and shortfalls. The
Letter of Credit may also provide for the payment of advances which the Master
Servicer would be obligated to make with respect to delinquent monthly mortgage payments. The amount available under the Letter of Credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The Letter of
Credit will expire on the expiration date set forth in the related Prospectus
Supplement, unless earlier terminated or extended in accordance with its terms.

SPECIAL HAZARD INSURANCE POLICIES

     Any insurance policy covering Special Hazard Losses (a "Special Hazard
Insurance Policy") obtained by the Depositor for a Trust Fund will be issued by the insurer named in the applicable Prospectus Supplement. Each Special Hazard
Insurance Policy will, subject to limitations described below, protect holders of the related series of Certificates from (i) losses due to direct physical damage to a Mortgaged Property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies ("Special Hazard Losses"). See
"Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder." However, a
Special

                                       41

Hazard Insurance Policy will not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, chemical contamination, waste by the Mortgagor and certain other risks. Aggregate claims under a Special Hazard Insurance Policy will be limited to the amount set forth in the related Prospectus Supplement and will be subject to reduction as described in such related Prospectus Supplement. A Special Hazard Insurance
Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid by the
Master Servicer.

     Subject to the foregoing limitations, a Special Hazard Insurance Policy will provide that, where there has been damage to property securing a foreclosed
Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Mortgagor or the Master Servicer,
Special Servicer or the Subservicer, the insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the Mortgage Rate to the date of claim settlement and certain expenses incurred by the Master Servicer, Special
Servicer or Subservicer with respect to such property. If the property is transferred to a third party in a sale approved by the issuer of the Special
Hazard Insurance Policy (the "Special Hazard Insurer"), the amount that the
Special Hazard Insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the Special Hazard Insurance Policy unless hazard insurance on the property securing a defaulted Mortgage Loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid
(all of which must be approved in advance by the Special Hazard Insurer). If the unpaid principal balance plus accrued interest and certain expenses is paid by the insurer, the amount of further coverage under the related Special Hazard
Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under each
Mortgage Pool Insurance Policy that the property be restored before a claim under such Mortgage Pool Insurance Policy may be validly presented with respect to the defaulted Mortgage Loan secured by such property. The payment described under (ii) above will render presentation of a claim in respect of such Mortgage
Loan under the related Mortgage Pool Insurance Policy unnecessary. Therefore, so long as a Mortgage Pool Insurance Policy remains in effect, the payment by the insurer under a Special Hazard Insurance Policy of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain expenses will not affect the total Insurance Proceeds paid to
Certificateholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy and Mortgage Pool Insurance
Policy.

     As and to the extent set forth in the applicable Prospectus Supplement, coverage in respect of Special Hazard Losses for a series of Certificates may be provided, in whole or in part, by a type of Special Hazard Instrument other than a Special Hazard Insurance Policy or by means of the special hazard representation of the Depositor.

BANKRUPTCY BONDS

     In the event of a personal bankruptcy of a Mortgagor, it is possible that the bankruptcy court may establish the value of the Mortgaged Property of such
Mortgagor at an amount less than the then outstanding principal balance of the
Mortgage Loan secured by such Mortgaged Property (a "Deficient Valuation"). The amount of the secured debt could then be reduced to such value, and, thus, the holder of such Mortgage Loan would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including a reduction in the amount of the Monthly Payment on the related Mortgage Loan (a "Debt Service Reduction"; Debt Service Reductions and
Deficient Valuations, collectively referred to herein as "Bankruptcy Losses").
See "Certain Legal Aspects of Mortgage Loans and Related
Matters--Anti-Deficiency Legislation and Other Limitations on Lenders; Federal
Laws Limiting

                                       42

Collections on Mortgage Loans." Any Bankruptcy Bond to provide coverage for
Bankruptcy Losses for proceedings under the federal Bankruptcy Code obtained by the Depositor for a Trust Fund will be issued by an insurer named in the applicable Prospectus Supplement. The level of coverage under each Bankruptcy
Bond will be set forth in the applicable Prospectus Supplement.

RESERVE FUNDS

     If so provided in the related Prospectus Supplement, the Depositor will deposit or cause to be deposited in an account (a "Reserve Fund") any combination of cash, one or more irrevocable letters of credit or one or more
Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement.
In the alternative or in addition to such deposit, to the extent described in the related Prospectus Supplement, a Reserve Fund may be funded through application of all or a portion of amounts otherwise payable on any related
Subordinate Certificates, from the Spread or otherwise. To the extent that the funding of the Reserve Fund is dependent on amounts otherwise payable on related
Subordinate Certificates, Spread or other cash flows attributable to the related
Mortgage Loans or on reinvestment income, the Reserve Fund may provide less coverage than initially expected if the cash flows or reinvestment income on which such funding is dependent are lower than anticipated. In addition, with respect to any series of Certificates as to which credit enhancement includes a
Letter of Credit, if so specified in the related Prospectus Supplement, under certain circumstances the remaining amount of the Letter of Credit may be drawn by the Trustee and deposited in a Reserve Fund. Amounts in a Reserve Fund may be
distributed to Certificateholders, or applied to reimburse the Master Servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related Prospectus Supplement. The related
Prospectus Supplement will disclose whether any such Reserve Fund is part of the related Trust Fund. If set forth in the related Prospectus Supplement, a Reserve
Fund may provide coverage to more than one series of Certificates.

     In connection with the establishment of any Reserve Fund, the Reserve Fund will be structured so that the Trustee will have a perfected security interest for the benefit of the Certificateholders in the assets in the Reserve Fund.
However, to the extent that the Depositor, any affiliate thereof or any other entity has an interest in any Reserve Fund, in the event of the bankruptcy, receivership or insolvency of such entity, there could be delays in withdrawals from the Reserve Fund and corresponding payments to the Certificateholders which could adversely affect the yield to investors on the related Certificates.

     Amounts deposited in any Reserve Fund for a series will be invested in
Permitted Investments by, or at the direction of, and for the benefit of the
Master Servicer or any other person named in the related Prospectus Supplement.

MAINTENANCE OF CREDIT ENHANCEMENT

     To the extent that the applicable Prospectus Supplement does not expressly provide for alternative credit enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

     If a Financial Guaranty Insurance Policy has been obtained for a series of
Certificates, the Master Servicer will be obligated to exercise reasonable efforts to keep such Financial Guaranty Insurance Policy in full force and effect throughout the term of the applicable Pooling Agreement, unless coverage thereunder has been exhausted through payment of claims or until such Financial
Guaranty Insurance Policy is replaced in accordance with the terms of the applicable Pooling Agreement. The Master Servicer will agree to pay the premiums for each Financial Guaranty Insurance Policy on a timely basis. In the event the
Insurer ceases to be a qualified insurer as described in the related Prospectus
Supplement, or fails to make a required payment under the related Financial
Guaranty Insurance Policy, the Master Servicer will have no obligation to replace the Insurer. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related
Certificateholders.

                                       43

     If a Mortgage Pool Insurance Policy has been obtained for a series of
Certificates, the Master Servicer will be obligated to exercise reasonable efforts to keep such Mortgage Pool Insurance Policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable
Pooling Agreement, unless coverage thereunder has been exhausted through payment of claims or until such Mortgage Pool Insurance Policy is replaced in accordance with the terms of the applicable Pooling Agreement. The Master Servicer will agree to pay the premiums for each Mortgage Pool Insurance Policy on a timely basis. In the event the Pool Insurer ceases to be a Qualified Insurer (such term being defined to mean a private mortgage guaranty insurance company duly qualified as such under the laws of the state of its incorporation and each state having jurisdiction over the insurer in connection with the Mortgage Pool
Insurance Policy and approved as an insurer by FHLMC, FNMA or any successor entity) because it ceases to be qualified under any such law to transact such insurance business or coverage is terminated for any reason other than exhaustion of such coverage, the Master Servicer will use reasonable efforts to obtain from another Qualified Insurer a replacement insurance policy comparable to the Mortgage Pool Insurance Policy with a total coverage equal to the then outstanding coverage of such Mortgage Pool Insurance Policy, provided that, if the cost of the replacement policy is greater than the cost of such Mortgage
Pool Insurance Policy, the coverage of the replacement policy will, unless otherwise agreed to by the Depositor, be reduced to a level such that its premium rate does not exceed the premium rate on such Mortgage Pool Insurance
Policy. In the event that the Pool Insurer ceases to be a Qualified Insurer because it ceases to be approved as an insurer by FHLMC, FNMA or any successor entity, the Master Servicer will be obligated to review, not less often than monthly, the financial condition of the Pool Insurer with a view toward determining whether recoveries under the Mortgage Pool Insurance Policy are jeopardized for reasons related to the financial condition of the Pool Insurer.
If the Master Servicer determines that recoveries are so jeopardized, it will be obligated to exercise its best reasonable efforts to obtain from another
Qualified Insurer a replacement insurance policy as described above, subject to the same cost limit. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related
Certificateholders.

     If a Letter of Credit has been obtained for a series of Certificates, the
Master Servicer will be obligated to exercise reasonable efforts to keep or cause to be kept such Letter of Credit (or an alternate form of credit support)
in full force and effect throughout the term of the applicable Pooling
Agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under
"--Reduction or Substitution of Credit Enhancement." If a Letter of Credit
obtained for a series of Certificates is scheduled to expire prior to the date the final distribution on such Certificates is made and coverage under such
Letter of Credit has not been exhausted and no substitution has occurred, the
Trustee will draw the amount available under the Letter of Credit and maintain such amount in trust for such Certificateholders.

     In lieu of the Master Servicer's obligation to maintain a Financial
Guaranty Insurance Policy, Mortgage Pool Insurance Policy or Letter of Credit as
provided above, the Master Servicer may obtain a substitute Financial Guaranty
Insurance Policy, Mortgage Pool Insurance Policy or Letter of Credit. If the
Master Servicer obtains such a substitute Letter of Credit, Mortgage Pool
Insurance Policy or other form of credit enhancement, it will maintain and keep such Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy or
Letter of Credit in full force and effect as provided herein. Prior to its obtaining any substitute Financial Guaranty Insurance Policy, Mortgage Pool
Insurance Policy or Letter of Credit, the Master Servicer will obtain written confirmation from the Rating Agency or Agencies that rated the related series of
Certificates that the substitution of such Financial Guaranty Insurance Policy,
Mortgage Pool Insurance Policy or Letter of Credit for the existing credit enhancement will not adversely affect the then-current ratings assigned to such
Certificates by such Rating Agency or Agencies.

     If a Special Hazard Instrument has been obtained for a series of
Certificates, the Master Servicer will also be obligated to exercise reasonable efforts to maintain and keep such Special Hazard Instrument in full force and effect throughout the term of the applicable Pooling Agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under "--Reduction or
Substitution of Credit Enhancement." If the Special Hazard Instrument takes the form of a Special Hazard Insurance Policy, such policy will provide coverage against risks of the type described herein under "Description of Credit
Enhancement--Special Hazard Insurance Policies." The Master Servicer may obtain a substitute Special Hazard

                                       44

Instrument for the existing Special Hazard Instrument if prior to such substitution the Master Servicer obtains written confirmation from the Rating
Agency or Agencies that rated the related Certificates that such substitution shall not adversely affect the then-current ratings assigned to such
Certificates by such Rating Agency or Agencies.

     If a Bankruptcy Bond has been obtained for a series of Certificates, the
Master Servicer will be obligated to exercise reasonable efforts to maintain and keep such Bankruptcy Bond in full force and effect throughout the term of the
Pooling Agreement, unless coverage thereunder has been exhausted through payment of claims or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." The Master Servicer may obtain a substitute Bankruptcy Bond or other credit enhancement for the existing
Bankruptcy Bond if prior to such substitution the Master Servicer obtains written confirmation from the Rating Agency or Agencies that rated the related
Certificates that such substitution shall not adversely affect the then-current ratings assigned to such Certificates by such Rating Agency or Agencies. See
"--Bankruptcy Bonds" above.

     The Master Servicer, on behalf of itself, the Trustee and
Certificateholders, will provide the Trustee information required for the
Trustee to draw under the Letter of Credit and will present claims to the provider of any Purchase Obligation, to each Pool Insurer, to the issuer of each
Special Hazard Insurance Policy or other Special Hazard Instrument, to the issuer of each Bankruptcy Bond and, in respect of defaulted Mortgage Loans for which there is no Subservicer, to each Primary Insurer and take such reasonable steps as are necessary to permit recovery under such Letter of Credit, Purchase
Obligation, insurance policies or comparable coverage respecting defaulted
Mortgage Loans or Mortgage Loans which are the subject of a bankruptcy proceeding. Additionally, the Master Servicer will present such claims and take such steps as are reasonably necessary to provide for the performance by the provider of the Purchase Obligation of its Purchase Obligation. As set forth above, all collections by the Master Servicer under any Purchase Obligation, any
Mortgage Pool Insurance Policy, any Primary mortgage insurance policy or any
Bankruptcy Bond and, where the related property has not been restored, any
Special Hazard Instrument, are to be deposited in the related Certificate
Account, subject to withdrawal as described above. All draws under any Letter of
Credit are also to be deposited in the related Certificate Account. In those cases in which a Mortgage Loan is serviced by a Subservicer, the Subservicer, on behalf of itself, the Trustee and the Certificateholders will present claims to the Primary Insurer, and all collections thereunder shall initially be deposited in a subservicing account that generally meets the requirements for the
Certificate Account prior to being delivered to the Master Servicer for deposit in the related Certificate Account.

     If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable Special
Hazard Instrument are insufficient to restore the damaged property to a condition sufficient to permit recovery under any Financial Guaranty Insurance
Policy, Mortgage Pool Insurance Policy, Letter of Credit or any related Primary mortgage insurance policy, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to one or more classes of
Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any Financial

     Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Letter of Credit
or any related Primary mortgage insurance policy is not available because the
Master Servicer has been unable to make the above determinations, has made such determinations incorrectly or recovery is not available for any other reason, the Master Servicer is nevertheless obligated to follow such normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted Mortgage Loan and in the event such determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with such restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

     The amount of credit support provided pursuant to any form of credit enhancement may be reduced under certain specified circumstances. In most cases, the amount available pursuant to any form of credit enhancement will

                                       45

be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related Pooling Agreement.
Additionally, in most cases, such form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special
Hazard Losses or Fraud Losses may be changed, without the consent of the
Certificateholders, upon the written assurance from each applicable Rating
Agency that the then-current rating of the related series of Certificates will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating(s) of the related series of Certificates may be downgraded to a corresponding level, and the Master Servicer will not be obligated to obtain replacement credit support in order to restore the rating(s) of the related series of Certificates. The Master Servicer will also be permitted to replace such credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to such downgraded level and in lower amounts which would satisfy such downgraded level, provided that the then-current rating(s) of the related series of Certificates are maintained.
Where the credit support is in the form of a Reserve Fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the Reserve Fund to the Depositor, the Master Servicer or such other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.

FINANCIAL INSTRUMENTS

     If specified in the related prospectus supplement, the trust fund may include one or more swap arrangements, guarantees, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or other financial instruments that are intended to meet the following goals,
(i) to convert the payments on some or all of the assets from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index, (ii) to provide payments in the event that any index rises above or falls below specified levels, or (iii) to provide protection against interest rate changes, certain types of losses, including reduced market value, or other payment shortfalls to one or more classes of the related series.

     If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

     The related prospectus supplement will include, or incorporate by reference, material financial and other information about the provider of the financial instruments.

                              PURCHASE OBLIGATIONS

     With respect to certain types of Mortgage Loans to be included in any
Mortgage Pool, if specified in the related Prospectus Supplement, the Mortgage
Loans may be sold subject to a Purchase Obligation as described below that would become applicable on a specified date or upon the occurrence of a specified event. For example, with respect to certain types of ARM Loans as to which the
Mortgage Rate is fixed for the first five years, a Purchase Obligation may apply on the first date that the Mortgage Rate of such Mortgage Loan is adjusted, and such obligation may apply to the Mortgage Loans or to the related Certificates themselves, or to a corresponding Purchase Obligation of the Depositor or another person as specified in the related Prospectus Supplement. With respect to any Purchase Obligation, such obligation will be an obligation of an entity
(which may include a bank or other financial institution or an insurance company) specified in the related Prospectus Supplement, and an instrument evidencing such obligation (a "Purchase Obligation") shall be delivered to the related Trustee for the benefit of the Certificateholders to the related series.

     The specific terms and conditions applicable to any Purchase Obligation will be described in the related Prospectus Supplement, including the purchase price, the timing of and any limitations and conditions to any such purchase.
Any Purchase Obligation will be payable solely to the Trustee for the benefit of the Certificateholders of the related series and will be nontransferable. Each
Purchase Obligation will be a general unsecured obligation of

                                       46

the provider thereof, and prospective purchasers of Offered Certificates must look solely to the credit of such entity for payment under the Purchase
Obligation.

         PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE; CLAIMS THEREUNDER

GENERAL

     Each Mortgage Loan will be required to be covered by a hazard insurance policy (as described below). The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies. Such insurance is subject to underwriting and approval of individual Mortgage Loans by the respective insurers.

PRIMARY MORTGAGE INSURANCE POLICIES

     Unless specified in the related Prospectus Supplement, no Mortgage Loan will be covered by a primary mortgage guaranty insurance policy, even if such
Mortgage Loan has a Loan-to-Value Ratio at origination in excess of 80%.

HAZARD INSURANCE POLICIES

     The terms of the Mortgage Loans require each Mortgagor to maintain a hazard insurance policy for their Mortgage Loan. Additionally, the Pooling Agreement will require the Master Servicer to cause to be maintained for each Mortgage
Loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan or 100% of the insurable value of the improvements securing the Mortgage Loan except that, if generally available, such coverage must not be less than the minimum amount required under the terms thereof to fully compensate for any damage or loss on a replacement cost basis. The ability of the Master Servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the Master Servicer by Mortgagors or Subservicers.

     As set forth above, all amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the
Master Servicer's normal servicing procedures) will be deposited in the related
Certificate Account. The Pooling Agreement will provide that the Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Master Servicer will deposit in the applicable Certificate Account all sums which would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a Mortgage Loan are located in a federally designated flood area at the time of origination of such Mortgage Loan, the Pooling
Agreement

                                       47

requires the Master Servicer to cause to be maintained for each such Mortgage
Loan serviced, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

     The hazard insurance policies covering the Mortgaged Properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements damaged or destroyed less physical depreciation or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Since the amount of hazard insurance that Mortgagors are required to maintain on the improvements securing the Mortgage Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement--Special Hazard Insurance Policies"
for a description of the limited protection afforded by any Special Hazard
Insurance Policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

     Under the terms of the Mortgage Loans, Mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the
Mortgaged Properties. The Master Servicer, on behalf of the Trustee and
Certificateholders, is obligated to present claims under any Special Hazard
Insurance Policy or other Special Hazard Instrument and any blanket insurance policy insuring against hazard losses on the Mortgaged Properties. However, the ability of the Master Servicer to present such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer or the Subservicers by Mortgagors.

FHA INSURANCE

     The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under The Housing Act and the United
States Housing Act of 1937, as amended.

     Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Master Servicer will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA insured Mortgage Loan serviced by it for an amount equal to the principal amount of any such debenture.

     The Master Servicer will be required to take such steps as are reasonably necessary to keep FHA insurance in full force and effect.

                                       48

                                  THE DEPOSITOR

     The Depositor is a limited-purpose wholly-owned subsidiary of OOMC. The
Depositor was incorporated in the State of Delaware on October 7, 1996. The
Depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The Depositor does not have, nor is it expected in the future to have, any significant assets.

     OOMC, a California corporation, was incorporated in 1992. The principal business of OOMC is the origination, sale and servicing of non-conforming mortgage loans. OOMC is a subsidiary of Block Financial, which is in turn a subsidiary of H&R Block, Inc.

     The Depositor maintains its principal office at 3 Ada, Irvine, California
92618. Its telephone number is (949) 790-8300.

                              THE POOLING AGREEMENT

GENERAL

     The Certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus
Supplement (in either case, a "Pooling Agreement"). In general, the parties to a
Pooling Agreement will include the Depositor, the Trustee, the Master Servicer and, in some cases, a Special Servicer. All parties to each Pooling Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement.

     Forms of Pooling Agreements have been filed as exhibits to the Registration
Statement of which this Prospectus is a part. However, the provisions of each
Pooling Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain material provisions that may appear in a Pooling
Agreement. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling Agreement that materially differs from the description thereof set forth below. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Pooling
Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to it at its principal executive offices specified herein under "The
Depositor".

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The Pooling Agreement for each series of Certificates will provide that the
Master Servicer may not resign from its obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the
Trustee or a successor servicer has assumed the Master Servicer's responsibilities, duties, liabilities and obligations under the Pooling
Agreement.

     Each Pooling Agreement will also provide that, except as set forth below, neither the Master Servicer, the Depositor, nor any director, officer, employee or agent of the Master Servicer or the Depositor will be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor, nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. Each Pooling Agreement will further provide that the Master Servicer, the Depositor, and any director, officer, employee or agent of the Master Servicer or the Depositor is entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or

                                       49

expense incurred in connection with any legal action relating to the Pooling
Agreement or the related series of Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Pooling
Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Pooling Agreement will provide that neither the
Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the Pooling Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the
Trust Fund, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to
Certificateholders.

     Any person into which the Master Servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the Master
Servicer is a party or any person succeeding to the business of the Master
Servicer will be the successor of the Master Servicer under the Pooling
Agreement, provided that (i) such person is qualified to service mortgage loans on behalf of FNMA or FHLMC and (ii) such merger, consolidation or succession does not adversely affect the then-current ratings of the classes of
Certificates of the related series that have been rated.

EVENTS OF DEFAULT

     Events of Default under the Pooling Agreement in respect of a series of
Certificates will include, without limitation, (i) any failure by the Master
Servicer to make a required deposit to the Certificate Account or, if the Master
Servicer is so required, to distribute to the holders of any class of
Certificates of such series any required payment which continues unremedied for
5 days (or other time period described in the related Prospectus Supplement)
after the giving of written notice of such failure to the Master Servicer by the
Trustee or the Depositor, or to the Master Servicer, the Depositor and the
Trustee by the holders of Certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related
Trust Fund; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling
Agreement with respect to such series of Certificates which continues unremedied for 30 days (15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the Pooling Agreement)
after the giving of written notice of such failure to the Master Servicer by the
Trustee or the Depositor, or to the Master Servicer, the Depositor and the
Trustee by the holders of Certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related
Trust Fund; (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations and (iv) any failure of the Master Servicer to make certain advances as described herein under "Description of the
Certificates--Advances." Additional Events of Default will be described in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default remains unremedied, either the Depositor or the Trustee may, and at the direction of the holders of Certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related Trust Fund the Trustee shall, by written notification to the Master Servicer and to the Depositor or the Trustee, as
applicable, terminate all of the rights and obligations of the Master Servicer under the Pooling Agreement (other than any rights of the Master Servicer as
Certificateholder) covering such Trust Fund and in and to the Mortgage Loans and the proceeds thereof, whereupon the Trustee or, upon notice to the Depositor and with the Depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the Master Servicer under such Pooling Agreement
(other than the obligation to purchase Mortgage Loans under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Trustee

                                       50

would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least $15,000,000 to act as successor to the Master Servicer under the Pooling Agreement (unless otherwise set forth in the Pooling Agreement). Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer under the Pooling Agreement.

     No Certificateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights)
in the related Trust Fund have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for a reasonable time after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling Agreement, unless such Certificateholders have offered to the
Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

     The holders of Certificates representing at least 66% of the aggregate undivided interests (or, if applicable, voting rights) evidenced by those
Certificates affected by a default or Event of Default may waive such default or
Event of Default (other than a failure by the Master Servicer to make an advance); provided, however, that (a) a default or Event of Default under clause
(i) or (iv) under "--Events of Default" above may be waived only by all of the holders of Certificates affected by such default or Event of Default and (b) no waiver shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting Certificateholder.

AMENDMENT

     Each Pooling Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by such Pooling Agreement,
(i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, or (iii) to make any other provisions with respect to matters or questions arising under such Pooling Agreement which are not materially inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Certificateholder as evidenced by either an opinion of counsel to such effect or a confirmation by the Rating Agencies that such amendment will not result in the downgrading of the Certificates. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel or written notice from the Rating Agencies shall be required to address the effect of any such amendment on any such consenting Certificateholder.

     The Pooling Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, at least 66% of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling Agreement or of modifying in any manner the rights of the holders of Certificates covered by such Pooling Agreement, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage
Loans which are required to be distributed on a Certificate of any class without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in (i) (as evidenced by either an opinion of counsel or a confirmation by the rating agencies that such amendment will not result in the downgrading of the securities) or (iii) reduce the aforesaid percentage of Certificates of any class the

                                       51

holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Pooling
Agreement then outstanding.

     Notwithstanding the foregoing, if a REMIC election has been made with respect to the related Trust Fund, the Trustee will not be entitled to consent to any amendment to a Pooling Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Depositor, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or cause such Trust Fund to fail to qualify as a REMIC.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling Agreement for each series of
Certificates (other than certain limited payment and notice obligations of the
Trustee and the Depositor, respectively) will terminate upon the payment to
Certificateholders of that series of all amounts held in the Certificate Account or by the Master Servicer and required to be paid to them pursuant to such
Pooling Agreement following the earlier to occur of (i) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last Mortgage Loan and/or REO Property subject thereto and (ii) the purchase by the Master Servicer or the Depositor or a Person (other than a holder of any class of Offered Certificates, other than any Offered Certificates which are
REMIC Residual Certificates (see "Federal Income Tax Consequences" below))
specified in the related Prospectus Supplement, from the Trust Fund for such series of all remaining Mortgage Loans and/or REO Properties. In addition to the foregoing, the Master Servicer or the Depositor may have the option to purchase, in whole but not in part, the Certificates specified in the related Prospectus
Supplement in the manner set forth in the related Prospectus Supplement. Upon the purchase of such Certificates or at any time thereafter, at the option of the Master Servicer or the Depositor, the assets of the Trust Fund may be sold, thereby effecting a retirement of the Certificates and the termination of the
Trust Fund, or the Certificates so purchased may be held or resold by the Master
Servicer or the Depositor. In no event, however, will the trust created by the
Pooling Agreement continue beyond the expiration of 21 years from the death of the survivor of certain persons named in such Pooling Agreement. Written notice of termination of the Pooling Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.

     Any such purchase of Mortgage Loans and property acquired in respect of
Mortgage Loans evidenced by a series of Certificates shall be made at the option of the Master Servicer, the Depositor or, if applicable, the holder of any class of Certificates (other than any Offered Certificates, unless such class is a
REMIC Residual Certificate) at the price specified in the related Prospectus
Supplement. The exercise of such right will effect early retirement of the
Certificates of that series, but the right of the Master Servicer, the Depositor or, if applicable, such holder to so purchase is subject to the aggregate principal balance of the Mortgage Loans in the Trust Fund for that series as of the Distribution Date on which the purchase proceeds are to be distributed to
Certificateholders being less than the percentage specified in the related
Prospectus Supplement, which percentage shall be 10% or less, of the aggregate principal balance of such Mortgage Loans at the Cut-off Date for that series.
The Prospectus Supplement for each series of Certificates will set forth the amounts that the holders of such Certificates will be entitled to receive upon such early retirement. Such early termination may adversely affect the yield to holders of certain classes of such Certificates. If a REMIC election has been made, the termination of the related Trust Fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a
REMIC.

CALLS

     One or more classes of securities may be subject to a mandatory or optional call at the times and subject to the conditions specified in the related prospectus supplement. In the case of a mandatory call or in the event an optional call is exercised with respect to one or more classes of securities, holders of each affected class of securities will receive the outstanding principal balance of their securities together with accrued and unpaid interest at the applicable pass-through rate, subject to the terms specified in the related prospectus supplement.

                                       52

THE TRUSTEE

     The Trustee under each Pooling Agreement will be named in the related
Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates. The Trustee shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority.

DUTIES OF THE TRUSTEE

     The Trustee for each series of Certificates will make no representation as to the validity or sufficiency of the Certificates or any underlying Mortgage
Loan or related document and will not be accountable for the use or application by or on behalf of any Master Servicer or Special Servicer of any funds paid to the Master Servicer or Special Servicer in respect of the Certificates or the underlying Mortgage Loans, or any funds deposited into or withdrawn from the
Certificate Account for such series or any other account by or on behalf of the
Master Servicer or Special Servicer. If no Event of Default has occurred and is continuing, the Trustee for each series of Certificates will be required to perform only those duties specifically required under the related Pooling
Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling
Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related
Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

     The Trustee for each series of Certificates generally will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related
Pooling Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the
Trustee if the Trustee ceases to be eligible to continue as such under the
Pooling Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor
Trustee. The Trustee may also be removed at any time by the holders of
Certificates evidencing not less than 51% of the aggregate undivided interests
(or, if applicable, voting rights) in the related Trust Fund. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

                              YIELD CONSIDERATIONS

     The yield to maturity of an Offered Certificate will depend on the price paid by the holder for such Certificate, the Pass-Through Rate on any such
Certificate entitled to payments of interest (which Pass-Through Rate may vary if so specified in the related Prospectus Supplement) and the rate and timing of principal payments

                                       53

(including prepayments, defaults, liquidations and repurchases) on the Mortgage
Loans and the allocation thereof to reduce the principal balance of such
Certificate (or notional amount thereof if applicable) and other factors.

     A class of Certificates may be entitled to payments of interest at a fixed
Pass-Through Rate, a variable Pass-Through Rate or adjustable Pass-Through Rate, or any combination of such Pass-Through Rates, each as specified in the related
Prospectus Supplement. A variable Pass-Through Rate may be calculated based on the weighted average of the Mortgage Rates (in each case, net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any Spread (each, a "Net Mortgage Rate")) of the related Mortgage Loans for the month preceding the Distribution Date if so specified in the related
Prospectus Supplement. As will be described in the related Prospectus
Supplement, the aggregate payments of interest on a class of Certificates, and the yield to maturity thereon, will be affected by the rate of payment of principal on the Certificates (or the rate of reduction in the notional balance of Certificates entitled only to payments of interest) and, in the case of
Certificates evidencing interests in ARM Loans, by changes in the Net Mortgage
Rates on the ARM Loans. See "Maturity and Prepayment Considerations" below. The yield on the Certificates will also be affected by liquidations of Mortgage
Loans following Mortgagor defaults and by purchases of Mortgage Loans in the event of breaches of representations made in respect of such Mortgage Loans by the Depositor, the Master Servicer and others, or conversions of ARM Loans to a fixed interest rate. See "The Mortgage Pools--Representations by Sellers" and
"Descriptions of the Certificates--Assignment of Trust Fund Assets" above.
Holders of certain Strip Certificates or a class of Certificates having a
Pass-Through Rate that varies based on the weighted average Mortgage Rate of the underlying Mortgage Loans will be affected by disproportionate prepayments and repurchases of Mortgage Loans having higher Net Mortgage Rates or rates applicable to the Strip Certificates, as applicable.

     With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the related Mortgage Loans are due and the Distribution Date on which such payments are passed through to
Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to
Certificateholders on or near the date they were due.

     In general, if a class of Certificates is purchased at initial issuance at a premium and payments of principal on the related Mortgage Loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase.
Conversely, if a class of Certificates is purchased at initial issuance at a discount and payments of principal on the related Mortgage Loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of Certificates having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which such class is entitled. Such a class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to holders thereof. In certain circumstances extremely rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on certain other types of classes of
Certificates, including Accrual Certificates, Certificates with a Pass- Through
Rate which fluctuates inversely with or at a multiple of an index or certain other classes in a series including more than one class of Certificates, may be relatively more sensitive to the rate of prepayment on the related Mortgage
Loans than other classes of Certificates.

     The timing of changes in the rate of principal payments on or repurchases of the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying Mortgage Loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

                                       54

     When a principal prepayment in full is made on a Mortgage Loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment.
In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by interest thereon for less than the full accrual period). However, interest accrued on any series of Certificates and distributable thereon on any
Distribution Date will generally correspond to interest accrued on the principal balance of Mortgage Loans for their respective full accrual periods.
Consequently, if a prepayment on any Mortgage Loan is distributable to
Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any
Spread) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the
Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for a series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. If so specified in the related Prospectus
Supplement, the Master Servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any such shortfalls. The related Prospectus Supplement will also describe any other amounts available to offset such shortfalls. See Servicing of Mortgage
Loans--Servicing and Other Compensation and Payment of Expenses; Spread".

     The Trust Fund with respect to any series may include Convertible Mortgage
Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, Convertible Mortgage Loans may be subject to a greater rate of principal prepayments (or purchases by the related Subservicer or the Master Servicer) due to their refinancing or conversion to fixed interest rate loans in a low interest rate environment. For example, if prevailing interest rates fall significantly, Convertible Mortgage
Loans could be subject to higher prepayment and conversion rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage Mortgagors to refinance their adjustable-rate mortgages to "lock in" a lower fixed interest rate or to take advantage of the availability of such other adjustable-rate mortgage loans, or, in the case of convertible adjustable-rate mortgage loans, to exercise their option to convert the adjustable interest rates to fixed interest rates. The conversion feature may also be exercised in a rising interest rate environment as Mortgagors attempt to limit their risk of higher rates. Such a rising interest rate environment may also result in an increase in the rate of defaults on the Mortgage Loans. If the related
Subservicer or the Master Servicer purchases Convertible Mortgage Loans, a
Mortgagor's exercise of the conversion option will result in a distribution of the principal portion thereof to the Certificateholders, as described herein.
Alternatively, to the extent Subservicers or the Master Servicer fail to purchase Converting Mortgage Loans, the Mortgage Pool will include fixed-rate
Mortgage Loans.

     The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans and thus the yield on the
Certificates. In general, defaults on Single Family Loans are expected to occur with greater frequency in their early years. However, there is a risk that
Mortgage Loans that require Balloon Payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. The rate of default on Single Family Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high
Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans.
Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See
"Risk Factors."

     With respect to certain Mortgage Loans including ARM Loans, the Mortgage
Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the Mortgagor under each Mortgage Loan generally will be qualified, or the

                                       55

Mortgage Loan otherwise approved, on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, the periodic increase in the amount paid by the Mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the
Mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

     The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such
Deferred Interest to the principal balance of any related class or classes of
Certificates will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such
Certificates were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a
Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Certificates, the weighted average life of such Certificates will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such
Certificates were purchased.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     As indicated above under "The Mortgage Pools," the original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included in such Mortgage Pool. The Prospectus
Supplement for a series of Certificates will contain information with respect to the types and maturities of the Mortgage Loans in the related Mortgage Pool. All of the Mortgage Loans generally may be prepaid without penalty in full or in part at any time; any exceptions will be described in the related Prospectus
Supplement. The prepayment experience with respect to the Mortgage Loans in a
Mortgage Pool will affect the life and yield of the related series of
Certificates.

     With respect to Balloon Loans, payment of the Balloon Payment (which, based on the amortization schedule of such Mortgage Loans, is expected to be a substantial amount) will generally depend on the Mortgagor's ability to obtain refinancing of such Mortgage Loans or to sell the Mortgaged Property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the Mortgagor's financial situation, prevailing mortgage loan interest rates, the Mortgagor's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. None of the Depositor, the Master Servicer, or any of their affiliates will be obligated to refinance or repurchase any Mortgage Loan or to sell the Mortgaged Property.

     The extent of prepayments of principal of the Mortgage Loans may be affected by a number of factors, including, without limitation, solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located. In addition, the rate of principal payments on the Mortgage Loans may be affected by the existence of
Lock-out Periods and requirements that principal prepayments be accompanied by
Prepayment Premiums, as well as due-on-sale and due-on-encumbrance provisions, and by the extent to which such provisions may be practicably enforced. See
"Servicing of Mortgage Loans--Collection and Other Servicing Procedures" and
"Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain
Provisions" for a description of certain provisions of the Pooling Agreement and certain legal developments that may affect the prepayment experience on the
Mortgage Loans.

                                       56

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the Mortgage Rates on ARM
Loans will be subject to periodic adjustments, such adjustments generally will
(i) not increase or decrease such Mortgage Rates by more than a fixed percentage amount on each adjustment date, (ii) not increase such Mortgage Rates over a fixed percentage amount during the life of any ARM Loan and (iii) be based on an index (which may not rise and fall consistently with mortgage interest rates)
plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the
Mortgage Rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In certain rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current Mortgage Rates on ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of any series of Certificates.

     If the applicable Pooling Agreement for a series of Certificates provides for a Pre-Funding Account or other means of funding the transfer of additional
Mortgage Loans to the related Trust Fund, as described under "Description of the
Certificates--Pre-Funding Account" herein, and the Trust Fund is unable to acquire such additional Mortgage Loans within any applicable time limit, the amounts set aside for such purpose may be applied as principal payments on one or more classes of Certificates of such series. See "Risk Factors--Yield and
Prepayment Considerations."

     There can be no assurance as to the rate of prepayment of the Mortgage
Loans. The Depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the Mortgage Loans over an extended period of time. All statistics known to the Depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the Mortgage Loans or as to the relative importance of such factors. In addition, the Depositor is not aware of any historical prepayment experience with respect to Mortgage Loans secured by
Mortgaged Properties located in Puerto Rico and, accordingly, prepayments on such Mortgage Loans may not occur at the same rate or be affected by the same factors as other Mortgage Loans.

     Under certain circumstances, the Master Servicer, the Depositor or a person specified in the related Prospectus Supplement (other than the holders of the
Certificates, other than the holders of the REMIC Residual Certificates) may have the option to purchase the assets in a Trust Fund and effect early retirement of the related series of Certificates. See "The Pooling
Agreement--Termination; Retirement of Certificates."

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains summaries of certain material legal aspects of mortgage loans that are general in nature. Because such legal aspects are governed in part by applicable state law (which laws may differ substantially from state to state), the summaries do not purport to be complete nor to reflect the laws of any particular state nor to encompass the laws of all states in which the Mortgaged Properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

                                       57

SINGLE FAMILY LOANS

     General. Each Single Family Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located, and may have first, second or third priority. If specified in the
Prospectus Supplement relating to a series of Securities, a Trust Fund may also contain Contracts evidencing both (a) the obligation of the obligor to repay the loan evidenced thereby and (b) the grant of a security interest in the related
Manufactured Home to secure repayment of such loan.

     Mortgages, deed of trust and deeds to secure debt are herein collectively referred to as "mortgages". In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage or deed of trust.
However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

     Types of Mortgage Instruments. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In certain states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee who is the land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes (1) a separate undertaking to make payments on the mortgage note and (2) an assignment of leases and rents. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee.
Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage, or deed to secure debt, and, in certain deed of trust transactions, the directions of the beneficiary.

CONTRACTS

     Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Such financing statements are effective for five years and must be renewed at the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

     The Master Servicer will be required under the related Pooling Agreement to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under

                                       58

the laws of the state in which any Manufactured Home is registered. In the event the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the
Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the
Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured
Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the
Depositor.

     The Depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the Trustee, on behalf of the Certificateholders.
Neither the Depositor, the Master Servicer nor the Trustee will amend the certificates of title to identify the Trustee, on behalf of the
Certificateholders, as the new secured party and, accordingly, the Depositor or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title
(or the filing of a UCC-3 statement), such assignment of the security interest in the Manufactured Home might not be held to be effective or such security interest may not be perfected and in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the manufactured home may not be effective against creditors of the Depositor or Seller or a trustee in bankruptcy of the Depositor or Seller.

     In the absence of fraud, forgery or permanent affixation of the
Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the
Manufactured Home. If there are any Manufactured Homes as to which the Depositor has failed to perfect or cause to be perfected the security interest assigned to the Trust Fund, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee, on behalf of the Certificateholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

     In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the
Manufactured Home would continue for four months after such relocation and thereafter until the owner re- registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in such state, and if the Depositor did not take steps to re-perfect its security interest in such state, the security interest in the
Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home;
accordingly, the Depositor must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the Depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the

                                       59

Depositor would have the opportunity to re-perfect its security interest in the
Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related Pooling Agreement, the Master
Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the
Manufactured Homes.

     Under the laws of most states, liens for repairs performed on a
Manufactured Home take priority even over a perfected security interest. The
Depositor will obtain the representation of the related Seller that it has no knowledge of any such liens with respect to any Manufactured Home securing a
Contract. However, such liens could arise at any time during the term of a
Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.

FORECLOSURE ON MORTGAGES

     Although a deed of trust or deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or deed to secure debt is generally accomplished by a non-judicial trustee's or grantee's, as applicable, sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property upon any default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or deed to secure debt, in some states, prior to a sale the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower/trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, prior to such sale, the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure deed is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some states' laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

     Foreclosure of a mortgage is generally accomplished by judicial action.
Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating and serving necessary parties, including borrowers located outside the jurisdiction in which the mortgaged property is located. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming.

     In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in such states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

     In the case of foreclosure under a mortgage, a deed of trust, or a deed to secure debt the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is generally a public sale. However, because of the difficulty a potential third-party buyer at the sale might have in determining the exact status of title, and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale.
Rather, it is common for the lender to purchase the property from the trustee or referee, or grantee, as applicable, for a credit bid less than or equal to the unpaid principal amount of note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and such remedy is available under state law and

                                       60

the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys'
fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

     A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees to avoid foreclosure. Accordingly, with respect to those Single Family Loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

     In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed

minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

FORECLOSURE ON MORTGAGED PROPERTIES LOCATED IN THE COMMONWEALTH OF PUERTO RICO

     Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary "civil action" filed in the Superior
Court for the district where the mortgage property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school

                                       61

of the municipality where the mortgagor resides, if known. If the residence of the mortgagor is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

     There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of
Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of such actions. The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

     Under Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (a) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of such property and (b) is occupied by the mortgagor as his principal residence, the mortgagor of such property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of such property. The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after such sale. Such payment would reduce the amount of sales proceeds available to satisfy the
Contract and may increase the amount of the loss.

REPOSSESSION WITH RESPECT TO CONTRACTS

     General. Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current)
before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of such home in the event of a default by the obligor will generally be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing units. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

          (i) Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help
     (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin).
     The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing.
     Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

          (ii) Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

                                       62

          (iii) Sale proceeds are to be applied first to repossession expenses
     (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgement in those states that do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

     Louisiana Law. Any contract secured by a manufactured home located in
Louisiana will be governed by Louisiana law rather than Article 9 of the UCC.
Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

     Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

     So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

RIGHTS OF REDEMPTION

     Single Family Properties. The purposes of a foreclosure action in respect of a Single Family Property are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post- sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of

                                       63

redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Manufactured Homes. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the
UCC.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS; FEDERAL LAWS
LIMITING COLLECTIONS ON MORTGAGE LOANS

     Single Family Loans. Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a Mortgage Loan secured by a property owned by a trust where the
Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee if there are no trust assets against which such deficiency judgment may be executed. In the case of a Mortgage Loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which such deficiency judgment may be executed. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security.
Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.
Finally, in certain other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code) (the "Bankruptcy
Code"), virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the
Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out of such junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter
11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearage within a reasonable time period and reinstating the original

                                       64

mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified.
These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter
13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

     The Bankruptcy Reform Act of 1994 established the National Bankruptcy
Review Commission ("NBRC") for purposes of analyzing the nation's bankruptcy laws and making recommendations to Congress for legislative changes to the bankruptcy laws. A similar commission was involved in developing the Bankruptcy
Code. The NBRC delivered its report to Congress, the President of the United
States and the Chief Justice of the Supreme Court on October 20, 1997. Among
other topics, high leverage loans were addressed in the NBRC's report. Despite certain ambiguities, the NBRC'S report appears to recommend that Congress amend
Bankruptcy Code section 1322(b)(2) by treating a claim secured only by a junior security interest in a debtor's principal residence as protected only to the extent that the claim was secured when the security interest was made if the value of the property securing the junior security interest is less than such amount. However, the express language of the report implies that a claim secured only by a junior security interest in a debtor's principal residence may not be modified to reduce such claim below the appraised value of the property at the time the security interest was made. A strong dissent by certain members of the
NBRC recommends that the protections of Bankruptcy Code section 1322(b)(2) be extended to creditors principally secured by the debtor's principal residence.
Additionally, the NBRC's report recommends that a creditor's secured claim in real property should be determined by the property's fair market value, less hypothetical costs of sale. The standard advocated by this recommendation would not apply to mortgages on the primary residence of a Chapter 11 or 13 debtor who retains the residence if such mortgages are protected from modification such as those senior mortgages not subject to modification pursuant to Bankruptcy Code
Sections 1322(b)(2) and 1123(b)(5). The final NBRC report may ultimately lead to substantive changes to the existing Bankruptcy Code, such as reducing outstanding loan balances to the appraised value of a debtor's principal residence at the time the security interest in the property was taken, which could affect the Mortgage Loans and the enforcement of rights therein.

     Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage, deed of trust or deed to secure debt.

     In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal
Truth-in-Lending Act, or TILA, as implemented by Regulation Z, Real Estate
Settlement Procedures Act, as implemented by Regulation Z, Real Estate
Settlement Procedures Act, as implemented by Regulation X, Equal Credit
Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair
Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator's failure to comply with certain requirements of the federal TILA, as implemented by
Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors' rescinding the mortgage loans either against the originators or assignees.

                                       65

     Contracts. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

     Further, the failure of the originator to use the correct form of notice of right to cancel in connection with non-purchase money transactions could subject the originator and assignees to extended borrower rescission rights.

HOMEOWNERSHIP ACT AND SIMILAR STATE LAWS

     Some of the mortgage loans, known as High Cost Loans (the "High Cost
Loans"), may be subject to the Home Ownership and Equity Protection Act of 1994
(the "Homeownership Act"), which amended TILA to provide new requirements applicable to loans that exceed certain interest rate and/or points and fees thresholds. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and be subject to all defenses that the borrower could assert against the originator of the High Cost Loan.
Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. The maximum damages that may be recovered under theses provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

     In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory lending practices. Some states have enacted, and other state or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. These laws prohibit inclusion of some provisions in mortgage loans that have interests rate or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans.
Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the borrower could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include monetary penalties, recession and defenses to foreclosure action or an action to collect.

     Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the trust.

     Some of the mortgage loans in a mortgage pool that were originated between
October 1, 2002 and March 6, 2003 may be "home loans" and also may be "covered home loans" under the Georgia Fair Lending Act (the "Georgia Act"). The Georgia
Act applies to any mortgage loan which is secured by a property located in the
State of Georgia that is the borrower's principal residence, and which has a principal amount not in excess of the conforming loan balance limit established by Fannie Mae. These loans are referred to under the Georgia Act as "home loans." Certain home loans, which are referred to as "covered home loans" have met certain fee and finance-charge criteria. Certain covered home loans, which are referred to as "Georgia high-cost home loans," have met higher limits regarding fees and finance charges. The Georgia Act prohibits certain activities and charges in connection with home loans. Additional prohibitions apply to cover home loans and further prohibitions apply to Georgia high-cost home loans.

                                       66

     Purchasers or assignees of a Georgia high-cost home loan, including the related trust, could be exposed to all claims and defenses that the borrower could assert against the originator of the home loan. Purchasers or assignees of a covered home loan, including the related trust, could be subject to defenses to prevent a foreclosure or action to collect or counterclaims of a borrower if the loan is in violation of the Georgia Act. Remedies available to a borrower include actual, statutory and punitive damages, costs and attorneys' fees, rescission rights and other unspecified equitable remedies. No maximum penalty has been set with respect to violations of the Georgia Act, and courts have been given discretion under the statute to fashion equitable remedies as they deem appropriate.

     With respect to loans originated during the period between October 1, 2002 and March 6, 2003, there are some uncertainties in making a determination as to whether a particular Georgia loan is a covered home loan or a Georgia high-cost home loan, and in determining whether a loan complies with all of the provisions of the Georgia Act.

     The Georgia Act was amended on March 7, 2003. Mortgage loans originated on or after that date are subject to a less stringent version of the Georgia Act.

     Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of federal and state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

     The so-called Holder-in-Due-Course Rule of the Federal Trade Commission has
the effect of subjecting a seller and certain related creditors and their assignees in a consumer credit transaction, and any assignee of the creditor, to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under this FTC Rule is limited to the amounts paid by a debtor on a Manufactured Housing Contract, and the holder of the
Manufactured Housing Contract may also be unable to collect amounts still due under the Manufactured Housing Contract.

     Most of the Manufactured Housing Contracts in a pool will be subject to the requirements of this FTC Rule. Accordingly, the trustee, as holder of the
Manufactured Housing Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, or that the purchaser of the home improvements may assert against the contractor, subject to a maximum liability equal to the amounts paid by the obligor on the Manufactured Housing Contract. If an obligor is successful in asserting any such claim or defense, and if the seller had or should have had knowledge of such claim or defense, the master servicer will have the right to require the seller to repurchase the Manufactured Housing Contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the borrower's obligation to make the required payments under the
Manufactured Housing Contract.

     A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials including such manufactured housing components as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts and others in the distribution process. Plaintiffs have won judgments in some of these lawsuits. Under the FTC Rule discussed above, the holder of a Manufactured
Housing Contract secured by a manufactured home with respect to which a formaldehyde claim has been asserted successfully may be liable to the borrower for the amount paid by the borrower on that Manufactured Housing Contract and may be unable to collect amounts still due under that Manufactured Housing
Contract. Because the successful assertion of this type of claim would constitute the breach of a representation or warranty of the seller, the related securityholders would suffer a loss only to the extent that

o    the seller fails to perform its obligation to repurchase that Manufactured
     Housing Contract, and

                                       67

o    the seller, the applicable depositor or the trustee is unsuccessful in asserting a claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other who are directly liable to the plaintiff for damages.

Typical product liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities from the presence of formaldehyde in manufactured housing. As a result, recoveries from manufacturers and component suppliers may be limited to their corporate assets without the benefit of insurance.

JUNIOR MORTGAGES

     Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the Trust Fund. The rights of the Certificateholders as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the
Contract to be sold upon default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in certain cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure such default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of any such notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

     The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority. Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

CONSUMER PROTECTION LAWS WITH RESPECT TO CONTRACTS

     Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the
Federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act,
Regulation "B", the Fair Credit Reporting Act, and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability may affect an assignee's ability to enforce a contract. In addition, certain of the Contracts may be subject to special rules, disclosure requirements and other provisions that are applicable to High Cost Loans discussed above.

                                       68

     Manufactured housing contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. In certain cases, federal and state law may specifically limit the amount of late charges that may be collected. Under the related Pooling Agreement, late charges will be retained by the Master Servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Certificateholders.

     Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

     In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United
States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission
(the "FTC Rule") has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder. Most of the
Contracts in a Trust Fund will be subject to the requirements of the FTC Rule.
Accordingly, the Trust Fund, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract.

     Most of the Contracts in a Trust Fund will be subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting any such claim or defense, and if the
Seller had or should have had knowledge of such claim or defense, the Master
Servicer will have the right to require the Seller to repurchase the Contract because of a breach of its Seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the Contract. The Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer for any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

ENVIRONMENTAL LEGISLATION

     Under the federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

                                       69

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
(the "Conservation Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The
Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The
Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all of the operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of a Trust Fund and reduce the amounts otherwise distributable to the holders of the related series of
Certificates. Moreover, certain federal statutes and certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an "Environmental Lien"). All subsequent liens on such property generally are subordinated to such an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental
Liens. In the latter states, the security interest of the Trustee in a related parcel of real property that is subject to such an Environmental Lien could be adversely affected.

     Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the Depositor has not made and will not make such evaluations prior to the origination of the Secured
Contracts. Neither the Depositor nor any replacement Servicer will be required by any Agreement to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The Depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the Depositor will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to Certificateholders of the related series.

ENFORCEABILITY OF CERTAIN PROVISIONS

     Transfer of Single Family Properties. Unless the related Prospectus
Supplement indicates otherwise, the Single Family Loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, Section 341(b) of the Garn-St. Germain
Depository Institutions Act of 1982 (the "Garn-St Germain Act") permits a lender, subject to certain conditions, to "enter into or enforce a contract containing a due-on-sale clause with respect to a real property loan,"
notwithstanding any contrary state law. Garn-St. Germain gave states that previously had enacted "due-on-sale" restrictions a three-year window to reenact the previous restrictions or enact new restrictions. Only six states acted within this window period: Arizona, Florida, Michigan, Minnesota, New Mexico and
Utah. Consequently, due-on-sale provisions in documents governed by the laws of those state are not preempted by federal law. The Garn-St Germain Act does
"encourage" lenders to permit

                                       70

assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

     Transfer of Manufactured Homes. Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of such contracts by the obligee on the contract upon any such sale or transfer that is not consented to. The Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a
Manufactured Home.

     In the case of a transfer of a Manufactured Home as to which the Master
Servicer desires to accelerate the maturity of the related Contract, the Master
Servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the
Master Servicer may be prohibited from enforcing a due-on-sale clause in respect of certain Manufactured Homes.

     Late Payment Charges and Prepayment Restrictions. Mortgage notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity. In addition to limitations imposed by FHA Regulations with respect to Contracts partially insured by the FHA pursuant to Title I, in certain states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home
Loan Bank Board, as succeeded by the Office of Thrift Supervision ("OTS"), prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause.
A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to
Contracts having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Contracts.

     Prepayment Penalties. Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act of
1982 (the "Parity Act"), permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or

                                       71

another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the certificates.
The Office of Thrift Supervision ("OTS"), the agency that administers the Parity
Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to mortgage loans originated on or after July 1, 2003. However, the OTS's ruling does not retroactively affect loans originated before July 1, 2003.

SUBORDINATE FINANCING

     When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.

INSTALLMENT CONTRACTS

     The Trust Fund may also consist of installment sales contracts. Under an installment contract ("Installment Contract") the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the Installment Contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment
Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer's equitable interest in the property is forfeited. The lender in such a situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right.
In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.
Nevertheless, the lender's procedures for obtaining possession and clear title under an Installment Contract in a given state are

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simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The OTS is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where
Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

     Title V further provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1,
1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title
V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Fund.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the
Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the
Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to

                                       73

the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to
October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS

     A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The Depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

     Under the FTC Rule, which is described above under "Consumer Protection
Laws", the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting such a claim, the related Certificateholders could suffer a loss if (i) the related Seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and
(ii) the Master Servicer or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Certificateholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

LEASEHOLD CONSIDERATIONS

     Mortgage Loans may contain leasehold Mortgages which are each secured by a lien on the related Mortgagor's leasehold interest in the related Mortgaged
Property. Mortgage loans secured by a lien on the borrower's leasehold interest under a ground lease are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated (for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground lessee), the leasehold mortgagee would be left without its security. In the case of each Mortgage Loan secured by a lien on the related
Mortgagor's leasehold interest under a ground lease, such ground lease generally contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale and thereafter to be assigned by the leasehold mortgagee or such purchaser at a foreclosure sale to any financially responsible third party that executes an agreement obligating itself to comply with the terms and conditions of the ground lease and a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease upon any termination of the old ground lease.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, as amended (the
"Relief Act"), a Mortgagor who enters military service after the origination of such Mortgagor's Mortgage Loan (including a Mortgagor who was in reserve status and is called to active duty after origination of the Mortgage Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves,
Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to Mortgagors who enter

                                       74

military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the
Relief Act would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related Mortgage Loans, would result in a reduction of the amounts distributable to the holders of the related Certificates, and would not be covered by advances or by any Letter of Credit or any other form of credit enhancement provided in connection with the related series of
Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan or enforce rights under a Contract during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any Mortgage Loan which goes into default, there may be delays in payment and losses on the related Certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Mortgage Loans resulting from similar legislation or regulations may result in delays in payments or losses to Certificateholders of the related series.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and
Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime
Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or
RICO activities.

NEGATIVE AMORTIZATION LOANS

     A recent case decided by the United States Court of Appeals, First Circuit,
held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control
Act of 1980 ("DIDMC") and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the
Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire,
Massachusetts, Rhode Island and Puerto Rico.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered
Certificates of any series thereof, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor with respect to that series on the material matters associated with such consequences, subject to any qualifications set forth herein. Counsel to the Depositor for each series will be Thacher Proffitt & Wood LLP. This discussion is directed primarily

                                       75

to Certificateholders that hold the Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the "Code")
(although portions thereof may also apply to Certificateholders who do not hold
Certificates as "capital assets") and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the
Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the
"IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions.
Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the
Certificates. See "State and Other Tax Consequences." Certificateholders are
advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

     The following discussion addresses securities of two general types: (i)
certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the Trustee, the Master Servicer or another specified party (the "REMIC Administrator") will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the
"REMIC Provisions") of the Code and (ii) certificates ("Grantor Trust
Certificates") representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections)
will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a
"holder" are to the beneficial owner of a Certificate.

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and
1275 of the Code and in the Treasury regulations issued thereunder (the "OID
Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

     Classification of REMICs. On or prior to the date of the related Prospectus
Supplement with respect to the proposed issuance of each series of REMIC
Certificates, Thacher Proffitt & Wood LLP, counsel to the Depositor, will deliver its opinion (and file such opinion under Form 8-K) generally to the effect that, assuming compliance with all provisions of the related Pooling and
Servicing Agreement and upon issuance of such REMIC Certificates, the related
Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the
REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of
REMIC Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the
Depositor for the applicable series as specified in the related Prospectus
Supplement, subject to any qualifications set forth herein. In addition, counsel to the Depositor has prepared the statements in this Prospectus under the heading "Certain Federal Income Tax Consequences--REMICs," and is of the opinion that such statements are correct in all material respects. Such

                                       76

statements are intended as an explanatory discussion of the possible effects of the classification of any Trust Fund (or applicable portion thereof) as a REMIC for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor.

     Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the
Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust
Fund's income for the period in which the requirements for such status are not satisfied. The Pooling Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the
REMIC Provisions. It is not anticipated that the status of any Trust Fund as a
REMIC will be inadvertently terminated.

     Characterization of Investments in REMIC Certificates. In general, except as set forth in the related Prospectus Supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC
Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC
Regular Certificates and income allocated to the class of REMIC Residual
Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, the REMIC Regular
Certificates will be "qualified mortgages" within the meaning of Section
860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held (including temporary investments of such payments) pending distribution on the REMIC Certificates and may include property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections of the Code.
In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections. If so, the related Prospectus
Supplement will describe the Mortgage Loans that may not be so treated. The
REMIC Regulations do provide, however, that cash received from payments on
Mortgage Loans held pending distribution is considered part of the Mortgage
Loans for purposes of 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(C)(4)(A) of the
Code.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related
Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the
Depositor, assuming compliance with all provisions of the related Pooling
Agreement, the Tiered REMICs will each qualify as a REMIC

                                       77

and the REMIC Certificates issued by the Tiered REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates
in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be
"real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and
"loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the
Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to such income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC
Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a reasonable prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued.
The Conference Committee Report accompanying the Tax Reform Act of 1986 (the
"Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular
Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related
Prospectus Supplement. However, neither the Depositor, the Master Servicer nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters).
If less than a substantial amount of a particular class of REMIC Regular
Certificates is sold for cash on or prior to the date of their initial issuance
(the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated
redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest."
"Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC
Regular Certificate.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of

                                       78

such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the IRS.

     Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to each Distribution Date, in some cases, as a consequence of this
"long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular
Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

     In addition, if the accrued interest to be paid on the first Distribution
Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns to the
Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular
Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first
Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a
Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC
Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated
redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the
Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated
principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, each period that ends on a date that corresponds to the day prior to each Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of

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the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period.
The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular
Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption, (ii) using a discount rate equal to the original yield to maturity of the Certificate and (iii) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption.
The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such
Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed asdescribed above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such
Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the
(i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day plus (ii) the daily portions of original issue discount for all days during such accrual period prior to such day minus (iii) any payments of amounts included in the stated redemption price made during such accrual period prior to such day with respect to such Certificates.

     Market Discount. A Certificateholder that purchases a REMIC Regular
Certificate at a market discount, that is, in the case of a REMIC Regular
Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular
Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the
Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the
OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a
Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See
"Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

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     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury
Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular
Certificate as of the beginning of the accrual period, or (iii) in the case of a
REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular
Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular
Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount.
For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. By analogy to recently finalized bond premium regulations and allocable

                                       81

premium in excess of the interest income may be deductible to the extent of prior accruals of interest. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular
Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC
Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular
Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans.
However, it appears that a noncorporate holder that does not acquire a REMIC
Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See
"--Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates
will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

     A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC.
Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under
Section 469 of the Code on the deductibility of "passive activity losses."

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the

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taxable income (or net loss) of the REMIC for each day that it holds such REMIC
Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a
REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than)
the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC
Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period.
Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and
"noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual
Certificateholders may exceed the cash distributions received by such REMIC
Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual
Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to
REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by amortization of any premium on issuance) on the REMIC Regular Certificates (and any other class of
REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under
"--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."
The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC
Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular
Certificates (that is, under the constant yield method taking into account the
Prepayment Assumption). However, a REMIC that acquires loans at a

                                       83

market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular
Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined above, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular
Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage
Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September
27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC
Certificates constituting "regular interests" in the REMIC not offered hereby)
equal to the deductions that would be allowed if the REMIC Regular Certificates
(including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC.
Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below.
Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized
Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC
Residual Certificate will be equal to the amount paid for such REMIC Residual
Certificate, increased by amounts included in the income of the REMIC Residual
Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

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     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC
Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual
Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which
REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain
REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC
Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC
Residual Certificates will initially equal the amount paid for such REMIC
Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual
Certificateholders. To the extent such REMIC Residual Certificateholders'
initial bases are less than the distributions to such REMIC Residual
Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual
Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the
REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC
Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual
Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual
Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC
Residual Certificates--General" above.

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual
Certificate will be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual
Certificate for any calendar quarter will be the excess, if any, of (i) the daily portions of REMIC taxable income allocable to such REMIC Residual
Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual
Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the
REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual
Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the
REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have
"significant value."

                                       85

     For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30%
United States withholding tax imposed on distributions to REMIC Residual
Certificateholders that are foreign investors. See, however, "--Foreign
Investors in REMIC Certificates," below.

     Recently enacted provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) the alternative minimum taxable income of the taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions, (ii) the alternative minimum taxable of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and (iii) the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions.

     Under Treasury regulations yet to be issued, in the case of any REMIC
Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of
Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. A similar rule will apply with respect to regulated investment companies, common trust funds and certain cooperatives.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations,
transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC
Residual Certificate. The REMIC Regulations provide that a REMIC Residual
Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual
Certificate, which rate is computed and published monthly by the IRS) on the
REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC
Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.
Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii)
the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify

                                       86

for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC Residual Certificate by such a purchaser to another purchaser at some future day may be disregarded in accordance with the above described rules which would result in the retention of tax liability by that purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC
Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC
Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC
Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC
Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     On May 11, 2004, the Internal Revenue Service issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

     Mark-to-Market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. Under Treasury regulations, a REMIC
Residual Certificate is not treated as a security and thus may not be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and
expenses of a REMIC generally will be allocated to the holders of the related
REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the
Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates
the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70 percent of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional

                                       87

taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial.
Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a
"pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate.
The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular
Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under
"--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses
and Distributions." Except as provided in the following five paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular
Certificates--Market Discount" and "--Premium."

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

                                       88

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual
Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the
Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC
Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions and Other Possible REMIC Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a
Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the
Mortgage Loans for temporary investment pending distribution on the REMIC
Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a
"Contributions Tax"). Each Pooling Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.
It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

     Except as set forth in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax,
Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer or Trustee in either case out of its own funds, provided that the Master Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the related Pooling Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the Master Servicer or the Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain
Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount
(determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the

                                       89

Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the Pooling Agreement, and will be discussed more fully in any
Prospectus Supplement relating to the offering of any REMIC Residual
Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization. Notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that would be subject to tax under the second preceding sentence is excluded from the gross income of the partnership (in lieu of a deduction in the amount of such tax generally allowed to pass-through entities).

     For these purposes, a "disqualified organization" means (i) the United
States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing
(but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization
(other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the
Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage
Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular
Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC
Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should
(but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss. If the REMIC adopts a plan of complete liquidation, within the meaning of Section 860F(a)(4)(A)(i)
of the Code, which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the
REMIC will not be subjected to any "prohibited transactions taxes" solely on account of such qualified liquidation, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and Residual
Certificates within the 90-day period.

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     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners.
Except as described in the related Prospectus Supplement, the REMIC
Administrator will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Pooling Agreement, will either
(i) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the "tax matters person" with respect to the REMIC in all respects or
(ii) will be designated as and will act as the "tax matters person" with respect to the related REMIC in all respects and will hold at least a nominal amount of
REMIC Residual Certificates.

     The REMIC Administrator, as the tax matters person or as agent for the tax matters person, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as either tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item.
Adjustments made to the REMIC tax return may require a REMIC Residual
Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to certain trusts and individual holders of REMIC
Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts described in Sections 664(c) and 4947(a)(11) of the Code, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the
REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular
Certificates--Market Discount."

     Except as set forth in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC
Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. All holders should consult their tax advisors regarding the application of the Final Withholding Regulations. Any amounts deducted

                                       91

and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder
that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the
United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). This statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within three calendar years after the statement is first delivered. For these purposes, "United States person" means a citizen or resident of the United States, a corporation or partnership or entity treated as a partnership or corporation for United States Federal income tax purposes created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), an estate whose income is subject to United
States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence.
It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual
Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaires thereof.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United
States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to
United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Except as stated in the related Prospectus Supplement, transfers of REMIC
Residual Certificates to investors that are not United States persons will be prohibited under the related Pooling Agreement.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. On or prior to the date of the related Prospectus Supplement with respect the proposed issuance of each series of Grantor Trust Certificates, Thacher Proffitt & Wood LLP, counsel to the
Depositor, will deliver its opinion (and will file such opinion under Form 8-K)
to the effect that, assuming compliance with all provisions of the related
Pooling Agreement and upon issuance of such Grantor Trust Certificates, the related Grantor Trust Fund will be classified as a grantor trust under subpart
E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of
Grantor Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion

                                       92

of counsel to the Depositor for the applicable series as specified in the related Prospectus Supplement, subject to any qualifications set forth herein.
In addition, counsel to the Depositor has prepared the statements in this
Prospectus under the heading "Certain Federal Income Tax Consequences--Grantor
Trust Funds," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Grantor Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Grantor Trust
Certificates.

     For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the
Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust
Fractional Interest Certificate." A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the
Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees and any Spread) and interest paid to the holders of Grantor
Trust Fractional Interest Certificates issued with respect to such Grantor Trust
Fund will be referred to as a "Grantor Trust Strip Certificate." A Grantor Trust
Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. In the case of Grantor
Trust Fractional Interest Certificates, except as disclosed in the related
Prospectus Supplement and subject to the discussion below with respect to
Buydown Mortgage Loans, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (ii) "obligation[s]
(including any participation or Certificate of beneficial ownership therein)
which . . .[are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and (iii) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, counsel to the
Depositor will deliver an opinion that interest on Grantor Trust Fractional
Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     The assets constituting certain Grantor Trust Funds may include Buydown
Mortgage Loans. The characterization of an investment in Buydown Mortgage Loans will depend upon the precise terms of the related Buydown Agreement, but to the extent that such Buydown Mortgage Loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in Buydown Mortgage Loans. Accordingly, holders of Grantor Trust
Certificates should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Grantor Trust Fund that includes Buydown Mortgage Loans.

     Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates
evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code, and "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is
"interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor
Trust Strip Certificates, and the income therefrom, will be so characterized.
However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the
Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust
Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

                                       93

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . .[are]
principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.
Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest
Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an
individual, estate or trust holding a Grantor Trust Fractional Interest
Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the
Code may be substantial. Further, Certificateholders (other than corporations)
subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income.
Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip
Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and
Certificateholders on a method that allocates such expenses among classes of
Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest
Certificates of any series will depend on whether they are subject to the
"stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional
Interest Certificates may be subject to those rules if (i) a class of Grantor
Trust Strip Certificates is issued as part of the same series of Certificates or
(ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the Mortgage Loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust
Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to the Master Servicer, any subservicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each
Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its
Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

                                       94

     The original issue discount on a Grantor Trust Fractional Interest
Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest
Certificate as to any purchaser will be equal to the price paid by such purchaser for the Grantor Trust Fractional Interest Certificate. The stated
redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated
interest," if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such
Grantor Trust Fractional Interest Certificate at the beginning of such month
(see "Sales of Grantor Trust Certificates") and the yield of such Grantor Trust
Fractional Interest Certificate to such holder. Such yield would be computed at the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the
Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Depositor, the Master Servicer, any subservicer or their respective affiliates, but will include such
Certificateholder's share of any reasonable servicing fees and other expenses.

     To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii)
adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust
Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder.
Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional
Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such
Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income.
In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment.
Instead, a prepayment should be treated as a partial payment of the stated
redemption price of the Grantor Trust Fractional Interest Certificate and
accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation
of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     It is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on
Prepayment Assumption that will be disclosed in the related

                                       95

Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the
Depositor, the Master Servicer nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment
Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount)
or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact.
If the original issue discount or market discount on a Grantor Trust Fractional
Interest Certificate determined under the stripped bond rules is less than 0.25%
of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "Characteristics of Investments in Grantor Trust Certificates--If Stripped Bond Rules Do Not Apply" and
"--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor
Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

     The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such Mortgage Loan other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a
"qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such
Mortgage Loan. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a
Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Master
Servicer or the Trustee in preparing information returns to the
Certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. Section
1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by such pools, it is intended to base information reports and returns to the IRS and Certificateholders, on the

                                       96

use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional
Interest Certificates. Certificateholders should refer to the related Prospectus
Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated
redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional
Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a
Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

     In addition to its regular reports, the Master Servicer or the Trustee, except as provided in the related Prospectus Supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See
"Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the Grantor
Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount," that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price
(as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis
Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder)
rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular
Certificates--Market Discount" above.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment.
Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the
Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated
interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or
(iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of

                                       97

the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a
Mortgage Loan purchased at a discount in the secondary market.

     Because the Mortgage Loans will provide for periodic payments of stated
redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to Mortgage Loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular
Certificates-Original Issue Discount" with the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the Mortgage Loans.

     Further, under the rules described in "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.

     Premium. If a Certificateholder is treated as acquiring the underlying
Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage
Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the
Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust
Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular
Certificates. See "REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip
Certificates. Except as described above in "Characterization of Investments in
Grantor Trust Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the
Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip
Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

                                       98

     The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the
Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" and
assumes that the holder of a Grantor Trust Strip Certificate will not own any
Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip
Certificates based on a constant yield method. In effect, each holder of Grantor
Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor
Trust Strip Certificate at the beginning of such month and the yield of such
Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "Characterization of Investments in Grantor Trust
Certificates--If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. To the extent the Grantor Trust Strip
Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates. It is uncertain if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the
Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and Certificateholders on the
Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor, the Master Servicer nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.
Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a
Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip
Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such
Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is
treated as an interest in discrete Mortgage Loans, or if the Prepayment
Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a
Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the
"Contingent Payment Regulations"), but it appears that Grantor Trust

                                       99

Strip Certificates to the extent subject to Section 1272(a)(6) of the Code as described above, due to their similarity to other mortgage-backed securities
(such as REMIC regular interests and debt instruments subject to Section
1272(a)(6) of the Code) that are expressly excepted from the application of the
Contingent Payment Regulations, may be excepted from such regulations. Like the
OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method,"
the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip
Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield.
The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust
Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the Mortgage Loans. The holder of a Grantor Trust Strip
Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, such income any variation between the payment actually received in such month and the payment originally projected to be made in such month.

     Assuming that a prepayment assumption were used, if the Contingent Payment
Regulations or their principles were applied to Grantor Trust Strip
Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor
Trust Strip Certificates". Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the
Grantor Trust Strip Certificates.

     Sales of Grantor Trust Certificates. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor
Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust
Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions)
except as provided under Section 582(c) of the Code. The adjusted basis of a
Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust
Certificate.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction"
within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital

                                      100

gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Except as set forth in the related Prospectus
Supplement, the Master Servicer or the Trustee will furnish to each holder of a
Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through
Rate. In addition, the Master Servicer or the Trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor
Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the
Master Servicer and sub-servicer (if any) and such other customary factual information as the Master Servicer or the Trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do
so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trust Fund's information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

     Except as disclosed in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by the Master Servicer or the Trustee.

     Backup Withholding. In general, the rules described in "--REMICS--Backup
Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust
Certificates.

     Foreign Investors. In general, the discussion with respect to REMIC Regular
Certificates in "REMICS--Foreign Investors in REMIC Certificates" applies to
Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related Prospectus Supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after
July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a
Certificateholder's trade or business in the United States, such Grantor Trust
Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the
Offered Certificates. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.
Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered
Certificates.

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                              ERISA CONSIDERATIONS

INVESTORS AFFECTED

     A federal law called the Employee Retirement Income Security Act of 1974, as amended, the Code and a variety of state laws may affect your decision whether to invest in the securities if you are investing for:

     o    a pension or other employee benefit plan of employers in the private sector that are regulated under ERISA, referred to as an ERISA plan,

     o    an individual retirement account or annuity, called an IRA, or a pension or other benefit plan for self-employed individuals, called a
          Keogh plan,

     o    a pension and other benefit plan for the employees of state and local governments, called a government plan, or

     o    an insurance company general or separate account, a bank collective investment fund or other pooled investment vehicle which includes the assets of ERISA plans, IRAs, Keogh plans, and/or government plans.

     A summary of the effects of those laws follows.

FIDUCIARY STANDARDS FOR ERISA PLANS AND RELATED INVESTMENT VEHICLES

     ERISA imposes standards of fiduciary conduct on those who are responsible for operating ERISA plans or investing their assets. These standards include requirements that fiduciaries act prudently in making investment decisions and diversify investments so as to avoid large losses unless under the circumstances it is clearly prudent not to do so. If you are a fiduciary of an ERISA plan, you are subject to these standards in deciding whether to invest the plan's assets in securities. You may find the full text of the applicable standards of fiduciary conduct in section 404 of ERISA. If you are a fiduciary of an ERISA
Plan, you should consult with your advisors concerning your investment decision in the context of section 404 of ERISA.

PROHIBITED TRANSACTION ISSUES FOR ERISA PLANS, KEOGH PLANS, IRAS AND RELATED
INVESTMENT VEHICLES

     General. Transactions involving the assets of an ERISA plan, a Keogh plan or an IRA, called prohibited transactions, may result in the imposition of excise taxes and, in the case of an ERISA plan, civil money penalties and certain other extraordinary remedies. A prohibited transaction occurs when a person with a pre-existing relationship to an ERISA plan, a Keogh plan or IRA, known as a party in interest or a disqualified person, engages in a transaction involving the assets of the plan or IRA. You may find the laws applicable to prohibited transactions in section 406 of ERISA and section 4975 of the Code.
There are statutory and regulatory prohibited transaction exemptions, as well as administrative exemptions granted by the United States Department of Labor.
Prohibited transactions exemptions waive the excise taxes, civil money penalties and other remedies for certain prohibited transactions which are structured to satisfy prescribed conditions.

     Purchase and Sale of Securities. If an ERISA plan, a Keogh plan, an IRA or a related investment vehicle acquires securities from, or sells securities to, a party in interest or a disqualified person, a prohibited transaction may occur.
In such a case, the party in interest or disqualified person might be liable for excise taxes unless a prohibited transaction exemption is available. Where a prohibited transaction involves an ERISA plan or related investment vehicle, the fiduciary who causes or permits the prohibited transaction may also be liable for civil money penalties.

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     Transactions Incidental to the Operation of the Trust. Transactions
involving the assets of the trust may also give rise to prohibited transactions to the extent that an investment in securities causes the assets of a trust to be considered assets, commonly known as plan assets, of an ERISA plan, a Keogh plan, an IRA or a related investment vehicle. Whether an investment in securities will cause a trust's assets to be treated as plan assets depends on whether the securities are debt or equity investments for purposes of ERISA. The
United States Department of Labor has issued regulations, commonly known as the plan asset regulations, which define debt and equity investments. The plan asset regulations appear at 29 C.F.R. Section 2510.3-101.

     Under the plan asset regulations, a trust's assets will not be plan assets of an ERISA plan, Keogh plan, IRA or related investment vehicle that purchases securities if the securities are considered debt. For this purpose, the securities will be debt only if they are treated as indebtedness under applicable local law and do not have any substantial equity features. The term substantial equity features has no definition under the plan asset regulations.
In the absence of such a definition, we cannot assure you that the securities, either when they are issued or at any later date, will have no substantial equity features. The prospectus supplement for a particular offering of securities may tell you whether we believe the securities are debt for ERISA purposes.

     To the extent that the securities do not constitute debt for purposes of
ERISA, they will constitute equity investments. In this case, an ERISA plan,
Keogh plan, IRA or related investment vehicle that acquires securities would also acquire an undivided interest in each asset of the trust unless (1) the trust is an operating company or a venture capital operating company as defined in the plan asset regulations, (2) the securities are publicly offered securities as defined in the plan asset regulations, or (3) benefit plan investors as defined in the plan asset regulations do not own 25% or more of the securities or any other class of equity security issued by the trust. If the securities may be treated as an equity investment under the plan asset regulations, the prospectus supplement may tell you whether we believe any of these exceptions will apply.

POSSIBLE EXEMPTIVE RELIEF

     The United States Department of Labor has issued prohibited transaction exemptions, which conditionally waive excise taxes and civil money penalties that might otherwise apply to a type of transactions.

     Class Exemptions. The United States Department of Labor has issued
Prohibited Transaction Class Exemptions, or PTCEs, which provide exemptive relief is available to any party to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption's availability.

     Class Exemptions for Purchases and Sales of Securities. The following exemptions may apply to a purchase or sale of securities between an ERISA plan, a Keogh plan, an IRA or related investment vehicle, on the one hand, and a party in interest or disqualified person, on the other hand:

     o    PTCE 84-14, which exempts certain transactions approved on behalf of the plan by a qualified professional asset manager, or QPAM.

     o    PTCE 86-128, which exempts certain transactions between a plans and certain broker- dealers.

     o    PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which plans have made investments.

                                      103

     o    PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which plans have made investments.

     o    PTCE 96-23, which exempts certain transaction approved on behalf of a plan by an in-house investment manager, or INHAM.

These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. We cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

     Class Exemptions for Purchases and Sales of Securities and Transactions
Incidental to the Operation of the Trust. The following exemptions may apply to a purchase or sale of securities between an ERISA plan, a Keogh plan, an IRA or related investment vehicle, on the one hand, and a party in interest or disqualified person, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the trust

     o    PTCE 95-60, which exempts certain transactions involving insurance company general accounts.

     o    PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

     Administrative Exemption for Offerings Managed by Certain Underwriters. The
DOL has also issued exemptions to several underwriters of securities, for specific offerings in which that underwriter or any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter is an underwriter, placement agent or a manager or co-manager of the underwriting syndicate or selling group where the trust and the offered certificates meet specified conditions. Such exemptions are referred to as the Underwriters' Exemptions. Amendments to the Underwriters'
Exemptions may be found at 62 Fed. Reg. 39021 (July 21, 1997) and at 65 Fed.
Reg. 67765 (November 13, 2000). The Underwriters' Exemptions, as amended, provide a partial exemption for transactions involving certificates representing a beneficial interest in a trust and entitling the holder to pass-through payments of principal, interest and/or other payments with respect to the trust's assets as wells as certain other securities issued by certain issuers.
When applicable, the Underwriters' Exemptions applies to the initial purchase, holding and subsequent resale of certificates or securities, and certain transactions incidental to the servicing and operation of the assets of such a trust or issuer.

     In order for the Underwriters' Exemptions to be available to a purchase of securities, the trust's assets must consist solely of certain types of assets, including obligations that bear interest or are purchased at a discount and which are secured by single-family residential, multi-family residential and commercial property (including certain obligations secured by leasehold interests on commercial property); fractional undivided interests in any of these obligations; property which had secured any of these obligations;
undistributed cash; rights under any insurance policies, third-party guarantees, contracts of suretyship, certain eligible swaps or other credit support arrangements with respect to any of the these obligations; and a pre-funding account.

     Conditions for Pre-funding Accounts. If the trust includes a pre-funding account, the following conditions must also apply:

     o    The ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 50%.

     o    All additional obligations transferred to the trust after the closing date of the offering of securities must meet the same terms and conditions of eligibility for inclusion in the trust as the obligations

                                      104

          placed in the trust at or prior to the closing date, and these terms and conditions must have been approved by Standard & Poor's Ratings
          Services, a division of the McGraw-Hill Companies, Inc., Moody's
          Investors Service, Inc., or Fitch Inc., called the Exemption Rating
          Agencies. These terms and conditions may be changed if the changes receive prior approval of either an Exemption Rating Agency or a majority vote of outstanding certificateholders.

     o    After the transfer of additional obligations to the trust, the securities must have a credit rating from one of the Exemption Rating
          Agencies at least a high as the rating assigned at the time of the initial issuance of the securities.

     o    The use of pre-funding does not, in and of itself, cause a reduction of 100 basis points or more in the weighted average annual percentage interest rate of all of the obligations included in the trust between the time of initial issuance of the securities and the end of the pre-funding period.

     o    Either the characteristics of the obligations added to the trust during the pre-funding period must be monitored by an independent insurer or other independent credit support provider, or an independent accountant must furnish a letter, prepared using the same type of procedures as were applicable to the obligations which were transferred to the trust as of the closing date of the initial offering of securities, stating whether or not the characteristics of the additional obligations conform to the characteristics described in the prospectus or prospectus supplement.

     o    The pre-funding period must end no later than three months, or 90 days if later, after the closing date of the initial issuance of securities, or earlier in certain circumstances if the unused balance in the pre-funding account falls below a specified minimum level or an event of default occurs.

     o    Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are described in the pooling and servicing agreement, are permitted by the Exemption Rating Agencies rating the securities and have been rated, or the obligor has been rated, in one of the three highest generic rating categories by one of the Exemption Rating Agencies or else are either direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States.

     o    The prospectus or prospectus supplement must describe the duration of the pre-funding period.

     o    The trustee, or any agent with which the trustee contracts to provide trust services, must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA and the trustee, as legal owner of the assets of the trust, must enforce all the rights created in favor of Securityholders of the trust, including ERISA plans.

     Additional Conditions for the Underwriters' Exemptions. If the requirements applicable to the trust and pre-funding account are met, the Underwriters'
Exemptions will apply to a particular transaction only if the transaction meets the following additional conditions:

     o    The acquisition of securities by an ERISA Plan, a Keogh Plan, an IRA or a related investment vehicle is on terms, including price, that are at least as favorable to the buyer as they would be in an arm's-length transaction with an unrelated party.

                                      105

     o    The rights and interests evidenced by the securities acquired by the
          ERISA Plan, Keogh Plan, IRA or related investment vehicle are not subordinated to the rights and interests evidenced by other securities of the same trust unless none of the mortgage loans or other assets has a Loan-to-Value Ratio that exceeds 100% as of the date of the issuance of the securities.

     o    The securities acquired by the ERISA Plan, Keogh Plan, IRA or related investment vehicle have received a rating that is in one of four highest generic rating categories from the Exemption Rating Agencies.
          However, the securities must be rated in one of the two highest generic categories by the Exemption Rating Agencies if the
          Loan-to-Value Ratio of any one-to four-family residential mortgage loan held in the trust exceeds 100% at the date of issuance of the certificates. However, in that case the Underwriters' Exemptions will not apply (a) to any of the certificates if (x) any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan) has an Loan-to-Value Ratio that exceeds
          100% at the date of issuance of the certificates or (y) any one- to four-family residential mortgage loan has an Loan-to-Value Ratio that exceeds 125% at the date of the issuance of the certificates or (b) to any subordinate certificates.

     o    The trustee of the trust is not an affiliate of the trust sponsor, any servicer, any underwriter, any insurer or any obligor with respect to obligations or receivables constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of securities, or any affiliate of any of these entities.

     o    The sum of all payments made to and retained by the underwriter(s) or selling agents must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the sponsor pursuant to the assignment of the assets to the trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by all servicers must represent not more than reasonable compensation for such persons' services and reimbursement of such person's reasonable expenses in connection with such services.

     o    The investing ERISA plan, Keogh plan, IRA or related investment vehicle must be an accredited investor as defined in Rule 501(a)(1) of
          Regulation D of the Commission under the Securities Act of 1933, as amended.

     o    In the case of certain types of trusts, the documents establishing the trust and governing the transaction must contain provisions as described in the Underwriters' Exemptions that are intended to protect the assets of the trust from creditors of the Depositor.

     The Underwriters' Exemption permits interest-rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

     An interest-rate swap or (if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a "swap" or "swap agreement") is a permitted trust fund asset if it: (a) is an "eligible swap;" (b) is with an
"eligible counterparty;" (c) is purchased by a "qualified plan investor;" (d)
meets certain additional specific conditions which depend on whether the swap is a "ratings dependent swap" or a "non-ratings dependent swap" and (e) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

     An "eligible swap" is one which: (a) is denominated in U.S. dollars; (b)
pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of
Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all

                                      106

simultaneous payments being netted ("allowable interest rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("allowable notional amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("leveraged"); (e)
has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f)
does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

     An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable exemption rating agency.

     A "qualified plan investor" is a plan where the decision to buy such class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under PTCE 84-14, (b) an "in-house asset manager" under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

     In "ratings dependent swaps" (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and
Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the
Underwriters' Exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

     "Non-ratings dependent swaps" (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.

     An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and
Derivatives Association, Inc. (ISDA) form, the EYS Agreement may

                                      107

only be held as an asset of the trust fund if it meets the following conditions:
(a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate;
(c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e)
it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

     Limits on Scope of the Underwriters' Exemptions. The Underwriters'
Exemptions will not provide complete exemptive relief even where a trust satisfies all of the conditions applicable to the trust and all of the general conditions are met. It does not provide relief for the purchase of securities from, or the sale of securities to, a party in interest or disqualified person where the party in interest or disqualified person is a fiduciary of the purchaser or seller in which the fiduciary receives consideration for its personal account from any party other than the purchaser or the seller.

     The Underwriters' Exemptions also will not provide exemptive relief for the purchase and holding of securities by a fiduciary on behalf of a plan sponsored by the trust's sponsor, the trustee, any insurer, any servicer, any obligor with respect to obligations or receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of the securities, and any affiliate of any of these entities. The Underwriters' Exemptions generally provides exemptive relief in other cases for the purchase of securities from, or the sale of securities to, a party in interest or disqualified person where the party in interest or disqualified person is a fiduciary of the purchaser or seller and is also an obligor with respect to 5% or less of the fair market value of obligations or receivables contained in the trust or an affiliate only when the following additional conditions are met:

     o    The purchaser or seller is not an ERISA plan, an IRA or a Keogh plan that is sponsored by an underwriter or selling agent, a trust's sponsor, the trustee, any insurer, any servicer or any obligor with respect to obligations or receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of the securities, or any affiliate of any of these entities.

     o    Solely in the case of initial issuance of securities, at least 50% of each class of securities issued by the trust is acquired by persons independent of the underwriters or selling agents, the trust's sponsor, the trustee, any insurer, any servicer, any obligor with respect to obligations or receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of the securities, and any affiliate of any of these entities.

     o    The purchaser's investment in each class of securities issued by the trust does not exceed 25% of all of the securities in such class outstanding at the time of the issuance.

     o    Immediately after the acquisition, no more than 25% of the purchaser's assets are invested in securities issued by trusts containing assets sold or serviced by an entity that has discretionary authority or over the purchaser or renders investment advice to the purchaser for a fee.

     The Underwriters' Exemptions provide relief for transactions in connection with the servicing, operation and management of a trust only if:

     o    The transactions are carried out in accordance with the terms of a binding pooling and servicing agreement.

     o    The pooling and servicing agreement is provided to, or fully described in the prospectus or offering memorandum provided to, investing ERISA plans, Keogh plans, IRAs and related investment vehicles before they purchase securities issued by the trust.

                                      108

     Statutory Exemption for Insurance Company General Accounts. Insurance
companies contemplating the investment of general account assets in securities should consult with their legal advisors with respect to the applicability of
Section 401(c) of ERISA. The United States Department of Labor issued final regulations under Section 401(c) which were published in the Federal Register on
January 5, 2000, but these final regulations are generally not applicable until
July 5, 2001.

CONSULTATION WITH COUNSEL

     There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the Depositor, the Trustee, the Servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

GOVERNMENT PLANS

     Government plans are generally not subject to the fiduciary standards of
ERISA or the prohibited transaction rules of ERISA or the Code. However, many states have enacted laws which established standards of fiduciary conduct, legal investment rules, or other requirements for investment transactions involving the assets of government plans. If you are considering investing in securities on behalf of a government plan, you should consult with your advisors regarding the requirements of applicable state law.

REQUIRED DEEMED REPRESENTATIONS OF INVESTORS

     Any purchaser of the Certificates will be deemed to have represented that either (a) it is not an ERISA Plan, an IRA or a Keogh Plan and is not purchasing such securities by or on behalf of or with plan assets of an ERISA Plan, an IRA or a Keogh Plan or (b) the purchase of any such securities by or on behalf of or with plan assets of an ERISA Plan, an IRA or a Keogh Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under
ERISA or Section 4975 of the Code and will not subject the Servicer, the
Depositor or the Trustee to any obligation in addition to those undertaken in the related Agreement. A fiduciary of a Plan or any person investing plan assets to purchase securities must make its own determination that the conditions for purchase will be satisfied with respect to such securities.

     THIS DISCUSSION IS A GENERAL DISCUSSION OF SOME OF THE RULES WHICH APPLY TO
ERISA PLANS, KEOGH PLANS, IRAS, GOVERNMENT PLANS AND THEIR RELATED INVESTMENT
VEHICLES. PRIOR TO MAKING AN INVESTMENT IN SECURITIES, PROSPECTIVE PLAN
INVESTORS SHOULD CONSULT WITH THEIR LEGAL AND OTHER ADVISORS CONCERNING THE
IMPACT OF ERISA AND THE CODE AND, PARTICULARLY IN THE CASE OF GOVERNMENT PLANS
AND RELATED INVESTMENT VEHICLES, ANY ADDITIONAL STATE LAW CONSIDERATIONS, AND
THE POTENTIAL CONSEQUENCES IN THEIR SPECIFIC CIRCUMSTANCES.

                            LEGAL INVESTMENT MATTERS

     Each class of Certificates offered hereby and by the related Prospectus
Supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related
Prospectus Supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
Act of 1984 ("SMMEA"), and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United
States or of any State

                                      109

whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain States have enacted legislation which overrides the preemption provisions of SMMEA.
SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12
U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     On April 23, 1998, the Federal Financial Institutions Examination Council
issued a revised supervisory policy statement (the "1998 Policy Statement")
applicable to all depository institutions, setting forth guidelines for investments in "high-risk mortgage securities". The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the
Currency, the FDIC, the National Credit Union Administration (the "NCUA") and
the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998
Policy Statement eliminates former constraints on investing in certain
"high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

     The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletins
73a, entitled "Investing in Complex Securities" ("TB 73a"), which is effective as of December 18, 2001 and applies to savings associations regulated by the
OTS, and 13a, entitled "Management of Interest Rate Risk, Investment Securities,
and Derivatives Activities" ("TB 13a"), which is effective as of December 1,
1998, and applies to thrift institutions regulated by the OTS.

     One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and OTS may require divestiture of such securities. OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB
13a, "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any
"plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all Classes of the Offered
Certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance

                                      110

on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a. With respect to collateralized loan or bond obligations, TB 73a also requires that the savings associations meet similar requirements with respect to the underlying collateral, and warns that investments that are not fully rated as to both principal and interest do not meet OTS regulatory requirements.

     One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB
13a recommends that the use of "complex securities with high price sensitivity"
be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

     Prospective investors in the Certificates, including in particular the classes of Certificates that do not constitute "mortgage related securities" for purposes of SMMEA should consider the matters discussed in the following paragraph.

     There may be other restrictions on the ability of certain investors either to purchase certain classes of Offered Certificates or to purchase any class of
Offered Certificates representing more than a specified percentage of the investors' assets. The Depositor will make no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Certificates.
Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                                 USE OF PROCEEDS

     Substantially all of the net proceeds to be received from the sale of
Certificates will be applied by the Depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the Mortgage Loans in the respective Mortgage Pools and to pay other expenses. The Depositor expects that it will make additional sales of securities similar to the Offered
Certificates from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHODS OF DISTRIBUTION

     The Certificates offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below.
The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the
Depositor from such sale.

     The Depositor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the

                                      111

Offered Certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

          (1)  By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

          (2)  By placements by the Depositor with institutional investors through dealers; and

          (3)  By direct placements by the Depositor with institutional investors.

     If underwriters are used in a sale of any Offered Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Depositor whose identities and relationships to the Depositor will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of the Offered Certificates of a particular series will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

     In connection with the sale of the Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of such Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of
Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

     It is anticipated that the underwriting agreement pertaining to the sale of
Offered Certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

     The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of
Offered Certificates of such series.

     The Depositor anticipates that the Certificates offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters"
within the meaning of the Securities Act in connection with reoffers and sales by them of such Certificates. Holders of Offered Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                  LEGAL MATTERS

     Certain legal matters, including certain federal income tax matters, in connection with the Certificates of each series will be passed upon for the
Depositor by Thacher Proffitt & Wood LLP, New York, New York.

                                      112

                              FINANCIAL INFORMATION

     A new Trust fund will be formed with respect to each series of
Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of
Certificates. Accordingly, no financial statements with respect to any Trust
Fund will be included in this Prospectus or in the related Prospectus
Supplement.

                                     RATING

     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated.
As a result, Certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

                              AVAILABLE INFORMATION

     The Depositor is subject to the informational requirements of the
Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the
"Commission"). Such reports and other information filed by the Depositor can be inspected and copied at the public reference facilities maintained by the
Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington,
D.C. 20549. Copies of such material can also be obtained from the Public
Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C.
20549, at prescribed rates and electronically through the Commission's
Electronic Data Gathering, Analysis and Retrieval System at the Commission's Web
site (http:\\www.sec.gov). The Depositor does not intend to send any financial reports to Certificateholders (as defined herein).

     This Prospectus does not contain all of the information set forth in the
Registration Statement (of which this Prospectus forms a part) and exhibits thereto which the Depositor has filed with the Commission under the Securities
Act of 1933 and to which reference is hereby made.

                          REPORTS TO CERTIFICATEHOLDERS

     The Trustee will mail monthly reports concerning each Trust Fund to all registered holders of Certificates (the "Certificateholders") of the related series. With respect to each series of Certificates, Certificateholders will be referred to as the "Certificateholders". See "Description of the
Certificates--Reports to Certificateholders".

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     These are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of Securities offered hereby evidencing interest therein. The
Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the

                                      113

offering of one or more classes of Certificates offered hereby, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive office at 2020 East First Street, Suite 100, Santa Ana, California 92705, or by
telephone at (949) 790-8300. The Depositor has determined that its financial statements are not material to the offering of any Securities offered hereby.

                                      114

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                            Page
                                                                            ----
1998 Policy Statement:.......................................................110
Accrual Certificates:.........................................................34
Accrued Certificate Interest:.................................................34
Affiliated Sellers:...........................................................11
ARM Loans:....................................................................12
Balloon Loans:................................................................13
Balloon Payment:..............................................................13
Bankruptcy Code:..............................................................64
Bankruptcy Loss:..............................................................38
Bankruptcy Losses:............................................................42
Beneficial Owner:.............................................................27
Buydown Account:..............................................................15
Buydown Agreement:............................................................31
Buydown Funds:................................................................15
Buydown Mortgage Loans:.......................................................15
Buydown Period:...............................................................15
CERCLA:.......................................................................69
Certificate Account:..........................................................29
Certificate Register:.........................................................27
Certificate Registrar:........................................................26
Certificate:..................................................................49
Certificateholder:............................................................26
Certificateholders:..........................................................113
Closing Date:.................................................................78
Code:.........................................................................76
Commission:..................................................................113
Committee Report:.............................................................78
Conservation Act:.............................................................70
Contingent Payment Regulations:...............................................99
Contracts:....................................................................11
Contributions Tax:............................................................89
Convertible Mortgage Loan:....................................................15
Crime Control Act:............................................................75
Cut-off Date:.................................................................15
Debt Service Reduction:.......................................................42
Defaulted Mortgage Loss:......................................................38
Deferred Interest:............................................................13
Deficient Valuation:..........................................................42
Deleted Mortgage Loan:........................................................18
Depositor:....................................................................11
Designated Seller Transaction:................................................12
Determination Date:...........................................................33
DIDMC:........................................................................75
Direct Puerto Rico Mortgage:..................................................28
DTC Registered Certificates:..................................................27
DTC:..........................................................................27
Due Period:...................................................................36
Endorsable Puerto Rico Mortgage:..............................................28
Environmental Lien:...........................................................70

                                      115

ERISA:.........................................................................9
Excess Interest:..............................................................39
Extraordinary Losses:.........................................................38
FDIC:.........................................................................11
FHA Loans:....................................................................11
FHA:..........................................................................11
FHLMC:........................................................................17
Financial Guaranty Insurance Policy:..........................................39
FIRREA:.......................................................................16
FNMA:.........................................................................17
Fraud Loss:...................................................................38
FTC Rule:.....................................................................69
Grantor Trust Certificates:...................................................76
Grantor Trust Fractional Interest Certificate:................................93
Grantor Trust Fund:...........................................................76
Grantor Trust Strip Certificate:..............................................93
Holder:.......................................................................26
Housing Act:..................................................................17
Index:........................................................................12
Installment Contract:.........................................................72
Insurance Proceeds:...........................................................30
Insurer:......................................................................39
Intermediaries:...............................................................27
IRS:..........................................................................76
Issue Premium:................................................................84
Letter of Credit Bank:........................................................41
Letter of Credit:.............................................................41
Liquidated Mortgage Loan:.....................................................23
Liquidation Proceeds:.........................................................30
Loan-to-Value Ratio:..........................................................14
Lock-out Expiration Date:.....................................................14
Lock-out Period:..............................................................14
Manufactured Homes:...........................................................11
Manufacturer's Invoice Price:.................................................14
Master Servicer:..............................................................19
Mortgage Loans:...............................................................11
Mortgage Notes:...............................................................11
Mortgage Pool:................................................................11
Mortgage Rate:................................................................12
Mortgages:....................................................................11
NBRC:.........................................................................65
NCUA:........................................................................110
Net Mortgage Rate:............................................................54
Nonrecoverable Advance:.......................................................36
Note Margin:..................................................................12
Offered Certificates:.........................................................26
OID Regulations:..............................................................76
OOMC:.........................................................................11
OTS:..........................................................................71
Overcollateralization:........................................................39
Participants:.................................................................27
Percentage Interest:..........................................................33

                                      116

Permitted Investments:........................................................30
Pool Insurer:.................................................................31
Pooling Agreement:............................................................49
Pre-Funding Account:..........................................................35
Prepayment Assumption:........................................................78
Prepayment Interest Shortfall:................................................55
Prepayment Penalty:...........................................................14
Prohibited Transactions Tax:..................................................89
Puerto Rico Mortgage Loan:....................................................28
Purchase Obligation:..........................................................46
Purchase Price:...............................................................18
Qualified stated interest:....................................................78
Qualified Substitute Mortgage Loan:...........................................18
Rating Agency:................................................................26
Realized Losses:..............................................................38
Record Date:..................................................................33
Related Proceeds:.............................................................36
Relief Act:...................................................................74
REMIC Administrator:..........................................................76
REMIC Certificates:...........................................................76
REMIC Provisions:.............................................................76
REMIC Regular Certificates:...................................................76
REMIC Regulations:............................................................76
REMIC Residual Certificates:..................................................76
REMIC:........................................................................76
REO Mortgage Loan:............................................................23
REO Property:.................................................................21
Reserve Fund:.................................................................43
RICO:.........................................................................75
RTC:..........................................................................11
Securities Act:..............................................................112
Sellers:......................................................................12
Senior Certificates:..........................................................26
Senior Liens:.................................................................13
Senior/Subordinate Series:....................................................26
Servicing Standard:...........................................................20
Single Family Loans:..........................................................11
Single Family Property:.......................................................11
SMMEA:.......................................................................109
Special Hazard Instrument:....................................................38
Special Hazard Insurance Policy:..............................................41
Special Hazard Insurer:.......................................................42
Special Hazard Loss:..........................................................38
Special Hazard Losses:........................................................41
Special Servicer:.............................................................22
Spread:.......................................................................11
Strip Certificates:...........................................................26
Subordinate Certificates:.....................................................26
Subservicer:..................................................................21
Subservicers:.................................................................15
Tiered REMICs:................................................................77
Title V:......................................................................73

                                      117

Title VIII:...................................................................73
Trust Fund Assets:............................................................11
Trust Fund:...................................................................11
Trustee:......................................................................15
Unaffiliated Sellers:.........................................................11
United States person:.........................................................92
Value:........................................................................14

                                      118

================================================================================

                          $1,166,400,000 (APPROXIMATE)

                      OPTION ONE MORTGAGE LOAN TRUST 2005-3

                   OPTION ONE MORTGAGE ACCEPTANCE CORPORATION
                                    Depositor

                       [OPTION ONE MORTGAGE LOGO OMITTED]

                         OPTION ONE MORTGAGE CORPORATION
                         Originator and Master Servicer

                    ASSET-BACKED CERTIFICATES, SERIES 2005-3

                                   ----------

                              PROSPECTUS SUPPLEMENT

                                   ----------

BANC OF AMERICA SECURITIES LLC                             RBS GREENWICH CAPITAL
                  (Joint Lead Managers and Joint Book-Runners)

BNP PARIBAS                                                            CITIGROUP
JPMORGAN                                                         LEHMAN BROTHERS

                        H&R BLOCK FINANCIAL ADVISORS INC.
                                  (Co-Managers)

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Asset-Backed Certificates, Series 2005-3 in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Asset-Backed Certificates, Series 2005-3 and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the
Asset-Backed Certificates, Series 2005-3 will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                                  JULY 13, 2005

================================================================================